EXHIBIT 10.25



                        CREDIT AGREEMENT dated as of March 21, 1997, among the
                  Borrower, the Lenders, the Agent, the Fronting Bank and the Swingline Lender (each such term and each other term used but not defined in this introductory statement having the meaning assigned thereto in Article I).


            The Borrower will be recapitalized pursuant to a series of transactions in which (a) TA Operating Corporation, a Delaware corporation ("TA") that is currently indirectly wholly owned by the Borrower through TA Holdings Corporation, a Delaware corporation ("TA Holdings"), will become a direct wholly owned subsidiary of the Borrower and TA Holdings will merge with and into the Borrower, (b) TA Franchise Systems Inc., a Delaware corporation ("TAFSI") that is currently indirectly wholly owned by the Borrower through TA Holdings and TA, will become a direct wholly owned subsidiary of the Borrower,
(c) National Auto/Truckstops, Inc., a Delaware corporation ("National") that is a direct wholly owned subsidiary of the Borrower, will repay in full (i) all amounts outstanding under the National Credit Agreement and (ii) the National Subordinated Notes and (d) TA will repay in full (i) all amounts outstanding under the TA Credit Agreement and (ii) the TA Subordinated Notes. The foregoing transactions are referred to herein collectively as the "Recapitalization".

            In connection with the Recapitalization, (a) the Borrower will issue the Subordinated Notes, (b) the Borrower will issue the Tranche A Exchange Notes in exchange for (i) $65,000,000 aggregate principal amount of the National Senior Notes and (ii) $20,500,000 aggregate principal amount of the TA Senior Notes and (c) the Borrower will make capital contributions or advances to National and TA in amounts sufficient to enable them to pay their respective Existing Indebtedness, to redeem certain TA Senior Notes, to pay accrued interest relating to all of the foregoing and to pay related expenses.

            The Borrower has requested the Lenders to extend credit in the form of (a) Term Loans in an aggregate principal amount of $80,000,000, (b) Swingline Loans, at any time and from time to time prior to the Revolving Credit Maturity Date, in an aggregate principal amount at any time outstanding not in excess of $5,000,000 and (c) Revolving Loans, at any time and from time to time prior to the Revolving Credit Maturity Date, in an aggregate principal amount at any time outstanding not in excess of $40,000,000 MINUS the sum of (i) the aggregate principal amount of Swingline Loans outstanding at such time and (ii) the LC Exposure at such time. The Borrower has requested the Fronting Bank to issue Letters of Credit, in an aggregate face amount at any time outstanding not in excess of $20,000,000, to be used solely for general corporate purposes in the ordinary course of business of the Borrower and its subsidiaries. The proceeds of the Term Loans, together with the net proceeds of the issuance of the Subordinated Notes and a portion of the Borrower's excess cash, are to be used solely (a) to repay in full (i) all the Existing Indebtedness and (ii) $4,500,000 aggregate principal amount of the TA Senior Notes, including, in each case, the payment of accrued interest with respect thereto, (b) to pay all accrued interest with respect to the National Senior Notes and the TA Senior Notes to be exchanged for the Tranche A Exchange Notes, (c) to fund certain operator lease repurchase costs (including the repurchase of all shares of the Borrower's Common Stock held by such operators), inventory purchases and anticipated capital expenditures of the Borrower and its subsidiaries and (d) to pay the fees and expenses incurred in connection with the Recapitalization and to pay certain other related expenses. The proceeds of the Swingline Loans and the Revolving Loans are to be used solely for general corporate purposes of the Borrower and its subsidiaries.




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            The Lenders and the Swingline Lenders are willing to extend such credit to the Borrower and the Fronting Bank is willing to issue Letters of Credit for the account of the Borrower, in each case on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:


                                ARTICLE I

                               DEFINITIONS

            SECTION 1.01. DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings specified below:

            "ABR Borrowing" shall mean a Borrowing comprised of ABR Loans.

            "ABR Loan" shall mean any ABR Term Loan or ABR Revolving Loan.

            "ABR Revolving Loan" shall mean any Revolving Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

            "ABR Spread" shall mean (a) in the case of Term Loans, 2.00% per annum and (b) in the case of Revolving Loans, 1.50% per annum, in each case subject to adjustment pursuant to Section 2.06(c).

            "ABR Term Loan" shall mean any Term Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

            "Accredited Lessee" shall have the meaning assigned to such term in the Senior Note Purchase Agreements as in effect on the date hereof.

            "Adjusted LIBO Rate" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the product (a) the LIBO Rate in effect for such Interest Period and (b) Statutory Reserves. For purposes hereof, the term "LIBO Rate" shall mean the rate (rounded upwards, if necessary, to the next 1/16 of 1%) at which dollar deposits approximately equal in principal amount to the Agent's portion of such Eurodollar Borrowing and for a maturity comparable to such Interest Period are offered to the principal London office of the Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

            "Administrative Fees" shall have the meaning assigned to such term in Section 2.05(b).

            "Administrative Questionnaire" shall mean an Administrative Questionnaire in the form of Exhibit A.

            "Affiliate" shall mean, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

            "Agent" shall mean The Chase Manhattan Bank, a New York banking corporation, in its capacity as agent for the Lenders.



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            "Alternate Base Rate" shall mean, for any day, a rate per annum
(rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of
(a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof, the term "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Agent as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced as being effective. The term "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) Statutory Reserves and
(b) the Assessment Rate. The term "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day) or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market the quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it. The term "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York or, if such rate is not so published for any day that is a Business Day, the average of quotations for the day of such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it. If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate or both for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) or (c), or both, of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

            "Ancillary Agreements" shall mean the TA Ancillary Agreements and the National Ancillary Agreements.

            "Applicable Percentage" of any Participating Lender shall mean the percentage of the aggregate Revolving Credit Commitments represented by such Participating Lender's Revolving Credit Commitment.

            "Assessment Rate" shall mean for any date the annual rate (rounded upwards, if necessary, to the next 1/100 of 1%) most recently estimated by the Agent as the then-current net annual assessment rate that will be employed in determining amounts payable by the Agent to the Federal Deposit Insurance Corporation (or any successor) for insurance by such Corporation (or such successor) of time deposits made in dollars at the Agent's domestic offices.

            "Asset Purchase Agreements" shall mean the TA Asset Purchase Agreement and the National Asset Purchase Agreement.




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            "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Agent, in the form of Exhibit B or such other form as shall be approved by the Agent.

            "Assignments of Leases and Rents" shall mean the Assignments of Leases and Rents, each substantially in the form of Exhibit C, between the Borrower and the Collateral Agent.

            "Board" shall mean the Board of Governors of the Federal Reserve System of the United States.

            "Borrower" shall mean TravelCenters of America, Inc., a Delaware corporation.

            "Borrowing" shall mean a group of Loans of a single Type made by the Lenders on a single date and as to which a single Interest Period is in effect.

            "Business Day" shall mean any day (other than a Saturday, Sunday or legal holiday in the State of New York) on which banks are open for business in New York City; PROVIDED, HOWEVER, that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

            "Capital Expenditures" shall mean, for any period, the sum of all amounts that would, in accordance with GAAP, be included as additions to property, plant and equipment and other capital expenditures on a consolidated statement of cash flows for the Borrower and its subsidiaries during such period (including the amount of assets leased under any Capital Lease Obligation). Notwithstanding the foregoing, the term "Capital Expenditures" shall not include
(a) capital expenditures in respect of the reinvestment of sales proceeds, insurance proceeds and condemnation proceeds received by the Borrower or its subsidiaries in connection with the sale, transfer or other disposition of the Borrower's or its subsidiaries' business units, assets or properties, if (as contemplated in the definition of the term "Prepayment Event") such reinvestment (including, in the case of insurance proceeds, reinvestment in the form of restoration or replacement of damaged property) shall have resulted in the event giving rise to the receipt of such amounts not being considered a "Prepayment Event" as contemplated in the definition of such term, or (b) Transition Capital Expenditures made during such period.

            "Capital Lease Obligations" of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

            "Cash Interest Expense" shall mean, for any period, the net interest expense of the Borrower and its subsidiaries for such period determined on a consolidated basis in accordance with GAAP, excluding (a) any fees and expenses payable or amortized during such period by the Borrower or its subsidiaries in connection with the Transactions and (b) any interest on the Subordinated Notes not paid in cash prior to maturity of the Subordinated Notes. For purposes of the foregoing, net interest expense shall be determined after giving effect to any net payments made or received by the Borrower with respect to Rate Protection Agreements.




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            "Casualty" shall have the meaning assigned to such term in Section 9 of the Guarantee Agreement.

            "CERCLA" shall have the meaning assigned to such term in the definition of the term "Environmental and Safety Laws".

            A "Change in Control" shall be deemed to have occurred if:

            (a) any Person or group (within the meaning of Rule 13d-5 of the Securities and Exchange Commission as in effect on the date hereof), other than (i) the Institutional Investors (including the First Boston Entities (as defined below)) or (ii) the Management Purchasers and their Permitted Transferees (as set forth in Section 2(b) of the Stockholders Agreement), shall directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, have the ability to elect a majority of the board of directors of the Borrower;

            (b)(i) the Institutional Investors (including the First Boston Entities) or (ii) the First Boston Entities, respectively, shall cease to own in the aggregate, directly or indirectly, beneficially and of record, shares representing at least 65% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower held by such Persons on the date hereof, PROVIDED that such 65% shall be reduced by the dilution suffered by such Persons as a result of any issuance by the Borrower after the Closing Date of any capital stock representing ordinary voting power (A) for fair value for cash to non-Affiliates of the applicable parties under clause (i) or (ii) above, as the case may be, or (B) to its employees to the extent that the shares issued to such employees do not exceed 15% of the then-outstanding capital stock having ordinary voting power;

            (c) any Person or group (within the meaning of Rule 13d-5 of the Securities and Exchange Commission as in effect on the date hereof), other than the Institutional Investors (including the First Boston Entities), shall own directly or indirectly, beneficially or of record, shares representing more than the lesser at any time of (i) 35% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower and (ii) the percentage of the aggregate ordinary voting power represented by the shares owned directly or indirectly, beneficially or of record, by the Institutional Investors (including the First Boston Entities) at such time;

            (d) a majority of the seats (other than vacant seats) on the board of directors of the Borrower shall at any time be occupied by Persons who were neither (i) nominated by the Institutional Investors (including the First Boston Entities) or the Management Purchasers and their Permitted Transferees nor (ii) elected by directors so nominated;

            (e) any "Change in Control" (however denominated) shall have occurred under the Tranche A Exchange Note Purchase Agreements or the Subordinated Note Indenture;

            (f) the Borrower shall cease to own and control directly, of record and beneficially, 100% of each class of outstanding capital stock of each Guarantor and TAFSI free and clear of all Liens (other than any Liens created under the Pledge Agreement);

            (g) either Guarantor or TAFSI shall issue any class of capital stock (or security convertible into any of its capital stock) that is not pledged to the Collateral Agent for the ratable benefit of the Secured Parties.



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For purposes of this definition, the term "First Boston Entities" shall mean
Credit Suisse First Boston Corporation, The Clipper Group, L.P., Merchant Truckstops, L.P., Clipper Capital Associates, L.P. and Clipper/Merchant I, L.P. and their Affiliates and any of their designees on the Closing Date. For purposes of clause (b) of this definition, the Convertible Preferred Stock and the Senior Convertible Participating Preferred Stock shall be deemed to constitute capital stock with ordinary voting power. For purposes only of clauses (a), (c) and (d) of this definition, the term "Institutional Investor" shall be deemed to include any other holder or holders of shares of the Borrower having ordinary voting power if any Institutional Investor or First Boston Entity (other than an Institutional Investor deemed to be an Institutional Investor solely by virtue of this provision) shall hold the irrevocable general proxy of each such holder in respect of the shares held by such holder.

            "Class" (a) when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Term Loans, (b) when used in reference to any Commitment, refers to whether such Commitment is a Revolving Credit Commitment or a Term Loan Commitment and (c) when used in reference to any Lender, refers to whether such Lender is a Term Lender or a Revolving Lender.

            "Closing Date" shall mean the date of the first Borrowing hereunder.

            "Code" shall mean the Internal Revenue Code of 1986, or any successor statute thereto, as the same may be amended from time to time.

            "Collateral" shall mean all the "Collateral" as defined in any Security Document and shall also include the Lockbox Collateral and the Mortgaged Properties.

            "Collateral Account" shall have the meaning given such term in the Collateral Account Agreement.

            "Collateral Account Agreement" shall mean the Collateral Account Agreement, substantially in the form of Exhibit D, between the Borrower and the Collateral Agent for the benefit of the Secured Parties.

            "Collateral Agent" shall mean The Chase Manhattan Bank, as Collateral Agent under the Intercreditor Agreement, the Security Documents and the Guarantee Agreement.

            "Collateral Assignment" shall mean the Collateral Assignment, substantially in the form of Exhibit E, from the Borrower, TAFSI and the Guarantors to the Collateral Agent, providing for the assignment to the Collateral Agent of the Environmental Agreements, the Ancillary Agreements, the Franchise Agreements, the Rate Protection Agreements and certain other agreements specified in such Collateral Assignment.

            "Commitment" shall mean, with respect to each Lender, such Lender's Term Loan Commitment and Revolving Credit Commitment.

            "Commitment Fee" shall have the meaning assigned to such term in
Section 2.05(a).

            "Common Stock" shall have the meaning assigned to such term in
Section 4.20.

            "Condemnation Proceeds" shall have the meaning assigned to such term in Section 9 of the Guarantee Agreement.



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            "Confidential Information Memorandum" shall mean the Confidential
Information Memorandum of the Borrower dated February 1997.

            "Consolidated Net Worth" shall mean, at any date, on a consolidated basis for the Borrower and its subsidiaries, (a) the sum of (i) common stock taken at par or stated value, (ii) preferred stock (other than preferred stock that is mandatorily redeemable on or prior to the first anniversary of the latest final maturity of the then outstanding Tranche A Exchange Notes) taken at its liquidation value, (iii) capital surplus relating to common stock and (iv) retained earnings (or deficit) at such date minus (b) the sum of treasury stock at such date (other than treasury stock repurchased pursuant to Section 7.06), all determined in accordance with GAAP and after giving effect to all adjustments required thereby, but excluding any adjustments required by purchase accounting.

            "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "Controlling" and "Controlled" shall have meanings correlative thereto.

            "Convertible Preferred Stock" shall mean the convertible perpetual preferred stock of the Borrower, par value $.01 per share, which stock is convertible into the Common Stock of the Borrower.

            "Credit Event" shall have the meaning assigned to such term in
Article V.

            "Current Assets" as of any date shall mean the total assets that would properly be classified as current assets of the Borrower and its subsidiaries on a consolidated basis as of such date in accordance with GAAP.

            "Current Liabilities" as of any date shall mean the total liabilities that would properly be classified as current liabilities (other than the current portion of Funded Debt) of the Borrower and its subsidiaries on a consolidated basis as of such date in accordance with GAAP.

            "Default" shall mean any event or condition that upon notice, lapse of time or both would constitute an Event of Default.

            "Default Rate" shall have the meaning assigned to such term in
Section 2.07.

            "dollars" or "$" shall mean lawful money of the United States.

            "EBITDA" with respect to the Borrower and its subsidiaries for any period shall mean the sum of (a) Net Income for such period, (b) all Federal, state, local and foreign income taxes deducted in determining such Net Income,
(c) interest expense deducted in determining such Net Income, (d) depreciation, amortization and other noncash charges deducted in determining such Net Income and (e) to the extent deducted in determining such Net Income with respect to any fiscal quarter ending on or prior to December 31, 2000, transition costs paid during such period, PROVIDED that the aggregate amount of all transition costs incurred after the Closing Date and permitted to be added back to Net Income pursuant to this definition shall not exceed $11,000,000. For the purposes of calculating the Interest Expense Coverage Ratio, the term "EBITDA" shall not include the gain on the initial sale of assets to any lessee in connection with the leasing of any Truckstop in accordance with Section 7.08.




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            "Environmental Agreements" shall mean (a) the Environmental
Agreement dated as of July 22, 1993 (as amended, supplemented or otherwise modified from time to time), among BP Exploration & Oil Inc., TA and certain other parties and (b) the Environmental Agreement dated as of November 23, 1992 (as amended, supplemented or otherwise modified from time to time), between Union Oil Company of California and National.

            "Environmental and Safety Laws" shall mean any and all applicable current and future treaties, laws, regulations, enforceable requirements, binding determinations, orders, decrees, judgments, injunctions, permits, approvals, authorizations, licenses, permissions, notices or binding agreements issued, promulgated or entered by any Governmental Authority, relating to the environment, to employee health or safety as it pertains to the use or handling of, or exposure to, Hazardous Substances, to preservation or reclamation of natural resources or to the management, release or threatened release of contaminants or noxious odors, including the Hazardous Materials Transportation Act, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 ("CERCLA"), the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and the Hazardous and Solid Waste Amendments of 1984, the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, the Clean Air Act of 1970, as amended, the Toxic Substances Control Act of 1976, the Occupational Safety and Health Act of 1970, as amended, the Emergency Planning and Community Right-to-Know Act of 1986, the Safe Drinking Water Act of 1974, as amended, and any similar or implementing state or local laws and all amendments or regulations promulgated thereunder.

            "Environmental Claim" shall mean any written notice of any Governmental Authority alleging potential liability for damage to the environment or by any Person alleging potential liability for personal injury (including sickness, disease or death), in either case, resulting from or based upon (a) the presence or Release (including intentional and unintentional, negligent and nonnegligent, sudden or nonsudden, accidental or nonaccidental leaks or spills) of any Hazardous Substance at, in or from the property, whether or not owned or leased by the Borrower or a Guarantor or (b) any other circumstances forming the basis of any violation, or alleged violation, of any Environmental and Safety Law.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, or any successor statute, together with the regulations thereunder, as the same may be amended from time to time.

            "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that is, was or hereafter becomes a member of a group of which the Borrower is a member and which is treated as a single employer under Section 414 of the Code.

            "Eurodollar Borrowing" shall mean a Borrowing comprised of Eurodollar Loans.

            "Eurodollar Loan" shall mean any Eurodollar Term Loan or Eurodollar Revolving Loan.

            "Eurodollar Revolving Loan" shall mean any Revolving Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.




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            "Eurodollar Term Loan" shall mean any Term Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

            "Event of Default" shall have the meaning assigned to such term in
Article VIII.

            "Excess Cash Flow" shall mean, for any period, the consolidated Net Income of the Borrower and its subsidiaries during such period PLUS, without duplication, (a) (i) the aggregate amounts deducted in determining such Net Income in respect of all deferred charges and depreciation, amortization and other noncash charges (including any interest expense other than Cash Interest Expense), (ii) all noncash losses deducted in determining such Net Income, (iii) to the extent not included in such Net Income, the aggregate amount of all income tax refunds received during such period, (iv) the principal amount of any Indebtedness incurred or assumed pursuant to Section 7.01(c) during such period,
(v) the aggregate amount of Indebtedness with respect to Capital Lease Obligations incurred pursuant to Sections 7.01(d) and 7.11(c) during such period and (vi) the net negative change, if any, in Net Working Capital during such period MINUS (b) (i) all noncash gains and credits included in such Net Income,
(ii) scheduled payments during such period of the principal of Term Loans, (iii) scheduled payments during such period of the principal of Indebtedness permitted under Section 7.01 other than the Loans (including the Tranche A Exchange Notes and the Subordinated Notes), but only to the extent that such payments cannot by their terms be reborrowed or redrawn, (iv) prepayments during such period of Term Loans pursuant to Section 2.12 and Tranche A Exchange Notes (as contemplated by Section 2.12), (v) the aggregate amount of Capital Expenditures and Transition Capital Expenditures of the Borrower and its subsidiaries made and permitted hereunder during such period (other than the amount of such Transition Capital Expenditures that were financed during such period with funds released to the Borrower from the Collateral Account), (vi) repayments during such period of the portion of Capital Lease Obligations of the Borrower and its subsidiaries not allocable to Cash Interest Expense and (vii) the net positive change, if any, in Net Working Capital during such period, in each case determined in accordance with GAAP.

            "Existing Indebtedness" shall mean the aggregate principal amount outstanding under (a) the National Credit Agreement, (b) the National Subordinated Notes, (c) the TA Credit Agreement and (d) the TA Subordinated Notes.

            "Existing Letter of Credit" shall mean cash Letter of Credit previously issued for the account of TA that (a) is outstanding on the Closing Date and (b) is listed on Schedule 1.01(b).

            "Facilities" shall mean, collectively, the Term Facility and the Revolving Facility.

            "Fees" shall mean the Administrative Fees, the Commitment Fees, the LC Fees, the fees specified in Section 2.05(c) and the fees specified in Section 3.08.

            "Financial Officer" of any corporation shall mean the chief financial officer, principal accounting officer, Treasurer or Controller of such corporation.

            "First Plaza" shall mean the First Plaza Group Trust, a trust organized under the laws of the State of New York.

            "Franchise Agreements" shall mean the Franchise Agreements pursuant to which the Franchisees have or shall become franchisees of any Guarantor or TAFSI.

            "Franchisee" shall mean each party who has executed, or will execute, a Franchise Agreement with either Guarantor or TAFSI.



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            "Fronting Bank" shall mean The Chase Manhattan Bank, a New York banking corporation, in its capacity as fronting bank for Letters of Credit.

            "Funded Debt" as to any Person shall mean all Indebtedness of such Person that matures more than one year from the date of its creation or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including all amounts of Funded Debt required to be paid or prepaid within one year from the date of its creation and, in the case of the Borrower, Indebtedness in respect of the Loans and the Swingline Loans.

            "GAAP" shall mean generally accepted accounting principles in the United States.

            "Governmental Authority" shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

            "Guarantee" of or by any Person shall mean any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; PROVIDED, HOWEVER, that the term "Guarantee" shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

            "Guarantee Agreement" shall mean the Guarantee Agreement, substantially in the form of Exhibit F, between the Guarantors and the Collateral Agent.

            "Guarantors" shall mean TA and National.

            "Hazardous Substances" shall mean any toxic, radioactive, caustic or otherwise hazardous substance, material or waste, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements, displaying any of the foregoing characteristics, including polychlorinated biphenyls ("PCBs"), asbestos or asbestos-containing material, and any substance, waste or material regulated under Environmental and Safety Laws.

            "Indebtedness" of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued expenses arising in the ordinary course of business in accordance with customary trade terms), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed by such Person, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all



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                                                                    11






obligations of such Person in respect of interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements, (j) all obligations of such Person as an account party to reimburse any bank or any other Person in respect of letters of credit and bankers' acceptances and (k) all obligations of such Person in respect of fuel-supply hedging agreements and arrangements. The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or member, other than to the extent that the instrument or agreement evidencing such Indebtedness expressly limits the liability of such Person in respect thereof pursuant to provisions and terms reasonably satisfactory to the Agent.

            "Indemnity and Subrogation Agreement" shall mean the Indemnity, Subrogation and Contribution Agreement, substantially in the form of Exhibit G, between the Borrower, the Guarantors and the Collateral Agent.

            "Institutional Investors" shall mean The Clipper Group, L.P., First Plaza, Credit Suisse First Boston Corporation, Barclays USA, Inc., Olympus Private Placement Fund, L.P., Clipper/ Merchant I, L.P., Clipper Capital Associates, L.P., National Partners, L.P., National Partners II, L.P., National Partners III, L.P., UBS Capital Corporation, The Travelers Indemnity Company, The Phoenix Insurance Co. and their respective Affiliates.

            "Insurance Proceeds" shall have the meaning assigned to such term in
Section 9 of the Guarantee Agreement.

            "Intercreditor Agreement" shall mean the Master Collateral and Intercreditor Agreement, substantially in the form of Exhibit H, among the Secured Parties and the Collateral Agent, and, from and after the incurrence of any Tranche A Exchange Note Refinancing Indebtedness pursuant to Section 7.01(g), the term "Intercreditor Agreement" shall include any intercreditor agreement entered into in connection with the incurrence of such Tranche A Exchange Note Refinancing Indebtedness.

            "Interest Expense Coverage Ratio" shall mean with respect to the Borrower and its subsidiaries on a consolidated basis, for any period, the ratio of (a) EBITDA for such period to (b) Cash Interest Expense for such period.

            "Interest Payment Date" shall mean, with respect to any Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months' duration been applicable to such Borrowing and, in addition, the date of any refinancing or conversion of such Borrowing with or to a Borrowing of a different Type.

            "Interest Period" shall mean (a) as to any Eurodollar Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter, as the Borrower may elect, and (b) as to any ABR Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be and ending on the earliest of (i) the next succeeding March 31, June 30, September 30 or December 31, (ii) the Revolving Credit Maturity Date or the Term Loan Maturity Date, as applicable, and (iii) the date such Borrowing is converted to a Borrowing of a different Type in accordance with
Section 2.10 or repaid or prepaid in accordance with Section 2.11, 2.12 or 2.13;

PROVIDED, HOWEVER, that, if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

            "Interest Rate Spreads" shall mean the ABR Spread and LIBOR Spread.

            "LC Commitment" shall mean $20,000,000, as the same may be reduced from time to time pursuant to Section 3.07. The LC Commitment shall automatically and permanently terminate on LC Maturity Date.

            "LC Disbursement" shall mean any payment or disbursement made by the Fronting Bank under or pursuant to a Letter of Credit.

            "LC Exposure" shall mean, at any time of determination, the sum of
(a) the aggregate undrawn amount of all Letters of Credit outstanding at such time and (b) the aggregate amount that has been drawn under such Letters Of Credit but for which the Fronting Bank or the Lenders, as the case may be, have not been reimbursed by the Borrower at such time.

            "LC Fee" shall have the meaning assigned to such term in Section
3.03.

            "LC Maturity Date" shall mean the fifth Business Day prior to the seventh anniversary of the Closing Date.

            "Leasehold Mortgage" shall mean any Mortgage that is a leasehold or subleasehold mortgage.

            "Lenders" shall mean the financial institutions party hereto.

            "Letters of Credit" shall mean letters of credit issued by the Fronting Bank for the account of the Borrower pursuant to Section 3.01(a).

            "Leverage Ratio" shall mean, on any date, the ratio of (a) Total Debt of the Borrower and its subsidiaries determined on a consolidated basis as of such date to (b) EBITDA of the Borrower and its subsidiaries determined on a consolidated basis for the period of four consecutive fiscal quarters most recently ended as of such date.

            "LIBOR Spread" shall mean (a) in the case of Term Loans, 3.00% per annum and (b) in the case of Revolving Loans, 2.50% per annum, in each case subject to readjustment pursuant to Section 2.06(c).

            "Lien" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, assignment for security (whether collateral or otherwise), hypothecation, encumbrance, easement, restriction, covenant, lease, sublease, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement or financing lease having substantially the same economic effect as any of the foregoing relating to such asset, (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities and (d) zoning or land use restrictions.

            "Loan Documents" shall mean this Agreement, the Intercreditor Agreement, the Security Documents, the Guarantee Agreement and the Indemnity and Subrogation Agreement.

            "Loans" shall mean the Revolving Loans and the Term Loans.

            "Lockbox Agreements" shall mean the lockbox agreements among the Borrower, TAFSI, each of the Guarantors, the Collateral Agent and a Sub-Agent (as defined in each Lockbox Agreement), substantially in the form of Annex 1 to the Security Agreement or in such other form as the Collateral Agent may specify.

            "Lockbox Collateral" shall have the meaning assigned to such term in each of the Lockbox Agreements.

            "Management Purchasers" shall mean the officers, directors or employees of the Borrower or its subsidiaries who have purchased or will purchase Common Stock of the Borrower.

            "Margin Stock" shall have the meaning assigned to such term under Regulation U.

            "Material Adverse Effect" shall mean (a) a materially adverse effect on the business, assets, operations, prospects or condition, financial or otherwise, or the material agreements of the Borrower and its subsidiaries, taken as a whole, (b) a material impairment of the ability of the Borrower, either of the Guarantors or TAFSI to perform any of its obligations under any Transaction Document to which it is or will be a party or (c) a material impairment of the rights of or benefits available to the Agent, the Fronting Bank, the Swingline Lender, the Collateral Agent or the Lenders under any Loan Document.

            "Moody's" shall mean Moody's Investors Service, Inc.

            "Mortgaged Properties" shall mean the owned real properties and leasehold and subleasehold interests of the Guarantors specified on Schedule 1.01(a).

            "Mortgages" shall mean the mortgages, deeds of trust, leasehold mortgages, leasehold deeds of trust, assignments of leases and rents (including any Assignments of Leases and Rents, substantially in the form of Exhibit C), modifications and other security documents, delivered pursuant to clause (i) of
Section 5.02(l) or pursuant to Section 6.10, each (except in the case of any leasehold Mortgage) substantially in the form of Exhibit I.

            "Multiemployer Plan" shall mean a multiemployer plan as defined in
Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of
Section 414 of the Code) is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

            "National" shall have the meaning assigned to such term in the introductory statement to this Agreement.

            "National Ancillary Agreements" shall have the meaning assigned to the term "Ancillary Agreements" in the National Asset Purchase Agreement and shall include the Bill of Sale, the Assignment and Assumption Agreement, the Non-Competition Agreement, the Office Sublease, the Credit Card Agreement, the Trademark License Agreement, the Software License

Agreement and the Services Agreement (each as defined in the National Asset Purchase Agreement).

            "National Asset Purchase Agreement" shall mean the Asset Purchase Agreement dated as of November 23, 1992, between National and Union Oil Company of California, as amended, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement.

            "National Credit Agreement" shall mean the Credit Agreement dated as of April 13, 1993 (as amended, supplemented or otherwise modified from time to time), among National, National Auto/Truckstops Holdings Corporation, the financial institutions from time to time party thereto, The Chase Manhattan Bank, as Agent and Fronting Bank, and First American National Bank, as Swingline Lender.

            "National Senior Notes" shall mean National's 8.76% Senior Secured Notes due 2002.

            "National Subordinated Notes" shall mean all of National's outstanding Senior Subordinated Notes due 2003.

            "Net Cash Proceeds" shall mean, with respect to any Prepayment Event or any issuance of equity of the Borrower or its subsidiaries, (a) the gross cash proceeds (including insurance proceeds, condemnation awards and payments from time to time in respect of installment obligations, if applicable) received by or on behalf of the Borrower or any subsidiary thereof in respect of such Prepayment Event or equity issuance, less (b) the sum of (i) in the case of a Prepayment Event, the amount, if any, of all taxes (other than income taxes) payable by the Borrower or any subsidiary thereof in connection with such Prepayment Event and the Borrower's good-faith best estimate of the amount of all income taxes payable in connection with such Prepayment Event (to the extent that such amount shall have been set aside for the purpose of paying such income taxes), (ii) in the case of a Prepayment Event that is an asset sale or disposition, (A) the amount of any reasonable reserve established in accordance with GAAP against any liabilities associated with the assets sold or disposed of and retained by the Borrower or any subsidiary thereof, PROVIDED that the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Cash Proceeds of a Prepayment Event occurring on the date of such reduction, and (B) the amount applied to repay any Indebtedness (other than the Term Loans and the Tranche A Exchange Notes) to the extent such Indebtedness is required by its terms to be repaid as a result of such Prepayment Event and (iii) reasonable and customary fees, commissions and expenses and other costs paid by the Borrower or any subsidiary thereof in connection with such Prepayment Event or equity issuance (other than those payable to the Borrower or any Affiliate of the Borrower (other than customary financial advisory fees payable to The Clipper Group, L.P. or its Affiliates in connection therewith to the extent that such fees are no greater than the financial advisory fees that a third party could have obtained for the same services after negotiation at arm's-length)), in each case only to the extent not already deducted in arriving at the amount referred to in clause (a).

            "Net Income" shall mean, for any period, the aggregate net income (or net deficit) of the Borrower and its subsidiaries determined on a consolidated basis for such period, which shall be equal to gross revenues for the Borrower and its subsidiaries determined on a consolidated basis during such period less the aggregate for the Borrower and its subsidiaries determined on a consolidated basis during such period of, without duplication, (a) cost of goods sold, (b) interest expense, (c) operating expenses, (d) selling, general and administrative expenses, (e) taxes, (f) depreciation, depletion and amortization of properties and (g) any other items that are treated as expense under GAAP, all computed in accordance with GAAP; PROVIDED, HOWEVER, that the term "Net Income" shall exclude, for all purposes other than for the purposes of calculating Consolidated Net Worth, (i) extraordinary gains or losses from the sale of assets other than in the ordinary course of business,
(ii) one-time charges taken in connection with the Recapitalization and the other Transactions and (iii) any write-up in the value of any asset.

            "Net Working Capital" shall mean, with respect to any Person and its subsidiaries on a consolidated basis at any date, (a) the sum of inventory, current receivables (including trade receivables and current rent receivables) and prepaid expenses minus (b) the sum of accrued expenses payable and trade payables, as each of such items would appear on a consolidated balance sheet of such Person and its subsidiaries as of the date of determination in accordance with GAAP.

            "Network Operator" shall mean each independent auto/truckstop operator who will lease or sublease a Truckstop from either Guarantor.

            "Obligations" shall mean all obligations defined as "Obligations" in the Guarantee Agreement and the Security Documents.

            "Offering Memorandum" shall mean the Offering Memorandum dated March 24, 1997, relating to the Subordinated Notes, as amended, supplemented or otherwise modified from time to time.

            "Operators" shall mean independent auto/truckstop operators who lease or sublease their facilities from National.

            "Outstanding Letters of Credit" shall mean at any time the Letters of Credit outstanding at such time.

            "Participating Lender" shall mean at any time any Lender with a Revolving Credit Commitment at such time.

            "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

            "Perfection Certificate" shall mean the Perfection Certificate, substantially in the form of Annex 2 to the Security Agreement, prepared by the Borrower.

            "Permitted Business Acquisition" shall mean any acquisition of assets from, or shares or other equity interests in, any Person if (a) immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom, (b) all transactions related thereto shall be consummated in accordance with applicable laws, (c) in the case of any acquisition of shares or other equity interests in any Person, such acquisition is an acquisition of 100% of the shares or other equity interests of such Person and, simultaneously with or immediately following such acquisition, such acquired Person is merged with and into one of the Guarantors and (d) neither the Borrower nor any of its subsidiaries shall assume or otherwise become liable for any Indebtedness in connection with such acquisition (except for Indebtedness permitted by Section 7.01).

            "Permitted Developer" shall have the meaning assigned to such term in Section 10 of the Guarantee Agreement.

            "Permitted Development Entity" shall be a corporation or limited partnership that does not satisfy the criteria to be considered a "subsidiary" as contemplated in the definition thereof.

            "Permitted Investments" shall mean:

            (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within three months from the date of acquisition thereof;

            (b) without limiting the provisions of paragraph (d) below, investments in commercial paper maturing within three months from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from Standard & Poor's and from Moody's;

            (c) investments in certificates of deposit, banker's acceptances and time deposits (including Eurodollar time deposits) maturing within three months from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, (i) any domestic office of the Agent or (ii) any domestic office of any other commercial bank of recognized standing organized under the laws of the United States of America or any state thereof that has a combined capital and surplus and undivided profits of not less than $250,000,000 and which is rated (or the senior debt securities of the holding company of such commercial bank are rated) A or better by Standard & Poor's or A2 by Moody's, or carrying an equivalent rating by another nationally recognized rating agency if neither of the two named rating agencies shall rate such commercial bank (or the holding company of such commercial bank);

            (d) investments in commercial paper maturing within three months from the date of acquisition thereof and issued by (i) the holding company of the Agent or (ii) the holding company of any other commercial bank of recognized standing organized under the laws of the United States of America or any state thereof that has (A) a combined capital and surplus in excess of $250,000,000 and (B) commercial paper rated at least A-1 or the equivalent thereof by Standard & Poor's or at least P-1 or the equivalent thereof by Moody's, or carrying an equivalent rating by another nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments;

            (e) repurchase agreements having a term of seven days or less with
      (i) any domestic office of the Agent or (ii) any domestic office of any other commercial bank of recognized standing organized under the laws of the United States of America or any state thereof that has combined capital and surplus and undivided profits of not less than $250,000,000 and which is rated (or the senior debt securities of the holding company of such commercial bank are rated) A or better by Standard & Poor's or A2 by Moody's, or carrying an equivalent rating by another nationally recognized rating agency if neither of the two named rating agencies shall rate such bank relating to marketable direct obligations issued or unconditionally guaranteed by the United States but only if the securities collateralizing such repurchase agreements are delivered to or to the order of the Collateral Agent;

            (f) other investment instruments approved in writing by the Required Lenders and offered by financial institutions that have a combined capital and surplus and undivided profits of not less than $250,000,000; and

            (g) investments consisting of Rate Protection Agreements.

            "Permitted Joint Venture" shall have the meaning assigned to such term in Section 7.04(h).

            "Person" shall mean any natural person, corporation, business trust, joint venture, association, company, partnership or government, or any agency or political subdivision thereof.

            "Plan" shall mean any pension plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code that is maintained for employees of the Borrower or any ERISA Affiliate.

            "Pledge Agreement" shall mean the Pledge Agreement, substantially in the form of Exhibit J, among the Borrower, each of the Guarantors, TAFSI and the Collateral Agent.

            "Prepayment Event" shall mean (a) any sale, transfer or other disposition of any business units, assets or other properties of the Borrower or any subsidiary thereof (including dispositions in the nature of casualties (to the extent covered by insurance) or condemnations (including any Casualty or Condemnation in respect of a Mortgaged Property as contemplated in Section 9 of the Guarantee Agreement), (b) any sale and leaseback of any asset or the mortgaging of any real property other than (i) any Sale and Lease-Back Transaction permitted by Section 7.03 or (ii) pursuant to a Mortgage (or a modification thereof) by the Borrower or any subsidiary thereof or (c) the issuance or incurrence by the Borrower or any subsidiary thereof of any Indebtedness (excluding any Indebtedness permitted under Section 7.01), or the issuance or sale by the Borrower or any subsidiary thereof of any debt securities or any obligations convertible into or exchangeable for, or giving any Person or entity any right, option or warrant to acquire from the Borrower or any subsidiary thereof any Indebtedness or any such debt securities or any such convertible or exchangeable obligations (excluding any Indebtedness permitted under Section 7.01). Notwithstanding the foregoing, the term "Prepayment Event" shall not include:

            (i) sales, transfers and other dispositions of used or surplus equipment, vehicles and other assets in the ordinary course of business permitted pursuant to Section 7.05(b) not exceeding in the aggregate $1,000,000 in any fiscal year, PROVIDED that (A) at any time when such sales, transfers and other dispositions in the ordinary course of business shall exceed $1,000,000 in any fiscal year, the resultant Prepayment Event shall include the entire amount of such sales, transfers and dispositions since the date of such most recent payment, if any, with respect to such fiscal year and not just amounts above such dollar threshold and (B) to the extent that the Borrower or any of its subsidiaries shall have reinvested on the date of such Prepayment Event (or certified to the Agent that it intends to reinvest within 180 days of such Prepayment Event) any of the proceeds of such sales, transfers and dispositions in equipment, vehicles or other assets used in the principal lines of business of the Borrower's subsidiaries, the resultant Prepayment Event shall be reduced by the lesser of (1) $1,000,000 and (2) the amount so reinvested or to be reinvested;

            (ii) sales of inventory in the ordinary course of business;

            (iii) sales, transfers and other dispositions of Truckstops and the related assets permitted pursuant to Sections 7.05(d) and 7.05(g) resulting in Net Cash Proceeds in an aggregate amount not exceeding (A) during the period commencing on the Closing Date and ending on March 31, 2000, $50,000,000 and (B) during each period of four consecutive fiscal quarters ending on each March 31 thereafter, $7,500,000, PROVIDED that

      (1) such Net Cash Proceeds are either (x) used to repay or voluntarily prepay Loans or Tranche A Exchange Notes, in accordance with this Agreement and the Tranche A Exchange Note Purchase Agreements, on such date as may be elected by the Borrower or (y) reinvested in other Truckstop properties and related assets, (2) in connection with any such reinvestment, the Borrower (x) provides the Agent and the Collateral Agent with such opinions, documents, certificates, title insurance policies (as required by Section 5.02(l)), surveys and other insurance policies as they may reasonably request and (y) takes such other actions as the Agent and the Collateral Agent may reasonably deem necessary or appropriate (including actions with respect to the delivery to the Collateral Agent of a first priority Mortgage as required by Section 5.02(l) and assignment with respect to the related real property for the ratable benefit of the Secured Parties) and (3) the Borrower, pending any such repayment, voluntary prepayment or reinvestment, promptly deposits such Net Cash Proceeds in a cash collateral account established with the Collateral Agent for the benefit of the Secured Parties;

            (iv) the receipt of insurance or condemnation proceeds (other than Condemnation Proceeds and Insurance Proceeds in respect of Mortgaged Properties), PROVIDED that (A) such proceeds are reinvested in equipment, vehicles or other assets used in the principal lines of business of the Borrower's subsidiaries within 180 days after the receipt thereof and (B) the Borrower, pending such reinvestment, promptly deposits such proceeds so received and unreinvested in a cash collateral account established with the Collateral Agent for the benefit of the Secured Parties;

            (v) the receipt of Condemnation Proceeds and Insurance Proceeds in respect of Mortgaged Properties to the extent that (A) such Condemnation Proceeds or Insurance Proceeds are used to restore, repair or locate, acquire and replace the related Mortgaged Property in accordance with
      Section 9 of the Guarantee Agreement, (B) such Condemnation Proceeds or Insurance Proceeds, pursuant to Section 9 of the Guarantee Agreement, are not otherwise required to be applied as a mandatory prepayment pursuant to
      Section 2.13(b) or (C) to the extent permitted by Section 9 of the Guarantee Agreement, any Condemnation Proceeds or Insurance Proceeds are
      (1) reinvested in equipment, vehicles or other assets used in the principal lines of business of the Borrower's subsidiaries within 180 days after the receipt thereof and (2) the Borrower, pending such reinvestment, has deposited such amounts in an escrow account with the Collateral Agent as contemplated in Section 9 of the Guarantee Agreement;

            (vi) except as otherwise specified in Section 10 of the Guarantee Agreement, any sale, transfer and other disposition of any portion of a Mortgaged Property in connection with the development of such property as permitted in, and in accordance with, the provisions of Section 10 of the Guarantee Agreement; and

            (vii) in respect of any Mortgaged Property, sales, transfers and other dispositions of any portion of the Land (as defined in the related Mortgage) on which there are no significant improvements that are permitted pursuant to Section 7.05(f) in an aggregate amount not exceeding $2,000,000 in any fiscal year or $8,000,000 since the Closing Date, PROVIDED that (A) the proceeds of each such sale are reinvested in equipment, vehicles or other assets used in the principal lines of business of the Borrower's subsidiaries within 180 days of the date of such sale and (B) the Borrower, pending such reinvestment, promptly deposits such proceeds so received and unreinvested in a cash collateral account established with the Collateral Agent for the benefit of the Secured Parties.

            "Pro Forma Balance Sheet" shall have the meaning assigned to such term in Section 4.05(a).

            "Pro Rata Share" shall mean, in relation to any amount, (a) with respect to all the Lenders as a group, a share of such amount determined by multiplying such amount by a fraction, the numerator of which shall be the sum of the aggregate principal amount of Loans and Swingline Loans outstanding at the time plus the aggregate face amount of all Letters of Credit outstanding at the time plus the aggregate unused amount of the Revolving Credit Commitments in effect at the time (the sum of the foregoing amounts being referred to as the "Lenders' Amount"), and the denominator of which shall be the sum of the Lenders' Amount and the aggregate outstanding principal amount of Tranche A Exchange Notes outstanding at the time (the sum of the foregoing amounts being referred to as the "Denominator Amount"), and (b) with respect to the Tranche A Exchange Note Purchasers, a share of such amount determined by multiplying such amount by a fraction, the numerator of which shall be the aggregate outstanding principal amount of Tranche A Exchange Notes outstanding at the time, and the denominator of which shall be the Denominator Amount. After the incurrence of any Tranche A Exchange Note Refinancing Indebtedness, the Pro Rata Share shall be determined, MUTATIS MUTANDIS, with respect to the analogous provisions of the Tranche A Exchange Note Refinancing Indebtedness.

            "Rate Protection Agreements" shall mean (a) interest rate cap agreements, (b) interest rate swap agreements, (c) interest rate collar agreements or (d) similar agreements, in each case entered into by Borrower to provide protection to the Borrower against fluctuations in interest rates. Each Rate Protection Agreement shall be on terms satisfactory to the Agent with a counterparty satisfactory to the Agent.

            "Recapitalization" shall have the meaning assigned to such term in the introductory statement to this Agreement.

            "Register" shall have the meaning assigned to such term in Section 10.04(d).

            "Regulation G" shall mean Regulation G of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

            "Regulation U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

            "Regulation X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

            "Release" shall mean any discharge, emission, release, or threat thereof, including a "Release" as defined in CERCLA at 42 U.S.C. ss. 9601(22), and the term "Released" has a meaning correlative thereto.

            "Reportable Event" shall mean any reportable event as defined in
Section 4043(b) of ERISA or the regulations issued thereunder with respect to a Plan (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the
Code).

            "Required Lenders" shall mean, at any time, Lenders holding Loans, a share of the used LC Commitment and unused Commitments representing more than 50% of the aggregate of (a) the aggregate principal amount of the Loans and Swingline Loans at such time, (b) the LC Exposure at such time and (c) the aggregate unused Commitments at such time.



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                                                                    20






            "Resellers" shall mean independent auto/truckstop operators who own their facilities and who are part of the National network.

            "Responsible Officer" of any corporation shall mean any executive officer or Financial Officer of such corporation and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of this Agreement.

            "Revolving Credit Borrowing" shall mean a Borrowing comprised of Revolving Loans.

            "Revolving Credit Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make Revolving Loans hereunder as set forth in clause (b) of Section 2.01, as the same may be reduced from time to time pursuant to Section 2.09.

            "Revolving Credit Maturity Date" shall mean the seventh anniversary of the Closing Date.

            "Revolving Credit Utilization" shall mean, at any time of determination, the sum of (a) the aggregate principal amount of Revolving Loans outstanding at such time, (b) the aggregate principal amount of Swingline Loans outstanding at such time and (c) the LC Exposure at such time.

            "Revolving Facility" shall mean the aggregate of the Lenders' Revolving Credit Commitments.

            "Revolving Lender" shall mean any Lender that has a Revolving Credit Commitment.

            "Revolving Loans" shall mean the revolving loans made by the Lenders to the Borrower pursuant to clause (b) of Section 2.01. Each Revolving Loan shall be a Eurodollar Revolving Loan or an ABR Revolving Loan.

            "Secured Parties" shall have the meaning assigned to such term in the Security Agreement.

            "Security Agreement" shall mean the Security Agreement, substantially in the form of Exhibit K, among the Borrower, each of the Guarantors, TAFSI and the Collateral Agent.

            "Security Documents" shall mean the Mortgages (including any Assignment of Leases and Rents and any leasehold mortgage), the Security Agreement, the Pledge Agreement, the Collateral Assignment, the Lockbox Agreements, the Trademark Security Agreement, the Collateral Account Agreement and each of the security agreements, mortgages and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to
Section 6.10.

            "Senior Convertible Participating Preferred Stock" shall mean the Borrower's Series I Senior Convertible Participating Preferred Stock, par value $.01 per share, and the Borrower's Series II Senior Convertible Participating Preferred Stock, par value $.01 per share.

            "Senior Funded Debt" means all Funded Debt of the Borrower and its subsidiaries other than the Subordinated Notes (or the Subordinated Note Refinancing Indebtedness).




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                                                                    21






            "Series I Tranche A Exchange Note Purchasers" shall mean the Series I Tranche A Exchange Note Purchasers party to the Tranche A Exchange Note Purchase Agreements and their successors and assigns, including the holders of the Series I Tranche A Exchange Notes from time to time.

            "Series I Tranche A Exchange Notes" shall mean the 8.94% Series I Senior Secured Notes due 2002 of the Borrower issued pursuant to the Tranche A Exchange Note Purchase Agreements in an aggregate principal amount of $35,500,000.

            "Series II Tranche A Exchange Note Purchasers" shall mean the Series II Tranche A Exchange Note Purchasers party to the Tranche A Exchange Note Purchase Agreements and their successors and assigns, including the holders of the Series II Tranche Exchange Notes from time to time.

            "Series II Tranche A Exchange Notes" shall mean the Series II Senior Secured Notes due 2005 of the Borrower issued pursuant to the Tranche A Exchange Note Purchase Agreements in an aggregate principal amount of $50,000,000.

            "Standard & Poor's" shall mean Standard & Poor's Rating Group.

            "Statutory Reserves" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum applicable reserve percentages, including any marginal, special, emergency or supplemental reserves (expressed as a decimal) established by the Board and any other banking authority to which the Agent is subject (a) with respect to the Base CD Rate (as such term is used in the definition of the term "Alternate Base Rate") for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months and (b) with respect to the Adjusted LIBO Rate, for Eurocurrency Liabilities (as defined in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to Regulation D of the Board. Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offset that may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

            "Stockholders Agreement" shall mean the Stockholders Agreement dated as of April 14, 1993, as amended as of March 6, 1997, and as further amended, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement, among certain Institutional Investors, certain Resellers, certain Operators and the Borrower.

            "Subordinated Note Documents" shall mean the Subordinated Note Guarantees, the Subordinated Note Indenture and the Subordinated Notes.

            "Subordinated Note Guarantees" shall mean, collectively, the Guarantees of the Guarantors guaranteeing repayment of the Subordinated Notes.

            "Subordinated Note Indenture" shall mean the Senior Subordinated
Note Indenture dated as of March 24, 1997, among the Borrower, the Guarantors and Fleet National Bank, as trustee, as amended from time to time in accordance with the terms hereof and thereof.

            "Subordinated Note Refinancing Indebtedness" shall mean any Indebtedness incurred by the Borrower as contemplated in Section 7.01(h) in connection with the refinancing of the Subordinated Notes.

            "Subordinated Notes" shall mean (a) the Senior Subordinated Notes due 2007 issued by the Borrower pursuant to the Subordinated Note Indenture and
(b) all senior subordinated notes of the Borrower issued in exchange for Subordinated Notes on terms substantially identical to the terms of the Subordinated Notes.

            "subsidiary" shall mean, with respect to any Person (herein referred to as the "parent"), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held or (b) that is, at the time any determination is made, otherwise Controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

            "Swingline Lender" shall mean The Chase Manhattan Bank, in its capacity as Swingline lender.

            "Swingline Loans" shall mean the Swingline loans made by the Swingline Lender pursuant to Section 2.21.

            "TA" shall have the meaning assigned to such term in the introductory statement to this Agreement.

            "TA Ancillary Agreements" shall have the meaning assigned to the term "Ancillary Agreements" in the TA Asset Purchase Agreement and shall include the Non-Competition Agreement, the Credit Card Agreement, the Services Agreement, the Office Sub-Lease, the Assignment and Assumption Agreement, the TAFSI Assumption Agreement, the Jobber Agreement, the Supplemental Agreement, the Trademark Assignment and the Software License Agreement (each as defined in the TA Asset Purchase Agreement).

            "TA Asset Purchase Agreement" shall mean the Asset Purchase Agreement dated as of July 22, 1993, as amended by Amendment No. 1 thereto dated as of December 9, 1993, and as further amended, supplemented or otherwise modified from time to time in accordance with the terms set forth in this Agreement, among TA, BP Exploration & Oil, Inc. and Truckstops Corporation of America, Inc.

            "TA Credit Agreement" shall mean the Credit Agreement dated as of December 9, 1993 (as amended, supplemented or otherwise modified from time to time), among TA, the financial institutions from time to time party thereto, The Chase Manhattan Bank, as Agent and Fronting Bank, Credit Suisse and The Long-Term Credit Bank of Japan, as Co-Agents, and First American National Bank, as Swingline Lender.

            "TAFSI" shall mean TA Franchise Systems Inc., a Delaware corporation.

            "TA Senior Notes" shall mean TA's 8.63% Senior Secured Notes due
2002.

            "TA Stockholders Agreement" shall mean the Stockholders Agreement dated as of December 10, 1993, among the Borrower and the stockholders party thereto, as amended in



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                                                                    23






accordance with the Borrower's Consent Solicitation dated February 13, 1997, as the same may be further amended, modified or supplemented in accordance with the provisions of this Agreement.

            "TA Subordinated Notes" shall mean all of TA's outstanding Series A and Series B Senior Subordinated Notes due 2003.

            "Term Borrowing" shall mean a Borrowing comprised of Term Loans.

            "Term Facility" shall mean the aggregate amount of the Lenders' Term Loan Commitments.

            "Term Lender" shall mean any Lender that has a Term Loan Commitment.

            "Term Loan Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make Term Loans hereunder as set forth in clause
(a) of Section 2.01, as the same may be reduced from time to time pursuant to
Section 2.09.

            "Term Loan Maturity Date" shall mean the eighth anniversary of the Closing Date.

            "Term Loan Repayment Amount" shall have the meaning set forth in
Section 2.11(a).

            "Term Loan Repayment Date" shall have the meaning set forth in
Section 2.11(a).

            "Term Loans" shall mean the term loans made by the Lenders to the Borrower pursuant to clause (a) of Section 2.01. Each Term Loan shall be a Eurodollar Term Loan or an ABR Term Loan.

            "The Clipper Group, L.P." shall mean The Clipper Group, L.P., a limited partnership organized under the laws of the State of Delaware.

            "Total Debt" shall mean, with respect to the Borrower and its subsidiaries on a consolidated basis at any time, all Capital Lease Obligations, Indebtedness for borrowed money and Indebtedness in respect of deferred purchase price of property or services of the Borrower and its subsidiaries at such time and mandatorily redeemable preferred stock at such time less the amount of cash and cash equivalents set forth on the Borrower's consolidated balance sheet at such time (including all amounts on deposit in the Collateral Account at such time) in excess of $2,500,000.

            "Trademark Security Agreement" shall mean the Trademark Security Agreement, substantially in the form of Exhibit L, among the Borrower, the Guarantor, TAFSI and the Collateral Agent.

            "Tranche A Exchange Note Documents" shall mean the Tranche A Exchange Note Purchase Agreements, the Tranche A Exchange Notes, the Guarantee Agreement, the Security Documents and the Intercreditor Agreement.

            "Tranche A Exchange Note Purchase Agreements" shall mean the Senior Secured Note Exchange Agreements, each dated as of the date hereof, between the Borrower and the Tranche A Exchange Note Purchasers party thereto, as amended, supplemented or otherwise



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                                                                    24






modified from time to time in accordance with the terms of this Agreement. After the incurrence of any Tranche A Exchange Note Refinancing Indebtedness, the term "Tranche A Exchange Note Purchase Agreements" shall include all agreements (or comparable documents, such as loan agreements or indentures) entered into by the Borrower in connection with the sale or issuance of such refinancing Indebtedness.

            "Tranche A Exchange Note Purchasers" shall mean the Series I Tranche A Exchange Note Purchasers and the Series II Tranche A Exchange Note Purchasers party to the Tranche A Exchange Note Purchase Agreements and their successors and assigns, including the holders of the Tranche A Exchange Notes from time to time. After the incurrence of any Tranche A Exchange Note Refinancing Indebtedness, the term "Tranche A Exchange Note Purchasers" shall include all original purchasers of such refinancing Indebtedness and their successors and assigns, including the holders of the Tranche A Exchange Notes from time to time.

            "Tranche A Exchange Note Refinancing Indebtedness" shall mean any Indebtedness incurred by the Borrower as contemplated in Section 7.01(g) in connection with the refinancing of either series of the Tranche A Exchange Notes.

            "Tranche A Exchange Notes" shall mean the Series I Tranche A Exchange Notes and the Series II Tranche A Exchange Notes, in each case issued pursuant to the Tranche A Exchange Note Purchase Agreements. After the incurrence of any Tranche A Exchange Note Refinancing Indebtedness, the term "Tranche A Exchange Notes" shall include all notes issued in respect of the Tranche A Exchange Note Refinancing Indebtedness.

            "Transaction Documents" shall mean the Loan Documents, the Tranche A Exchange Note Documents and the Subordinated Note Documents.

            "Transactions" shall have the meaning assigned to such term in
Section 4.02.

            "Transition Capital Expenditures" shall mean, for any period, all capital expenditures made by the Borrower and its subsidiaries during such period to the extent that such capital expenditures (a) are in an amount in excess of the Capital Expenditures permitted to be made during such period under
Section 7.13(a) of this Agreement and (b) are capital expenditures substantially similar to those described in Section 10 of the Confidential Information Memorandum.

            "Truckstop" shall mean each full service truckstop facility that, as of any date, is part of the network and that is owned by the Borrower or its subsidiaries or leased by the Borrower or its subsidiaries as lessee or sublessee.

            "Type" when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term "Rate" shall include the Adjusted LIBO Rate and the Alternate Base Rate.

            "Voting Trust" shall mean the Voting Trust established pursuant to the terms of the Voting Trust Agreement.

            "Voting Trust Agreement" shall mean the Voting Trust Agreement dated as of April 14, 1993, as amended as of March 6, 1997, among the Borrower, certain Resellers, certain Operators and United States Trust Company of New York, as trustee, as the same may be amended, modified or supplemented in accordance with the provisions of this Agreement.



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                                                                    25






            "Voting Trust Certificates" shall mean the Voting Trust Certificates issued pursuant to the terms of the Voting Trust Agreement.

            "Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

            SECTION 1.02. TERMS GENERALLY. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed to be references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP as in effect from time to time, applied on a basis consistent with the application used in the financial statements referred to in Section 4.05(b).


                               ARTICLE II

                               THE CREDITS

            SECTION 2.01. COMMITMENTS. On the terms and subject to the conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, (a) to make Terms Loans to the Borrower on the Closing Date in an aggregate principal amount not to exceed the Term Loan Commitment set forth opposite such Lender's name on Schedule 2.01, and
(b) to make Revolving Loans to the Borrower, at any time and from time to time on or after the Closing Date and prior to the earlier of the Revolving Credit Maturity Date and the termination of the Revolving Credit Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding not to exceed (after giving effect to all Revolving Credit Loans repaid, and all reimbursements of LC Disbursements made, concurrently with the making of any Revolving Credit Loans) an amount equal to the difference between (i) the Revolving Credit Commitment set forth opposite such Lender's name on Schedule 2.01, as the same may be reduced from time to time pursuant to
Section 2.09, and (ii) such Lender's Applicable Percentage of the sum of (A) the aggregate principal amount of Swingline Loans outstanding at such time and (B) the LC Exposure at such time. Within the limits set forth in clause (b) of the preceding sentence, the Borrower may borrow, pay or prepay and reborrow Revolving Loans on or after the Closing Date and prior to the Revolving Credit Maturity Date, on the terms and subject to the conditions and limitations set forth herein. Amounts paid or prepaid in respect of Term Loans may not be reborrowed.

            SECTION 2.02. LOANS. (a) Each Loan shall be made as part of Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Term Loan Commitments or Revolving Credit Commitments, as the case may be; PROVIDED, HOWEVER, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). The Loans comprising each Borrowing shall be in an aggregate principal amount that is an integral multiple of



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                                                                    26






$500,000 and not less than $3,000,000 (or in the case of the Revolving Credit Commitments, the lesser of $3,000,000 and an aggregate principal amount equal to the remaining balance of the Revolving Credit Commitments).

            (b) Subject to Sections 2.08 and 2.15, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans, as the Borrower may request pursuant to Section 2.03. Each Lender may at its option fulfill its Commitment with respect to any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan, PROVIDED that any exercise of such option shall not (i) affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement or (ii) impose any additional obligation on the part of the Borrower pursuant to Section 2.14. Borrowings of more than one Type may be outstanding at the same time; PROVIDED, HOWEVER, that the Borrower shall not be entitled to request any Borrowing that, if made, would result in an aggregate of more than six separate Eurodollar Loans of any Lender being outstanding hereunder at any one time. For purposes of the foregoing, Loans having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Loans.

            (c) Subject to paragraph (e) below and except with respect to Loans made pursuant to paragraph (f) below, each Lender shall make a Loan in the amount of its pro rata portion, as determined under Section 2.17, of each Borrowing hereunder on the proposed date thereof by wire transfer of immediately available funds to such account in New York City as the Agent may designate not later than 12:00 noon, New York City time, and the Agent shall by 3:00 p.m., New York City time, credit the amounts so received to the general deposit account of the Borrower maintained with the Agent or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders. Unless the Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Agent such Lender's portion of such Borrowing, the Agent may assume that such Lender has made such portion available to the Agent on the date of such Borrowing in accordance with this paragraph (c) and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have made such portion available to the Agent, such Lender and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, for the first such day, the Federal Funds Effective Rate, and thereafter, the Alternate Base Rate. If such Lender shall repay to the Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement.

            (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request any Revolving Credit Borrowing if the Interest Period requested with respect thereto would end after the Revolving Credit Maturity Date.

            (e) The Borrower may refinance all or any part of any Revolving Credit Borrowing with a Revolving Credit Borrowing of the same or a different Type, subject to the conditions and limitations set forth in this Agreement. Any Revolving Credit Borrowing or part thereof so refinanced shall be deemed to be repaid or prepaid in accordance with Section 2.04 or 2.12, as applicable, with the proceeds of a new Revolving Credit Borrowing, and the proceeds of the new Revolving Credit Borrowing, to the extent they do not exceed the principal amount of the Revolving Credit Borrowing being refinanced, shall not be paid by the Lenders to the Agent or by the Agent to the Borrower pursuant to paragraph
(c) above.



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                                                                    27






            (f) If the Agent has not received from the Borrower the payment required by Section 3.04(a) by 11:00 a.m., New York City time, on the date on which the Fronting Bank has notified the Borrower that payment of a draft presented under any Letter of Credit will be made (or such later time as is not later than three hours after the Borrower shall have received such notice or, if the Borrower shall have received such notice later than 2:00 p.m., New York City time, on such Business Day, not later than 10:00 a.m., New York City time, on the immediately following Business Day), as provided in Section 3.04(a), the Agent will notify not later than 12:00 noon, New York City time, the Fronting Bank and each Participating Lender of the LC Disbursement and, in the case of each Participating Lender, its Applicable Percentage of such LC Disbursement. Each Participating Lender will pay by wire transfer of immediately available funds to the Agent not later than 4:00 p.m., New York City time, on such date an amount equal to such Participating Lender's Applicable Percentage of such LC Disbursement (it being understood that such amount shall constitute an ABR Revolving Loan of such Lender and such payment shall be deemed to have reduced the LC Exposure), and the Agent will promptly pay such amount to the Fronting Bank. The Agent will promptly remit to each Participating Lender its Applicable Percentage of any amounts subsequently received by the Agent from the Borrower in respect of such LC Disbursement. If any Lender shall not have made its Applicable Percentage of such LC Disbursement available to the Fronting Bank as provided above, such Lender agrees to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with this paragraph (f) to but excluding the date an amount equal to such amount is paid to the Agent for prompt payment to the Fronting Bank at, for the first such day, the Federal Funds Effective Rate, and thereafter, the Alternate Base Rate.

            SECTION 2.03. NOTICE OF BORROWINGS. The Borrower shall give the Agent written or telecopy notice (or telephone notice promptly confirmed in writing or by telecopy) (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before a proposed borrowing and (b) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, one Business Day before a proposed borrowing. Such notice shall be irrevocable and shall in each case refer to this Agreement and specify
(i) whether the Borrowing then being requested is to be a Term Borrowing or a Revolving Credit Borrowing, and whether such Borrowing is to be a Eurodollar Borrowing or an ABR Borrowing; (ii) the date of such Borrowing (which shall be a Business Day) and the amount thereof; and (iii) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. If the Borrower shall not have given notice in accordance with this Section 2.03 of its election to refinance a Revolving Credit Borrowing prior to the end of the Interest Period in effect for such Borrowing, then the Borrower shall (unless such Borrowing is repaid at the end of such Interest Period) be deemed to have given notice of an election to refinance such Borrowing with an ABR Borrowing. The Agent shall promptly advise the Lenders of any notice given pursuant to this
Section 2.03 and of each Lender's portion of the requested Borrowing and shall promptly notify each Lender of the determination of the Adjusted LIBO Rate applicable to any Eurodollar Loan.

            SECTION 2.04. EVIDENCE OF DEBT; REPAYMENT OF LOANS. (a) The outstanding principal balance of each Loan shall be payable (i) in the case of a Revolving Loan or a Swingline Loan, on the Revolving Credit Maturity Date and
(ii) in the case of a Term Loan, as provided in Section 2.11.

            (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

            (c) The Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and
(iii) the amount of any sum received by the Agent hereunder from the Borrower or any Guarantor and each Lender's share thereof.

            (d) The entries made in the accounts maintained pursuant to paragraphs (b) and (c) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; PROVIDED, HOWEVER, that the failure of any Lender or the Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms.

            (e) Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive a promissory note payable to such Lender and its registered assigns, the interests represented by such note shall at all times (including after any assignment of all or part of such interests pursuant to Section 10.04) be represented by one or more promissory notes payable to the payee named therein or its registered assigns.

            SECTION 2.05. FEES. (a) The Borrower agrees to pay to each Lender, through the Agent, the following fees (each, a "Commitment Fee") on the Closing Date and on the last day of March, June, September and December in each year and on each date on which any of the Commitments of such Lender shall expire or be terminated as provided herein, a commitment fee of 0.50% per annum on the average daily unused amount of each of the Term Loan Commitment and the Revolving Credit Commitment (without giving effect to any deemed reduction thereto in connection with the issuance of Swingline Loans) of such Lender during the preceding quarter (or other period commencing with the date upon which such Lender's Commitments were accepted or the Closing Date, as applicable, or ending with the date on which any of such Commitments of such Lender shall expire or be terminated). The Commitment Fee due to each Lender in respect of its Term Loan Commitment and Revolving Credit Commitment pursuant to the immediately preceding sentence shall accrue from and including the date upon which such Commitments of such Lender were accepted. For purposes of calculating Commitment Fees in respect of Revolving Credit Commitments, any portion of such Revolving Credit Commitments unavailable due to outstanding Letters of Credit shall be deemed to be used amounts. All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

            (b) The Borrower agrees to pay to the Agent, for its own account, fees (the "Administrative Fees") at the time and in the amounts agreed upon in the fee letter agreement dated February 14, 1997 (the "Fee Letter"), between the Borrower and the Agent.

            (c) The Borrower agrees to pay to the Agent, for payment to the other Lenders (to the extent applicable), on the Closing Date the fees specified in the Fee Letter, and the Agent shall pay to each Lender on the Closing Date that portion of such fees as is owing to such Lender.

            (d) The Borrower agrees to pay to the Fronting Bank, for its own account, the fees specified in Section 3.08.

            (e) All Fees (other than the fees payable to the Fronting Bank under Section 3.08) shall be paid on the dates due, in immediately available funds, to the Agent for distribution, if and



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                                                                    29






as appropriate, among the Lenders. Once paid, none of the Fees shall be refundable under any circumstances (other than corrections of error in payment).

            SECTION 2.06. INTEREST ON LOANS. (a) Subject to the provisions of
Section 2.07, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when the Alternate Base Rate is determined by reference to the Prime Rate and over a year of 360 days at all other times) at a rate per annum equal to the Alternate Base Rate plus the ABR Spread in effect at such time, subject to adjustment pursuant to Section 2.06(c).

            (b) Subject to the provisions of Section 2.07, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the LIBOR Spread in effect from time to time, subject to adjustment pursuant to Section 2.06(c).

            (c) So long as no Default or Event of Default shall have occurred and be continuing, the Interest Rate Spreads in respect of Term Loans and, after the first anniversary of the Closing Date, the Interest Rate Spreads in respect of Revolving Loans shall be reduced by 0.25% at any time that the Facilities or the Series II Tranche A Exchange Notes, as the case may be, are rated at least Ba2 by Moody's or BB by Standard & Poor's so long as the Facilities or the Series II Tranche A Exchange Notes, as the case may be, are rated at least Ba3 by Moody's and BB- by Standard & Poor's at such time.

            (d) Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement. The applicable Alternate Base Rate or Adjusted LIBO Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Agent, and such determination shall be presumptively correct absent manifest error.

            SECTION 2.07. DEFAULT INTEREST. If the Borrower shall default in the payment of the principal of or interest on any Loan or Swingline Loan or any other amount becoming due hereunder or under any Security Document, by acceleration or otherwise, the Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (the "Default Rate") (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to (a) in the case of any Loan or Swingline Loan, the rate applicable to such Loan under Section 2.06 plus 2% per annum and (b) in the case of any other amount, the rate that would be applicable to an ABR Revolving Loan under Section 2.06 plus 2% per annum.

            SECTION 2.08. ALTERNATE RATE OF INTEREST. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Agent shall have determined that dollar deposits in the principal amounts of the Loans comprising such Borrowing are not generally available in the London interbank market, or that the rates at which such dollar deposits are being offered will not adequately and fairly reflect the cost to any Lender of making or maintaining its Eurodollar Loan during such Interest Period, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the Agent shall, as soon as practicable thereafter, give written or telecopy notice of such determination to the Borrower and the Lenders. In the event of any such determination, any request by the Borrower for a Eurodollar Borrowing pursuant to Section 2.03 or 2.10 shall, until the Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no



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                                                                    30






longer exist, be deemed to be a request for an ABR Borrowing. Each determination by the Agent hereunder shall be conclusive absent manifest error.

            SECTION 2.09. TERMINATION AND REDUCTION OF COMMITMENTS. (a) The Term Loan Commitments shall be automatically terminated at 5:00 p.m., New York City time, on the Closing Date. The Revolving Credit Commitments and the LC Commitment shall be automatically terminated at 5:00 p.m., New York City time, on the Revolving Credit Maturity Date and the LC Maturity Date, respectively. Notwithstanding the foregoing, all the Commitments and the LC Commitment shall be automatically terminated at 5:00 p.m., New York City time, on April 30, 1997, if the initial borrowing under either of the Facilities has not occurred by such time.

            (b) Upon at least three Business Days' prior irrevocable written or telecopy notice to the Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Commitments; PROVIDED, HOWEVER, that (i) each partial reduction of the Commitments shall be in an integral multiple of $500,000 and in a minimum principal amount of $3,000,000 and (ii) the Borrower shall not be permitted to terminate or reduce the Revolving Credit Commitments if, as the result of such termination or reduction, (A) the LC Commitment would exceed the aggregate remaining amount of the Revolving Credit Commitments or (B) the Revolving Credit Utilization would exceed the aggregate remaining Revolving Credit Commitments. The LC Commitments may be voluntarily terminated or reduced by the Borrower as provided in Section 3.07

            (c) The Revolving Credit Commitments and the LC Commitments shall be permanently reduced as provided in Section 2.13(e).

            (d) Each reduction in the Commitments hereunder shall be made ratably among the applicable Lenders in accordance with their respective applicable Commitments. The Borrower shall pay to the Agent for the account of the applicable Lenders, on the date of each termination or reduction, the Commitment Fees on the amount of the Commitments so terminated or reduced accrued to but excluding the date of such termination or reduction.

            (e) Nothing in this Section 2.09 shall prejudice any rights that the Borrower may have against any Lender that fails to lend as required hereunder prior to the date of termination of any Commitment.

            SECTION 2.10. CONVERSION AND CONTINUATION OF TERM BORROWINGS. The Borrower shall have the right at any time (subject to Section 2.08) upon prior irrevocable notice to the Agent (i) not later than 12:00 noon, New York City time, one Business Day prior to conversion, to convert any Eurodollar Term Borrowing into an ABR Term Borrowing, (ii) not later than 11:00 a.m., New York City time, three Business Days prior to conversion or continuation, to convert any ABR Term Borrowing into a Eurodollar Term Borrowing or to continue any Eurodollar Term Borrowing as a Eurodollar Term Borrowing for an additional

Interest Period and (iii) not later than 11:00 a.m., New York City time, three Business Days prior to conversion, to convert the Interest Period with respect to any Eurodollar Term Borrowing to another permissible Interest Period, subject in each case to the following:

            (a) each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Term Borrowings;

            (b) if less than all the outstanding principal amount of any Term Borrowing shall be converted or continued, then each resulting Borrowing shall satisfy the limitations specified in Sections 2.02(a) and 2.02(b) regarding the principal amount and maximum number of Borrowings of the relevant Type;

            (c) each conversion shall be effected by each Lender by applying the proceeds of the new Term Loan of such Lender resulting from such conversion to the Term Loan (or portion thereof) of such Lender being converted, and accrued interest on a Term Loan (or portion thereof) being converted shall be paid by the Borrower at the time of conversion;

            (d) if any Eurodollar Term Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to Section 2.16;

            (e) any portion of a Term Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Term Borrowing;

            (f) any portion of a Eurodollar Term Borrowing that cannot be converted into or continued as a Eurodollar Term Borrowing by reason of subparagraph (e) above shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Term Borrowing; and

            (g) no Interest Period may be selected for any Eurodollar Term Borrowing that would end later than a Term Loan Repayment Date occurring on or after the first day of such Interest Period if, after giving effect to such selection, the aggregate outstanding amount of (i) the Eurodollar Term Borrowings with Interest Periods ending on or prior to such Term Loan Repayment Date and (ii) the ABR Term Borrowings would not be at least equal to the principal amount of Term Borrowings to be paid on such Term Loan Repayment Date.

            Each notice pursuant to this Section 2.10 shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Term Borrowing that the Borrower requests be converted or continued, (ii) whether such Term Borrowing is to be converted to or continued as a Eurodollar Term Borrowing or an ABR Term Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Term Borrowing is to be converted to or continued as a Eurodollar Term Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Term Borrowing, the Borrower shall be deemed to have selected an Interest Period of one month's duration. The Agent shall advise the other Lenders of any notice given pursuant to this Section 2.10, of the Agent's determination, if applicable, of the Adjusted LIBO Rate of any Eurodollar Loan and of each Lender's portion of any converted or continued Term Borrowing. If the Borrower shall not have given notice in accordance with this Section 2.10 to continue any Term Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.10 to convert such Term Borrowing), such Term Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be continued into a new Interest Period as an ABR Term Borrowing.

            SECTION 2.11. REPAYMENT OF TERM BORROWINGS. (a) The Borrower shall pay to the Agent, for the account of the Lenders, on each March 31, June 30, September 30 and December 31 in any period set forth below (each such date being a "Term Loan Repayment Date") a principal amount of the Term Loans (such amount, as adjusted from time to time pursuant to Sections 2.12(b) and 2.13(e), being called the "Term Loan Repayment Amount") equal to one-quarter of the amount set forth below for such period, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment:


From and Including:        To and Including:                       Amount:

April 1, 1997              March 31, 1998                         $500,000
April 1, 1998              March 31, 1999                         $500,000
April 1, 1999              March 31, 2000                         $500,000
April 1, 2000              March 31, 2001                         $500,000
April 1, 2001              March 31, 2002                         $500,000
April 1, 2002              March 31, 2003                         $500,000
April 1, 2003              March 31, 2004                      $30,000,000
April 1, 2004              Term Loan Maturity Date             $47,000,000

On each Term Loan Repayment Date, the Agent shall apply the Term Loan Repayment Amount paid to the Agent to pay the Term Loans.

            (b) To the extent not previously paid, all Term Borrowings shall be due and payable on the Term Loan Maturity Date, together with accrued and unpaid interest on the principal amount to be paid to but excluding the date of payment.

            (c) All repayments pursuant to this Section 2.11 shall be subject to
Section 2.16, but shall otherwise be without premium or penalty.

            SECTION 2.12 OPTIONAL PREPAYMENT. (a) The Borrower shall have the right at any time and from time to time to prepay (i) Revolving Credit Borrowings, (ii) Term Borrowings or (iii) if the Borrower specifically elects, Term Borrowings and outstanding Tranche A Exchange Notes in accordance with the provisions of the Tranche A Exchange Note Purchase Agreements, in each case in whole or in part, upon at least three Business Days' prior written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) to the Agent; PROVIDED, HOWEVER, that each partial prepayment shall be in an amount that is an integral multiple of $500,000.

            (b) Each prepayment of principal of the Term Borrowings pursuant to paragraph (a) above shall be applied FIRST, to reduce the scheduled payments of principal due under Section 2.11(a) during the 12 month period following the date of such prepayment and SECOND, pro rata against the remaining scheduled payments of principal due under Section 2.11(a).

            (c) Each notice of prepayment shall specify (i) the amount to be prepaid, (ii) the prepayment date, (iii) whether the prepayment relates to Revolving Credit Borrowings, to Term Borrowings or to both Term Borrowings and outstanding Tranche A Exchange Notes and (iv) the principal amount to be prepaid of (A) Revolving Credit Borrowings (or portion thereof) or

(B) Term Borrowings (or portion thereof). Each such notice shall be irrevocable and shall commit the Borrower to prepay such obligations by the amount specified therein on the date specified therein. All prepayments of Borrowings under this
Section 2.12 shall be subject to Section 2.16 but otherwise without premium or penalty. All prepayments under this Section 2.12 shall be accompanied by accrued interest on the principal amount being prepaid to but excluding the date of payment.

            (d) On each prepayment date with respect to the prepayment of any Term Borrowing in respect of which the Borrower shall also be making a voluntary prepayment of Tranche A Exchange Notes, the Borrower shall deliver to the Agent for application pursuant to paragraph (a) above an amount equal to the Lenders' Pro Rata Share of such prepaid amounts. On or before the delivery of all amounts to be prepaid with respect to the Term Borrowings, the Borrower shall with respect to the Pro Rata Share of such prepaid amounts attributable to the Tranche A Exchange Notes give notice of such optional prepayment of such Pro Rata Share pursuant to Section 5.2 of the Tranche A Exchange Note Purchase Agreements (or the analogous provision, if any, in respect of the Tranche A Exchange Note Refinancing Indebtedness). Pending payment to the Tranche A Exchange Note Purchasers, the Borrower shall deposit the Pro Rata Share of such prepaid amounts attributable to the Tranche A Notes in an escrow account with the Collateral Agent pursuant to paragraph (f) below.

            (e) At any time that (i) the Borrower shall elect to prepay both Term Borrowings and Tranche A Exchange Notes pursuant to paragraph (d) above or
(ii) an offer notice is required to be delivered to the Tranche A Exchange Note Purchasers pursuant to Section 2.13(d), the Borrower shall give (or cause to be given) to the Agent an additional written notice (which notice shall be included, as applicable, in the prepayment notice delivered pursuant to paragraph (a) above or the Financial Officer's Certificate delivered pursuant to
Section 2.13(f)). Such written notice shall, (i) in the case of an optional prepayment pursuant to paragraph (d) above, set forth a reasonably detailed calculation of the amounts to be paid to the Lenders and the amounts to be paid to the Tranche A Exchange Note Purchasers as contemplated in paragraph (d) above and (ii) in the case of a notice relating to a Prepayment Event, describe in reasonable detail the facts and circumstances giving rise to such Prepayment Event and a reasonably detailed calculation of the Net Cash Proceeds therefrom and the amounts to be paid to the Lenders and to be offered to the Tranche A Exchange Note Purchasers in accordance with Section 2.13(d).

            (f) If (i) any voluntary prepayment of Tranche A Exchange Notes is to be made in connection with an optional prepayment of Term Borrowings pursuant to paragraph (d) above or (ii) there is a prepayment in connection with any Prepayment Event pursuant to Section 2.13(d), the Borrower will, concurrently with any such prepayment under this Agreement, make effective provision whereby the Tranche A Exchange Note Purchasers' Pro Rata Share of the related prepaid amount, together with interest to the related prepayment date, is placed in escrow with the Collateral Agent until the related prepayment date in respect of the Tranche A Exchange Notes, whereupon such amounts shall be applied to the prepayment of the Tranche A Exchange Notes or, in the case of amounts attributable to rejected or deemed rejected offers as contemplated in Section 2.13(d), prepayments of (A) obligations outstanding under this Agreement and (B) if applicable, Series I Tranche A Exchange Notes, in each case as contemplated under Section 2.13(d).

            (g) Except as contemplated in the definition of the term "Excess Cash Flow", no optional prepayment of Term Borrowings made by the Borrower pursuant to this Section 2.12 shall reduce the Borrower's obligation to make mandatory prepayments pursuant to Section 2.13(d) or Section 2.13(e).




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                                                                    34






            SECTION 2.13. MANDATORY PREPAYMENTS. (a) On the date of any termination or reduction of the Revolving Credit Commitments pursuant to Section 2.09, the Borrower shall pay or prepay so much of the Swingline Loans and Revolving Credit Borrowings as shall be necessary in order that (i) the aggregate principal amount of Swingline Loans and Revolving Loans outstanding at such time will not exceed (ii) the aggregate Revolving Credit Commitments (after giving effect to such termination or reduction and after giving effect to each deemed reduction to the Revolving Credit Commitments in connection with the making of a Swingline Loan) less the aggregate LC Exposure at such time.

            (b) Substantially simultaneously with (and in any event not later than the Business Day next following) the occurrence of a Prepayment Event, the Borrower shall apply an amount equal to 100% of the Net Cash Proceeds therefrom to prepay obligations outstanding under this Agreement and the outstanding Tranche A Exchange Notes in accordance with paragraph (d) below.

            (c) No later than the earlier of (i) 105 days after the end of each fiscal year, commencing with the fiscal year ending on December 31, 1997, and
(ii) the date on which the financial statements with respect to such period are delivered pursuant to Section 6.04(a), the Borrower shall apply an amount equal to 50% of Excess Cash Flow for such period to prepay obligations outstanding under this Agreement and the outstanding Tranche A Exchange Notes in accordance with paragraph (d) below.

            (d) Upon the occurrence of any event described in paragraph (b) or
(c) above, the Borrower shall (i) offer to pay to the Agent (for application to the prepayment of obligations outstanding under this Agreement in accordance with paragraph (e) below) an amount equal to the Lenders' Pro Rata Share of the amount to be prepaid as a result of such event (such amount, the "Prepayment Amount") and (ii) offer to prepay the Tranche A Exchange Notes in the manner set forth in Section 5.3 of the Tranche A Exchange Note Purchase Agreements (or the analogous provision, if any, in respect of any Tranche A Exchange Note Refinancing Indebtedness) in an amount equal to the Pro Rata Share of the Prepayment Amount attributable to the Tranche A Exchange Notes. If any Series I Tranche A Exchange Note Purchaser rejects or is deemed to reject (as provided in Section 5.3 of the Tranche A Exchange Note Purchase Agreements (or the analogous provision, if any, in respect of any Tranche A Exchange Note Refinancing Indebtedness)) such offer, then on the related date for payment the Collateral Agent shall (i) allocate such Series I Tranche A Exchange Note Purchaser's share of such Net Cash Proceeds pro rata between the Series II Tranche A Exchange Notes and the Term Loans and (ii) offer to apply such pro rata amount to (A) the prepayment of Series II Tranche A Exchange Notes in the manner set forth in
Section 5.3 of the Tranche A Exchange Note Purchase Agreements (or the analogous provision, if any, in respect of any Tranche A Exchange Note Refinancing Indebtedness) and (B) to the prepayment of obligations outstanding under this Agreement in accordance with paragraphs (e) and (f) below.

            (e) Mandatory prepayments of outstanding obligations under this Agreement made by the Borrower pursuant to paragraphs (b) and (c) above shall be applied, subject to paragraph (h) below, FIRST, to prepay scheduled payments of principal due on the Term Borrowings under Section 2.11(a) after the date of such prepayment in the manner described in the immediately following sentence and SECOND, following the payment in full of all Term Loans, permanently to reduce Swingline Loans, Revolving Loans and the Revolving Credit Commitments. Each such mandatory prepayment of principal of the Term Borrowings shall be applied to reduce the scheduled payments of principal due under Section 2.11(a) after the date of such prepayment (i) in the case of mandatory prepayments described in clause (c) of the definition of the term "Prepayment Event", in the inverse order of maturity and (ii) in the case of mandatory



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                                                                    35






prepayments described in paragraph (c) above, all other Prepayment Events and any prepayment pursuant to paragraph (h) below, pro rata.

            (f) The Borrower shall deliver to the Agent, (i) at the time of each prepayment required under paragraph (b) or paragraph (c) of this Section 2.13, a certificate signed by a Financial Officer of the Borrower setting forth in reasonable detail the calculation of the amount of such prepayment and (ii) at least three Business Days prior to the time of each prepayment required under this Section 2.13 (if known at such time), a notice of such prepayment. In the case of a prepayment pursuant to paragraph (d) above, such officer's certificate shall also set forth the information required to be included therein pursuant to
Section 2.12(e)(ii). Each required notice of prepayment shall specify the prepayment date, whether the related prepayment relates solely to obligations under this Agreement or if it also relates to outstanding Tranche A Exchange Notes, the Type of each Borrowing being prepaid, the principal amount of each Borrowing (or portion thereof) to be prepaid and, if outstanding Tranche A Exchange Notes are to be prepaid, the principal amount of such outstanding Tranche A Exchange Notes (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such obligations by the amount stated therein on the date stated therein. All prepayments of Borrowings and Swingline Loans under this Section 2.13 shall be subject to Section 2.16, but shall otherwise be without premium or penalty. All prepayments of Borrowings and Swingline Loans under this Section 2.13 (other than prepayments pursuant to paragraph (c) above) shall be accompanied by accrued interest on the principal amount being prepaid to but excluding the date of payment. All prepayments of Borrowings and Swingline Loans pursuant to paragraph (c) of this Section 2.13 shall be applied first to the payment of accrued interest and then to the payment of principal.

            (g) Net Cash Proceeds and such other amounts to be applied pursuant to this Section 2.13 to the prepayment of Term Borrowings and Revolving Credit Borrowings shall be applied, as applicable, first to reduce outstanding ABR Term Borrowings and ABR Revolving Credit Borrowings. Any amounts remaining after each such application shall, at the option of the Borrower, be applied to prepay Eurodollar Term Borrowings or Eurodollar Revolving Credit Borrowings, as the case may be, immediately or shall be deposited in the Prepayment Account (as defined below). The Agent shall apply any cash deposited in the Prepayment Account (i) allocable to Term Borrowings to prepay Eurodollar Term Borrowings and (ii) allocable to Revolving Credit Borrowings to prepay Eurodollar Revolving Credit Borrowings, in each case on the last day of their respective Interest Periods (or, at the direction of the Borrower, on any earlier date) until all outstanding Term Borrowings or Revolving Credit Borrowings, as the case may be, have been prepaid or until all the allocable cash on deposit with respect to such Borrowings has been exhausted. For purposes of this Agreement, "Prepayment Account" shall mean an account established by the Borrower with the Agent and over which the Agent shall have exclusive dominion and control, including the exclusive right of withdrawal for application in accordance with this paragraph
(g). The Agent will, at the request of the Borrower, invest amounts on deposit in the Prepayment Account in Permitted Investments maturing prior to the last day of the applicable Interest Periods of the Eurodollar Term Borrowings or Eurodollar Revolving Credit Borrowings to be prepaid, as the case may be; PROVIDED, HOWEVER, that (i) the Agent shall not be required to make any investment that, in its sole judgment, would require or cause the Agent to be in, or would result in any, violation of any law, statute, rule or regulation and (ii) the Agent shall have no obligation to invest amounts on deposit in the Prepayment Account if a Default or Event of Default shall have occurred and be continuing. The Borrower shall indemnify the Agent for any losses relating to the investments so that the amount available to prepay Eurodollar Borrowings on the last day of the applicable Interest Periods is not less than the amount that would have been available had no investments been made pursuant thereto. Other than any interest earned on such investments, the Prepayment Account shall not bear interest. Interest or profits, if any, on such investments shall be deposited in the Prepayment Account and reinvested as specified



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                                                                    36






above. If the maturity of the Loans has been accelerated pursuant to Article VIII, the Agent may, in its sole discretion, apply all amounts on deposit in the Prepayment Account to satisfy any of the Obligations. The Borrower hereby grants to the Agent, for its benefit and the benefit of the Fronting Bank, the Swingline Lender and the Lenders, a security interest in the Prepayment Account.

            (h) Any Term Lender may, subject to the following sentence, elect by notice to the Agent in writing or by telecopy (or by telephone promptly confirmed in writing or by telecopy) at least one Business Day prior to any prepayment of Term Loans required to be made by the Borrower for the account of such Lender pursuant to this Section 2.13, to decline all or a portion of such prepayment (including any amount rejected by any Series I Tranche A Exchange Note Purchaser and offered to such Term Lender pursuant to paragraph (d) above) and, under such circumstances, the Borrower shall retain all amounts (such amounts, together with all amounts declined by the Series II Tranche A Exchange Note Purchasers pursuant to Section 5.3(c) of the Tranche A Exchange Note Purchase Agreements, the "Declined Amounts") that would otherwise be used to repay Term Loans pursuant thereto. In the event that any portion of the Declined Amounts has not been invested in assets used in the principal lines of business of the Borrower or its subsidiaries or used by the Borrower to make an optional prepayment pursuant to Section 2.12 during the one-year period after such Declined Amounts were so declined, the Borrower shall be required, on the last day of such one-year period, to apply an amount equal to 100% of the remaining portion of such Declined Amounts in accordance with paragraph (d) above to the same extent as if such Declined Amounts constituted a mandatory prepayment pursuant to paragraph (b) or (c) above, PROVIDED that (i) any amounts declined by the Series I Tranche A Exchange Note Purchasers shall be allocated pro rata between the Term Lenders and the Series II Tranche A Exchange Note Purchasers and (ii) no Term Lender and no Series II Tranche A Exchange Note Purchasers shall be entitled to decline to accept any such mandatory prepayment. The provisions of this Section 2.13 are subject to the Intercreditor Agreement as long as any Tranche A Exchange Notes are outstanding.

            SECTION 2.14.  RESERVE REQUIREMENTS; CHANGE IN CIRCUMSTANCES.
(a) Notwithstanding any other provision herein, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Lender of the principal of or interest on any Eurodollar Loan made by such Lender or any Letter of Credit reimbursement obligations, Fees or other amount payable hereunder (other than changes in respect of income and franchise taxes imposed on such Lender by the jurisdiction in which such Lender is organized or has its principal office or by any political subdivision or taxing authority thereof or therein), or shall impose, modify, or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by such Lender (except any such reserve requirement that is reflected in the Adjusted LIBO Rate or in the Alternate Base
Rate) or shall impose on such Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit issued hereunder, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan or increase the cost to any Lender of issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender to be material, then the Borrower will pay to such Lender following receipt of a certificate of such Lender to such effect in accordance with Section 2.14(c) such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.




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                                                                    37






            (b) If any Lender, the Swingline Lender or the Fronting Bank shall have determined that the applicability of any law, rule, regulation, agreement or guideline adopted pursuant to or arising out of the July 1988 report of the Basic Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards", or the adoption after the date hereof of any other law, rule, regulation, agreement or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender), the Swingline Lender or the Fronting Bank or any Lender's, the Swingline Lender's or the Fronting Bank's holding company with any request or directive regarding capital adequacy issued under any law, rule, regulation or guideline (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's, the Swingline Lender's or the Fronting Bank's capital or on the capital of such Lender's, the Swingline Lender's or the Fronting Bank's holding company, if any, as a consequence of this Agreement or the Loans made by such Lender, the Swingline Loans made by the Swingline Lender or the Letters of Credit issued by the Fronting Bank pursuant hereto to a level below that which such Lender, the Swingline Lender or the Fronting Bank or such Lender's, the Swingline Lender's or the Fronting Bank's holding company could have achieved but for such applicability, adoption, change or compliance (taking into consideration such Lender's, the Swingline Lender's or the Fronting Bank's policies and the policies of such Lender's, the Swingline Lender's or the Fronting Bank's holding company with respect to capital adequacy) by an amount deemed by such Lender, the Swingline Lender or the Fronting Bank to be material, then from time to time the Borrower shall pay to such Lender, the Swingline Lender or the Fronting Bank following receipt of a certificate of such Lender, the Swingline Lender or the Fronting Bank to such effect in accordance with Section 2.14(c) such additional amount or amounts as will compensate such Lender, the Swingline Lender or the Fronting Bank or such Lender's, the Swingline Lender's or the Fronting Bank's holding company for any such reduction suffered. Notwithstanding any other provision in this paragraph
(b), none of any Lender, the Swingline Lender or the Fronting Bank shall be entitled to demand compensation pursuant to this paragraph (b) if it shall not be the general practice of such Lender, the Swingline Lender or the Fronting Bank, as applicable, to demand such compensation in similar circumstances under comparable provisions of other comparable credit agreements.

            (c) A certificate of each Lender, the Swingline Lender or the Fronting Bank setting forth such amount or amounts as shall be necessary to compensate such Lender, the Swingline Lender or the Fronting Bank or its holding company as specified in paragraph (a) or (b) above, as the case may be, and setting forth in reasonable detail an explanation of the basis of requesting such compensation in accordance with paragraph (a) or (b) above, shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay each Lender, the Swingline Lender or the Fronting Bank the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.

            (d) Failure on the part of any Lender, the Swingline Lender or the Fronting Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Lender's, the Swingline Lender's or the Fronting Bank's right to demand compensation with respect to such period or any other period, except that none of any Lender, the Swingline Lender or the Fronting Bank shall be entitled to compensation under this Section
2.14 for any costs incurred or reductions suffered with respect to any date unless such Lender, the Swingline Lender or the Fronting Bank, as applicable, shall have notified the Borrower that it will demand compensation for such costs or reductions under paragraph (c) above not more than six months after the later of (i) such date and (ii) the date on which such Lender, the Swingline Lender or the



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                                                                    38






Fronting Bank, as applicable, shall have become aware of such costs or reductions. The protection of this Section 2.14 shall be available to each Lender, the Swingline Lender or the Fronting Bank regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition that shall have occurred or been imposed.

            (e) Each Lender will, at the request of the Borrower, designate a different lending office if such designation (i) will avoid the need for, or minimize the amount of, any compensation to which such Lender is entitled pursuant to this Section 2.14 and (ii) will not, in the sole judgment of such Lender, be otherwise disadvantageous to such Lender.

            (f) With respect to any Lender that is entitled to any compensation pursuant to paragraph (a) above, the Borrower shall have the right to elect by notice to such Lender that all outstanding Eurodollar Loans made by such Lender be automatically converted to ABR Loans as of the effective date of such notice and that any requests thereafter by the Borrower for a Eurodollar Borrowing shall, as to such Lender only, be deemed a request for an ABR Loan.

            SECTION 2.15. CHANGE IN LEGALITY. (a) Notwithstanding any other provision herein, if after the date hereof any change in any law or regulation or in the interpretation thereof by any governmental authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower and to the Agent, such Lender may:

            (i) declare that Eurodollar Loans will not thereafter be made by such Lender hereunder, whereupon any request by the Borrower for a Eurodollar Borrowing shall, as to such Lender only, be deemed a request for an ABR Loan unless such declaration shall be subsequently withdrawn; and

            (ii) require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

            (b) For purposes of this Section 2.15, a notice to the Borrower by any Lender shall be effective as to each Eurodollar Loan, if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.

            SECTION 2.16. INDEMNITY. The Borrower shall indemnify each Lender against any loss or expense that such Lender may sustain or incur as a consequence of (a) any failure by the Borrower to fulfill on the date of any borrowing hereunder the applicable conditions set forth in Article V, (b) any failure by the Borrower to borrow or to refinance, convert or continue any Loan hereunder after irrevocable notice of such borrowing, refinancing, conversion or continuation has been given pursuant to Section 2.03 or 2.10, (c) any payment, prepayment or conversion of a Eurodollar Loan required by any other provision of this Agreement or otherwise made or deemed made on a date other than the last day of the Interest Period applicable thereto, (d) any default in payment or prepayment of the principal amount of any Loan or any part thereof



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                                                                    39






or interest accrued thereon, as and when due and payable (at the due date thereof, whether by scheduled maturity, acceleration, irrevocable notice of prepayment or otherwise) or (e) the occurrence of any Event of Default, including, in each such case, any loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Loan or any part thereof as a Eurodollar Loan. Such loss or reasonable expense shall be equal to the sum of (a) such Lender's actual costs and expenses incurred (other than any lost profits) in connection with, or by reason of, any of the foregoing events and
(b) an amount equal to the excess, if any, as reasonably determined by such Lender of (i) its cost of obtaining the funds for the Loan being paid, prepaid, converted or not borrowed, converted or continued (assumed to be the Adjusted LIBO Rate applicable thereto) for the period from and including the date of such payment, prepayment, conversion or failure to borrow, convert or continue to but excluding the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the Interest Period for such Loan that would have commenced on the date of such failure) over (ii) the amount of interest (as reasonably determined by such Lender) that would be realized by such Lender in reemploying the funds so paid, prepaid, converted or not borrowed, converted or continued for such period or Interest Period, as the case may be. A certificate of any Lender setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this
Section 2.16 shall be delivered to the Borrower and shall be conclusive absent manifest error.

            SECTION 2.17. PRO RATA TREATMENT. Except as required under Section 2.15, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of the Commitment Fees, each payment of the LC Fees, each reduction of the Term Loan Commitments or the Revolving Credit Commitments and each refinancing of any Borrowing with, conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with their respective applicable Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their applicable outstanding Loans). Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Agent may, in its discretion, round each Lender's percentage of such Borrowing, computed in accordance with Section 2.01, to the next higher or lower whole dollar amount.

            SECTION 2.18. SHARING OF SETOFFS. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower, or pursuant to a claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency, or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan or Loans or LC Exposure as a result of which the unpaid principal portion of its Loans or its LC Exposure shall be proportionately less than the unpaid principal portion of the Loans of any other Lender or any other Lender's LC Exposure, such Lender shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Loans of such other Lender or the LC Exposure of such other Lender, so that the aggregate unpaid principal amount of the Loans, LC Exposures and participations in Loans and LC Exposures held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Loans and LC Exposures then outstanding as the principal amount of such Lender's Loans and LC Exposures prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Loans and LC Exposures outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; PROVIDED, HOWEVER, that, if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.18 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded



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                                                                    40






to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Loan or LC Exposure deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason thereof as fully as if such Lender had made a Loan directly to the Borrower in the amount of such participation.

            SECTION 2.19. PAYMENTS. (a) Except as provided in Sections 2.05(d), the Borrower shall make each payment (including principal of or interest on any Borrowing or any Fees or other amounts but excluding payments in respect of Swingline Loans) hereunder and under any other Loan Document not later than 12:00 noon, New York City time, on the date when due in dollars to the Agent (for the account of the Agent, the Fronting Bank or the Lenders, as the case may be), at its offices at 270 Park Avenue, New York, New York, in immediately available funds. The Agent shall promptly remit in dollars to the Agent, the Fronting Bank or the Lenders, as the case may be, its share of such payments received by the Agent.

            (b) The Borrower shall make each payment in respect of Swingline Loans not later than 12:00 noon, New York City time, on the date when due to the Swingline Lender at its offices at 270 Park Avenue, New York, New York.

            (c) Whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

            SECTION 2.20. TAXES. (a) Any and all payments by the Borrower hereunder shall be made, in accordance with Section 2.19, free and clear of and without deduction for any and all current or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, EXCLUDING taxes imposed on the net income of the Agent, the Fronting Bank, the Swingline Lender or any Lender (or any transferee or assignee thereof, including a participation holder (any such entity being called a "Transferee")) and franchise taxes imposed on the Agent, the Fronting Bank, the Swingline Lender or any Lender (or Transferee) by the United States or any jurisdiction under the laws of which the Agent, the Fronting Bank, the Swingline Lender or any such Lender (or Transferee) is organized or has its principal office or lending office or any political subdivision or taxing authority thereof or therein (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If any Taxes are required to be deducted from or in respect of any sum payable hereunder to any Lender (or any Transferee), the Agent, the Swingline Lender or the Fronting Bank, (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.20) such Lender (or Transferee), the Agent, the Swingline Lender or the Fronting Bank (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deduction, and (iii) the Borrower shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law; PROVIDED, HOWEVER, that no Transferee of any Lender shall be entitled to receive any greater payment under this paragraph (a) than such Lender would have been entitled to receive with respect to the rights assigned, participated or otherwise transferred unless such assignment, participation or transfer shall have been made at a time when the circumstances giving rise to such greater payment did not exist.




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                                                                    41






            (b) In addition, the Borrower agrees to pay any current or future stamp, intangible or documentary taxes or any other excise or property taxes, charges or similar levies (including mortgage recording taxes and similar fees), together with interest, penalties and fees, that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, any Assignment and Acceptance entered into at the request of the Borrower or any other Loan Document (hereinafter referred to as "Other Taxes").

            (c) The Borrower will indemnify each Lender (or Transferee), the Agent, the Swingline Lender and the Fronting Bank for the full amount of Taxes and Other Taxes paid by such Lender (or Transferee), the Agent, the Swingline Lender or the Fronting Bank, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant taxing authority or other Governmental Authority. Such indemnification shall be made within 30 days after the date any Lender (or Transferee), the Agent, the Swingline Lender or the Fronting Bank, as the case may be, makes written demand therefore. If a Lender (or Transferee), the Agent, the Swingline Lender or the Fronting Bank shall become aware that it is entitled to receive a refund in respect of Taxes or Other Taxes as to which it has been indemnified by the Borrower pursuant to this Section 2.20, it shall promptly notify the Borrower of the availability of such refund and shall, within 30 days after receipt of a request by the Borrower, apply for such refund at the Borrower's expense. If any Lender (or Transferee), the Agent, the Swingline Lender or the Fronting Bank receives a refund in respect of any Taxes or Other Taxes as to which it has been indemnified by the Borrower pursuant to this
Section 2.20, it shall promptly notify the Borrower of such refund and shall, within 15 days of receipt, repay such refund to the Borrower, net of all out-of-pocket expenses of such Lender, the Agent, the Swingline Lender or the Fronting Bank and without any interest (other than the interest, if any, included in such refund); PROVIDED, HOWEVER, that the Borrower, upon the request of such Lender (or Transferee), the Agent, the Swingline Lender or the Fronting Bank, agrees to return such refund (plus penalties, interest or other charges) to such Lender (or Transferee), the Agent, the Swingline Lender or the Fronting Bank in the event such Lender (or Transferee), the Agent, the Swingline Lender or the Fronting Bank is required to repay such refund. Nothing contained in this paragraph (c) shall require any Lender (or Transferee), the Agent, the Swingline Lender or the Fronting Bank to make available any of its tax returns (or any other information relating to its taxes that it deems to be confidential).

            (d) Within 30 days after the date of any payment of Taxes or Other Taxes withheld by the Borrower in respect of any payment to any Lender (or Transferee), the Agent, the Swingline Lender or the Fronting Bank, the Borrower will furnish to the Agent, at its address referred to in Section 10.01, the original or a certified copy of a receipt evidencing payment thereof or other evidence reasonably satisfactory to such Lender (or Transferee), the Agent, the Swingline Lender or the Fronting Bank, as the case may be.

            (e) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 2.20 shall survive the payment in full of the principal of and interest hereunder or any Loan Document.

            (f) Each Lender (or Transferee) or successor Fronting Bank that is organized under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia (a "Non-U.S. Lender") shall deliver to the Borrower and the Agent two copies of either United States Internal Revenue Service Form 1001 or Form 4224, or, in the case of a Non-U.S. Lender claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8, or any subsequent versions thereof or successors thereto (and, if such Non-U.S. lender delivers a Form W-8, a certificate



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                                                                    42






representing that such Non-U.S. Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 872(h)(3)(B) of the Code of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from U.S. Federal withholding tax on payments of interest by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement. Notwithstanding any provision of Section 2.20(a) to the contrary, the Borrower shall not have any obligation to pay any Taxes or Other Taxes (except to the extent required by law) pursuant to Section
2.20 to the extent that such Taxes or Other Taxes result from (i) the failure of any Lender (or Transferee), the Agent, the Fronting Bank or the Swingline Bank to comply with its obligations pursuant to this Section 2.20(f) or (ii) any representation made on Form 1001 or 4224 or successor applicable form on certification by the Lender (or Transferee), the Agent, the Fronting Bank, or the Swingline Bank incurring such Taxes or Other Taxes proving to have been incorrect, false or misleading in any material respect when so made or deemed to be made.

            (g) Any of the Agent, the Fronting Bank, the Swingline Lender or any Lender (or Transferee) claiming any additional amounts payable pursuant to this
Section 2.20 shall use reasonable efforts, consistent with legal and regulatory restrictions (including reasonable efforts to change the jurisdiction of its applicable lending office), to avoid the need for or reduce the amount of any such additional amounts that may thereafter accrue, PROVIDED that such efforts would not, in the sole determination of such Lender (or Transferee), Agent, Fronting Bank, or Swingline Lender, as the case may be, be otherwise disadvantageous to such Lender (or Transferee), the Agent, the Fronting Bank, or the Swingline Lender.

            SECTION 2.21. SWINGLINE LOANS. (a) On the terms and subject to the conditions and relying upon the representations and warranties herein set forth, the Swingline Lender agrees, at any time and from time to time from and including the Closing Date to but excluding the earlier of the Revolving Credit Maturity Date and the termination of the Revolving Credit Commitments, in accordance with the terms hereof, to make Swingline Loans (which shall be ABR Borrowings) to the Borrower in an aggregate principal amount at any time outstanding not to exceed the lesser of (i) $5,000,000 and (ii) the difference between (A) the lesser of (I) the aggregate Revolving Credit Commitments, as the same may be reduced from time to time pursuant to Section 2.09, at such time and
(II) the LC Exposure at such time. Each Lender's Revolving Credit Commitment shall be deemed utilized by an amount equal to such Lender's pro rata share (based upon the percentage that such Lender's Revolving Credit Commitment bears to the aggregate amount of the Revolving Loan Commitments on such date) of each Swingline Loan. Immediately upon the making of each Swingline Loan, the Swingline Lender shall be deemed to have sold and transferred to each Lender, and each Lender shall be deemed to have purchased and received from the Swingline Lender, in each case irrevocably and without any further action by any party, an undivided interest and participation in such Swingline Loan and the Obligations of the Borrower under this Agreement in respect thereof in an amount equal to the pro rata share (determined as aforesaid) of such Swingline Loan. Each Swingline Loan shall be in a principal amount that is an integral multiple of $500,000 and shall be made available to the Borrower by means of a credit to the general deposit account of the Borrower by 3:00 p.m. on the date such Swingline Loan is requested to be made pursuant to paragraph (b) below. Within the limits set forth in the first sentence of this paragraph, the Borrower may borrow, pay or prepay and reborrow Swingline Loans on or after the Closing Date and prior to the Revolving Credit Maturity Date on the terms and subject to the conditions and limitations set forth herein.

            (b) The Borrower shall give the Swingline Lender telephonic, written or telecopy notice (in the case of telephonic notice, such notice shall be promptly confirmed in writing or by



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                                                                    43






telecopy) not later than 12:00 noon, New City time, on the day of a proposed borrowing. Such notice shall be delivered on a Business Day, shall be irrevocable and shall refer to this Agreement and shall specify the requested date (which shall be a Business Day) and amount of such Swingline Loan. The Swingline Lender shall give the Agent prompt written or telecopy advice of any notice received from the Borrower pursuant to this paragraph (b).

            (c) Forthwith upon demand by the Swingline Lender, each Lender shall pay to the Agent, as payment for its participation, such Lender's pro rata percentage (as determined in paragraph (a) above) of each outstanding Swingline Loan (but without any requirement for compliance with the provisions of Sections 2.01, 2.02 and 2.03 or the applicable conditions set forth in Article V) and shall make available to the Agent for the account of the Swingline Lender, in the same day funds if the Swingline Lender makes such demand prior to 11:00 a.m., New York City time, and otherwise in funds available on the next Business Day, the amount of its participation. If any Lender shall not have made such amount available to the Agent, such Lender and the Borrower severally agree to pay to the Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Swingline Lender until the date such amount is paid to the Agent at (i) in the case of the Borrower, the interest rate applicable at such time under Section 2.06 to an ABR Revolving Loan and
(ii) in the case of such Lender, the Federal Funds Effective Rate. If such Lender shall pay to the Agent such amount, such amount so paid shall constitute such Lender's Revolving Credit Loan for purposes of this Agreement and the aggregate amount of Swingline Loans outstanding shall be reduced by the amount of each such Revolving Credit Loan (it being understood that (i) each Lender's obligation to make such payment is absolute and unconditional and shall not be affected by any event or circumstance whatsoever, including the occurrence of any Default or Event of Default hereunder or the failure of any condition precedent set forth in Article V to be satisfied, or any delay on the Swingline Lender's part in demanding payment, and (ii) each such payment shall be made without any offset, abatement, withholding or reduction whatsoever).


                               ARTICLE III

                            Letters of Credit

            SECTION 3.01. ISSUANCE OF LETTERS OF CREDIT. (a) The Fronting Bank agrees, on the terms and subject to the conditions hereinafter set forth, to issue Letters of Credit, in a form reasonably acceptable to the Agent and the Fronting Bank, appropriately completed, for the account of the Borrower, at any time and from time to time on and after the Closing Date until the earlier of the LC Maturity Date and the termination of the LC Commitment in accordance with the terms hereof; PROVIDED, HOWEVER, that any Letter of Credit shall be issued by the Fronting Bank only if, and each request by the Borrower for the issuance of any Letter of Credit shall be deemed a representation and warranty of the Borrower that, immediately following the issuance of any such Letter of Credit,
(i) the LC Exposure shall not exceed the LC Commitment in effect at such time and (ii) the Revolving Credit Utilization at such time shall not exceed the aggregate Revolving Credit Commitments at such time.

            (b) Each Letter of Credit shall expire at the close of business on the earlier of the date that is 12 months after the date of issuance of such letter of Credit and the LC Maturity Date, unless such Letter of Credit expires by its terms on an earlier date. Each Letter of Credit shall provide for payments of drawings in dollars.

            (c) Each issuance of any Letter of Credit shall be made on at least three Business Days' prior written or telecopy notice from the Borrower to the Fronting Bank and the Agent



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                                                                    44






(which shall give prompt notice thereof to each Participating Lender) specifying the date of issuance, the date on which such Letter of Credit is to expire (which shall comply with paragraph (b) above), the amount of such Letter of Credit, the name and address of the beneficiary of such Letter of Credit and such other information as may be necessary or desirable to complete such Letter of Credit. The Fronting Bank will give the Agent and the Agent will give to each Participating Lender reasonably prompt notice of the issuance and amount of each Letter of Credit and the expiration of each Letter Of Credit.

            SECTION 3.02. PARTICIPATIONS; UNCONDITIONAL OBLIGATIONS. (a) By the issuance of a Letter of Credit and without any further action on the part of the Fronting Bank or the Participating Lenders in respect thereof, the Fronting Bank hereby grants to each Participating Lender, and each Participating Lender hereby agrees to acquire from the Fronting Bank, a participation in such Letter of Credit equal to such Participating Lender's Applicable Percentage of the face amount of such Letter of Credit, effective upon the issuance of such Letter of Credit. In addition, the Fronting Bank hereby grants to each Participating Lender, and each Participating Lender hereby acquires from the Fronting Bank, a participation in each Existing Letter of Credit equal to such Participating Lender's Applicable Percentage of the face amount of such Existing Letter of Credit effective on the Closing Date and the Borrower hereby acknowledges and agrees that it shall be the account party under each Existing Letter of Credit as though such Existing Letters of Credit were issued hereunder. In consideration and in furtherance of the foregoing, each Participating Lender hereby absolutely and unconditionally agrees to pay to the Agent, on behalf of the Fronting Bank in accordance with Section 2.02(f), such Participating Lender's Applicable Percentage of each LC Disbursement made by the Fronting Bank; PROVIDED, HOWEVER, that the Participating Lenders shall not be obligated to make any such payment to the Fronting Bank with respect to any wrongful payment or disbursement made under any Outstanding Letter of Credit as a result of the gross negligence or wilful conduct of the Fronting Bank.

            (b) Each Participating Lender acknowledges and agrees that its obligation to acquire participations pursuant to paragraph (a) of this Section
3.02 in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of an Event of Default or Default hereunder, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

            SECTION 3.03. LC FEE. The Borrower agrees to pay to the Agent for the account of the Participating Lenders for each calendar quarter (or shorter period commencing with the date hereof or ending with the first date on which the LC Commitment shall have expired or been terminated and there shall be no Outstanding Letters of Credit) a fee (the "LC Fee") on the average daily amount of the Outstanding Letters of Credit at a rate per annum equal to the LIBOR Spread in effect for Revolving Loans at the beginning of such period. The LC Fee shall be computed on the basis of the actual number of days elapsed over a year of 360 days. The Agent agrees to disburse to each Participating Lender its pro rata portion of such LC Fee promptly upon receipt. The LC Fee shall be paid in arrears on the last day of March, June, September and December of each year and on the Revolving Credit Maturity Date (or the first date on which the LC Commitment shall have expired or been terminated and there shall be no Outstanding Letters of Credit, if earlier), commencing on the first such date following the Closing Date. Once paid, the LC Fee shall not be refundable in any circumstances (other than corrections of error in payment).

            SECTION 3.04. AGREEMENT TO REPAY LC DISBURSEMENTS. (a) If the Fronting Bank shall pay any draft presented under a Letter of Credit, the Borrower shall pay to the Agent, on behalf of the Fronting Bank an amount equal to the amount of such draft before 11:00 a.m., New York City time, on the Business Day on which the Fronting Bank shall have notified the



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                                                                    45






Borrower that payment of such draft will be made (or such later time as is not later than three hours after the Borrower shall have received such notice or, if the Borrower shall have received such notice later than 2:00 p.m., New York City time, on any Business Day, not later than 10:00 a.m., New York City Time, on the immediately following Business Day). The Agent will promptly pay any such amounts received by it to the Fronting Bank. In the event that, after the payment of any such amount to the Fronting Bank, the Fronting Bank, shall not pay such amount in respect of such draft, the Fronting Bank shall return to the Agent, for the account of the Borrower, any such unpaid amount, together with interest thereon accrued at the Federal Funds Effective Rate then in effect from and including the date such amount was paid by the Borrower to the Agent to but excluding the date such amount was repaid by the Fronting Bank to the Agent.

            (b) The Borrower's obligation to repay the Fronting Bank for LC Disbursements made by the Fronting Bank under the Outstanding Letters of Credit shall be absolute, unconditional and irrevocable under any and all circumstances and irrespective of the following:

            (i) any lack of validity or enforceability of any Letter of Credit;

            (ii) the existence of any claim, setoff, defense or other right that the Borrower or any other Person may at any time have against the beneficiary under any Letter of Credit, the Fronting Bank, the Agent or any other Lender (other than the defense of payment in full in accordance with the terms of this Agreement or a defense based on the gross negligence or wilful misconduct of the Fronting Bank) or any other Person in connection with this Agreement or any other agreement or transaction;

            (iii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, PROVIDED that payment by the Fronting Bank under such Letter of Credit against presentation of such draft or document shall not have constituted gross negligence or wilful misconduct of the Fronting Bank;

            (iv) payment by the Fronting Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, PROVIDED that such payment shall not have constituted gross negligence or wilful misconduct of the Fronting Bank; and

            (v) any other circumstance or event whatsoever, whether or not similar to any of the foregoing, PROVIDED that such other circumstance or event shall not have been the result of gross negligence or wilful misconduct of the Fronting Bank.

            It is understood that in making any payment under a Letter of Credit
(A) the Fronting Bank's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever, and (B) any noncompliance in any immaterial respect of the documents presented under a Letter of Credit with the terms thereof shall, in each case, not be deemed wilful misconduct or gross negligence of the Fronting Bank.




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                                                                    46






            SECTION 3.05. LETTER OF CREDIT OPERATIONS. The Fronting Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under an Outstanding Letter of Credit to ascertain that the same appear on their face to be in conformity with the terms and conditions of such Outstanding Letter of Credit. The Fronting Bank shall as promptly as possible, but in no event later than two hours after such demand for payment, give oral notification, confirmed by facsimile notice, to the Agent and the Borrower of such demand for payment and shall as promptly as possible, but in no event later than two hours prior to any payment in respect of such demand, give oral notification, confirmed by facsimile notice, to the Agent and the Borrower of the determination by the Fronting Bank as to whether such demand for payment was in accordance with the terms and conditions of such Outstanding Letter of Credit and whether the Fronting Bank has made or will make an LC Disbursement thereunder, PROVIDED that the failure to give such notice shall not relieve the Borrower of its obligation to reimburse the Fronting Bank with respect to any such LC Disbursement, and the Agent shall promptly give each Participating Lender notice thereof.

            SECTION 3.06. CASH COLLATERALIZATION. If any Event of Default shall occur and be continuing, the Borrower shall on the Business Day it receives notice from the Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Participating Lenders holding participations in Outstanding Letters of Credit representing at least 51% of the aggregate undrawn amount of all Outstanding Letters of Credit) therefor, deposit in an account with the Collateral Agent, for the benefit of the Participating Lenders, an amount in cash equal to the LC Exposure as of such date. Such deposit shall be held by the Collateral Agent as collateral for the payment and performance of the Obligations. The Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits in Permitted Investments, which investments shall be made at the option and sole discretion of the Collateral Agent, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall (a) automatically be applied by the Agent to reimburse the Fronting Bank for LC Disbursements, (b) be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time and
(c) if the maturity of the Loans has been accelerated (but subject to the consent of Participating Lenders holding participations in Outstanding Letters of Credit representing at least 51% of the aggregate undrawn amount of all Outstanding Letters of Credit), such amount (to the extent not applied as aforesaid) shall be applied to satisfy the Obligations. If the Borrower is required to provide an amount of cash collateral hereunder as a result of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived. The provisions of this Section 3.06 are subject to the provisions of the Intercreditor Agreement as long as any Tranche A Exchange Notes are outstanding.

            SECTION 3.07. TERMINATION OF LC COMMITMENT. (a) The Borrower may permanently terminate, or from time to time in part permanently reduce, the LC Commitment, in each case upon at least three Business Days' prior written or facsimile notice to the Agent and the Fronting Bank; PROVIDED that, after giving effect to such termination or reduction, the LC Commitment shall not be less than the LC Exposure at such time or greater than the aggregate Revolving Credit Commitments at such time. The Borrower shall pay to the Agent for the account of the Participating Lenders, on the date of such termination or reduction, the LC Fees on the amount of the LC Commitment so terminated or reduced accrued to but excluding the date of such termination or reduction.

            (b)  The LC Commitment shall be permanently reduced as provided in
Section 2.13(e).




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                                                                    47






            SECTION 3.08. FRONTING BANK FEES. (a) The Borrower shall pay to the Fronting Bank, for its own account, such commissions, issuance fees, transfer fees and other fees and charges in connection with the issuance or administration of each Letter of Credit as the Borrower and the Fronting Bank shall agree.

            (b) The Borrower shall pay to the Fronting Bank, for its own account, a fronting fee (the "Fronting Fee") on the average daily aggregate maximum amount available to be drawn (assuming compliance with all conditions to drawing) under all outstanding Letters of Credit at the rate of 0.20% per annum, payable in arrears on the last day of each March, June, September and December of each year and on the Revolving Credit Maturity Date (or the first date on which the LC Commitment shall have expired or been terminated and there shall be no Outstanding Letters of Credit, if earlier), commencing on the first such date following the Closing Date. The Fronting Fee shall be computed on the basis of the actual number of days elapsed over a year of 360 days.

            SECTION 3.09. RESIGNATION OF REMOVAL OF FRONTING BANK. (a) The Fronting Bank may resign at any time by giving 180 days' prior written notice to the Agent, the Lenders and the Borrower, and may be removed at any time by the Borrower by notice to the Fronting Bank, the Agent and the Lenders. Upon any such resignation or removal, the Borrower shall (within 180 days after such notice of resignation or removal) either appoint a Lender (with the consent of such Lender) as successor, or terminate the unutilized LC Commitment; PROVIDED, HOWEVER, that, if the Borrower elects to terminate the unutilized LC Commitment, the Borrower may at any time thereafter that the Revolving Credit Commitments are in effect reinstate by notice to the Agent and the Lenders the LC Commitment in connection with the appointment of a successor Fronting Bank. Subject to paragraph (b) below, upon the acceptance of any appointment as Fronting Bank hereunder by a successor Fronting Bank, such successor shall succeed to and become vested with all the interests, rights and obligations of the retiring Fronting Bank and the retiring Fronting Bank shall be discharged from its obligations to issue additional Letters of Credit hereunder. At the time such removal or resignation shall become effective, the Borrower shall pay all accrued and unpaid fees pursuant to Section 2.05(d). The acceptance of any appointment as Fronting Bank hereunder by a successor Fronting Bank shall be evidenced by an agreement entered into by such successor, in a form satisfactory to the Borrower and the Agent, and, from and after the effective date of such agreement, (i) such successor shall be a party hereto and have all the rights and obligations of the Fronting Bank under this Agreement and the other Loan Documents and (ii) references herein and in the other Loan Documents to the "Fronting Bank" shall be deemed to refer to such successor or to any previous Fronting Bank, or to such successor and all previous Fronting Banks, as the context shall require.

            (b) After the resignation or removal of the Fronting Bank hereunder, the retiring Fronting Bank shall remain a party hereto and shall continue to have all the rights and obligations of the Fronting Bank under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation or removal, but shall not be required to issue additional Letters of Credit.





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                                                                    48






                               ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES

            The Borrower represents and warrants to each of the Lenders, the Agent, the Swingline Lender and the Fronting Bank that:

            SECTION 4.01. ORGANIZATION; POWERS. Each of the Borrower, TAFSI and the Guarantors (a) is a corporation duly, organized, validly existing and in good standing under the laws of the State of Delaware, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business and in good standing in every jurisdiction where such qualification is required (after giving effect to the Recapitalization), except where the failure so to qualify or be in good standing would not result in a Material Adverse Effect and (d) has the corporate power and authority to execute, deliver and perform its obligations under each of the Transaction Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of Borrower, to borrow hereunder.

            SECTION 4.02. AUTHORIZATION. The execution, delivery and performance by the Borrower, each Guarantor and TAFSI, as applicable, of each of the Transaction Documents to which it is a party, the borrowings hereunder, the creation of the security interests contemplated by the Security Documents and the other transactions contemplated by the Transaction Documents (including (x) the Recapitalization and (y) the agreements executed and delivered in connection with the offering of and the issuance by the Borrower of its Tranche A Exchange Notes and Subordinated Notes) (all the foregoing, collectively, the "Transactions") (a) have been duly authorized by all requisite corporate and, if required, stockholder action and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, other than any law, statute, rule or regulation, the violation of which will not result in a Material Adverse Effect, or of the certificate of incorporation or other constitutive documents or by-laws of the Borrower, either Guarantor or TAFSI, (B) any order of any Governmental Authority or (C) any provision of any material indenture, agreement or other instrument to which the Borrower, either Guarantor or TAFSI is a party or by which either of them or any of their property (including the Mortgaged Properties) or assets is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument or (iii) result in the creation or imposition of any Lien (other than any Lien created under the Security Documents) upon or with respect to any property or assets now owned or hereafter acquired by the Borrower, either Guarantor or TAFSI.

            SECTION 4.03. ENFORCEABILITY. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Transaction Document to which the Borrower, each Guarantor or TAFSI is a party when executed and delivered by it will constitute, a legal, valid and binding obligation of the Borrower, such Guarantor or TAFSI, as the case may be, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

            SECTION 4.04. GOVERNMENTAL APPROVALS. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority by either Guarantor, TAFSI or the Borrower is or will be required in connection with the Transactions, except such as have been made or obtained and are in full force and effect and other than filings, recordings and approvals
(i) to record deeds and leases with respect to real properties, (ii) to record and/or



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                                                                    49






perfect the security interest created by the Security Documents, (iii) to record a leasehold memorandum, if currently unrecorded, in respect of any leasehold interest to which a Leasehold Mortgage relates and (iv) that are not material to the Borrower, either Guarantor or TAFSI individually or in the aggregate.

            SECTION 4.05. FINANCIAL STATEMENTS. (a) The unaudited pro forma consolidated balance sheet of the Borrower and its subsidiaries as of December 31, 1996 (including the notes thereto) (the "Pro Forma Balance Sheet"), copies of which have heretofore been furnished to each Lender, has been prepared giving effect (as if such events had occurred on such date) to (i) the Transactions (including the Recapitalization and the Borrowings under this Agreement contemplated to be made on the Closing Date) and (ii) the payment of fees and expenses in connection with the foregoing. The Pro Forma Balance Sheet has been prepared based on the assumptions used to prepare the pro forma financial information contained in the Confidential Information Memorandum, is based on the best information available to the Borrower as of the date of delivery thereof, and presents fairly on a pro forma basis the estimated consolidated financial position of the Borrower and its subsidiaries as of December 31, 1996, assuming that the events specified in the preceding sentence had actually occurred at December 31, 1996.

            (b) The Borrower has heretofore furnished to the Lenders its consolidated and consolidating balance sheets and related statements of operations, stockholders' equity and cash flows as of and for the fiscal years ended December 31, 1996, 1995 and 1994, audited by and accompanied by the opinion of Price Waterhouse, independent public accountants. Such financial statements present fairly the financial condition and results of operations and cash flows of the Borrower and its consolidated subsidiaries as of such dates and for such periods. Such financial statements and the notes thereto disclose all material liabilities required under GAAP to be disclosed, direct or contingent, of the Borrower and its consolidated subsidiaries as of the dates thereof. Such financial statements were prepared in accordance with GAAP applied on a consistent basis.

            SECTION 4.06. NO MATERIAL ADVERSE CHANGE. There has been no material adverse change in the business, assets, operations, properties, financial condition, contingent liabilities, prospects or material agreements of the Borrower and its subsidiaries, taken as a whole, since December 31, 1996.

            SECTION 4.07. TITLE TO PROPERTIES; POSSESSION UNDER LEASES. (a) After giving effect to the consummation of the Transactions on the Closing Date, each of the Borrower, the Guarantors and TAFSI will have good and marketable title to, or valid leasehold interests in, all its material properties and assets (including, in the case of the Guarantors, all Mortgaged Property); all such material properties and assets shall be free and clear of Liens, other than Liens expressly permitted by Section 7.02; and, except for leases of Mortgaged Properties set forth on Schedule 7.02, no material portion of any Mortgaged Property shall be subject to any lease, license, sublease or other agreement granting to any Person any right to use, occupy, or enjoy the same.

            (b) Except as set forth on Schedule 4.07(b), after giving effect to the consummation of the Transactions on the Closing Date, each Guarantor shall have complied with all material obligations under all material leases to which such Guarantor shall then be a party, and all such leases shall be in full force and effect; each Guarantor shall enjoy peaceful and undisturbed possession under all such material leases under which it is tenant. Neither the Borrower nor TAFSI is a party to any lease.




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                                                                    50






            (c) Except as set forth on Schedule 4.07(c), neither the Borrower nor any Guarantor has received any notice of, or has any knowledge of, any pending or contemplated condemnation proceeding affecting the Mortgaged Properties or any sale or disposition thereof in lieu of condemnation.

            (d) Neither the Borrower nor either Guarantor is obligated under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any Mortgaged Property or any interest therein.

            SECTION 4.08. SUBSIDIARIES. As of the Closing Date and after giving effect to the Recapitalization (a) the Borrower has no subsidiaries other than the Guarantors and TAFSI and (b) none of the Guarantors or TAFSI has any subsidiaries.

            SECTION 4.09. LITIGATION; COMPLIANCE WITH LAWS. (a) Except as set forth on Schedule 4.09, there are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower, either Guarantor or TAFSI or any business, property (including the network of Truckstops operated by the Borrower's subsidiaries), assets or rights of any such Person (i) that involve any Transaction Document or the Transactions or
(ii) as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, could, individually or in the aggregate, result in a Material Adverse Effect.

            (b) None of the Borrower, the Guarantors or TAFSI, nor any of their respective material properties or assets, are in violation of, nor will the continued operation of their material properties and assets as currently conducted violate any material law, rule, regulation or statute (including any zoning, building, Environmental and Safety Law, ordinance, code or approval or any building permits) or any restrictions of record or agreements affecting the Mortgaged Property or are in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect. The issuance of the Letters of Credit will not violate any applicable law or regulation or violate or be prohibited by any judgment, writ, injunction, decree or order of any Governmental Authority, where such violation would have a Material Adverse Effect.

            (c) Certificates of occupancy and permits are in effect for 80% of the aggregate value of the Mortgaged Properties, as currently constructed.

            SECTION 4.10. AGREEMENTS. After giving effect to the Recapitalization and the Transactions, none of the Borrower, the Guarantors or TAFSI is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default could reasonably be expected to result in a Material Adverse Effect.

            SECTION 4.11. FEDERAL RESERVE REGULATIONS. (a) None of the Borrower, the Guarantors or TAFSI is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

            (b) No part of the proceeds of any Letter of Credit or any Loan or Swingline Loan will be used by the Borrower, any Guarantor or TAFSI, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to buy or carry Margin Stock or to extend credit to others for the purpose of buying or carrying Margin Stock or to refund indebtedness originally incurred for such purpose or (ii) for any purpose that entails a violation of, or is



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inconsistent with, the provisions of the Regulations of the Board, including
Regulations G, U and X.

            SECTION 4.12. INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT. None of the Borrower, the Guarantors or TAFSI (a) is an "investment company" as defined in, or is subject to regulation under, the Investment Company Act of 1940 or (b) is a "holding company" as defined in, or is subject to regulation under, the Public Utility Holding Company Act of 1935.

            SECTION 4.13. USE OF PROCEEDS. The Borrower will use the Letters of Credit and the proceeds of the Loans and any Swingline Loans only for the purposes specified in the preamble to this Agreement.

            SECTION 4.14. TAX RETURNS. Each of the Borrower, TAFSI and the Guarantors has filed or caused to be filed all material Federal, state and local tax returns required to have been filed by it or with respect to it and has paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessments received by it or with respect to it, except taxes that are being contested in good faith by appropriate proceedings and for which the Borrower, TAFSI or such Guarantor shall have set aside on its books adequate reserves in accordance with GAAP. Each of the Borrower, TAFSI and the Guarantors has filed or made adequate provision in accordance with GAAP on its books for any material taxes payable by it in connection with the Transactions.

            SECTION 4.15. NO MATERIAL MISSTATEMENTS. The information provided by or on behalf of the Borrower and contained in the Confidential Offering Memorandum (including all attachments and exhibits thereto), as supplemented, and as supplemented further by information heretofore provided in writing by or on behalf of the Borrower to the Lenders (including the Offering Memorandum), when taken as a whole, was, as of the date of the Confidential Offering Memorandum, the dates otherwise specified therein or the dates upon which such information was provided in writing, accurate in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading, PROVIDED that (a) the statements therein describing documents and agreements are summaries only and as such are qualified in their entirety by reference to such documents and agreements, (b) to the extent any such information therein was based upon or constitutes a forecast or projection, the Borrower represents only that it acted in good faith and utilized reasonable assumptions, due and careful consideration and the best information known to it at the time in the preparation of such information and (c) as to the information that is specified as having been supplied by third parties other than Affiliates of the Borrower, the Borrower represents only that it is not aware of any material misstatement therein or omission therefrom.

            SECTION 4.16. EMPLOYEE BENEFIT PLANS. Each of the Borrower, the Guarantors, TAFSI and their ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the regulations and published interpretations thereunder. No Reportable Event has occurred, been waived or exists as to which the Borrower, either Guarantor, TAFSI or any ERISA Affiliate was or is required to file a report with the PBGC, and the present value of all benefit liabilities under each Plan (based on those assumptions used to fund such Plan) did not, as of the last annual valuation date applicable thereto, exceed by more than $2,000,000 the value of the assets of such Plan. None of the Borrower, the Guarantors, TAFSI or any ERISA Affiliate has incurred any Withdrawal Liability that could result in a Material Adverse Effect. None of the Borrower, the Guarantors, TAFSI or any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA, and no Multiemployer Plan is reasonably expected to be in reorganization or to be terminated where such reorganization or termination has resulted or could



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                                                                    52






reasonably be expected to result, through increases in the contributions required to be made to such Plan or otherwise, in a Material Adverse Effect.

            SECTION 4.17. ENVIRONMENTAL AND SAFETY MATTERS. (a) After giving effect to the Transactions, each of the Borrower, the Guarantors and TAFSI is in compliance with all Environmental and Safety Laws, with the exception of instances that will not in the aggregate result in any material liability on the part of the Borrower, TAFSI or the applicable Guarantor, individually or collectively.

            (b) (i) None of the Borrower, the Guarantors, or TAFSI has received notice of any failure to comply with, nor has any such notice been issued that has not been fully satisfied so as to bring any property of the Borrower, TAFSI or either Guarantor into full compliance with, all Environmental and Safety Laws, except where such noncompliance could not reasonably be expected to have a Material Adverse Effect; (ii) after giving effect to the Transactions, the plants and facilities of the Borrower and its subsidiaries do not use, manage, treat, store or dispose of any Hazardous Substances in violation of any Environmental and Safety Laws, except where such violations could not reasonably be expected to have a Material Adverse Effect; (iii) after giving effect to the Transactions, all licenses, permits or registrations (or any extensions thereof) required under any Environmental and Safety Law for the business of the Borrower and its subsidiaries as proposed to be conducted have been obtained and each of the Borrower and its subsidiaries is in compliance therewith, except for the failure to obtain such licenses, permits or registrations or to comply therewith which could not reasonably be expected to have a Material Adverse Effect; and
(iv) neither the Borrower nor any of its subsidiaries is in noncompliance with, breach of or default under any applicable writ, order, judgment, injunction or decree where such noncompliance, breach or default will materially and adversely affect the ability of the Borrower or any of its subsidiaries, as applicable, to operate any real property owned or leased by it, and no event has occurred and is continuing that, with the passage of time or the giving of notice or both, will constitute such noncompliance, breach or default thereunder.

            (c) (i) No Hazardous Substance has been Released (and no oral or written notification of such Release has been filed) or is present whether or not in a reportable or threshold planning quantity, at, on or under any property owned or leased by the Borrower or any of its subsidiaries during the period of the Borrower's or such subsidiary's ownership or lease of such property, or to the knowledge of the Borrower or such subsidiary at any time previous to such ownership or lease, under conditions that require remedial action under applicable Environmental and Safety Laws, except where such remedial action could not reasonably be expected to have a Material Adverse Effect, (ii) no property now or previously owned or leased by the Borrower or any of its subsidiaries has, directly or indirectly, transported or arranged for the transportation of any Hazardous Substances to any site listed, or proposed for listing, on the National Priorities List promulgated pursuant to CERCLA, on CERCLIS (as defined in CERCLA) or on any similar Federal, state or foreign list of sites requiring investigation or cleanup, except where any liability for such transportation or arrangement for transportation could not reasonably be expected to result in a Material Adverse Effect. Neither the Borrower nor any of its subsidiaries is aware of any event, condition or circumstance involving environmental pollution or contamination, or employee safety or health relating to the use or handling of, or exposure to, Hazardous Substances, that could reasonably be expected to result in a Material Adverse Effect.

            (d) The Borrower and its Subsidiaries are conducting and will continue to conduct their respective businesses and operations in an environmentally responsible manner, and the Borrower and its Subsidiaries, taken as a whole, are not and have no reason to believe that they will be subject to any requirement of Environmental and Safety Laws that will result in cash



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expenditures related to environmental, health or safety matters that could have a Material Adverse Effect.

            SECTION 4.18. SOLVENCY. After giving effect to the Transactions to occur on the Closing Date, (a) the fair salable value of the assets of (i) the Borrower and its subsidiaries, on a consolidated basis, and (ii) each Guarantor will exceed the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of the Borrower and its subsidiaries, on a consolidated basis, and such Guarantor, respectively, as they mature, (b) the assets of (i) the Borrower and its subsidiaries, on a consolidated basis, and (ii) each Guarantor will not constitute unreasonably small capital to carry out their businesses as conducted or as proposed to be conducted, including the capital needs of the Borrower and its subsidiaries, on a consolidated basis, or such Guarantor, respectively (taking into account, in each case, the particular capital requirements of the businesses conducted by such entities and the projected capital requirements and capital availability of such businesses), and (c) neither the Borrower nor the Guarantors intend to, nor do they believe that they will, incur debts beyond their ability to pay such debts as they mature (taking into account the timing and amounts of cash to be received by them and the amounts to be payable on or in respect of their obligations).

            SECTION 4.19. EMPLOYMENT AND MANAGEMENT AGREEMENTS. Except as disclosed on Schedule 4.19, as of the Closing Date there are no (a) employment agreements covering management employees of the Borrower, TAFSI or either Guarantor or other material agreements relating to the compensation of management employees (including the issuance of securities of the Borrower to management employees), (b) agreements for management or consulting services to which the Borrower, TAFSI or any Guarantor is a party or by which any of them is bound or (c) collective bargaining agreements or other labor agreements covering any of the employees of the Borrower, either Guarantor or TAFSI.

            SECTION 4.20. CAPITALIZATION. (a) As of the Closing Date and after giving effect to the Transactions, the authorized capital stock of the Borrower consists of (i) 30,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), of which 1,276,672 shares are issued and outstanding and (ii) 20,000,000 shares of Preferred Stock, par value $.01 per share, of which (A) 6,000,000 shares have been designated shares of Convertible Preferred Stock, Series I, par value $.01 per share (the "Series I Preferred Stock"), (B) 2,500,000 shares have been designated shares of Convertible Preferred Stock, Series II, par value $.01 per share (the "Series II Preferred Stock," and together with the Series I Preferred Stock, the "Junior Preferred Stock"), (C) 3,000,000 have been designated Senior Convertible Participating Preferred Stock, Series I, par value $.01 per share, ("Series I Senior Preferred Stock") and (D) 1,000,000 shares have been designated shares of Senior Convertible Participating Preferred Stock, Series II, par value $.01 per share ("Series II Senior Preferred Stock" and, together with the Series I Senior Preferred Stock, the "Senior Preferred Stock") . All outstanding shares of capital stock of the Borrower are fully paid and nonassessable. 1,086,250 shares of the Common Stock are owned of record by the Voting Trust in accordance with the terms of the Voting Trust Agreement. Set forth on Schedule 4.20(a)(i) is a list of every Person that, as of the Closing Date, will own beneficially (as defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934 or any successor thereto) and of record shares of any class of capital stock of the Borrower, together with the number of shares of such class so owned. Set forth on Schedule 4.20(a)(ii) is a list of every Person that, to the Borrower's knowledge based on information provided to it by the Voting Trustee under the Voting Trust Agreement, as of the Closing Date, will own beneficially and of record Voting Trust Certificates, together with the number of shares represented by such certificates so owned.




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            (b) At all times following the Closing Date, the authorized capital stock of TA will consist of 1,000 shares of Common Stock, par value $.01 per share, of which 100 shares will be issued and outstanding at all times. All outstanding shares of capital stock of TA are fully paid and nonassessable and, after giving effect to the Recapitalization, are owned beneficially and of record by the Borrower.

            (c) At all times following the Closing Date, the authorized capital stock of National will consist of 1,000 shares of Common Stock, par value $.01 per share, of which 10 shares will be issued and outstanding at all times. All outstanding shares of capital stock of National are fully paid and nonassessable and are owned beneficially and of record by the Borrower.

            (d) At all times following the Closing Date, the authorized capital stock of TAFSI will consist of 1,000 shares of Common Stock, par value $1 per share, of which 100 shares will be issued and outstanding at all times. All outstanding shares of capital stock of TAFSI are fully paid and nonassessable and, after giving effect to the Recapitalization, are owned beneficially and of record by the Borrower.

            (e) Except as set forth on Schedule 4.20(e), there will be no outstanding subscriptions, options, warrants, calls, rights (including preemptive rights) or other agreements or commitments (including pursuant to management or employee stock plan or similar plan) of any nature relating to any capital stock of the Borrower, TA, National or TAFSI.

            SECTION 4.21. SECURITY DOCUMENTS. (a) The Pledge Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Pledge Agreement) and proceeds thereof and, when the Collateral is delivered to the Collateral Agent, the Pledge Agreement shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the Borrower, each Guarantor or TAFSI, as applicable, in such Collateral and the proceeds thereof, in each case prior and superior in right to any other Person.

            (b) The Security Agreement and the Collateral Account Agreement are effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined, respectively, in the Security Agreement and the Collateral Account Agreement) and proceeds thereof, and when financing statements in appropriate form are filed in the offices specified on Schedule
4.21 (or, in the case of TAFSI, in the offices of the Secretary of State of the State of Ohio) and, in the case of cash included in the Collateral under the Collateral Account Agreement, when such cash is deposited in the Collateral Account, each of the Security Agreement and the Collateral Account Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Borrower, TAFSI and each Guarantor, as applicable, in such Collateral and the proceeds thereof, in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by Section 7.02.

            (c) The Mortgages are effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable Lien on all of each Guarantor's right, title and interest in and to the Mortgaged Properties thereunder and the proceeds thereof, and, when the Mortgages are filed in the offices specified on Schedule 1.01(c), the Mortgages shall constitute fully perfected Liens on, and security interests in, all right, title and interest of such Guarantor in such Mortgaged Properties and the proceeds thereof, in each case prior and superior in right to any other Person, other than with respect to rights of Persons pursuant to Liens expressly permitted by Section 7.02.



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            (d) The Trademark Security Agreement is effective to create in favor of the Collateral Agent, for ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Trademark Security Agreement) and the proceeds thereof, and upon the filing of assignment statements with the United States Patent and Trademark Office, together with financing statements in appropriate form filed in the offices specified on Schedule 4.21, the Trademark Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Borrower, TAFSI and each Guarantor in such Collateral and the proceeds thereof, in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by Section 7.02.

            (e) The Collateral Assignment is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable assignment of, transfer of all right, title and interest of the Borrower, TAFSI or each Guarantor, as applicable, in, and security interest in, the Assigned Contracts (as defined in the Collateral Agreement) and proceeds thereof, and when financing statements in appropriate form are filed in the offices specified on Schedule 4.21, the Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Borrower, TAFSI or such Guarantor, as applicable, in such Assigned Contracts and the proceeds thereof, in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by
Section 7.02.

            SECTION 4.22. LABOR MATTERS. There are no strikes, lockouts or slowdowns against the Borrower or any of its subsidiaries pending or, to the Borrower's knowledge, threatened. The hours worked by and payment made to employees of the Borrower and its subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters, where such violations could reasonably be expected to result in a Material Adverse Effect. The consummation of the Transactions will not give rise to a right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower or any of its subsidiaries is a party or by which the Borrower or any of its subsidiaries is bound on the Closing Date.

            SECTION 4.23.  LOCATION OF REAL PROPERTY AND LEASED PREMISES.
(a) Schedule 4.23(a) lists completely and correctly as of the Closing Date all real property owned by the Guarantors and the addresses thereof. Each Guarantor will own in fee all the real property set forth on Schedule 4.23(a) with respect to such Guarantor.

            (b) Schedule 4.23(b) lists completely and correctly as of the Closing Date all real property leased or subleased by the Guarantors and the addresses thereof. Each Guarantor has a valid lease or sublease in all the real property set forth on Schedule 4.23(b) with respect to such Guarantor.

            (c) Neither the Borrower nor TAFSI owns or leases any real property.

            SECTION 4.24. INSURANCE. The Borrower and each Guarantor maintains (after giving effect to insurance it has caused each Network Operator, if any, to maintain) with financially sound insurance companies insurance on all its properties in at least such amounts and against at least such risks (but, including in any event, all-risk casualty, public liability and product liability) as are usually insured against in the same general geographic area by companies engaged in the same or similar business. The Borrower has been named as an additional insured party on each insurance policy that it has caused each Guarantor and each Network Operator, if any, to maintain.




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            SECTION 4.25. DELIVERY OF DOCUMENTS. (a) The Borrower has previously made available, and has caused each Guarantor to make available, to the Agent true, correct and complete copies of all real property leases or subleases, easement agreements, option agreements and other agreements, instruments and documents (whether or not recorded) that encumber or otherwise affect the real property listed on Schedules 4.23(a) and 4.23(b).

            (b) On or prior to the Closing Date, each Lender has received complete certified copies (as certified to by, as applicable, the Secretary of the Borrower, the applicable Guarantor or TAFSI) of the Environmental Agreements, the Stockholders Agreement, the TA Stockholders Agreement, the Tranche A Exchange Note Purchase Agreements and the Subordinated Note Indenture, including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto (if any), and all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof. None of such documents and agreements has been amended, supplemented or otherwise modified, nor have any of the provisions thereof been waived, in each case in any manner that, in the reasonable judgment of the Agent, is adverse in any material respect to the Lenders, except pursuant to a written agreement or instrument that has heretofore been consented to by the Required Lenders.

            (c) Each of the Stockholders Agreement, the TA Stockholders Agreement, the Environmental Agreements, the Tranche A Exchange Note Purchase Agreements and the Subordinated Note Indenture has been duly executed and delivered by the Borrower, TAFSI and the applicable Guarantor and, to the Borrower's knowledge, by each party thereto and each of the material terms and provisions thereof is in full force and effect.

            (d) Each of the Franchise Agreements has been duly executed and delivered by the Borrower, TAFSI and the applicable Guarantor and, to the Borrower's knowledge, by each party thereto and each is in full force and effect, there having been no default thereunder by the Borrower, TAFSI or the applicable Guarantor. There has been no amendment, change or modification to any Franchise Agreement that is adverse in any respect to the interests of the Secured Parties without the written consent of the Collateral Agent.

            SECTION 4.26. FEES AND EXPENSES. The aggregate amount of fees and expenses incurred in connection with the Transactions by the Borrower, TAFSI and the Guarantors will not exceed $16,500,000.





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                                ARTICLE V

         CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT

            The obligations of the Lenders to make Loans hereunder, the obligation of the Swingline Lender to make Swingline Loans hereunder and the obligation of the Fronting Bank to issue any Letter of Credit (each, a "Credit Event") hereunder are subject to the satisfaction of the following conditions:

            SECTION 5.01. ALL CREDIT EVENTS. On the date of each Credit Event other than a Borrowing in which Revolving Credit Loans are refinanced with new Revolving Credit Loans (without any increase in the aggregate principal amount of Revolving Credit Loans outstanding) as contemplated by Section 2.02(e) and other than any Revolving Credit Loan made pursuant to Section 2.02(f):

            (a) The Agent and, where applicable, the Fronting Bank or the Swingline Lender shall have received a notice of such Credit Event as required by Section 2.03, Section 3.01(c) and Section 2.21(b), respectively.

            (b) The representations and warranties set forth in Article IV hereof shall be true and correct in all material respects on and as of the date of such Credit Event with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date or that there are changes to the factual information contained in such representations and warranties that do not reflect any violation of or failure to comply with any provision of this Agreement or any other Loan Document.

            (c) The Borrower shall be in compliance with all the material terms and provisions set forth herein and in each other Loan Document on its part to be observed or performed, and at the time of and immediately after such Credit Event no Event of Default or Default shall have occurred and be continuing.

            Each Credit Event shall be deemed to constitute a representation and warranty by the Borrower on the date of such Credit Event as to the matters specified in paragraphs (b) and (c) of this Section 5.01. Continuations and conversions of outstanding Term Borrowings pursuant to
      Section 2.10 shall not be deemed to be new Borrowings for the purpose of this Section 5.01.

            SECTION 5.02.  FIRST BORROWING.  On the Closing Date:

            (a) The Agent shall have received a favorable written opinion of (i) Paul, Weiss, Rifkind, Wharton & Garrison, counsel for the Borrower, the Guarantors and TAFSI, to the effect set forth in Exhibit M-1 and (ii) each local counsel listed on Schedule 5.02(a) to the effect set forth in Exhibit M-2, in each case (A) dated the Closing Date, (B) addressed to the Agent, the Fronting Bank, the Lenders, the Swingline Lender and the Collateral Agent and (C) covering such other matters incidental to the Loan Documents and the Transactions as the Agent shall request. The Borrower hereby instructs each such counsel to deliver its opinion to the Agent.

            (b) All legal matters incident to this Agreement and the Borrowings hereunder shall be satisfactory to the Lenders and their counsel and to Cravath, Swaine & Moore, counsel for the Agent.




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            (c) The Agent shall have received (i) a copy of the certificate of incorporation, including all amendments thereto, of each of the Borrower, TAFSI and the Guarantors, certified as of recent date by the Secretary of State of the State of Delaware, and a certificate as to the good standings of each of the Borrower, TAFSI and the Guarantors as of a recent date, from such Secretary of State; (ii) a certificate of the Secretary or Assistant Secretary of each of the Borrower, TAFSI and the Guarantors dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the By-laws of the Borrower, TAFSI or such Guarantor, as the case may be, as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of the Borrower, TAFSI or such Guarantor, as the case may be, authorizing the execution, delivery, and performance of the Transaction Documents and the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate of incorporation of the Borrower, TAFSI or such Guarantor, as the case may be, has not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above and (D) as to the incumbency and specimen signature of each officer executing any Transaction Document or any other document delivered in connection herewith on behalf of the Borrower, such Guarantor or TAFSI, as the case may be; (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to (ii) above; and (iv) such other documents as the Lenders or their counsel or Cravath, Swaine & Moore, counsel for the Agent, may reasonably request.

            (d) The Agent shall have received a certificate, dated the Closing Date and signed by a Financial Officer of the Borrower, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of Section 5.01.

            (e) The Agent shall have received all Fees and other amounts due and payable on or prior to the Closing Date.

            (f) The Intercreditor Agreement shall have been duly executed by the Borrower, the Tranche A Exchange Note Purchasers and the Collateral Agent, and shall be in full force and effect.

            (g) The Guarantee Agreement shall have been duly executed by each Guarantor and the Collateral Agent, and shall be in full force and effect. The Indemnity and Subrogation Agreement shall have been duly executed by the Borrower, each Guarantor and the Collateral Agent and shall be in full force and effect.

            (h) The Pledge Agreement shall have been duly executed by the parties thereto and delivered to the Collateral Agent and shall be in full force and effect, and all the outstanding capital stock of each Guarantor and TAFSI shall have been duly and validly pledged thereunder to the Collateral Agent for the ratable benefit of the Secured Parties and certificates representing such shares, accompanied by instruments of transfer and stock powers endorsed in blank, shall be in the actual possession of the Collateral Agent.

            (i) Each of the Security Agreement, the Trademark Security Agreement, the Collateral Assignment and the Collateral Account Agreement shall have been duly executed by the Borrower and all other parties thereto and shall have on delivered to the Collateral Agent and shall be in full force and effect on such date and each document (including each Uniform Commercial Code financing statement) required by law or reasonably requested by the Agent to be filed, registered or recorded in order to create in favor of the Collateral Agent for the benefit of the Secured Parties a valid, legal and perfected first-priority security interest in or lien on the



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Collateral (subject to any Lien expressly permitted by Section 7.02) described in each of such agreements shall have been delivered to the Collateral Agent.

            (j) The Collateral Agent shall have received the results of a search of the Uniform Commercial Code filings (or equivalent filings) made with respect to the Borrower, each Guarantor and TAFSI in the States (or other jurisdictions) in which are located the chief executive offices of such Persons, any offices of such Persons in which records have been kept relating to Accounts and the other jurisdiction in which Uniform Commercial Code filings (or equivalent filings) are to be made pursuant to the preceding paragraph, together with copies of the financing statements (or similar documents) disclosed by such search, and accompanied by evidence satisfactory to the Agent that the Liens indicated in any such financing statement (or similar document) would be permitted under
Section 7.02 or have been released.

            (k) The Collateral Agent shall have received a Perfection Certificate with respect to each of the Guarantors, TAFSI and the Borrower dated the Closing Date and duly executed by a Responsible Officer of each such entity.

            (l) (i) Each of the Security Documents, in form and substance satisfactory to the Lenders, relating to each of the Mortgaged Properties (including each Mortgage and each Assignment of Leases and Rents) shall have been duly executed by the parties thereto and delivered to the Collateral Agent and shall be in full force and effect, (ii) each of such Mortgaged Properties shall not be subject to any Lien other than those permitted under Section 7.02,
(iii) each of such Security Documents shall have been filed and recorded in the recording office as specified on Schedule 1.01(c) (or a lender's title insurance policy, in form and substance acceptable to Agent, insuring such Security Document as a first lien on such Mortgaged Property (subject to any Lien expressly permitted by Section 7.02) shall have been received by Agent) and, in connection therewith, the Agent shall have received evidence satisfactory to it of each such filing and recordation and (iv) the Collateral Agent shall have received such other documents, including a policy or policies of title insurance issued by a nationally, recognized title insurance company, together with such endorsements, coinsurance and reinsurance as may be requested by the Agent, the Fronting Bank, the Swingline Lender and the Lenders, insuring the Mortgages as valid first liens on the Mortgaged Properties, free of Liens other than those permitted under Section 7.02, together with such surveys, abstracts, appraisals and legal opinions required to be furnished pursuant to the terms of the Mortgages or as reasonably requested by the Agent, the Fronting Bank, the Swingline Lender or the Lenders.

            (m) The Borrower and each Guarantor shall have obtained insurance in compliance with Section 6.02 and the applicable provisions of the Security Documents, and the Agent shall have received a report or reports (in form and substance satisfactory to it (including, among other things, a description of coverage and a summary of terms of the insurance maintained by the Borrower and each Guarantor) from Willis Corroon Corporation and/or an insurance firm of comparable stature as to the adequacy of such insurance based on the nature and requirements of the truckstop industry and based on Willis Corroon Corporation's or such other firm's knowledge and experience with respect thereto.

            (n) All policies of insurance maintained pursuant to Section 6.02 shall have been endorsed or otherwise amended to include a "standard" or "New York" lender's loss payable endorsement, in form and substance reasonably satisfactory to the Agent and the Collateral Agent, which endorsement shall provide that, from and after the Closing Date, the insurance carrier shall pay all proceeds otherwise payable to the insured party under such policies directly to the Collateral Agent unless (i) the amounts so payable shall not exceed $50,000 and (ii) the insurance



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carrier shall not have received written notice from the Agent or the Collateral
Agent that an Event of Default has occurred.

            (o) The Recapitalization and the other Transactions shall have been consummated or shall be consummated simultaneously with the closing of the Facilities in accordance with documentation reasonably satisfactory to the Lenders and applicable law, and the Lenders shall (i) be satisfied with the capitalization, structure and equity ownership of the Borrower and its subsidiaries after giving effect to the Recapitalization and the other Transactions, (ii) be satisfied with all voting and other governance arrangements under the certificate of incorporation, by-laws, voting trust agreement, stockholders agreement and all related documents and (iii) be satisfied that, in connection with the Recapitalization and the other Transactions, the aggregate amount of fees and expenses shall not exceed $16,500,000.

            (p) The Borrower shall have received not less than $125,000,000 in gross cash proceeds from the issuance of the Subordinated Notes in a public offering or Rule 144A or other private placement to purchasers reasonably satisfactory to the Agent, which Subordinated Notes shall (i) bear interest at a rate not greater than the then-current market rate of interest as determined in good faith by the Borrower at the time of issuance of the Subordinated Notes,
(ii) mature not earlier than the tenth anniversary of the Closing Date, and not be subject to any sinking fund requirements or other amortization, (iii) be subordinated to the Facilities on terms reasonably satisfactory to the Lenders and (iv) otherwise have terms and conditions reasonably satisfactory in all respects to the Lenders (including but not limited to terms relating to fees, covenants, events of default and remedies).

            (q) The Borrower shall have repaid, or shall have caused TA to repay, $4,500,000 aggregate principal amount of the TA Senior Notes and the Borrower shall have received all the outstanding National Senior Notes and all the remaining outstanding TA Senior Notes in exchange for (i) the Series I Tranche A Exchange Notes, which (A) shall bear interest at a rate (other than during the continuance of a default or an event of default under the Tranche A Exchange Note Purchase Agreements) not greater than 8.94% per annum and (B) shall have terms and conditions reasonably satisfactory in all respects to the Lenders (including covenants, events of default and remedies substantially identical to the corresponding provisions contained in this Agreement) and (ii) the Series II Tranche A Exchange Notes, which (A) shall bear interest at a rate per annum not to exceed the LIBOR Rate (as defined in the Tranche A Exchange Note Purchase Agreements) plus 3.00% (other than during the continuance of a default or an event of default under the Tranche A Exchange Note Purchase Agreements) and (B) shall have terms and conditions reasonably satisfactory in all respects to the Lenders (including covenants, events of default and remedies substantially identical to the corresponding provisions contained in this Agreement).

            (r) The Existing Indebtedness shall have been repaid in full, all commitments to lend thereunder shall have been permanently terminated and all obligations thereunder and security interests relating thereto shall have been discharged, and the Agent shall have received reasonably satisfactory evidence of such repayment, termination and discharge.

            (s) After giving effect to the Recapitalization and the other Transactions, the Guarantors, TAFSI and the Borrower shall have no liabilities other than (i) the Loans under the Facilities, (ii) the Tranche A Exchange Notes, (iii) the Subordinated Notes, (iv) the Guarantee Agreement, (v) the Subordinated Note Guarantees and (vi) other liabilities satisfactory to the Lenders and Indebtedness permitted under Section 7.01.




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            (t) The Lenders shall have received a satisfactory pro forma consolidated balance sheet of the Borrower as of December 31, 1996, after giving effect to the Recapitalization and the other Transactions and the Lenders shall be satisfied that such balance sheet is not materially inconsistent with the projections previously furnished to the Lenders.

            (u) The Lenders shall be reasonably satisfied in all material respects with all arrangements among the Borrower, the Operators that are stockholders of the Borrower and the Resellers that are stockholders of the Borrower, including all franchise, lease and fuel supply agreements.

            (v) The Agent shall have received appraisals, reasonably satisfactory in form and substance to the Agent, from an appraiser reasonably satisfactory to the Agent, of the real property, personal property and other assets of the Borrower and its subsidiaries after giving effect to the Transactions and the other transactions contemplated hereby.

            (w) The Lenders shall be satisfied with all legal, tax and accounting matters relating to the Transactions, the financing therefor and all other transactions contemplated hereby.

            (x) The Lenders shall be satisfied in all respects with the tax and ERISA positions and the contingent tax and other liabilities of each Guarantor, TAFSI and the Borrower and the plans of such Guarantor and the Borrower with respect thereto.

            (y) The Lenders shall be satisfied with the sufficiency of amounts available under the Revolving Facility to meet the ongoing working capital requirements of the Borrower following the consummation of the Transactions.

            (z) The Lenders shall have received a solvency letter, in form and substance satisfactory to the Agent, from Valuation Research Corp. together with such other evidence reasonable requested by the Lenders of the solvency of (i) the Guarantors, TAFSI and the Borrower, on a consolidated basis, and (ii) the Guarantors, in each case after giving effect to the Recapitalization and the other Transactions.

            (aa) All requisite Governmental Authorities and third parties shall have approved or consented to the Recapitalization and the other Transactions to the extent required, all applicable appeal periods shall have expired and there shall be no governmental or judicial action, actual or threatened, that has or would have a reasonable likelihood of restraining, preventing or imposing burdensome conditions on the transactions contemplated hereby.

            (bb) There shall be no litigation or administrative proceedings or other legal or regulatory developments, actual or threatened, that, in the judgment of the Lenders, involve a reasonable possibility of a material adverse effect on the business, assets, operations, properties, financial condition, contingent liabilities, prospects or material agreements of the Guarantors, TAFSI and the Borrower, taken as a whole, or the ability of the Guarantors, TAFSI and the Borrower, taken as a whole, to perform its obligations under Loan Documents, or the ability of the parties to consummate the Recapitalization or the other Transactions or the validity or enforceability of any of the Loan Documents or the rights, remedies and benefits available to the Agent, the Fronting Bank, the Swingline Lender, the Collateral Agent and the Lenders under the Loan Documents, or which would be materially inconsistent with the assumptions underlying the projections set forth in the Confidential Information Memorandum.

            (cc) The Mortgaged Properties shall each be in compliance with all applicable material laws, rules, regulations, statutes (including any zoning, building, Environmental and



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Safety Law, ordinance, code or approval or any building permits) and all restrictions of record and all material agreements affecting the Mortgaged Property and all decrees or orders of any Governmental Authority with jurisdiction with respect thereto, except to the extent such non-compliance or failure to obtain any necessary permits are not reasonably likely to result in a Material Adverse Effect.

            (dd) The Agent shall have received the certified documents required to be delivered to it pursuant to Section 4.25(b).

            (ee) The Agent shall have received (i) satisfactory title insurance policies for each Mortgaged Property and (ii) either (A) a satisfactory certificate from a Responsible Officer of the applicable Guarantor certifying that the surveys relating to the Mortgaged Properties of such Guarantor delivered to the Agent in connection with the TA Credit Agreement and the National Credit Agreement are true and correct in all material respects as of the date hereof and as of the Closing Date or (B) a current survey, in form and substance reasonably acceptable to the Agent, of such Mortgaged Property.

            (ff) The Agent shall have received a satisfactory certificate from a Responsible Officer of the applicable Guarantor certifying that, to the best of his knowledge, all New Improvements (as defined in Section 6.14) located upon each Mortgaged Property set forth on Schedule 6.14 have been completed in accordance with applicable laws, rules, regulations and statutes.

            (gg) The Borrower shall have deposited directly into the Collateral Account proceeds from the Term Loans in an amount not less than $45,000,000.


                               ARTICLE VI

                         AFFIRMATIVE COVENANTS

            The Borrower covenants and agrees with each Lender, the Agent, the Fronting Bank and the Swingline Lender under that, so long as this Agreement shall remain in effect or the principal of or interest on any Loan or Swingline Loan or LC Disbursement, any Fees or any other expenses or amounts payable under any Loan Document shall be unpaid, unless the Required Lenders shall otherwise consent in writing, the Borrower will and will cause each of its subsidiaries to:

            SECTION 6.01. EXISTENCE; BUSINESSES AND PROPERTIES. (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence.

            (b) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business, maintain and operate such business in substantially the manner in which it is currently conducted and operated; comply in all material respects with all material applicable laws, rules, regulations and statutes (including any zoning, building, Environmental and Safety Law, ordinance, code or approval or any building permits or any restrictions of record or agreements affecting the Mortgaged Property) and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions,



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improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

            (c)  Maintain all financial records in accordance with GAAP.

            SECTION 6.02. INSURANCE. (a) Keep (and/or cause the related Network Operator, if any, to keep) its properties (including Improvements and Personal Property (each as defined in the Mortgages)) insured at all times by financially sound and reputable insurers against loss by fire, casualty and such other hazards as may be afforded by an "all risk" policy or a fire policy covering "special" causes of loss, including building ordinance law endorsements; cause all such policies to be endorsed or otherwise amended to include a "standard" or "New York" lender's loss payable endorsement, in form and substance reasonably satisfactory to the Agent and the Collateral Agent, which endorsement shall provide that, from and after the Closing Date, the insurance carrier shall pay all proceeds otherwise payable to the Borrower, the applicable Guarantor or the applicable Network Operator, if any, under such policies directly to the Collateral Agent unless (i) the amounts so payable shall not exceed $50,000 and
(ii) the insurance carrier shall not have received written notice from the Agent or the Collateral Agent that an Event of Default has occurred and, if received, such notice shall not have been withdrawn (with the Agent agreeing to withdraw such notice if the related Event of Default shall have been cured and no other Event of Default shall then exist), cause all such policies to provide that neither the Borrower, the Guarantors, the Agent, the Collateral Agent nor any other party shall be a coinsurer thereunder and to contain a "Replacement Cost Endorsement", without any deduction for depreciation, and such other provisions as the Agent or the Collateral Agent may reasonably require from time to time to protect its interest; deliver (and/or cause the related Network Operator, if any, to deliver) original or certified copies of all such policies to the Collateral Agent; cause each such policy to provide that it shall not be canceled, modified or not renewed (i) by reason of nonpayment of premium upon not less than 10 days' prior written notice thereof by insurer to the Agent and the Collateral Agent or (ii) for any other reason upon not less than 30 days' prior written notice thereof by insurer to the Agent and the Collateral Agent; deliver to the Agent and the Collateral Agent, prior to the cancellation, modification or nonrenewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Agent and the Collateral Agent) together with evidence satisfactory to the Agent and the Collateral Agent of payment of the premium therefor; and cause each all-risk policy maintained by the Borrower or either Guarantor to be endorsed to provide for a waiver by the related insurer of all its rights to recovery against any Network Operator for damage covered by such policy.

            (b) If at any time the area in which the Premises (as defined in the Mortgages) are located is designated (i) a "flood hazard area" in any Flood Insurance Rate Map published by the Federal Emergency Management Agency, obtain (and/or cause the related Network Operator, if any, to obtain) flood insurance in such total amount as the Collateral Agent or the Agent may from time to time require, and otherwise comply with the National Flood Insurance Program as set forth in said Flood Disaster Protection Act of 1973, as it may be amended from time to time or (ii) "Zone I" area, obtain (and/or cause the related Network Operator, if any, to obtain) earthquake insurance in such total amount as the Agent, the Collateral Agent or the Required Lenders may from time to time require.

            (c) With respect to any Mortgaged Property, carry and maintain (and/or cause the related Network Operator, if any, to maintain) comprehensive general liability insurance including the "broad form CGL endorsement" and coverage on an occurrence basis against claims made for personal injury (including bodily injury, death and property damage) and umbrella liability insurance against any and all claims, in no event for a combined single limit of less than



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$5,000,000, naming the Collateral Agent as an additional insured, on forms satisfactory to the Collateral Agent.

            (d) Notify (and/or cause each Network Operator, if any, to notify) the Agent and the Collateral Agent immediately whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 6.02 is taken out by the Borrower, any Guarantor or any Network Operator and promptly deliver to the Agent and the Collateral Agent a duplicate original copy of such policy or policies.

            (e) Use reasonable efforts to cause the Phase II Consultant (as defined in the Environmental Agreement) to maintain, and name the Borrower as an additional insured wherever permissible under, the contracts of insurance coverage at levels at least as high as set forth in Schedule 6.02(e).

            (f) In connection with the covenants set forth in this Section 6.02, it is understood and agreed that:

            (i) neither the Agent, the Lenders, the Swingline Lender, the Fronting Bank, the Tranche A Exchange Note Purchasers, nor their agents or employees shall be liable for any loss or damage insured by the insurance policies required to be maintained under this Section 6.02, it being understood that (A) the Borrower shall look, and shall cause each Guarantor to look, solely to its insurance company or any other parties other than the aforesaid parties for the recovery of such loss or damage and (B) such insurance company shall have no rights of subrogation against the Agent, the Collateral Agent, the Lenders, the Swingline Lender, the Fronting Bank, the Tranche A Exchange Note Purchasers or their agents or employees. If, however, the insurance policies do not provide waiver of subrogation rights against such parties as requested above, then the Borrower hereby agrees, to the extent permitted by law, to waive its right of recovery, if any, against the Agent, the Collateral Agent, the Lenders, the Swingline Lender, the Fronting Bank, the Tranche A Exchange Note Purchasers and their agents and employees; and

            (ii) the designation of any form, type or amount of insurance coverage by the Agent or the Collateral Agent under this Section 6.02, shall in no event be deemed a representation, warranty, or advice by the Agent or the Collateral Agent that such insurance is adequate for the purposes of the Borrower's and each Guarantor's business or the protection of the Borrower's and each Guarantor's properties and the Agent and the Collateral Agent shall have the right from time to time to require the Borrower to keep (and/or cause any Guarantor or the related Network Operator, if any, to keep) other insurance in such form and amount as the Agent or the Collateral Agent may reasonably request, provided that such insurance shall be obtainable on commercially reasonable terms.

            SECTION 6.03. OBLIGATIONS AND TAXES. Pay its Indebtedness and other obligations promptly, and in accordance with their terms and pay and discharge promptly when due all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, its well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien upon such properties or any part thereof; PROVIDED, HOWEVER, that such payment and discharge shall not be required with respect to any such obligation, tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Borrower, TAFSI or such Guarantor, as applicable, shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such



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                                                                    65






contest operates to suspend collection of the contested obligation, tax, assessment or charge and enforcement of a Lien and, in the case of a Mortgaged Property, there is no risk of forfeiture of such property.

            SECTION 6.04. FINANCIAL STATEMENTS, REPORTS, ETC. Furnish to the Agent and each Lender:

            (a) as soon as available, and in no event later than 105 days after the end of each fiscal year (or 90 days during any time that the Borrower is subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended), the consolidated and consolidating balance sheets and related statements of income and cash flow, showing the consolidated financial condition of the Borrower and its consolidated subsidiaries as of the close of such fiscal year and the results of their operations during such year, all audited by Price Waterhouse or other independent public accountants of recognized national standing reasonably acceptable to the Required Lenders and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present the consolidated financial condition and results of operations of the Borrower and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

            (b) as soon as available, and in no event later than 60 days (or 45 days during any time that the Borrower is subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended) after the end of each of the first three fiscal quarters of each fiscal year, the unaudited consolidated and consolidating balance sheets and related statements of income and changes in financial position, showing the consolidated financial condition of the Borrower and its consolidated subsidiaries as of the close of such fiscal quarter and the results of their operations during such fiscal quarter and the then elapsed portion of the fiscal year, all certified by a Financial Officer of the Borrower as fairly presenting the consolidated financial condition and results of operations of the Borrower and its consolidated subsidiaries in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes required by GAAP;

            (c) concurrently with any delivery of financial statements under (a) or (b) above, a certificate of the accounting firm or a Financial Officer of the Borrower opining on or certifying such statements (which certificate, when furnished by an accounting firm, may be limited to accounting matters and disclaim responsibility for legal interpretations)
      (i) certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) setting forth computations in reasonable detail satisfactory to the Agent demonstrating compliance with the covenants contained in Sections 7.13. 7.14, 7.15, 7.16 and 7.17;

            (d) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any of its subsidiaries with the Securities and Exchange Commission, or any governmental authority succeeding to any of or all the functions of said Commission, or with any national securities exchange, or distributed to any of their shareholders, as the case may be;

            (e) promptly following the preparation thereof, copies of each management letter prepared by the Borrower's, either Guarantor's or TAFSI's auditors (together with any response thereto prepared by the Borrower, such Guarantor or TAFSI);



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                                                                    66






            (f) as soon as available, and in any event no later than 105 days after the end of each fiscal year historical summary data for the immediately preceding year and forecasted financial projections and summary data through the end of the then current fiscal year, in substantially the same form and format as set forth in Section 10 of the Confidential Information Memorandum (including a specification of the underlying assumptions and a management discussion of historical results), all certified by a Financial Officer of the Borrower to be a fair summary of its results and its good faith estimate of the forecasted financial projections and results of operations for the period through the then-current fiscal year;

            (g) upon the earlier of (i) 105 days after the end of each fiscal year of the Borrower (commencing with the fiscal year ending December 31, 1997) and (ii) the date on which the financial statements with respect to such period are delivered pursuant to paragraph (a) above, a certificate of a Financial Officer of the Borrower setting forth, in detail satisfactory to the Agent, the amount of Excess Cash Flow, if any, for such period;

            (h) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of either Guarantor, TAFSI or the Borrower, or compliance with the terms of any Loan Document, as the Agent, the Fronting Bank, the Swingline Lender or any Lender may reasonably request;

            (i) promptly, a copy of any amendment or waiver of any provisions of any agreement referenced in Section 7.10, any amendment or waiver of any provision of the Tranche A Exchange Note Documents not requiring the consent or approval of the Lenders or any other amendment or waiver of any provisions of any agreement to the extent that such amendment or waiver is required hereunder to be furnished to the Agent, the Fronting Bank or any Lender;

            (j) promptly, a copy of any notice of a default received by the Borrower, TAFSI or either Guarantor under any other Loan Document;

            (k) promptly a copy of any notice of default received by the Borrower, TAFSI or either Guarantor (i) from any Tranche A Exchange Note Purchaser under the Tranche A Exchange Note Purchase Agreements or (ii) under the Subordinated Note Indenture;

            (l) a copy of all notices (other than regarding any scheduled or mandatory repayments), certificates, financial statements and reports, as and when delivered by or on behalf of the Borrower, TAFSI or either Guarantor (i) to the Tranche A Exchange Note Purchasers under the Tranche A Exchange Note Purchase Agreements or (ii) under the Subordinated Note Indenture (except to the extent any such notice, certificate, financial statement or report is otherwise required to be delivered pursuant to this Agreement); and

            (m) a copy of all solicitations or requests for any proposed waiver or amendment of any of the provisions of the Tranche A Exchange Note Documents or Subordinated Note Indenture (but only if the consent or approval of the Lenders is required in connection therewith).




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            SECTION 6.05. LITIGATION AND OTHER NOTICES. Furnish to the Agent,
the Fronting Banks, the Swingline Lender, the Collateral Agent and each Lender prompt written notice of the occurrence of the following:

            (a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

            (b) the filing or commencement of, or any threat or notice of intention of any Person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against the Borrower or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect; and

            (c) any development that has resulted in, or could reasonably be anticipated to result in, a Material Adverse Effect.

            SECTION 6.06. ERISA. (a) Comply in all material respects with the applicable provisions of ERISA and (b) furnish to the Agent, the Fronting Bank, the Swingline Lender and each Lender (i) as soon as possible, and in any event within 30 days after any Responsible Officer of the Borrower or either Guarantor or any ERISA Affiliate either knows or has reason to know that any Reportable Event has occurred, as to which the Borrower, either Guarantor, TAFSI or any ERISA Affiliate was or is required to file a report with the PBGC, that alone or together with any other Reportable Event could reasonably be expected to result in liability of the Borrower, TAFSI, either Guarantor or any ERISA Affiliate to the PBGC in an aggregate amount exceeding $2,000,000, a statement of a Financial Officer of the Borrower setting forth details as to such Reportable Event and the action proposed to be taken with respect thereto, together with a copy of the notice, if any, of such Reportable Event given to the PBGC, (ii) promptly after receipt thereof, a copy of any notice the Borrower, TAFSI or either Guarantor or any ERISA Affiliate may receive from the PBGC relating to the intention of the PBGC to terminate any Plan or Plans, (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code) or to appoint a trustee to administer any Plan or Plans, (iii) within 10 days after the due date for filing with the PBGC pursuant to Section 412(n) of the Code of a notice of failure to make a required installment or other payment with respect to a Plan, a statement of a Financial Officer of the Borrower, TAFSI or such Guarantor, as applicable, setting forth details as to such failure and the action proposed to be taken with respect thereto, together with a copy of such notice given to the PBGC and (iv) promptly and in any event within 30 days after receipt thereof by the Borrower, TAFSI or either Guarantor or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by the Borrower or any ERISA Affiliate concerning (A) the imposition of Withdrawal Liability or (B) a determination that a Multiemployer Plan is, or is expected to be, terminated or in reorganization, in each case within the meaning of Title IV of ERISA.

            SECTION 6.07. MAINTAINING RECORDS; ACCESS TO PROPERTIES AND INSPECTIONS. Maintain all financial records in accordance with GAAP and permit any representatives designated by the Agent, the Fronting Bank, the Swingline Lender, the Collateral Agent or any Lender to visit and inspect the financial records, and the properties of the Borrower, TAFSI and each Guarantor at reasonable times and upon reasonable notice and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any representatives designated by the Agent, the Fronting Bank, the Swingline Lender, the Collateral Agent or any Lender to discuss the affairs, finances and condition of the Borrower, TAFSI or either Guarantor or any properties of Borrower or either Guarantor with the officers thereof.




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            SECTION 6.08. USE OF PROCEEDS. Use the Letters of Credit and the
proceeds of the Loans only for the purposes set forth in the preamble to this Agreement.

            SECTION 6.09. FISCAL YEAR. Cause its fiscal year to end on December 31 of each year.

            SECTION 6.10. FURTHER ASSURANCES. (a) Execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code and other financing statements, mortgages and deeds of trust) that may be required under applicable law, or which the Required Lenders, the Agent or the Collateral Agent may reasonably request, in order to effectuate the transactions contemplated by the Transaction Documents and in order to grant, preserve, protect and perfect the validity and first priority of the security interests created or intended to be created by the Security Documents. In addition, from time to time, each of the Borrower, TAFSI and the Guarantors will, at its cost and expense, promptly secure the Obligations by pledging or creating, or causing to be pledged or created, perfected security interests with respect to such of its assets and properties as the Agent or the Required Lenders shall designate (it being understood that it is the intent of the parties that the Obligations shall be secured by, among other things, substantially all the assets of the Borrower, each Guarantor and TAFSI (including real and other properties acquired subsequent to the Closing Date)). Such security interests and Liens, will be created under the Security Documents and other security agreements, mortgages, deeds of trust and other instruments and documents, in form and substance satisfactory to the Required Lenders, and each of the Borrower, TAFSI and the Guarantors shall deliver or cause to be delivered to the Lenders all such instruments and documents, (including legal opinions, title insurance policies and lien searches) as the Required Lenders shall reasonably request to evidence compliance with this Section 6.10. Each of the Borrower and the Guarantors agrees to provide such evidence as the Required Lenders shall reasonably request as to the perfection and priority status of each such security interest and Lien.

            (b) Within 90 days following the Closing Date, enter into Lockbox Agreements with financial institutions reasonably acceptable to the Agent.

            SECTION 6.11. RATE PROTECTION AGREEMENTS. In the case of the Borrower, enter into within 90 days following the Closing Date, and maintain at any time prior to the date that is four years following the Closing Date, Rate Protection Agreements satisfactory to the Agent, with respect to the Loans or the Series II Tranche A Exchange Notes, to the extent necessary to cause not less than 50% of the Funded Debt of the Borrower and its subsidiaries on a consolidated basis at such date to be either (a) Indebtedness that accrues interest at a fixed rate or (b) Indebtedness with respect to which such a Rate Protection Agreement is in effect.

            SECTION 6.12. ENVIRONMENTAL AND SAFETY LAWS. (a) Comply with, and use its best efforts to ensure compliance by all tenants and subtenants (including each Network Operator, if any) with, all Environmental and Safety Laws and obtain and comply with and maintain, and use its best efforts to ensure that all tenants and subtenants (including each Network Operator, if any) obtain and comply with and maintain, any and all licenses, approvals, registrations or permits required by Environmental and Safety Laws, except to the extent that failure to so comply or to obtain and comply with and maintain such licenses, approvals, registrations and permits does not have, and could not reasonably be expected to result in, a Material Adverse Effect.

            (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions, required under Environmental and Safety Laws and promptly comply with all lawful orders and directives of all Governmental Authorities respecting Environmental and Safety Laws, except to the extent that the same are being contested in good



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faith by appropriate proceedings and the pendency of such proceedings would not have a Material Adverse Effect.

            (c) Notify the Agent of any of the following that is likely to have a Material Adverse Effect:

            (i) any Environmental Claim that the Borrower, TAFSI or either Guarantor receives, including one to take or pay for any remedial, removal, response or cleanup or other action with respect to any Hazardous Substance contained on any property owned or leased by the Borrower such Guarantor or TAFSI;

            (ii) any notice of any alleged violation of or knowledge by the Borrower, Holdings, TAFSI or any Guarantor of a condition that might reasonably result in a violation of any Environmental and Safety Law;

            (iii) any commencement or threatened commencement of any judicial or administrative proceeding or investigation alleging a violation or potential violation of any requirement of any Environmental and Safety Law by the Borrower, TAFSI or either Guarantor; and

            (iv) any Release or threat of Release that could reasonably be expected to result in a Material Adverse Effect.

            (d) Without limiting the generality of Section 10.05(b), indemnify the Agent, the Fronting Bank, the Swingline Lender, the Collateral Agent and each Lender and each of their respective directors, officers, employees, agents and Affiliates (each such Person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses (including reasonable counsel fees, expert and consultant fees, charges and disbursements) of whatever kind or nature arising out of, or in any way relating to, the violation of, noncompliance with or liability under any Environmental and Safety Laws applicable to the operations of the Borrower or either Guarantor or to the Mortgaged Properties, or any orders, requirements or demands of Governmental Authorities related thereto, including reasonable attorneys' and consultants' fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or wilful misconduct of the Indemnitee seeking indemnification therefor. This indemnity shall continue in full force and effect regardless of the termination of this Agreement and the other Loan Documents.

            SECTION 6.13. MATERIAL CONTRACTS. Maintain in full force and effect (including exercising any available renewal option and without amendment or modification) all its material contracts (including each operating lease permitted by Section 7.08) unless the failure so to maintain such contracts (or the amendments or modifications thereto) individually or in the aggregate, would not have a Material Adverse Effect, and promptly notify each Lender of each failure to comply with this Section 6.13.




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            SECTION 6.14. CERTIFICATES OF OCCUPANCY, PERMITS AND ZONING. (a)
Within 270 days following the Closing Date, the Borrower shall deliver the following documents to the Collateral Agent for Mortgaged Properties set forth on Schedule 6.14 having 80% of the aggregate value of all Mortgaged Properties set forth on such Schedule:

            (i)(A) a copy of the original permanent certificate or certificates of occupancy or completion, as the same may have been amended or issued from time to time, covering any Improvement located upon the Mortgaged Property that was constructed after the date of the TA Credit Agreement or the National Credit Agreement, as applicable (a "New Improvement"), that were required to have been issued by the appropriate Governmental Authority for such New Improvement or (ii) a letter from an appropriate Governmental Authority stating that at the time of construction certificates of occupancy were not required for each such New Improvement for which a certificate as described above has not been delivered and, if reasonably requested by the Agent or Collateral Agent, suitable evidence of the date of construction of each New Improvement on such Mortgaged Property;

            (ii) without limiting the Borrower's obligations under Section 6.12,
      (A) a copy of all material licenses, permits and authorizations (other than certificates of occupancy or completion, all applications, plans and filings necessary for the issuance of any such certificate and all licenses, permits and authorizations that were no longer required once any such certificate was issued) that were necessary for the construction of each New Improvement located upon the Mortgaged Property or that are necessary for the current operation of such New Improvement and (B) a copy of all applications (including plans) that were necessary for the issuance of any certificate of occupancy or completion with respect to any New Improvement, but only to the extent now or hereafter in the Borrower's possession;

            (iii) a copy of all applications (and documents filed in connection therewith (including plans)) that the Borrower makes to any Governmental Authority in order to comply with the provisions of this Section 6.14; and

            (iv) one of the following: (A) written confirmation from the applicable zoning commission or other appropriate Governmental Authority stating that, with respect to each Mortgaged Property as built, it complies with existing land use and zoning ordinances, regulations and restrictions applicable to such property, (B) an opinion from local counsel acceptable to the Agent to the same effect as covered by clause
      (A) above or (C) a zoning endorsement satisfactory to the Agent in connection with the Collateral Agent's mortgagee title insurance policy of such Mortgaged Property.

            (b) After the Closing Date, the Borrower shall use commercially reasonable efforts to obtain (and promptly upon obtaining the same deliver to the Collateral Agent):

            (i) estoppel certificates from ground lessors of any Mortgaged Property;

            (ii) estoppel certificates from each Operator of each Mortgaged Property; and

            (iii) subordination and attornment agreements from each Operator of each Mortgaged Property, unless the related operating lease by its terms, is subject and subordinate to the Lien of the applicable Mortgage or Leasehold Mortgage.




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            (c) After the Closing Date, the Borrower shall (i) use commercially reasonable efforts (A) to cause the lease relating to its leasehold interest in property located in Willington, Connecticut, to be amended to provide commercially reasonable leaseholding financability provisions and to provide for the lessor of such property to consent to the granting of a Mortgage on such leasehold interest and (B) to obtain the consent of the landlord of its property
(1) on site 1058 in Nashville, Tennessee, and (2) on site 1084 in Amarillo, Texas, to the granting of a Mortgage on such leasehold interests, and (ii) upon obtaining any such consent, promptly cause the applicable Guarantor to enter into a Mortgage with respect to such Mortgaged Property.


                               ARTICLE VII

                           NEGATIVE COVENANTS

            The Borrower covenants and agrees with each Lender, the Agent, the Fronting Bank and the Swingline Lender that, so long as this Agreement shall remain in effect or the principal of or interest on any Loan or Swingline Loan or LC Disbursement, any Fees or any other expenses or amounts payable under any Loan Document shall be unpaid, unless the Required Lenders shall otherwise consent in writing, the Borrower will not, and will not cause or permit any of its subsidiaries to:

            SECTION 7.01. INDEBTEDNESS. Incur, create, assume or permit to exist any Indebtedness, except:

            (a) Indebtedness existing on the date hereof and set forth on
      Schedule 7.01 (but not any extensions, renewals or replacements of such Indebtedness);

            (b) Indebtedness created under the Loan Documents;

            (c) in the case of the Guarantors, Indebtedness consisting of purchase money Indebtedness incurred in the ordinary course of business after the Closing Date to finance Capital Expenditures or Transition Capital Expenditures permitted under Section 7.13; PROVIDED, HOWEVER, that
      (i) for purposes of Section 7.13, the aggregate principal amount of any such Indebtedness shall be deemed to be a Capital Expenditure or a Transition Capital Expenditure, as the case may be, at the time incurred or assumed, (ii) the aggregate of (A) the aggregate principal amount of Indebtedness permitted pursuant to this Section 7.01(c) and (B) any Capital Lease Obligations permitted pursuant to Sections 7.01(d) and 7.11(c) shall not exceed $25,000,000 at any time outstanding and (iii) such Indebtedness is incurred within 90 days after the making of the Capital Expenditures or Transition Capital Expenditures financed thereby;

            (d) in the case of the Guarantors, Indebtedness in respect of Capital Lease Obligations permitted under Section 7.11(c);

            (e) in the case of the Borrower or either Guarantor, Indebtedness in respect of fuel-supply, hedging agreements and arrangements, PROVIDED that any such agreements or arrangements shall have been entered into for bona fide hedging purposes and pursuant to a written fuel-supply hedging policy approved by the board of directors of the Borrower;

            (f)(i) in the case of the Borrower, Indebtedness in respect of the Tranche A Exchange Notes and the Subordinated Notes and (ii) in the case of the Guarantors,



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      Indebtedness in respect of the Tranche A Exchange Note Guarantees and the
      Subordinated Note Guarantees;

            (g) Indebtedness that arises from the refinancing from time to time by the Borrower of (i) the Series I Tranche A Exchange Notes, (ii) the Series II Tranche A Exchange Notes or (iii) the Series I Tranche A Exchange Notes and the Series II Tranche A Exchange Notes (and, in each case, the related Tranche A Exchange Note Guarantees) and ranks PARI PASSU with or subordinate to the Loans, the Swingline Loans, any unreimbursed LC Disbursements and the guarantees of each Guarantor supporting the Loans, the Swingline Loans and any unreimbursed LC Disbursements; PROVIDED, HOWEVER, that (A) such refinancing must be in whole and not in part with respect to all the Series I Tranche A Exchange Notes, all the Series II Tranche A Exchange Notes or all the Tranche A Exchange Notes, as applicable, (B) the weighted average interest rate applicable to such Indebtedness must be less than or equal to the interest rate applicable to the Tranche A Exchange Notes being refinanced, (C) no material terms applicable to such Indebtedness or the related guarantees shall be more favorable to the refinancing lenders than the terms that are applicable to the Tranche A Exchange Note Purchasers, (D) the weighted average life to maturity of such Indebtedness shall be greater than or equal to the weighted average life to maturity of the Tranche A Exchange Notes being refinanced and the first scheduled principal payment in respect of such Indebtedness shall not be earlier than the first scheduled principal payment in respect of such Tranche A Exchange Notes, (E) such Indebtedness shall be Indebtedness of the Borrower, (F) the priority of the security interest in the collateral securing the repayment of such Indebtedness (if such Indebtedness is to be secured) and the total amount or share of the collateral to be made available to secure such Indebtedness shall be no more senior or favorable than that which secured the repayment of the Tranche A Exchange Notes being refinanced at the time of such refinancing and the refinancing lenders shall enter into an intercreditor agreement with the Lenders in substantially the form of the Intercreditor Agreement (or in such other form as may be reasonably acceptable to the Required Lenders) providing for the sharing of collateral on such basis, (G) the principal amount of such Indebtedness shall be less than or equal to the principal amount then outstanding of the Tranche A Exchange Notes being refinanced and (H) such Indebtedness may not be incurred if at the time of such refinancing a Default or Event of Default has occurred and is continuing or would result therefrom;

            (h) Indebtedness that arises from the refinancing from time to time by the Borrower of the Subordinated Notes and is subordinate to the Obligations (which, if required by the terms of any Indebtedness incurred pursuant to Section 7.01(g) above in connection with any refinancing of the Tranche A Exchange Notes, shall include such refinancing Indebtedness); PROVIDED, HOWEVER, that (i) such refinancing must be in whole and not in part, (ii) the weighted average interest rate applicable to such Indebtedness must be less than or equal to the interest rate applicable to the Subordinated Notes, (iii) no material terms applicable to such Indebtedness (including the subordination provisions thereof) shall be more favorable to the refinancing lenders than the terms that are applicable under the Subordinated Note Indenture prior to such refinancing, (iv) the weighted average life to maturity of such Indebtedness shall be greater than or equal to the weighted average life to maturity of the Subordinated Notes and the first scheduled principal payment in respect of such Indebtedness shall not be earlier than the first scheduled principal payment in respect of the Subordinated Notes,
      (v) such Indebtedness shall be Indebtedness of the Borrower, (vi) such Indebtedness shall be unsecured, (vii) the guarantees by the Guarantors of such Indebtedness shall be no more favorable to the refinancing lenders than the Subordinated Note Guarantees, (viii) the principal amount of



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      such Indebtedness shall be less than or equal to the principal amount then outstanding of the Subordinated Notes and (ix) such Indebtedness may not be incurred if at the time of such refinancing a Default or Event of Default has occurred and is continuing or would result therefrom;

            (i) in the case of TAFSI, Indebtedness to the Borrower or either Guarantor, PROVIDED that the amount of all such Indebtedness does not exceed $3,000,000 in the aggregate at any time outstanding;

            (j) in the case of either Guarantor, Indebtedness to the Borrower, the other Guarantor or TAFSI;

            (k) in the case of the Borrower, Rate Protection Agreements;

            (l) in the case of the Guarantors, other unsecured Indebtedness in an aggregate principal amount at any time outstanding not in excess of $5,000,000; and

            (m) in the case of the Borrower, Indebtedness to any of its subsidiaries.

            SECTION 7.02. LIENS. Create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any Person) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except:

            (a) Liens on property or assets of the Borrower or any subsidiary thereof existing on the date hereof and set forth on Schedule 7.02 (including, to the extent any such Lien is the result of a lease, any extensions, renewals or replacements of such lease, PROVIDED that the annual lease payment under any such extension, renewal or replacement shall be no less than the fair market rental value of the leased property as of the date of such extension, renewal or replacement), PROVIDED that such Liens shall secure only those obligations that they secure on the date hereof;

            (b) in the case of either Guarantor, any Lien existing on any property or asset prior to the acquisition thereof by such Guarantor or TAFSI, PROVIDED that (i) such Lien is not created in contemplation of or in connection with such acquisition, (ii) such Lien does not apply to any other property or assets of such Guarantor and (iii) such Lien does not
      (A) materially interfere with the use, occupancy and operation of any property, (B) materially reduce the fair market value of such property but for such Lien or (C) result in any material increase in the cost of operating, occupying or owning (or leasing) such property;

            (c) Liens for taxes, assessments or governmental charges not yet due and payable (or due and payable but not yet delinquent) or which are being contested in compliance with Section 6.03 or Section 6.12;

            (d) in the case of the Guarantors, carriers', warehousemen's, mechanics', materialmen's, repairmen's, landlord's or other like Liens arising in the ordinary course of business and securing obligations that are not due and payable or which are being contested in compliance with
      Section 6.03;

            (e) in the case of the Guarantors, pledges and deposits made in the ordinary course of business in compliance with workmen's compensation, unemployment insurance and other social security laws or regulations;



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            (f) in the case of the Guarantors, pledges and deposits to secure the performance of bids, trade contracts (other than for Indebtedness) leases, statutory obligations surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

            (g) in the case of the Guarantors, zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances that do not materially impair the current use or the value of the property subject thereto;

            (h) in the case of the Guarantors, purchase money security interests in real property, improvements thereto or equipment hereafter acquired (or, in the case of improvements, constructed), PROVIDED that (i) such security interests secure Indebtedness permitted by Section 7.01(c), (ii) such security interests are incurred, and the Indebtedness secured thereby is created, within 90 days after such acquisition (or construction), (iii) the Indebtedness secured thereby does not exceed 75% of the lesser of the cost or the fair market value of such real property, improvements or equipment at the time of such acquisition (or construction) and (iv) such security interests do not apply to any other property or assets;

            (i) Liens incurred in connection with Capital Lease Obligations permitted by Section 7.01(d), PROVIDED that such Liens do not extend to any other property or assets of such Person;

            (j) any Lien created under the Loan Documents;

            (k) the lease or sublease of retail space and office space at any Truckstop so long as either (i) the term of the lease or sublease does not exceed three years or (ii) such lease or sublease does not result in the lease or sublease of real property of the Borrower or any of its subsidiaries in excess of 3,000 square feet at any one location to any one lessee; and

            (l) the lease or sublease of retail space and office space at any Truckstop other than as described in clause (k) above, PROVIDED that (i) the lease with respect thereto shall (A) contain provisions consistent with and not in conflict with any term, condition, covenant or agreement contained in any Loan Document, (B) require the lessee to deliver estoppel certificates to the Collateral Agent in compliance with clause (iii) below, (C) provide that such lease is subject and subordinate in all respects to the applicable Mortgage and (D) constitute an "operating lease" (and not a financing lease) for all purposes, (ii) in each case, the Borrower shall have delivered to the Collateral Agent, reasonably in advance of the execution and delivery thereof, copies of such lease and all other agreements to be entered into by the Borrower or any of its subsidiaries in connection therewith, (iii) the Borrower shall have delivered to the Agent within 30 days of a request therefor by the Collateral Agent, an estoppel certificate of any lessee in form and substance satisfactory to the Agent, (iv) in each case, the Borrower shall, at its expense, take such action as shall be necessary or as shall be reasonably requested by the Collateral Agent to assign to the Collateral Agent, for the benefit of the Secured Parties, a perfected security interest in its rights under such lease and other agreements, including the execution, delivery and recording of an Assignment of Leases and Rents substantially in the form of Exhibit C, (v) after giving effect to the entering into of such lease, no Default or Event of Default shall have occurred and be continuing, (vi) promptly after execution of such lease, an executed copy of such lease and a certificate of an officer of the Borrower certifying that such lease complies with the provisions of this Section 7.02(l) shall be delivered to the Agent and (vii) the lease or sublease of such space: (A) shall not



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      result in the representations and warranties contained in the related
      Mortgage or in this Agreement to be untrue, (B) shall not result in any material adverse effect on the value or operations of the related Mortgaged Property as a Truckstop, (C) shall have no effect on the Collateral Agent's Lien on the remaining Land under the related Mortgage,
      (D) shall not restrict ingress and egress to, the operation of or in any way interfere with the business currently conducted on the Mortgaged Property and (E) shall be done and conducted, as applicable, in accordance with all material laws, rules, regulations or statutes (including any zoning, building, Environmental and Safety Laws, ordinances, codes or approvals or any building permits) or any restrictions of record or agreements affecting the Mortgaged Property.

            SECTION 7.03. SALE AND LEASE-BACK TRANSACTIONS. Enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or personal, used or useful in the business of the Borrower or its subsidiaries, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred (any such transaction, a "Sale and Lease-Back Transaction"), other than (a) any Sale and Lease-Back Transactions involving the properties described on Schedule 7.03 or (b) any Sale and Lease-Back Transaction with respect to property acquired by the Borrower or any subsidiary thereof following the Closing Date, if such Sale and Lease-Back Transaction (i) involves a sale by the Borrower or any subsidiary thereof for consideration equal to at least the then-current fair market value of such property and (ii) results in a Capital Lease Obligation or an operating lease permitted by Section 7.11, in either case entered into to finance a Capital Expenditure permitted by Section 7.13 consisting of (A) the initial acquisition by the Borrower or such subsidiary of the property sold or transferred in such Sale and Lease-Back Transaction or (B) the development of a Truckstop on such property.

            SECTION 7.04. INVESTMENTS, LOANS AND ADVANCES. Purchase, hold or acquire any capital stock, evidences of Indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment or any other interest in, any other Person, except:

            (a) in the case of the Borrower, investments by the Borrower in the capital stock of, and loans to, the Guarantors and in promissory notes described in Section 7.04(e);

            (b) Permitted Investments;

            (c) in the case of the Guarantors, pledges and deposits permitted under subsection (f) of Section 7.02;

            (d) in the case of the Guarantors, loans or advances to employees in the ordinary course of business in an aggregate amount outstanding to any single employee at any time not in excess of $10,000 (or, if and to the extent such loans or advances shall be used by such employees solely for relocation expenses, $100,000) and in an aggregate amount outstanding for all employees at any time not in excess of $1,000,000 (which loans and advances shall not be forgiven);

            (e) in the case of either Guarantor, promissory notes evidencing loans made by the Borrower to members of such Guarantor's management or the Institutional Investors to enable them to purchase shares of the Borrower's Common Stock, PROVIDED that (i) the amount loaned to any single member of management or any single Institutional Investor shall not exceed 50% of the aggregate purchase price of the shares purchased by such



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      member or Institutional Investor with the proceeds of any such loan, (ii)
      all the shares purchased by such member or Institutional Investor with the proceeds of any such loan shall be retained by such Guarantor for the benefit of the Secured Parties until such time as such loan shall have been repaid, (iii) the aggregate amount of all such loans outstanding at any time shall not exceed $1,500,000, (iv) such loans shall not be forgiven by the Borrower, (v) any shares purchased by any Institutional Investor with the proceeds of any such loan shall be resold to members of the Borrower's management as soon as such a resale may be consummated in accordance with applicable state and federal securities laws and (vi) any member of the Borrower's management who purchases shares pursuant to the preceding clause (v) shall assume all obligations under the loans the proceeds of which were used by such Institutional Investor to purchase such shares;

            (f) in the case of the Borrower, investments by the Borrower in the capital stock of, and loans to, TAFSI that are consistent with the limitations on the business of TAFSI set forth in Section 7.08;

            (g) investments in connection with Permitted Business Acquisitions, it being understood that the aggregate purchase consideration paid in any such investment shall (i) constitute a Capital Expenditure during the period in which such investment occurs or (ii) if and to the extent the Borrower and its subsidiaries are not permitted to incur additional Capital Expenditures under Section 7.13(a) at the time of such investment, constitute a Transition Capital Expenditure during the period in which such investment occurs;

            (h) in the case of the Guarantors and TAFSI, investments in any joint venture so long as the amount of all such investments does not exceed $5,000,000 in the aggregate at any time outstanding (any such joint venture, a "Permitted Joint Venture");

            (i) in the case of the Borrower, Rate Protection Agreements;

            (j) investments not otherwise permitted above so long as the amount of all such investments does not exceed $1,000,000 in the aggregate at any time outstanding; and

            (k) in the case of the Guarantors and TAFSI, intercompany loans and advances permitted under subsections (i), (j) and (m) of Section 7.01.

            SECTION 7.05. MERGERS, CONSOLIDATIONS, SALES OF ASSETS AND ACQUISITIONS. Merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, assign, lease, sublease or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial part of the assets (whether now owned or hereafter acquired) or any capital stock of either Guarantor or TAFSI, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other Person; PROVIDED, HOWEVER, that the foregoing shall not prohibit:

            (a) sales of Permitted Investments for cash;

            (b) sales, transfers and other dispositions of used or surplus equipment, vehicles and other assets in the ordinary course of business (to the extent that the Borrower shall have complied with the provisions of Section 2.13(b));

            (c) sales of inventory in the ordinary course of business;




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            (d) sales, transfers and other dispositions of Truckstops and the related assets for at least the then-current fair market value of such assets (other than any such sales, transfers and other dispositions permitted under Section 7.05(g)), with the related Net Cash Proceeds being applied in accordance with the provisions of Section 2.13(b) and the definition of the term "Prepayment Event", if (i) the aggregate number of Truckstops so sold, transferred or disposed of pursuant to this subsection
      (d) shall not exceed 10 since the Closing Date, (ii) the aggregate amount of Net Cash Proceeds received by the Borrower in respect of such sales, transfers and dispositions shall not exceed $30,000,000 since the Closing Date, (iii) the consideration received in any such transaction shall consist of immediately available funds in an amount equal to at least 75% of the then-current fair market value of the applicable asset(s) (with any instrument evidencing consideration other than immediately available funds being pledged to the Collateral Agent as Collateral pursuant to the Pledge Agreement), (iv) no Default or Event of Default shall have occurred and be continuing and no such event shall occur as the result of such proposed transaction and (v) prior to any such proposed transaction, the Agent and the Collateral Agent shall have received a certificate of a Financial Officer of the Borrower describing the proposed transaction (including the consideration to be received) and certifying as to the compliance with the foregoing provisions on a prospective basis;

            (e) sublicenses by the Borrower, either Guarantor or TAFSI to Franchisees and Network Operators, if any, of the trademarks and servicemarks owned by the Borrower, such Guarantor or TAFSI;

            (f) sales, transfers and other dispositions of any portion of a Mortgaged Property in connection with the development of such property as permitted in, and in accordance with, the provisions of Section 10 of the Guarantee Agreement;

            (g) sales, transfers and other dispositions of the parcels of real estate listed on Schedule 7.05(g) (which Schedule may be amended by the Borrower from time to time to substitute another parcel of real estate for any parcel of real estate that is then listed on such Schedule and has not been sold, transferred or otherwise disposed of on or prior to the date of such substitution) and the related Truckstop assets, with the related Net Cash Proceeds being applied in accordance with the provisions of Section 2.13(b) and the definition of the term "Prepayment Event";

            (h) in the case of the Guarantors and TAFSI, (i) the acquisition of assets from, or shares or other equity interests in, any Person in connection with a Permitted Business Acquisition or a Permitted Joint Venture and (ii) the merger of any Person with and into one of the Guarantors as required by the definition of the term "Permitted Business Acquisition";

            (i) leases permitted by Section 7.08;

            (j) sales of assets in connection with Sale and Lease-Back Transactions permitted by Section 7.03; or

            (k) in the case of either Guarantor or TAFSI, any sale, transfer or other disposition of any asset to TAFSI or the other Guarantor, as the case may be, PROVIDED that the aggregate fair market value of all assets transferred to TAFSI by the Guarantors does not exceed $3,000,000.




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            SECTION 7.06. DIVIDENDS AND DISTRIBUTIONS. (a) Declare or pay
directly or indirectly, any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any shares of its capital stock or directly or indirectly redeem, purchase, retire or otherwise acquire for value any shares of any class of its capital stock or set aside any amount for any such purpose; PROVIDED, HOWEVER, that (i) each of the Guarantors and TAFSI may declare and pay dividends or make other distributions to the Borrower and (ii) so long as no Default or Event of Default shall have occurred and be continuing or shall be caused thereby, the Borrower may declare and pay dividends or make other distributions to repurchase or redeem Common Stock of the Borrower (A) from officers, directors or employees of the Borrower who are no longer employed by the Borrower, so long as the aggregate amount of such dividends or other distributions paid (1) during any fiscal year or (2) since the Closing Date shall not exceed the sum of $1,000,000 or $3,000,000, respectively, plus, in each case, the proceeds of any resale of such Common Stock or common stock, as the case may be, to other or new employees, directors or officers of the Borrower made prior to or within 180 days after such repurchases or redemptions and (B) from Operators, so long as the aggregate amount of such repurchases since the Closing Date shall not exceed $15,000,000.

            (b) Permit its subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such subsidiary to (i) pay any dividends or make any other distributions on its capital stock or any other interest or (ii) make or repay any loans or advances to the Borrower other than any (A) consensual encumbrances or restrictions incurred as a result of the Tranche A Exchange Note Purchase Agreements or the Subordinated Note Indenture and (B) consensual encumbrances or restrictions that are incurred in connection with any Tranche A Exchange Notes Refinancing Indebtedness or any Subordinated Note Refinancing Indebtedness, PROVIDED that such encumbrances or restrictions are no more onerous than the encumbrances and restrictions described in clause (A) above.

            SECTION 7.07. TRANSACTIONS WITH AFFILIATES. Sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except that the Borrower, TAFSI and each Guarantor may engage in any of the foregoing transactions in the ordinary course of business at prices and on terms and conditions no less favorable to the Borrower, TAFSI or such Guarantor, as the case may be, than could be obtained on an arm's-length basis from unrelated third parties, PROVIDED that the foregoing provisions shall not restrict (a) any transaction listed on Schedule 7.07 or (b) any transaction with an Affiliate expressly permitted by this Agreement (including transactions expressly permitted by Section 7.02, 7.04, 7.05 or 7.06).

            SECTION 7.08. BUSINESS OF BORROWER, THE GUARANTORS AND TAFSI. (a) In the case of the Borrower, (i) engage at any time in any business or business activity other than (A) the ownership of all the outstanding capital stock of each Guarantor and TAFSI, together with the activities directly related thereto,
(B) the exercise of its rights and the performance of its obligations under or contemplated by the Transaction Documents and (C) actions required by law to maintain its status as a corporation.

            (b) In the case of each Guarantor, (i) engage in any activities other than the business currently conducted by it and business activities reasonably incidental thereto (including the operation of restaurants) or (ii) lease any Truckstop to a third-party operator, or engage any third-party operator to operate any Truckstop, or otherwise cease to conduct directly the operation of any Truckstop (other than in connection with any sale of such Truckstop in accordance with Section 7.05); PROVIDED, HOWEVER, that such Guarantor may lease Truckstops to creditworthy third-party operators with experience in the operation of similar facilities who shall at the time become Franchisees if (A) in each case, the lease shall (1) provide for payment of rent and all



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other material amounts payable thereunder at rates at least equal to the fair market rental value as a full-service truckstop facility (using for such purpose the highest number resulting at the time from at least three standard methods of determining fair market rental value), as of the date such lease is executed by such Guarantor, of the entire premises covered by such lease for the term thereof, including any renewal options, (2) require the lessee to use and operate the Truckstop in a manner consistent with industry standards from time to time for the operation of similar facilities and in any event in compliance with the applicable Franchise Agreement as of the date such lease is executed by such Guarantor, (3) have a term not longer than 10 years, PROVIDED that such lease may be renewed for a period of up to 10 years, or successive periods of up to 10 years each, if such lease shall provide for payment of rent and all other material amounts payable thereunder at rates reasonably believed by such Guarantor, as of the date such lease is entered into, to be the fair market rental value (determined as aforesaid) of the entire premises covered by such lease for each such period, (4) contain provisions consistent with and not in conflict with any term, condition, covenant or agreement contained in any Loan Document, (5) require the lessee to deliver estoppel certificates to the Collateral Agent in compliance with clause (D) below, (6) provide that such lease is subject and subordinate in all respects to the applicable Mortgage and may be terminated by such Guarantor in case of default under or termination of the applicable Franchise Agreement and (7) constitute an "operating lease" (not a financing lease) for all purposes, (B) in each case, such Guarantor shall have delivered to the Agent, reasonably in advance of the execution and delivery thereof, copies of such lease and all other agreements to be entered into by such Guarantor in connection therewith, (C) such Guarantor shall have delivered to the Agent within 30 days of a request therefor by the Agent, an estoppel certificate of any lessee in form and substance satisfactory to the Agent, (D) in each case, such Guarantor shall, at its expense, take such action as shall be necessary or as shall be reasonably requested by the Collateral Agent to assign to the Collateral Agent, for the benefit of the Secured Parties, a perfected security interest in its rights under such lease and other agreements, including the execution, delivery and recording of an Assignment of Leases and Rents substantially in the form of Exhibit C, (E) the Interest Expense Coverage Ratio on the date of such lease for the period of four fiscal quarters ending with the last full fiscal quarter immediately preceding such date (giving effect to the entering into of such lease as if it had been entered into on the first day of such period but without giving effect to any transfer to the lessee of the obligation to make capital expenditures that were made by such Guarantor) shall be equal to or greater than the Interest Expense Coverage Ratio for such period (without giving effect to the entering into of such lease), (F) after giving effect to the entering into of such lease, no Default or Event of Default shall have occurred and be continuing and there shall have no decrease in Consolidated Net Worth, (G) the consideration received by such Guarantor from the lessee in connection with such lease (including any franchise fee and consideration from the sale of inventory or other assets relating to such Truckstop) shall be paid in cash and, in the case of assets, shall equal the greater of (1) the then-current fair market value of such assets and (2) the book value of such assets as reflected on such Guarantor's financial statements at such time, (H) the lessee shall be an Accredited Lessee, (I) the lessee shall not be a lessee or operator of more than three other Truckstops leased by the Guarantors pursuant to this Section 7.08 (provided that no more than 10 persons may be lessee of more than one Truckstop leased pursuant to this Section 7.08 and no more than five persons may be lessee of more than two Truckstops leased pursuant to this Section 7.08), (J) such lease shall prohibit the lessee from mortgaging such lessee's leasehold interest in the Truckstop or such lease, (K) the rent payable at a fixed or contractual rate under such lease shall equal or exceed 70% of the total rent payable under such lease assuming such lease had been entered into on the first day of the period of four consecutive fiscal quarters ending with the last full fiscal quarter immediately preceding the date of such lease and (L) promptly after execution of such lease, an executed copy of such lease and a certificate of an officer of the Borrower certifying that such lease complies with the provisions of this Section 7.08 shall be delivered to the Agent; PROVIDED, FURTHER, that such Guarantor may (i) enter into extensions, renewals and replacements of leases permitted pursuant to



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Section 7.02(a) and (ii) lease or sublease retail space and office space at any
Truckstop to the extent permitted pursuant to Section 7.02(k) and Section
7.02(l).

            (c) In the case of TAFSI, (i) engage in any activities other than the franchising of auto/truckstops and activities incidental thereto in accordance with its past practice, (ii) own or acquire any material assets (other than assets under the Franchise Agreements) or (iii) incur any material liabilities (other than liabilities under the Transaction Documents and Franchise Agreements).

            SECTION 7.09. LIMITATIONS ON DEBT PREPAYMENTS. (a) Optionally prepay, repurchase or redeem or otherwise defease or segregate funds with respect to any Indebtedness for borrowed money (including, in the case of the Borrower, the Subordinated Notes and the Tranche A Exchange Notes); PROVIDED, HOWEVER, that the foregoing shall not prevent the Borrower from (i) making any payment pursuant to Section 2.12 or 2.13, (ii) refinancing of Tranche A Exchange Notes (or Tranche A Exchange Note Refinancing Indebtedness) or the Subordinated Notes (or the Subordinated Note Refinancing Indebtedness) pursuant to, and in accordance with, the provisions of Section 7.01(g) or 7.01(h), respectively (PROVIDED that, from and after any such refinancing, this Section 7.09 shall apply to the Indebtedness incurred in connection with such refinancing) or (iii) prepaying or otherwise refinancing any Indebtedness permitted pursuant to clauses (i), (j), (l) or (m) of Section 7.01.

            (b) Permit any amendment or modification to the terms of any Subordinated Note, any Subordinated Note Guarantee or the Subordinated Note Indenture if the effect of such amendment or modification is to impose additional or increased scheduled or mandatory repayment, retirement, repurchase or redemption obligations in respect of such Indebtedness or to require any scheduled or mandatory payment to be made in respect of the Subordinated Notes prior to the date that such payment would otherwise be due; or permit any amendment or modification to the terms of the Tranche A Exchange Notes or the Tranche A Exchange Note Purchase Agreements unless made in compliance with
Section 7.04 of the Intercreditor Agreement (or the analogous provision, if any, of any successor agreement).

            SECTION 7.10. AMENDMENT OF CERTAIN DOCUMENTS AND SUBORDINATED NOTES. Permit any termination of, or any amendment or modification that in the reasonable judgment of the Agent is adverse in any material respect to the Lenders to, (a) the Certificate of Incorporation of the Borrower, TAFSI or either Guarantor, (b) the By-laws of the Borrower, TAFSI or any Guarantor, (c) the Subordinated Notes, the Subordinated Guarantees and the Subordinated Note Indenture, (d) either Environmental Agreement, (e) the Ancillary Agreements and
(f) either Asset Purchase Agreement without the prior written consent of the Required Lenders. Without limiting the generality of the foregoing, with respect to the Subordinated Notes, the Subordinated Guarantees and the Subordinated Note Indenture, it is understood that (a) any increase in the interest, fees or other amounts payable in connection therewith, (b) any amendment that imposes additional covenants or events of default or makes more restrictive the covenants or events of default contained therein and (c) any amendment that renders the subordination provisions contained therein less favorable to the Lenders shall in each case require the consent of the Required Lenders.




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            SECTION 7.11. LIMITATION ON LEASES. Create or suffer to exist any obligations on the part of the Borrower or any of its subsidiaries for the payment of rents for any property under leases or agreements to lease, except, in the case of either Guarantor:

            (a) (i) leases (other than leases of real property) of such Guarantor entered into in the ordinary course of business and in existence on the date hereof having annual lease payments of less than $250,000 and
      (ii) leases of such Guarantor in existence on the date hereof and listed on Schedule 7.11(a) (and, in each case, any extensions, renewals or replacements of such leases, provided that the annual lease payment under any such extension, renewal or replacement shall be no greater than the fair market rental value of the leased property, as of the date of such extension, renewal or replacement for the term of such extension, renewal or replacement);

            (b) operating leases entered into after the date hereof by such Guarantor as lessee (i) in the ordinary course of business in a manner and to an extent consistent with historical practices of the networks of Truckstops operated by the Borrower's subsidiaries as of the date hereof and (ii) in connection with Sale and Lease-Back Transactions permitted by
      Section 7.03, PROVIDED that the aggregate annual lease payments under all such leases shall not exceed $10,000,000;

            (c) Capital Lease Obligations incurred by such Guarantor to finance the acquisition of equipment and other property, PROVIDED that (i) the aggregate of (A) the aggregate annual rental payments in respect of all such Capital Lease Obligations and (B) any purchase money Indebtedness permitted pursuant to Section 7.01(c) shall not exceed $15,000,000 at any time outstanding, (ii) each Capital Lease Obligation at the time of its incurrence shall have an average life to maturity greater than the average life to maturity of the outstanding Term Loans, (iii) none of the related leases shall contain financial covenants and (iv) for purposes of Section 7.13, the amount of such aggregate annual rental payments shall be deemed to be Capital Expenditures in the year in which they are incurred; and

            (d) any fair market value leases entered into by such Guarantor in connection with the relocation of its offices.

            SECTION 7.12. SUBSIDIARIES. After giving effect to the Recapitalization and the Transactions, in the case of the Borrower, have any direct or indirect subsidiaries other than the Guarantors, TAFSI and any Permitted Joint Venture that is a direct or indirect subsidiary of the Borrower. Each of the Guarantors and TAFSI shall remain a wholly owned subsidiary of the Borrower.

            SECTION 7.13. CAPITAL EXPENDITURES. (a) In the case of the Borrower and its consolidated subsidiaries, permit Capital Expenditures during any fiscal year, commencing with the fiscal year ending December 31, 1997, to exceed $25,000,000; PROVIDED, HOWEVER, that the amount of permitted Capital Expenditures in any fiscal year shall be increased by (a) an amount equal to 50% of the excess of (i) consolidated EBITDA for the immediately preceding fiscal year over (ii) $64,000,000 and (b) the lesser of (i) 25% of the total amount of permitted Capital Expenditures for the immediately preceding fiscal year (including amounts permitted as a result of the application of clause (a) but excluding any unused Capital Expenditures carried forward to such preceding year) and (ii) the total amount of unused permitted Capital Expenditures for the immediately preceding fiscal year (excluding any unused Capital Expenditures carried forward to such preceding year). Notwithstanding the foregoing, the aggregate amount of Capital Expenditures permitted in any fiscal year shall not exceed $35,000,000.



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            (b) In the case of the Borrower and its consolidated subsidiaries,
(i) permit Transition Capital Expenditures to exceed (A) during any fiscal year, commencing with the fiscal year ending December 31, 1997, $50,000,000 or (B) during the term of this Agreement, $140,000,000 or (ii) permit the aggregate purchase consideration in connection with Permitted Business Acquisitions that, pursuant to Section 7.04(g), constitutes a Transition Capital Expenditure to exceed $25,000,000 during the term of this Agreement.

            SECTION 7.14. CONSOLIDATED NET WORTH. Permit Consolidated Net Worth at any time to be less than $90,000,000 PLUS, without duplication, (a) 50% of Net Income for each fiscal quarter (beginning with the fiscal quarter ending June 30, 1997) for which Net Income is positive, PLUS (b) 100% of the Net Cash Proceeds of any primary offering of equity securities consummated by the Borrower or either Guarantor after the Closing Date, PLUS (c) 100% of any capital contribution made to the Borrower or either Guarantor after the Closing Date by any holder of their respective capital stock, MINUS (d) amounts paid to repurchase or redeem Common Stock of the Borrowers from Operators as permitted by Section 7.06(a)(ii).

            SECTION 7.15. CURRENT RATIO. Permit on the last day of any fiscal quarter the ratio of Current Assets to Current Liabilities to be less than 1.50 to 1.00.

            SECTION 7.16. INTEREST EXPENSE COVERAGE RATIOS. (a) Permit the Interest Expense Coverage Ratio for any fiscal year ending on a date set forth below to be less than the ratio set forth opposite such date:


FISCAL YEAR:                              RATIO:
-----------                               -----
December 31, 1997                         1.50
December 31, 1998                         1.75
December 31, 1999                         2.00
December 31, 2000                         2.25
December 31, 2001                         2.50
December 31, 2002                         2.75
December 31, 2003                         3.00
December 31, 2004, and thereafter         3.25

            (b) Incur Indebtedness if, after giving effect to the incurrence of such Indebtedness, the ratio of EBITDA to Cash Interest Expense determined on the last day of the most recently completed period of four consecutive fiscal quarters for such period (or in the case of any fiscal quarter ending prior to March 31, 1998, for the period commencing April 1, 1997, and ending on the last day of such fiscal quarter), as if such Indebtedness had been incurred at the beginning of such period, would be less than 1.00 to 1.00.




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            SECTION 7.17. LEVERAGE RATIO. Permit the Leverage Ratio on any date during any fiscal quarter ending on the last day of or during any period indicated below to be in excess of the ratio set forth opposite such period:


FROM AND INCLUDING:      TO AND INCLUDING:                 RATIO:
------------------       ----------------                  -----
July 1, 1997             June 30, 1998                     5.50  to 1.00
July 1, 1998             December 31, 1998                 5.25  to 1.00
January 1, 1999          December 31, 1999                 4.75  to 1.00
January 1, 2000          December 31, 2000                 4.50  to 1.00
January 1, 2001          December 31, 2001                 3.75  to 1.00
January 1, 2002          December 31, 2002                 3.25  to 1.00
January 1, 2003          December 31, 2003, and thereafter 3.00  to 1.00


                              ARTICLE VIII

                            EVENTS OF DEFAULT

            In case of the happening of any of the following events ("Events of Default"):

            (a) any representation or warranty made or deemed made in any Loan Document, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished pursuant any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

            (b) default shall be made in the payment of any principal of any Loan or Swingline Loan or LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

            (c) default shall be made in the payment of any interest on any Loan or Swingline Loan or any Fee or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of three Business Days;

            (d) default shall be made in the due observance or performance by the Borrower of any covenant, condition or agreement contained in Section 2.12(d), 2.13(b), 6.01, 6.05, 6.08, 6.11, 6.12, 6.13, Section 9 or 10 of
      the Guarantee Agreement or in Article VII (other than Section 7.02);

            (e) default shall be made in the due observance or performance by the Borrower, either Guarantor or TAFSI of any covenant, condition or agreement contained in any Loan Document (other than those defaults specified in (b), (c) or (d) above) and such default shall continue unremedied for a period of the earlier of (i) 30 days after an executive officer of TAFSI, such Guarantor or the Borrower first becomes aware or



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      should have become aware thereof and (ii) 15 days after notice thereof from the Agent or any Lender to the Borrower, such Guarantor or TAFSI, as applicable;

            (f) the Borrower or any of its subsidiaries shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness in a principal amount in excess of $2,000,000, when and as the same shall become due and payable (after giving effect to any applicable grace period) or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Indebtedness (after giving effect to any applicable grace period) if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Indebtedness or a trustee on its or their behalf (with or without the giving of notice, the lapse of time or both) to cause, such Indebtedness to become due prior to its stated maturity;

            (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower or any of its subsidiaries, or of a substantial part of the property or assets of the Borrower or any of its subsidiaries, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of its subsidiaries or for a substantial part of the property or assets of the Borrower or any of its subsidiaries or (iii) the winding-up or liquidation of the Borrower or any of its subsidiaries and such proceeding or petition shall continue undismissed for 30 days or an order or decree approving or ordering any of the foregoing shall be entered;

            (h) the Borrower or any of its subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner (but within 30 days in any event), any proceeding or the filing of any petition described in paragraph (h) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of its subsidiaries or for a substantial part of the property or assets of the Borrower or any of its subsidiaries, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors,
      (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

            (i) one or more judgments for the payment of money in an aggregate amount in excess of $2,000,000 (to the extent not covered by insurance) shall be rendered against the Borrower, TAFSI or either Guarantor or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Borrower, TAFSI or either Guarantor to enforce any such judgment;

            (j) a Reportable Event or Reportable Events, or a failure to make a required installment or other payment (within the meaning of Section 412(n)(1) of the Code), shall have occurred with respect to any Plan or Plans that reasonably could be expected to result in liability of the Borrower, TAFSI, either Guarantor or any ERISA Affiliate to the



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      PBGC or to a Plan in an aggregate amount exceeding $2,000,000 and, within
      30 days after the reporting of any such Reportable Event to the Agent or after the receipt by the Agent of the statement required pursuant to
      Section 6.06(b)(iii), the Agent shall have notified the Borrower in writing that (i) the Required Lenders have reasonably determined that, on the basis of such Reportable Event or Reportable Events or the failure to make a required payment, there are reasonable grounds (A) for the termination of such Plan or Plans by the PBGC, (B) for the appointment by the appropriate United States District Court of a trustee to administer such Plan or Plans or (C) for the imposition of a lien in favor of a Plan and (ii) as a result thereof an Event of Default exists hereunder; or a trustee shall be appointed by a United States District Court to administer any such Plan or Plans; or the PBGC shall institute proceedings to terminate any Plan or Plans;

            (k) (i) the Borrower, either Guarantor, TAFSI or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan, (ii) the Borrower, such Guarantor, TAFSI or such ERISA Affiliate does not have reasonable grounds for contesting such Withdrawal Liability or is not in fact contesting such Withdrawal Liability in a timely and appropriate manner and (iii) the amount of the Withdrawal Liability specified in such notice, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with Withdrawal Liabilities (determined as of the date or dates of such notification), either (A) is $2,000,000 or more and the Required Lenders have reasonably determined that the Borrower, such Guarantor, TAFSI or such ERISA Affiliate will not be able to make the payments required in connection with such Withdrawal Liability or (B) is less than $2,000,000 and any payment due as a result of such liability remains unpaid 30 days after such payment is due;

            (l) the Borrower, either Guarantor, TAFSI or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if solely as a result of such reorganization or termination the aggregate annual contributions of the Borrower, each Guarantor, TAFSI and each ERISA Affiliate to all Multiemployer Plans that are then in reorganization or have been or are being terminated have been or will be increased over the amounts required to be contributed to such Multiemployer Plans for their most recently completed plan years by an amount exceeding $2,000,000 and the Required Lenders have reasonably determined that the Borrower, such Guarantor, Holdings, TAFSI or such ERISA Affiliate will not be able to make the payments required in connection with such contribution;

            (m) there shall have occurred a Change in Control;

            (n) any material security interest purported to be created by any Security Document shall cease to be, or shall be asserted by the Borrower, either Guarantor or TAFSI not to be, a valid, perfected, first priority (except as otherwise expressly provided in this Agreement or such Security Document) security interest in the securities, assets or properties covered thereby, except to the extent that any such loss of perfection or priority results from the failure of the Collateral Agent to maintain possession of certificates representing securities pledged under the Pledge Agreement (except to the extent that such loss is covered by a lender's title insurance policy and the related insurer promptly after such loss shall have acknowledged in writing that such loss is covered by such title insurance policy);




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                                                                    86






            (o) any Loan Document shall not be for any reason or shall be asserted by the Borrower, either Guarantor or TAFSI not to be in full force and effect and enforceable in all material respects in accordance with its terms;

            (p) the Obligations and the guarantees thereof pursuant to the Guarantee Agreement shall cease to constitute, or shall be asserted by the Borrower or either Guarantor not to constitute, senior indebtedness under the subordination provisions of the Subordinated Notes, the Subordinated Guarantees and the Subordinated Note Indenture (or the provisions of the Subordinated Note Refinancing Indebtedness) or such subordination provisions shall be invalidated or otherwise cease to be a legal, valid and binding obligation of the parties thereto, enforceable in accordance with its terms; or

            (q) any material provision of the Guarantee Agreement or any Loan Document shall cease to be in full force and effect and enforceable in accordance with its terms for any reason whatsoever or either Guarantor or TAFSI shall contest or deny in writing the validity or enforceability of any of its obligations under the Guarantee Agreement or any other Loan Document, as applicable, or the Obligations hereunder shall cease to be entitled to the benefits of any Security Document, this Agreement or the Intercreditor Agreement for any reason whatsoever;

then, and in every such event (other than an event with respect to the Borrower or any of its subsidiaries described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Agent may and, at the request of the Required Lenders, shall (subject to the terms of the Intercreditor Agreement, as long as any Tranche A Exchange Notes are outstanding), by notice to the Borrower, take any of or all the following actions, at the same or different times: (i) terminate forthwith the Commitments and the LC Commitment, (ii) declare the Loans and the Swingline Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans and the Swingline Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding, (iii) require cash collateral as contemplated by Section 3.06 and (iv) exercise any remedies available under any Loan Document or otherwise; and in any event with respect to the Borrower or any of its subsidiaries described in paragraph (g) or (h) above, the Commitments and the LC Commitment shall automatically terminate and the principal of the Loans and the Swingline Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.

            Notwithstanding the foregoing, in the event that a nonpayment default under paragraph (a), (d), or (e) above is solely the result of any Network Operator's failure to perform its obligations to either Guarantor pursuant to any operating lease with such Guarantor permitted by Section 7.08, then, so long as (i) there shall not be a similar failure by more than two other Network Operators and (ii) such Guarantor has rights against such Network Operator (including compelling such Network Operator to cure such default, exercising its self-help remedies as landlord under such operating lease or terminating such operating lease and taking possession of the premises within the time for cure as provided herein) and the Agent, in its reasonable judgment, is satisfied that such Guarantor is diligently and with best efforts prosecuting such



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enforcement until cure of such default, no Event of Default shall be deemed to have occurred hereunder with respect thereto.


                               ARTICLE IX

                                THE AGENT

            In order to expedite the transactions contemplated by this Agreement, The Chase Manhattan Bank is hereby appointed to act as Agent (which term for purposes of this Article shall be deemed to refer to the Agent and the Collateral Agent) on behalf of the Fronting Bank, the Swingline Lender and the Lenders. Each of the Lenders, and each subsequent holder of any Loan by its acceptance thereof, the Fronting Bank and the Swingline Lender hereby irrevocably authorize the Agent to take such actions on their behalf and to exercise such powers as are specifically delegated to the Agent by the terms and provisions hereof and of the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. The Agent is hereby expressly authorized by the Lenders, the Fronting Bank and the Swingline Lender, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders, the Fronting Bank and the Swingline Lender all payments of principal of and interest on the Loans, the Swingline Loans and LC Disbursements and all other amounts due to the Lenders, the Fronting Bank and the Swingline Lender hereunder, and promptly to distribute to each Lender, the Fronting Bank and the Swingline Lender its proper share of each payment so received; (b) to give notice on behalf of each of the Lenders to the Borrower of any Event of Default specified in this Agreement of which the Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to promptly distribute to each Lender and the Fronting Bank copies of all notices, financial statements and other materials delivered by the Borrower and the Guarantor pursuant to this Agreement as received by the Agent (including notices of an occurrence of any Event of Default).

            Neither the Agent nor any of its directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its, his or her own gross negligence or wilful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower, TAFSI or either Guarantor of any of the terms, conditions, covenants or agreements contained in any Loan Document. The Agent shall not be responsible to the Lenders or the Fronting Bank or the Swingline Lender for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement or any other Loan Documents or other instruments or agreements. The Agent shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders and the Fronting Bank. The Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper Person or Persons. Neither the Agent nor any of its directors, officers, employees or agents shall have any responsibility to the Borrower, either Guarantor or TAFSI on account of the failure of or delay in performance or breach by any Lender, the Fronting Bank or the Swingline Lender of any of its obligations hereunder or to any Lender or to the Fronting Bank or to the Swingline Lender on account of the failure of or delay in performance or breach by any other Lender or the Fronting Bank or the Borrower, TAFSI or the Guarantor of any of their respective obligations hereunder or under any other Loan Document or in connection herewith or therewith. The Agent may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected



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by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in food faith by it in accordance with the advice of such counsel.

            The Lenders, the Fronting Bank and the Swingline Lender hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders.

            Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by notifying the Lenders, the Fronting Bank, the Swingline Lender and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders and the Fronting Bank, appoint a successor Agent, which shall be a bank with an office in New York, New York, having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank. Upon the acceptance of any appointment as Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder. After the Agent's resignation hereunder, the provisions of this Article and Sections 6.12(d) and 10.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

            With respect to the Loans made by it hereunder the Agent, in its individual capacity and not as Agent, shall have the same rights and powers as any other Lender and may exercise the same as though it were not the Agent, and the Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower, either Guarantor, TAFSI or any Affiliate thereof as if the Agent were not the Agent.

            Each Lender, the Fronting Bank, and the Swingline Lender agree (a) to reimburse the Agent, on demand, in the amount of its pro rata share (based on its Commitment hereunder) of any expenses incurred for the benefit of the Lenders, the Fronting Bank and the Swingline Lender by the Agent, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, the Fronting Bank and the Swingline Lender, that shall not have been reimbursed by the Borrower and (b) to indemnify and hold harmless the Agent and any of its directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against it in its capacity as the Agent or any of them in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by it or any of them under this Agreement or any other Loan Document, to the extent the same shall not have been reimbursed by the Borrower, PROVIDED that no Lender shall be liable to the Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or wilful misconduct of the Agent or any of its directors, officers, employees or agents.

            Each Lender, the Fronting Bank and the Swingline Lender acknowledge that they have, independently and without reliance upon the Agent, any other Lender, the Fronting Bank or the Swingline Lender and based on such documents and information as they have deemed appropriate, made their own credit analysis and decision to enter into this Agreement and the Intercreditor Agreement. Each Lender, the Fronting Bank and the Swingline Lender also acknowledge that they will, independently and without reliance upon the Agent or any other



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Lender and based on such documents and information as they shall from time to time deem appropriate, continue to make their own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.


                                ARTICLE X

                              MISCELLANEOUS

            SECTION 10.01. NOTICES. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telex, graphic scanning or other telegraphic communications equipment of the sending party, as follows:

            (a) If to the Borrower, TAFSI or either Guarantor, at 24601 Center Ridge Road, Suite 300, Westlake, Ohio 44145-5634; with a copy to The Clipper Group, L.P., 11 Madison Avenue, 26th Floor, New York, New York 10010, Attention of Rowan G.P. Taylor (Telecopy No. (212) 448-5463); with a copy to Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York 10019, Attention of Valerie E. Radwaner, Esq. (Telecopy No. (212) 757-3990).

            (b) If to the Agent, the Swingline Agent or the Fronting Bank, at 270 Park Avenue, 10th Floor, New York, New York 10017, Attention of Peter Eckstein (Telecopy No. (212) 270-3090); with a copy to The Chase Manhattan Bank Loan and Agency Services Group, One Chase Manhattan Plaza, New York, NY 10081, Attention of Sandra Miklave (Telecopy No. (212) 552-5658).

            (c) If to a Lender, at its address (or telecopy number) set forth on
      Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

            All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or other telegraphic communications, equipment of the sender, or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 10.01 or in accordance with the latest unrevoked direction from such party given in accordance with this
Section 10.01. The Agent shall deliver a copy of each Administrative Questionnaire received by it to the Borrower.

            SECTION 10.02. SURVIVAL OF AGREEMENT. All covenants, agreements, representations and warranties made by the Borrower, each Guarantor and TAFSI herein and/or in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders, the Fronting Bank and the Swingline Lender and shall survive the making by the Lenders of the Loans, the making by the Swingline Lender of the Swingline Loans and the issuance of Letters of Credit by the Fronting Bank regardless of any investigation made by the Lenders, the Fronting Bank and the Swingline Lender or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or Swingline Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is



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outstanding and unpaid or any Letter of Credit is outstanding and so long as the
Commitments and the LC Commitment have not been terminated.

            SECTION 10.03. BINDING EFFECT. This Agreement shall become effective when it shall have been executed by the Borrower, the Agent, the Fronting Bank and the Swingline Lender and when the Agent shall have received copies hereof that, when taken together, bear the signatures of each Lender, and thereafter shall be binding upon and inure to the benefit of the Borrower, the Agent, the Fronting Bank, the Swingline Lender and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior consent of all the Lenders.

            SECTION 10.04. SUCCESSORS AND ASSIGNS. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, the Agent, the Fronting Bank, the Swingline Lender or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

            (b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement and the Intercreditor Agreement (including all or a portion of its Commitments and the Loans at the time owing to it); PROVIDED, HOWEVER, that (i) except in the case of (A) any assignment to a Lender or an Affiliate of such Lender or, in the case of a non-bank Lender, a Person under common management with such Lender or (B) any assignment to an assignee reasonably acceptable to the Borrower (it being understood that any Lender shall be deemed to be acceptable to the Borrower for purposes of this clause) if such assignment was requested by any Governmental Authority having jurisdiction over the assigning Lender, the Borrower (the consent of which shall not be unreasonably withheld, it being understood that it would be reasonable for the Borrower to withhold such consent in the case of any assignment that would have the result of increasing the number of Lenders) and, if any such assignment includes all or a portion of any Lender's Revolving Credit Commitment, each of the Agent and the Fronting Bank, must give their prior written consent to such assignment, (ii) the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall not be less than $5,000,000 (or (i) if the amount of the assigning Lender's Commitment is less than $5,000,000, an amount equal to the amount of such Commitment or (ii) in the case of an assignment by a non-bank Lender to a Person under common management with such non-bank Lender, in an amount not less than $1,000,000), (iii) the parties to each such assignment shall execute and deliver to the Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 and (iv) the assignee, if it shall not be a Lender, shall deliver to the Agent an Administrative Questionnaire. Upon acceptance and recording pursuant to paragraph (e) of this
Section 10.04, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof (unless waived by the Agent), (i) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and the Intercreditor Agreement and (ii) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement and the Intercreditor Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement and the Intercreditor Agreement, such Lender shall cease to be a party hereto and to the Intercreditor Agreement but shall continue to be entitled to the benefits of Sections 6.12(d) and 10.05 and, with respect only to liabilities of the Borrower thereunder to such Lender that have accrued or otherwise arise by reason of



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circumstances or events prior to the assignment of its rights and obligations hereunder, Sections 2.14, 2.16 and 2.20, as well as to any Fees accrued for its account and not yet paid).

            (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:
(i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitments and LC Commitment, and the outstanding balances of its Term Loans and Revolving Credit Loans, in each case without giving effect to assignments thereof that have not become effective, are as set forth in such Assignment and Acceptance; (ii) except as set forth in clause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower, either Guarantor or TAFSI or the performance or observance by the Borrower, either Guarantor or TAFSI of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement and the Intercreditor Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the Intercreditor Agreement; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonable incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations that by the terms of this Agreement and the Intercreditor Agreement are required to be performed by it as a Lender.

            (d) The Agent shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments and LC Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive in the absence of manifest error and the Borrower, the Agent, the Fronting Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower, the Fronting Bank, and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

            (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph
(b) above and the written consent of the Agent to such assignment, the Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Lenders, the Fronting Bank and the Swingline Lender.

            (f) Each Lender may without the consent of the Borrower or the Agent sell participations to one or more banks or other entities in all or a portion of its rights and obligations



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under this Agreement (including all or a portion of its Commitments and the
Loans owing to it); PROVIDED, HOWEVER, that (i) such Lender's obligations under this Agreement and the Intercreditor Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other entities shall be entitled to the benefit of the cost protection provisions contained in Sections 2.14, 2.16 and 2.20 to the same extent as if they were Lenders, PROVIDED that the Borrower shall not be required to reimburse the participating lenders or other entities pursuant to Section 2.14, 2.16 or 2.20 in an amount that exceeds the amount that would have been payable thereunder to such Lender had such Lender not sold such participation and (iv) the Borrower, the Agent, the Fronting Bank, the Swingline Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the Intercreditor Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans or LC Disbursements and to approve any amendment, modification or waiver of any provision of this Agreement (PROVIDED that the participating bank or other entity may be provided with the right to approve amendments, modifications or waivers affecting it with respect to (A) any decrease in the Fees payable hereunder with respect to Loans in which the participating bank or other entity has purchased a participation, (B) any change in the amount of principal of, or decrease in the rate at which interest is payable, on the Loans in which the participating bank or other entity has purchased a participation, (C) any extension of the dates fixed for scheduled payments of principal of or interest on the Loans in which the participating bank or other entity has purchased a participation or (D) any release of all or substantially all the Collateral).

            (g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this
Section 10.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower, each Guarantor and TAFSI furnished to such Lender by or on behalf of the Borrower, any Guarantor or TAFSI, PROVIDED that, prior to any such disclosure of information designated by the Borrower, any Guarantor or TAFSI as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information on terms no less restrictive than those applicable to the Lenders pursuant to
Section 10.17.

            (h) In the event that Standard & Poor's, Moody's, and Thompson's BankWatch shall, after the date that any Lender becomes a Revolving Lender, downgrade the long-term certificate of deposit ratings of such Lender, and the resulting ratings shall be BBB+ or lower, Baa1 or lower and BBB+ or lower, then the Fronting Bank shall have the right, but not the obligation, at its own expense, upon notice to such Lender and the Agent, to replace (or to request the Borrower to use its reasonable efforts to replace) such Lender with an assignee (in accordance with and subject to the restrictions contained in paragraph (b) above), and such Lender hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in paragraph (b) above) all its interests, rights and obligations in respect of its Revolving Credit Commitment to such assignee; PROVIDED, HOWEVER, that (i) no such assignment shall conflict with any law, rule and regulation or order of any Governmental Authority and (ii) the Fronting Bank or such assignee, as the case may be, shall pay to such Lender in immediately available funds on the date of such assignment the principal of and interest accrued to the date of payment on the Loans made by such Lender hereunder and all other amounts accrued for such Lender's account or owed to it hereunder.

            (i) Any Lender may at any time assign all or any portion of its rights under this Agreement to a Federal Reserve Bank, PROVIDED that no such assignment shall release a Lender from any of its obligations hereunder. In order to facilitate such an assignment to a Federal



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Reserve Bank, the Borrower shall, at the request of the assigning Lender, duly execute and deliver to the assigning Lender a promissory note or notes evidencing the Loans made to the Borrower by the assigning Lender hereunder.

            (j) The Borrower shall not assign or delegate any of its rights or duties hereunder without the prior written consent of the Agent, the Fronting Bank, the Swingline Lender and each Lender. Except as provided in Section 3.09 and Section 2.21, respectively, neither the Fronting Bank nor the Swingline Lender may assign or delegate any of its respective rights and duties hereunder without the prior written consent of the Borrower and Agent.

            SECTION 10.05. EXPENSES; INDEMNITY. (a) The Borrower agrees to pay all out-of-pocket expenses incurred by the Agent, the Fronting Bank, the Swingline Lender and the Collateral Agent in connection with the preparation of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby contemplated shall be consummated) or incurred by the Agent, the Fronting Bank, the Swingline Lender, the Collateral Agent or any Lender in connection with the enforcement or protection of their rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made or the Letters of Credit issued hereunder, including the reasonable fees, other charges and disbursements of Cravath, Swaine & Moore, counsel for the Agent, the Collateral Agent and the Fronting Bank and of local counsel, and, in connection with any such enforcement or protection, the reasonable fees, other charges and disbursements of any other counsel for the Agent, the Fronting Bank, the Swingline Lender, the Collateral Agent or any Lender. The Borrower further agrees that it shall indemnify the Agent, the Fronting Bank, the Swingline Lender, the Collateral Agent, the Lenders from and hold them harmless against any documentary taxes, assessments or charges made by any Governmental Authority by reason of the execution and delivery and/or recordation of this Agreement or any of the other Loan Documents.

            (b) The Borrower agrees to indemnify the Agent, the Fronting Bank, the Swingline Lender, the Collateral Agent and each Lender and each of their respective directors, officers, employees, agents and Affiliates (each such Person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereby or thereto of their respective obligations hereunder or thereunder or the consummation of the Transactions and the other transactions contemplated hereby or thereby, (ii) the use of the Letters of Credit or the proceeds of the Loans and the Swingline Loans or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, PROVIDED that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claim, damages, liabilities or related expenses result from actions or events taking place after any of such Indemnitees takes possession of the Mortgaged Property at issue by foreclosure or transfer in lieu of foreclosure or are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

            (c) The provisions of this Section 10.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transaction, contemplated hereby, the repayment of any of the Loans or the Swingline Loans, the invalidity or unenforceabilty of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Agent, the Fronting Bank, the



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Collateral Agent, the Swingline Lender or any Lender. All amounts due under this
Section 10.05 shall be payable on written demand therefor.

            SECTION 10.06. RIGHT OF SETOFF. If an Event of Default shall have occurred and be continuing, and the Agent shall have declared, or the Required Lenders shall have requested the Agent to declare, the Loans and the Swingline Loans immediately due and payable pursuant to Article VIII, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower or either Guarantor against any of and all the obligations of such entity now, or hereafter existing under this Agreement and other Loan Documents held by such Lender, irrespective of whether such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. The rights of each Lender under this
Section 10.06 are (i) in addition to other rights and remedies (including other rights of setoff) that such Lender may have and (ii) subject to the terms of the Intercreditor Agreement.

            SECTION 10.07. APPLICABLE LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN THE MORTGAGES) SHALL BE GOVERNED
BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW
YORK.

            SECTION 10.08. WAIVERS; AMENDMENT. (a) No failure or delay on the part of the Agent, the Fronting Bank, the Swingline Lender, the Collateral Agent or any Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agent, the Fronting Bank, the Swingline Lender, the Collateral Agent and the Lenders hereunder and under the other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

            (b) Neither this Agreement, the Guarantee Agreement or any of the Security Documents nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders, or, in the case of the Guarantee Agreement, or any of the Security Documents, pursuant to an agreement or agreements in writing entered into by the Borrower, any Guarantor and the Collateral Agent (and TAFSI, if it is a party thereto) and consented to by the Required Lenders; PROVIDED, HOWEVER, that no such agreement shall (i) reduce the principal amount of, or extend the scheduled maturity of, any principal of or interest on, any Loan, or forgive any such payment or any part thereof, or reduce the rate of interest on any Loan, without the prior written consent of each Lender adversely affected thereby, (ii) increase the Commitment or reduce or extend the date for payment of the fees payable to any Lender without the prior written consent of such Lender, (iii) amend or modify the provisions of Section 2.17, the provisions of this Section or the definition of the term "Required Lenders" without the prior written consent of each Lender,
(iv) release all or substantially all of the Collateral under any Security Document or any guarantor under the Guarantee Agreement other than as expressly permitted hereunder or under such Security Document or such Guarantee without the prior written consent of each Lender, (v) change any provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of prepayments to be made to Lenders holding Loans of any Class differently than those holding Loans of any other Class, without the written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each affected Class, (vi) waive, in whole or in part, any payment, including any mandatory prepayment, without the written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each affected Class or (vii) change the rights of the Term Lenders to decline mandatory prepayments as provided in Section 2.13(h), without the written consent of Lenders holding a majority in interest of the outstanding Term Loans, and PROVIDED FURTHER that no such agreement shall amend, modify, or otherwise affect the rights or duties of the Agent, the Fronting Bank, or the Swingline Lender hereunder without the prior written consent of the Agent, the Fronting Bank or the Swingline Lender, as the case may be

            (c) Notwithstanding the provisions of paragraph (b) above, as long as any Tranche A Exchange Notes are outstanding the provisions of the Intercreditor Agreement shall supersede any contrary provisions herein regarding consents, amendments, modifications and waivers.

            SECTION 10.09. INTEREST RATE LIMITATION. Notwithstanding anything herein to the contrary, if at any time the applicable interest rate, together with all fees and charges that are treated as interest under applicable law (collectively, the "Charges"), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender or the Swingline Lender, shall exceed the maximum lawful rate (the "Maximum Rate") that may be contracted for, charged, taken, received or reserved by such Lender or the Swingline Lender in accordance with applicable laws, the rate of interest payable to such Lender or the Swingline Lender, together with all Charges payable to such Lender or the Swingline Lender, shall be limited to the Maximum Rate.

            SECTION 10.10. ENTIRE AGREEMENT. This Agreement and the other Loan Documents and the fee letter referred to in Section 2.05(c) constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

            SECTION 10.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.11.

            SECTION 10.12. SEVERABILITY. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

            SECTION 10.13. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 10.03.

            SECTION 10.14. HEADINGS. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

            SECTION 10.15. JURISDICTION; CONSENT TO SERVICE OF PROCESS. (a) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower or its properties in the courts of any jurisdiction.

            (b) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

            (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

            SECTION 10.16. INVESTMENT OF CERTAIN ESCROWED AMOUNTS. (a) In the event that the Borrower or any Guarantor deposits money with the Collateral Agent, or such money is received directly by the Collateral Agent, pursuant to or in connection with (i) the definition of the term "Prepayment Event" (in connection with any deposit of Net Cash Proceeds pending any permitted application of such money contemplated by such definition (other than with respect to any Mortgaged Property Casualty or Condemnation governed by Section 9 of the Guarantee Agreement)) or (ii) Section 9 of the Guarantee Agreement (in connection with any Mortgaged Property Casualty or Condemnation), the Borrower and each Guarantor understands and agrees that (A) such amounts shall be held as collateral for the payment of the Obligations in separate escrow accounts (or sub-accounts of a single escrow account) with the Collateral Agent for the benefit of the Secured Parties, (B) the Collateral Agent shall have exclusive dominion and control over such accounts (or subaccount), (C) other than any interest earned on the investment of such deposits in Permitted Investments, which investments shall be made at the option and sole discretion of the Collateral Agent, such deposits shall not bear interest, (D) interest or profits, if any, on such investments shall accumulate in such accounts (or sub-accounts) and
(E) amounts held in such accounts (or sub-accounts) shall be released or applied
(1) in the case of Section 9 of the Guarantee Agreement, as provided in (and subject to the provisions of) such Section and (2) in all other cases, upon the demand by the Borrower or the applicable Guarantor in connection with the Borrower's or such Guarantor's application of such amounts within the specified period of time in accordance with the definition of the term "Prepayment Event".

            (b) Nothing in this Section 10.16 shall prevent the Collateral Agent from applying at any time all or any part of the amounts on deposit in the above-contemplated accounts (or subaccounts) to the curing of any Event of Default under this Credit Agreement. The provisions of this Section 10.16 are subject to the provisions of the Intercreditor Agreement so long as any Tranche A Exchange Notes are outstanding.

            SECTION 10.17. CONFIDENTIALITY. Except as otherwise provided in
Section 10.04(g), each of the Agent, the Fronting Bank, the Swingline Lender and each of the Lenders agrees to keep confidential (and (i) to cause its respective officers, directors and employees to keep confidential and (ii) to use its best efforts to cause its respective agents and representatives to keep confidential) the Information and all copies thereof, extracts therefrom and analyses or other materials based thereon, except that the Agent, the Fronting Bank, the Swingline Lender or any Lender shall be permitted to disclose Information (a) to such of its respective officers, directors, employees, professional advisors, agents and representatives as need to know such Information, (b) to the extent requested by any regulatory authority, (c) to direct contractual counterparties in swap agreements, PROVIDED that any such contractual counterparty agrees to be bound by the provisions of this Section 10.17, (d) to the extent otherwise required by applicable laws and regulations or by any subpoena or similar legal process or
(e) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Agreement or (ii) becomes available to the Agent, the Fronting Bank, the Swingline Lender or any Lender on a non confidential basis from a source other than the Borrower. For the purposes of this Section, the term "Information" shall mean all financial statements, certificates, reports, agreements and information (including all analyses, compilations and studies prepared by the Agent, the Fronting Bank, the Swingline Lender or any Lender based on any of the foregoing) that are received from the Borrower and relate to the Borrower, either Guarantor or TAFSI, any shareholder of the Borrower or any employee, customer or supplier of the Borrower, either Guarantor or TAFSI, other than any of the foregoing that were available to the Agent, the Fronting Bank, the Swingline Lender or any Lender on a nonconfidential basis prior to its disclosure thereto by the Borrower, and which are, in the case of Information provided after the date hereof, clearly identified at the time of delivery as confidential. The provisions of this Section 10.17 shall remain operative and in full force and effect regardless of the expiration and term of this Agreement. Notwithstanding the foregoing, the parties hereto agree that the filing of any of the Loan Documents or the Note Documents (to the extent necessary in the reasonable judgment of the Collateral Agent after consulting with the Borrower) to properly assure the validity or priority of the Collateral Agent's

Lien under any Security Document or to the extent required by local counsel in order to render an opinion in form and substance reasonably satisfactory to the Collateral Agent in connection with such Lien will not result in a violation of the foregoing confidentiality provisions.


            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                 TRAVELCENTERS OF AMERICA, INC.,

                                   by
                                       /s/ Michael H. Hinderliter
                                       ----------------------------------
                                       Name: Michael H. Hinderliter
                                       Title: Senior Vice President


                                 THE CHASE MANHATTAN BANK,

                                   by
                                       /s/ Peter C. Eckstein
                                       ----------------------------------
                                       Name: Peter C. Eckstein
                                       Title: Vice President


                                 CAISSE NATIONALE DE CREDIT AGRICOLE,

                                   by
                                       /s/ David Bouhl
                                       ----------------------------------
                                       Name: David Bouhl
                                       Title: Head of Corporate Banking



                                  CRESCENT/MACH I PARTNERS, L.P.,

                                    by      TCW ASSET MANAGEMENT
                                            COMPANY, its Investment Manager,

                                      by
                                       /s/ Mark L. Gold
                                       ----------------------------------
                                       Name: Mark L. Gold
                                       Title: Managing Director


                                  KEYPORT LIFE INSURANCE COMPANY,

                                    by
                                       /s/ Stewart R. Morrison
                                       ----------------------------------
                                       Name: Stewart R. Morrison
                                       Title:  V.P. and Chief Investment Officer


                                  KZH HOLDING CORPORATION,

                                    by

                                       /s/ Robert Goodwin
                                       ----------------------------------
                                       Name: Robert Goodwin
                                       Title: Authorized Agent

                                  THE LONG-TERM CREDIT BANK OF JAPAN,
                                  LIMITED, New York Branch,

                                    by

                                       /s/ Shuichi Tajima
                                       ----------------------------------
                                       Name: Shuichi Tajima
                                       Title: Deputy General Manager


                                  MANUFACTURERS AND TRADERS TRUST
                                  COMPANY,

                                    by
                                       /s/ C. Gregory Vogelsang
                                       ----------------------------------
                                       Name: C. Gregory Vogelsang
                                       Title: Banking Officer


                                  NATIONAL CITY BANK,

                                    by
                                       /s/ Stanley J. Gregorin, Jr.
                                       ----------------------------------
                                       Name: Stanley J. Gregorin, Jr.
                                       Title: Vice President


                                  OAK HILL SECURITIES FUND, L.P.,

                                    by      OAK HILL SECURITIES GenPar, L.P.,
                                            its General Partner

                                    by      OAK HILL SECURITIES MGP, Inc.,
                                            its General Partner

                                         by
                                            /s/ Scott D. Krase
                                            -----------------------------
                                            Name: Scott D. Krase
                                            Title: Vice President


                                  PILGRIM AMERICA PRIME RATE TRUST,

                                    by
                                       /s/ Thomas C. Hunt
                                       ----------------------------------
                                       Name: Thomas C. Hunt
                                       Title: Portfolio Analyst


                                  PROTECTIVE LIFE ISURANCE COMPANY,

                                    by
                                       /s/ James Dondero
                                       ----------------------------------
                                       Name: James Dondero
                                       Title: Authorized Signator

                                  SENIOR FLOATING RATE FUND, INC.,

                                    by
                                       /s/ Anne McCarthy
                                       ----------------------------------
                                       Name: Anne McCarthy
                                       Title: Authorized Signatory


                                  SOCIETE GENERALE,

                                    by
                                       /s/ Joseph A. Philbin
                                       ----------------------------------
                                       Name: Joseph A. Philbin
                                       Title: Vice President


                                  VAN KAMPEN AMERICAN CAPITAL PRIME
                                  RATE INCOME TRUST,

                                    by
                                       /s/ Jeffrey W. Maillet
                                       ----------------------------------
                                       Name: Jeffrey W. Maillet
                                       Title: Senior Vice President and Director

                                                               EXHIBIT A





                          ADMINISTRATIVE QUESTIONNAIRE
                         TravelCenters of America, Inc.
                  $120,000,000 Senior Secured Credit Facilities


Please accurately complete the following information and return via fax to The Chase Manhattan Bank, Attention of Sandra Miklave as soon as possible.

FAX Number: 212-552-5658

LEGAL NAME TO APPEAR IN DOCUMENT:

--------------------------------------------------------------------------------

GENERAL INFORMATION - DOMESTIC LENDING OFFICE:

Institution Name:
                 ---------------------------------------------------------------
Street Address:
               -----------------------------------------------------------------
City, State, Zip Code:
                      ----------------------------------------------------------

GENERAL INFORMATION - LIBOR LENDING OFFICE:

Institution Name:
                 ---------------------------------------------------------------
Street Address:
               -----------------------------------------------------------------
City, State, Zip Code:
                      ----------------------------------------------------------

CONTACTS/NOTIFICATION METHODS:

CREDIT CONTACTS:

Primary Contact:
                ----------------------------------------------------------------
Street Address:
               -----------------------------------------------------------------
City, State, Zip Code:
                      ----------------------------------------------------------
Phone Number:
             -------------------------------------------------------------------
FAX Number:
           ---------------------------------------------------------------------

Backup Contact:
               -----------------------------------------------------------------
Street Address:
               -----------------------------------------------------------------
City, State, Zip Code:
                      ----------------------------------------------------------
Phone Number:
             -------------------------------------------------------------------
FAX Number:
           ---------------------------------------------------------------------

TAX WITHHOLDING:

      Non Resident Alien       Y*        N
                          -----     -----
      * Form 4224 Enclosed
      Tax ID Number

                                                                    2
CONTACTS/NOTIFICATION METHODS:

ADMINISTRATIVE CONTACTS - BORROWINGS, PAYDOWNS, INTEREST, FEES, ETC.

Contact:
        ------------------------------------------------------------------------
Street Address:
               -----------------------------------------------------------------
City, State, Zip Code:
                      ----------------------------------------------------------
Phone Number:
             -------------------------------------------------------------------
FAX Number:
           ---------------------------------------------------------------------


PAYMENT INSTRUCTIONS:

Name of Bank where funds are to be transferred:


--------------------------------------------------------------------------------

Routing Transit/ABA number of Bank where funds are to be transferred:


--------------------------------------------------------------------------------

Name of Account, if applicable:


--------------------------------------------------------------------------------


Account Number:
               -----------------------------------------------------------------
Additional Information:
                       ---------------------------------------------------------

--------------------------------------------------------------------------------


MAILINGS:

Please specify who should receive financial information:

Name:
     ---------------------------------------------------------------------------
Street Address:
               -----------------------------------------------------------------
City, State, Zip Code:
                      ----------------------------------------------------------

It is very important that all of the above information is accurately filled in and returned promptly. If there is someone other than yourself who should receive this questionnaire, please notify us of their name and fax number and we will fax them a copy of the questionnaire. If you have any questions, please call Sandra Miklave of The Chase Manhattan Bank at 212-552-5658.

                                                               EXHIBIT B


                                [FORM OF]

                        ASSIGNMENT AND ACCEPTANCE


      Reference is made to the Credit Agreement dated as of March 21, 1997 ("the Credit Agreement"), among TravelCenters of America, Inc., a Delaware corporation (the "Borrower"), the financial institutions from time to time party thereto (the "Lenders") and The Chase Manhattan Bank, as agent for the Lenders (in such capacity, the "Agent"), as fronting bank (in such capacity, the "Fronting Bank") and as swingline lender (in such capacity, the "Swingline Lender"). Capitalized terms used herein but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.


      1. The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Effective Date set forth on the reverse hereof, the interests set forth on the reverse hereof (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement, including, without limitation, the percentages and amounts set forth on the reverse hereof of (i) the Commitments of the Assignor on the Effective Date, (ii) the loans owing to the Assignor which are outstanding on the Effective Date, together with unpaid interest accrued on such assigned Loans to the Effective Date, (iii) participations in Letters of Credit acquired from the Fronting Bank which are outstanding on the Effective Date, (iv) participations in Swingline Loans acquired from the Swingline Lender which are outstanding on the Effective Date and (v) the Fees accrued to the Effective Date for the account of the Assignor. Each of the Assignor and the Assignee hereby makes and agrees to be bound by all the representations, warranties and agreements set forth in Section 10.04(c) of the Credit Agreement, a copy of which has been received by each such party. From and after the Effective Date (x) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the Loan Documents and (y) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.


      2. This Assignment and Acceptance is being delivered to the Agent together with (i) if the Assignee is organized under the laws of a jurisdiction outside the United States, the forms specified in Section 2.20(f) of the Credit Agreement, duly completed and executed by such Assignee, (ii) if the Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire in the form of Exhibit C to the Credit Agreement and (iii) a processing and recordation fee of $3,500.


      3. THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

      Date of Assignment: . . . . . . . . . . . . . . . . . . . . . . . . . . .

      Legal Name of Assignor: . . . . . . . . . . . . . . . . . . . . . . . . .

      Legal Name of Assignee: . . . . . . . . . . . . . . . . . . . . . . . . .

      Assignee's Address for Notices: . . . . . . . . . . . . . . . . . . . . .

      Effective Date of Assignment: . . . . . . . . . . . . . . . . . . . . . .

      (may not be fewer than 5 Business
      Days after the Date of Assignment): . . . . . . . . . . . . . . . . . . .

                                                      Percentage assigned of
                                                      Facility and Commitment
                                                      thereunder (set forth, to
                                                      at least 8 decimals, as a
                                                      percentage of the Facility
                                                      and the aggregate
                                 Principal            Commitments of all
Commitment                    Amount Assigned         Lenders thereunder)
----------                    ---------------         -------------------

Term Loan:                     $                                       %
Revolving Credit:              $                                       %
Fees Assigned (if any):        $



The terms set forth above are hereby agreed to:

 ........................as Assignor,

By:.................................

Name:...............................

Title:..............................



 ........................as Assignee,

By:.................................

Name:...............................

Title:..............................


                                    Consented to by:


                                    TRAVELCENTERS OF AMERICA, INC., if
                                    required,


                                    By:.................................

                                    Name:...............................

                                    Title:..............................
                                    THE CHASE MANHATTAN BANK, if required, as
                                    Agent, Fronting Bank and Swingline Lender,


                                    By:.................................

                                    Name:...............................

                                    Title:..............................

                                                               EXHIBIT C

                                                         Property No.
                                                                     ---

                                                        ------------, --





                     ASSIGNMENT OF LEASES AND RENTS


      THIS ASSIGNMENT OF LEASES AND RENTS (this "ASSIGNMENT"), made as of the 27th day of March, 1997, by NATIONAL AUTO/TRUCKSTOPS, INC., a Delaware corporation and a wholly owned subsidiary of TRAVELCENTERS OF AMERICA, INC., a Delaware corporation (the "BORROWER"), having an address at 3100 West End Avenue, Suite 300, Nashville, TN 37203 ("ASSIGNOR") to THE CHASE MANHATTAN BANK, as Collateral Agent for the Lenders, the Swingline Lender, the Fronting Bank and the Tranche A Exchange Note Purchasers, having an office at 270 Park Avenue, New York, New York 10017 ("ASSIGNEE") (each of the foregoing capitalized terms, and all other capitalized terms used but not otherwise defined herein shall have the respective meanings given to them in the Mortgage (as hereinafter defined)).

THIS ASSIGNMENT CONSTITUTES ADDITIONAL COLLATERAL FOR THE OBLIGATIONS SECURED BY THE MORTGAGE (AS HEREINAFTER DEFINED) AND FOUR OTHER MORTGAGES ON PROPERTY IN FLORIDA WHICH OTHER MORTGAGES ARE BEING RECORDED CONTEMPORANEOUSLY. THE MAXIMUM AMOUNT SECURED HEREBY, BY FOUR OTHER ASSIGNMENTS OF LEASES AND RENTS RELATING TO SUCH FOUR OTHER MORTGAGES AND BY SUCH FOUR OTHER MORTGAGES IN THE STATE OF FLORIDA IS LIMITED TO $20,494,598.00, IN THE AGGREGATE, AS SET FORTH IN THE MORTGAGES.


                            WITNESSETH THAT:


      Assignor is the owner of certain real property, with the improvements, certain fixtures and personal property located thereon, the location of which real property is more particularly described in Exhibit A annexed hereto and made a part hereof (all of such property is collectively the "PROPERTY").

      Pursuant to the Credit Agreement and pursuant to the Tranche A Exchange Note Purchase Agreements, (a) Assignee, the Lenders and the Fronting Bank have loaned or agreed to loan or issue to the Borrower on a term basis by the Lenders, Term Loans in an aggregate principal amount not to exceed $80,000,000, and (b) the Tranche A Exchange Note Purchasers have agreed to accept $85,500,000 in aggregate principal amount of the Borrower's Tranche A Exchange Notes in exchange for (i) $65,000,000 aggregate principal amount of the outstanding National Senior Notes and (ii) $20,500,000 aggregate principal amount of the outstanding TA Senior Notes.

      Assignor is a wholly owned Subsidiary of the Borrower and will derive substantial benefit from the making of the Loans by the Lenders, the making of Swingline Loans by the Swingline Lender, the issuance of Letters of Credit by the Fronting Bank and the purchase of the Tranche A Exchange Notes by the Tranche A Exchange Note Purchasers. In order to induce the Lenders to make Loans, the Swingline Lender to make Swingline Loans, the Fronting Bank to issue Letters of Credit and the Tranche A Exchange Note Purchasers to accept the Tranche A Exchange Notes, the Assignor has agreed to guarantee pursuant to the Guarantee Agreement the Obligations (as defined in the Credit Agreement) (the due and punctual payment and performance of the covenants, agreements, obligations and liabilities of the Assignor under the Guarantee Agreement, this Assignment, the Mortgage (as hereinafter defined) and the other Loan Documents are herein referred to as the "GUARANTEE OBLIGATIONS").

      The obligations of the Lenders to make Loans and of the Fronting Bank to issue Letters of Credit under the Credit Agreement and the obligations of the original Tranche A Exchange Note Purchasers to purchase the Tranche A Exchange Notes under the Tranche A Exchange Note Purchase Agreements are conditioned upon, among other things, the execution and delivery by the Assignor of this Assignment, in the form hereof, to secure (a) the due and punctual payment of
(i) the principal of, premium, if any, and interest on the Loans, the Swingline Loans and the Tranche A Exchange Notes, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral and (iii) all other monetary obligations of the Assignor (including the Guarantee Obligations) and the Borrower to the Lenders, the Swingline Lender, the Fronting Bank, the Agent, the Tranche A Exchange Note Purchasers or the Collateral Agent under the Credit Agreement, the Tranche A Exchange Note Purchase Agreements, this Assignment and the other Loan Documents and Tranche A Exchange Note Documents to which the Assignor is or is to be a party, (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrower and the Assignor under or pursuant to the Credit Agreement, the Tranche A Exchange Note Purchase Agreements, this Assignment and the other Loan Documents and Tranche A Exchange Note Documents to which the Borrower or the Assignor is or is to be a party and (c) the due and punctual payment and performance of all obligations of the Borrower, monetary or otherwise, under each Rate Protection Agreement entered into with a counterparty that was a Lender (or an Affiliate of a Lender) at the time such Rate Protection Agreement was entered into (all the obligations referred to in the preceding clauses (a) through (c) being referred to collectively as the "SECURED OBLIGATIONS"), provided that for purposes of this Mortgage, Secured Obligations shall not include any obligations of the Mortgagor or the Borrower in respect of any Revolving Loans or any Letters of Credit.

      In connection with the above-described transaction, Assignor has executed and delivered to Assignee either (i) a Mortgage, Security Agreement and Assignment of Leases and Rents, (ii) a Deed of Trust, Security Agreement and Assignment of Leases and Rents or (iii) a Deed to Secure Debt, dated the date hereof, encumbering the Property and securing the Secured Obligations, which has been recorded in the land records of the county where the Property is located prior to this Assignment (the "MORTGAGE").

      Assignee, in connection with the leasing of the Truckstop to a third-party operator, has required that Assignor make, execute and deliver this Assignment.


      NOW, THEREFORE, in consideration of the foregoing and in consideration of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, to further secure the Secured Obligations, Assignor hereby agrees as follows:

      1. Assignor, hereby presently and irrevocably grants, transfers, bargains, sells, assigns, conveys, and sets over unto Assignee, its successors and assigns, from and after the date hereof, all right, title and interest of Assignor in and to (i) a certain operating lease which is more particularly described in Exhibit B annexed hereto and made part hereof (the "OPERATING LEASE") and all other Leases which now or may hereafter affect the Property, or any part of parts thereof and all guarantees, modifications, renewals and extensions thereof, and (ii) all documents and instruments made or hereafter made in respect of, together with all of the Rents, to become due or to which Assignor is now or may hereafter become entitled, arising out of the Operating Lease and all other Leases, or the Property or any part or parts thereof.

      2. Upon the occurrence and during the continuance of an Event of Default, without regard to the adequacy of the security for the Secured Obligations, Assignee shall have the exclusive power and authority to:

            (i) enter upon and take possession of the Property and manage the same;

            (ii) (A) demand, collect, sue for, attach, levy, recover, receive, compromise, and (B) adjust and make, execute, and deliver receipts and releases for, Rents which may be or hereafter become due, owing or payable from each present or future operator, lessee, sublessee, licensee, concessionaire or other occupant of the Property or any part thereof (collectively, the "TENANTS");

            (iii) receive, endorse and deposit for collection in the name of Assignor or Assignee any checks, promissory notes or other evidences of indebtedness, whether made payable to Assignor or Assignee, which are given in payment or on account of Rent or by way of compromise or settlement of any indebtedness for such Rents;

            (iv) institute, prosecute, settle or compromise any summary or other proceedings for the recovery of the Rents or for removing any and all Tenants in accordance with the applicable Operating Lease, any other applicable Lease or with applicable law;

            (v) institute, prosecute, settle or compromise any proceedings for the protection of the Property, for the recovery of any damage done to the Property or for the abatement of any nuisance thereon or thereabouts;

            (vi) defend, settle or compromise any legal proceedings brought, or claims made against, Assignee or its agents, employees or servants which may affect the Property, and, at the option of Assignee, defend, settle or compromise any claims made or legal proceedings brought against Assignor which may affect the Property or any part thereof;

            (vii) lease or rent the Property or any part thereof for such time and at such rentals as Assignee, in its sole discretion, may deem advisable;

            (viii) make any changes or improvements, structural or otherwise, on, in or to the Property or any part thereof which Assignee, in its reasonable discretion, may deem necessary or expedient for the leasing, renting or preservation thereof;

            (ix) keep and maintain the Property in tenantable and rentable condition and in a good state of repair;

            (x) purchase such equipment and supplies as may be necessary or desirable in the opinion of Assignee for use in connection with the operation of the Property;

            (xi) pay, from and out of the Rents collected by Assignee hereunder, all taxes, assessments, or any and all other charges, costs and expenses which Assignee may deem necessary or advisable to pay in connection with the management and operation of the Property (including, without limitation, any interest, principal or other payments due on any and all loans secured by mortgages on the Property, if any, including the Secured Obligations secured by the Mortgage);

            (xii) contract for and purchase such insurance as Assignee may deem advisable or necessary for the protection of Assignee and the Property, including, without limitation, insurance of the types required under the Mortgage;

            (xiii) execute and comply with all requirements of applicable Governmental Authorities relating to the Property and remove any and all violations of the requirements of applicable Governmental Authorities relating to the Property;

            (xiv) enforce, enjoin or restrain the violation of any of the terms, provisions and conditions of the Operating Lease and any other Leases; and

            (xv) do anything and everything which Assignor could or would do which might increase the Rents or which might diminish the expense of operating the Property, whether herein expressly authorized or not, and in all respects act in the place and stead of Assignor and have all of the powers as owner as possessed by Assignor for the purposes aforesaid.

All the foregoing power and rights may be executed by Assignee or by its agents, servants or attorneys, in the name of Assignee or in the name of Assignor, and in such manner as Assignee, its agents, servants or attorneys consider to be necessary, desirable, expedient, or appropriate; PROVIDED, HOWEVER, that under no circumstances shall Assignee be under any obligation to exercise any of the foregoing powers or rights or be in any manner, liable to Assignor or any other party for failure to exercise such powers and rights.

            3. Upon the occurrence and during the continuance of an Event of Default, Assignee shall have the right to use and apply the Rents collected and received by it under this Assignment (a) for the payment of any and all costs and expenses incurred in connection with (i) enforcing the terms of this Assignment, the Mortgage, the Loan Documents, or Tranche A Exchange Note Documents, (ii) upholding and defending the rights of Assignee hereunder, under the Mortgage, the Loan Documents, or Tranche A Exchange Note Documents, and
(iii) collecting Rents due under the Operating Lease or any other Leases; (b) for the payment of operating expenses that are due and payable and for all other expenses relating to the operation and maintenance of the Property and the payment of all costs and expenses in connection therewith; (c) for the payment of all costs and expenses including, without limitation, reasonable attorneys' fees and disbursements paid or incurred by or on behalf of Assignee in the protection and maintenance of the lien of the Mortgage or granted hereby in connection with any litigation or proceeding affecting this Assignment, the Mortgage, or the Property and (d) for distribution to the Assignee for the payment in full of Indebtedness and satisfaction of the Secured Obligations.

      4. Assignor hereby irrevocably constitutes and appoints Assignee its true and lawful attorney, upon the occurrence and during the continuance of an Event of Default, to undertake and execute any or all of the powers described herein with the same force and effect as if undertaken or executed by Assignor.

      5. Assignee shall not in any way be liable to Assignor for any act done or anything omitted to be done by it in good faith in connection with the management of the Property, except for the consequences of its own gross negligence or willful misconduct, nor shall Assignee be liable for any act or omission of its agents, servants or employees provided that due care is used by Assignee in the selection of such agents, servants and employees, except for the consequences of the gross negligence or willful misconduct of such agents, servants or employees. Except as aforesaid, Assignee shall be accountable to Assignor only for monies actually received by it pursuant to this Assignment.

      6. It is understood and agreed that nothing contained in this Assignment shall prejudice or be construed to prejudice the right of Assignee under any of the Loan Documents or Tranche A Exchange Note Documents, without notice except where required by the terms of the applicable document, to institute, persecute and compromise any action which it would deem advisable to protect its interest in the Property, including an action to foreclose the Mortgage, and in such action, to move for the appointment of a receiver of the Rents, or prejudice any rights which Assignee shall have upon the occurrence of an Event of Default. This Assignment shall survive, however, the commencement of any such action and shall continue in full force and effect in the event of any foreclosure action until a sale of the Property shall be had thereunder.

      7. Upon request of Assignee, Assignor shall execute and deliver to Assignee such further instruments as Assignee may deem reasonably necessary to effect this Assignment. Assignor, at its sole cost and expense, shall cause such further instruments to be recorded in such manner and in such places as may be reasonably required by Assignee.

      8. Assignor shall pay all recording and filing fees in respect of this Assignment as well as any and all taxes which may be due and payable on the recording of this Assignment and any taxes hereafter imposed on this Assignment. Should Assignor fail to pay the same, all such recording and filing fees and taxes may be paid by Assignee on behalf of Assignor and the amount thereof, together with interest at the Default Rate, shall be payable by Assignor to Assignee immediately upon demand, or at the option of Assignee, Assignee may reimburse itself therefor out of the Rents which may in such circumstance be collected by Assignee.

      9. Failure of Assignee to avail itself of any of the terms, covenants and conditions of this Assignment shall not be construed or deemed to be a waiver of any of its rights hereunder. The rights and remedies of the Assignee under this Assignment are cumulative and are not in lieu of but are in addition to, and shall not be affected by the exercise of, any other rights and remedies which Assignee shall have under or by virtue of law or equity, the Loan Documents or the Tranche A Exchange Note Documents (collectively, the "OTHER RIGHTS"). The rights and remedies of Assignee hereunder may be exercised independently of or concurrently with any of the Other Rights at any time or from time to time.

      10. Assignee hereby gives Assignor a license to exercise all of its rights as landlord or otherwise with respect to the Operating Lease or any other Leases, to collect all the Rents, and to retain, use and enjoy the same in accordance with the Loan Documents and the Tranche A Exchange Note Documents. This Assignment shall continue in full force and effect until the satisfaction and cancellation of the Mortgage as provided in Section 3.05(a) of the Mortgage, and upon such occurrence, this Assignment and the authority and powers herein granted by Assignor to Assignee shall cease and terminate, and, in that event, Assignee shall (i) execute and deliver to Assignor such instrument or instruments effective to evidence the termination of this Assignment and the reassignment to Assignor of the rights, powers and authorities granted herein as may be reasonably requested by Assignor, and (ii) deliver to Assignor any monies held by Assignee for the benefit of Assignor. Assignor agrees that upon termination of this Assignment it shall assume payment of all unmatured or unpaid charges, expenses or obligations incurred or undertaken by Assignee in connection with the management of the Property in accordance with the terms hereof. This Assignment shall be amended so as to release and reassign to Assignor the Operating Lease or other Leases, and that portion of the Rents which relate to the Operating Lease or other Leases, which encumber a Property which is to be released pursuant to Section 3.05(b) of the Mortgage, and Assignee shall deliver to Assignor any monies with respect to any Property so released held by Assignee for the benefit of Assignor. Assignor agrees that, upon any release and reassignment contemplated by the preceding sentence, it shall assume payment of all unmatured or unpaid charges, expenses or obligations incurred or undertaken by Assignee in connection with the management of any Property which is being so released. Assignor will pay all costs and expenses, including attorneys' fees and disbursements, incurred by Assignee in connection with any such amendment.

      11. All of the covenants, agreements and provisions in this Assignment binding upon or for the benefit of Assignor or Assignee shall bind and inure to the benefit of their respective successors and assigns.

      12. All notices, demands or requests made pursuant to this Assignment shall be given in the manner set forth in Section 3.02 of the Mortgage.

      13. This Assignment may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

      14. This Assignment shall be governed by, construed and enforced in accordance with the laws of the State where the Property is located.

      15. Upon payment and discharge in full of all outstanding Credit Agreement Obligations or all outstanding Tranche A Exchange Note Obligations (each such term as defined in the Intercreditor Agreement), all references herein to the Credit Agreement or the Tranche A Exchange Note Purchase Agreements, as the case may be, shall become null and void (other than references for purposes of incorporating herein definitions of terms used therein, which terms will continue to have the meanings assigned thereto immediately prior to such payment and discharge, subject to subsequent amendment or modification in accordance with the terms hereof).


      IN WITNESS WHEREOF, Assignor has executed this Assignment as of the day and year first above written.


WITNESSES:                            ASSIGNOR:

                                      NATIONAL AUTO/TRUCKSTOPS, INC.,

                                         by
--------------------------------           --------------------------------
                                           Name:
                                           Title:
--------------------------------



                                      ATTEST:

                                           --------------------------------
                                           Name:
                                           Title:



                                        [CORPORATE SEAL]

                                                                       EXHIBIT D



                                       [FORM OF]

                             COLLATERAL ACCOUNT AGREEMENT


                              COLLATERAL ACCOUNT AGREEMENT, dated as of March
                      27, 1997, made by TRAVELCENTERS OF AMERICA, INC., a Delaware corporation (the "BORROWER"), in favor of THE CHASE MANHATTAN BANK, a New York banking corporation ("CHASE"), as collateral agent (in such capacity, the "COLLATERAL AGENT") for the Secured Parties (as defined herein). All capitalized terms used but not defined herein shall have the meanings set forth in the other Transaction Documents.


               Reference is made to (a) the Master Collateral and Intercreditor Agreement dated as of March 27, 1997 (as amended or modified from time to time, the "INTERCREDITOR AGREEMENT"), among the Participating Creditors (as defined in the Intercreditor Agreement) and the Collateral Agent and countersigned by the Borrower and its subsidiaries; (b) the Credit Agreement dated as of March 21, 1997 (as amended or modified from time to time, the "CREDIT AGREEMENT"), among the Borrower, the financial institutions party thereto, as lenders (the "LENDERS"), and Chase, as agent (in such capacity, the "AGENT"), as fronting bank (in such capacity, the "FRONTING BANK") and as swingline lender (in such capacity, the "SWINGLINE LENDER"); and (c) the Senior Secured Note Exchange Agreements, each dated as of March 21, 1997 (as amended or modified from time to time, the "TRANCHE A EXCHANGE NOTE PURCHASE AGREEMENTS"), among the Borrower and the Tranche A Exchange Note Purchasers named therein.

               The Lenders, the Fronting Bank and the Swingline Lender, respectively, have agreed to make Loans to the Borrower, to issue Letters of Credit for the account of the Borrower and to make Swingline Loans to the Borrower pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. The Tranche A Exchange Note Purchasers have agreed to accept the Tranche A Exchange Notes in exchange for the Existing Senior Notes held by them pursuant to, and upon the terms and conditions specified in, the Tranche A Exchange Note Purchase Agreements.

        The obligations of the Lenders to make Loans, of the Fronting Bank to issue Letters of Credit and of the Swingline Lender to make Swingline Loans under the Credit Agreement and the obligations of the Tranche A Exchange Note Purchasers to accept the Tranche A Exchange Notes in exchange for the Existing Senior Notes held by them pursuant to the Tranche A Exchange Note Purchase Agreements are conditioned upon, among other things, the execution and delivery by the Pledgor of a pledge agreement in the form hereof to secure (a) the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, the Swingline Loans and the Tranche A Exchange Notes, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral and
(iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise, (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) of the Borrower to the Secured Parties under the Credit Agreement, the Tranche A Exchange Note Purchase Agreements, this Agreement and the other Transaction Documents, (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrower under or pursuant to the Agreement, the Tranche A Exchange Note Purchase Agreements and the other Transaction Documents, (c) the due and punctual payment and performance of all the covenants, agreements, obligations and liabilities of each Grantor under or pursuant to the Credit Transaction Documents to which such Grantor is a party and (d) the due and punctual payment and performance of all obligations of the Borrower, monetary or otherwise, under each Rate Protection Agreement entered into with a counterparty that was a Lender (or an Affiliate of a Lender) at the time such Rate Protection Agreement was entered into (all the obligations referred to in the preceding clauses (a) through (d) being referred to collectively as the "OBLIGATIONS"). All capitalized terms used but not defined herein shall have the meanings set forth in the other Transaction Documents.

               On the Closing Date, $45,000,000 of the proceeds of the Term Loans shall be deposited in the Collateral Account (as defined herein) to fund certain anticipated Capital Expenditures, Transition Capital Expenditures and other ordinary course payments to be made by the Borrower and the Guarantors from time to time.

               It is a further condition precedent to the obligations of the Lenders to make the Loans, the Fronting Bank to issue Letters of Credit and the Swingline Lender to make the Swingline Loans under the Credit Agreement and to the obligations of the Tranche A Exchange Note Purchasers to accept the Tranche A Exchange Notes under the Tranche A Exchange Note Purchase Agreements that the Borrower deposit $45,000,000 of the Term Loans made under the Credit Agreement on the Closing Date in the Collateral Account simultaneously with the initial Credit Event thereunder.

               Accordingly, the Borrower and the Collateral Agent, on behalf of itself and each other Secured Party (and each of their successors and assigns), hereby agree as follows:

                                       ARTICLE I

                                      DEFINITIONS

               SECTION 1.01. DEFINITIONS. The following terms shall have the following meanings:

               "ACCOUNT COLLATERAL" shall have the meaning assigned to such term in Section 2.01 of this Agreement.

               "AGREEMENT" shall mean this Collateral Account Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

               "CODE" shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

               "COLLATERAL ACCOUNT" shall have the meaning assigned to such term in Section 3.01 of this Agreement.

               "EVENT OF DEFAULT" shall mean any "Event of Default" as defined in the Credit Agreement and any "Event of Default" as defined in the Tranche A Exchange Note Purchase Agreements.

               "INDEMNITEE" shall mean any "Indemnitee" as defined in the Credit Agreement and any "Indemnitee" as defined in the Tranche A Exchange Note Agreements.

               "OBLIGATIONS" shall have the meaning assigned to such term in the preliminary statement of this Agreement.

               "SECURED PARTIES" shall mean (a) the Lenders, (b) the Fronting Bank, (c) the Agent, (d) the Collateral Agent, (e) the Tranche A Exchange Note Purchasers, (f) the Swingline Lender and (g) the successors and assigns of each of the foregoing.

               "SECURITY INTEREST" shall have the meaning assigned to such term in Section 2.01.

               SECTION 1.02. RULES OF INTERPRETATION. The rules of interpretation specified in Section 1.02 of the Credit Agreement shall be applicable to this Agreement.

                                      ARTICLE II

                                   SECURITY INTEREST

               SECTION 2.01. SECURITY INTEREST. As collateral security for the prompt and complete payment and performance when due, whether at the stated maturity, by acceleration, upon one or more dates set for prepayment or otherwise of the Obligations, the Borrower hereby (a) deposits on the Closing Date $45,000,000 of the Term Loans (the "COLLATERAL") in the Collateral Account, and (b) bargains, sells, conveys, assigns, sets over, mortgages, pledges, hypothecates and transfers to the Collateral Agent, for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a continuing first priority lien and security interest in all of its right, title and interest in and to the Collateral, together with (i) all Collateral Account Deposits (as defined below) made from time to time in accordance with Section 3.02 hereof and (ii) all interest accruing from time to time and held in the Collateral Account pursuant to Section 3.03 (the "COLLATERAL ACCOUNT INTEREST" and together with the Collateral and the Collateral Account Deposits, the "ACCOUNT COLLATERAL") (the "SECURITY INTEREST").

               SECTION 2.02. NO ASSUMPTION OF LIABILITY. The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in anyway alter or modify, any obligation or liability of the Borrower with respect to or arising out of the Account Collateral.

                                      ARTICLE III

                          ESTABLISHMENT OF COLLATERAL ACCOUNT

               SECTION 3.01. ESTABLISHMENT. The Collateral Agent has established in the name of the Collateral Agent for the ratable benefit of the Secured Parties an account (the "COLLATERAL ACCOUNT") with Chase for purposes of this Agreement. Only Account Collateral will be deposited in the Collateral Account. Subject to the provisions of this Agreement, the Collateral Account shall be under the sole dominion and control of the Collateral Agent, and the Collateral Agent shall have the sole right to make withdrawals from the Collateral Account and to exercise all rights with respect to the Account Collateral from time to time therein as set forth in this Agreement and the other Security Documents; PROVIDED, HOWEVER, that so long as no Event of Default under the Credit Agreement or the Tranche A Exchange Note Purchase Agreements shall have occurred and be continuing, the Collateral Agent, from time to time, shall disburse and apply portions of the Account Collateral in accordance with the provisions of
Section 3.4 of this Agreement. All Account Collateral delivered to the Collateral Agent pursuant hereto shall be held in the Collateral Account in accordance with the provisions hereof.

               SECTION 3.02. DEPOSIT OF FUNDS IN COLLATERAL ACCOUNT. The Collateral Account shall be used by the Collateral Agent for the purpose of receiving (a) pursuant to Section 5.02 (gg) of the Credit Agreement and Section
3.23 of the Tranche A Exchange Note Purchase Agreements, the deposit of $45,000,000 of the proceeds of the Term Loans made on the Closing Date, (b) cash deposits made from time to time by the Borrower after the date hereof ("COLLATERAL ACCOUNT

DEPOSITS") and (c) Collateral Account Interest accruing from time to time after the date hereof pursuant to Section 3.03.

               SECTION 3.03. INTEREST ON FUNDS DEPOSITED. Until the Termination Date (as defined in Section 6.13 below) and so long as no Event of Default under the Credit Agreement or the Tranche A Exchange Note Purchase Agreements shall have occurred and be continuing, the Account Collateral shall be invested in Permitted Investments at the direction of the Borrower. All interest and other income accruing on or to the Account Collateral shall be held in the Collateral Account as part of the Account Collateral. All risk of loss in respect of such investments shall be borne by the Borrower except as otherwise provided in this Agreement.

               SECTION 3.04. DISBURSEMENT OF ACCOUNT COLLATERAL IN COLLATERAL ACCOUNT. Provided that no Event of Default under the Credit Agreement or the Tranche A Exchange Notes Purchase Agreements shall have occurred and be continuing, the Collateral Agent shall from time to time disburse funds from the Collateral Account upon receipt of a certificate of a Responsible Officer of the Borrower that (a) no Event of Default has occurred and is continuing and (b) the disbursement of such funds to the Borrower in such amounts as shall be specified in such certificate are to be used within the next 30 days exclusively for ordinary course purposes or any other use of the Term Loans contemplated by the Credit Agreement.

                                      ARTICLE IV

                            REPRESENTATIONS AND WARRANTIES

                The Borrower represents and warrants to and with the Collateral Agent and each other Secured Party that:

               SECTION 4.01 TITLE; NO OTHER LIENS. Except for the Security Interest granted to the Collateral Agent for the ratable benefit of the Secured Parties pursuant to this Agreement and the other Liens expressly permitted pursuant to Section 7.02 of the Credit Agreement and Section 7.2 of the Tranche A Exchange Note Purchase Agreements (the "PERMITTED LIENS"), the Borrower is the legal, record and beneficial owner of, and has good title to the Account Collateral with respect to which it has purported to grant a Security Interest hereunder, free and clear of any and all Liens or claims of others. No security agreement, financing statement or other public notice with respect to all or any part of such Account Collateral is on file or of record in any public office, except such as have been filed, pursuant to this Agreement, in favor of the Collateral Agent, for the ratable benefit of the Secured Parties or Permitted Liens or Liens.

               SECTION 4.02. AUTHORITY. The Borrower has full power and authority to grant to the Collateral Agent the Security Interest in the Account Collateral with respect to which it has purported to grant a Security Interest hereunder, pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other person other than any consent or approval that has been obtained.

               SECTION 4.03. ENFORCEABLE OBLIGATION; PERFECTED, FIRST PRIORITY SECURITY INTERESTS. The Security Interest (a) constitutes a legal, valid and binding security interest in all the Account Collateral securing the payment and performance of the Obligations enforceable against the Borrower in accordance with its terms, (b) upon completion of the filings and other actions specified in Schedule I attached hereto shall constitute a perfected security interest in the Account Collateral in favor of the Collateral Agent for the ratable benefit of the Secured Parties, and (c) is prior to all other Liens (other than Permitted Liens) on the Account Collateral in existence on the date hereof.

                                       ARTICLE V

                            EVENTS OF DEFAULT AND REMEDIES

               SECTION 5.01. REMEDIES UPON DEFAULT. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent may (i) upon prior written notice to the Borrower, withdraw Account Collateral from the Collateral Account and (ii) upon prior written notice to the Borrower, exercise in respect of the Account Collateral, in addition to other rights and remedies provided for herein or otherwise available to them, all of the rights and remedies of a secured party under the Code as in effect at the time of such exercise.

               SECTION 5.02. APPLICATION OF PROCEEDS. All cash proceeds received by the Collateral Agent in respect of any withdrawal pursuant to Section 5.01 of all or any part of the Account Collateral shall be applied:

               FIRST, to the payment of all costs and expenses incurred by the Agent or the Collateral Agent (in its capacity as such hereunder or under any other Credit Transaction Document) in connection with such collection or sale or otherwise in connection with this Agreement or any of the Obligations, including all court costs and the fees, other charges and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent hereunder or under any other Credit Transaction Document on behalf of the Borrower or any Grantor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Credit Transaction Document;

               SECOND, subject to the provisions of the Intercreditor Agreement, to the Collateral Agent for distribution to the Participating Creditors (as defined in the Intercreditor Agreement) as provided in Article IV of the Intercreditor Agreement for the payment in full of Indebtedness and satisfaction of the Obligations owed to the Participating Creditors; and

               THIRD, to the Borrower, its successors or assigns, or as a court of competent jurisdiction may otherwise direct.

Subject to the terms of the Intercreditor Agreement, the Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, monies or balances in accordance with this Agreement

                                      ARTICLE VI

                                     MISCELLANEOUS

               SECTION 6.01. NOTICES. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 10.01 of the Credit Agreement and Section 16.6 of the Tranche A Exchange Note Purchase Agreements. All communications and notices hereunder to the Collateral Agent shall be given to it at the address set forth in Schedule II hereto.

               SECTION 6.02. SECURITY INTEREST ABSOLUTE. All rights of the Collateral Agent hereunder, the Security Interest granted hereunder and all obligations of the Borrower hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of any Credit Transaction Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amend ment or waiver of or any consent to any departure from any Credit Transaction Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations or (d) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Obligations or in respect of this Agreement (other than the indefeasible payment in full of all the Obligations by any of the Grantors).

               SECTION 6.03. SURVIVAL OF AGREEMENT. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Credit Transaction Document shall be considered to have been relied upon by the Secured Parties and shall survive the making by the Lenders of the Loans, the making by the Swingline Lender of the Swingline Loans and the acceptance by the Tranche A Exchange Note Purchasers of the Tranche A Exchange Notes, and the execution and delivery to the Tranche A Exchange Note Purchasers of the Tranche A Exchange Notes, and the issuance by the Fronting Bank of any Letter of Credit, regardless of any investigation made by the Secured Parties or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on, or any other fee or amount payable under or in respect of any Loan, Swingline Loan, Tranche A Exchange Note or Letter of Credit, or this Agreement or, without duplication of the foregoing, under any of the other Credit Transaction Documents is outstanding and unpaid and so long as the Commitments and the LC Commitment have not been terminated.

               SECTION 6.04. BINDING EFFECT; ASSIGNMENTS. This Agreement shall become effective as to the Borrower when a counterpart hereof executed on behalf of the Borrower shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon the Borrower and the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of the parties hereto, and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein or in the Account Collateral, or any part thereof (and any such attempted assignment shall be void), or otherwise pledge, encumber or grant any option with respect to the Account Collateral, or any part thereof, or any cash or property held by the Collateral Agent as Account Collateral under this Agreement except as expressly contemplated by this Agreement or the other Credit Transaction Documents.

               SECTION 6.05. SUCCESSORS AND ASSIGNS. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

               SECTION 6.06. POWER OF ATTORNEY. The Collateral Agent is hereby appointed by the Borrower, as its true and lawful agent and attorney-in-fact, and in such capacity the Collateral Agent shall have the right, with power of substitution for the Borrower and in each Grantor's name or otherwise, for the use and benefit of the Collateral Agent and the other Secured Parties, upon the occurrence and during the continuance of an Event of Default, (a) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Account Collateral or to enforce any rights in respect of any Account Collateral; (b) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Account Collateral; (e) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Account Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Account Collateral for all purposes; PROVIDED, HOWEVER, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent or any other Secured Party to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent or any other Secured Party, or to present or file any claim or notice, or to take any action with respect to the Account Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby, and no action taken or omitted to be taken by the Collateral Agent or any other Secured Party with respect to the Account Collateral or any part thereof shall give rise to any defense, counterclaim or offset in favor of the Borrower or to any claim or action against the Collateral Agent or any other Secured Party.

               SECTION 6.07. COLLATERAL AGENT'S FEES AND EXPENSES; INDEMNIFICATION. (a) The Borrower agrees to pay upon demand to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts or agents, that the Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the collection from or other realization upon any of the Account Collateral, (iii) the exercise, enforcement or protection of any of the rights of the Collat eral Agent hereunder or (iv) the failure of the Borrower to perform or observe any of the provisions hereof. If the Borrower shall fail to do any act or thing that it has covenanted to do hereunder or any of its representations or warranties hereunder shall be breached, the Collateral Agent may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach and there shall be added to the Obligations the cost or expense incurred by the Collateral Agent in so doing.

               (b) Without limitation of their indemnification obligations under the other Credit Transaction Documents, the Borrower agrees to indemnify the Collateral Agent and the other Indemnities against, and hold each of them harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees and expenses, incurred by or asserted against any of them arising out of, in any way connected with, or as a result of, the execution, delivery or performance of this Agreement or any claim, litigation, investigation or proceeding relating hereto or to the Account Collateral, whether or not any Indemnitee is a party thereto, PROVIDED that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

               (c) Any amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents. The provisions of this Section 6.07 shall remain operative and in full force and effect regardless of the termination of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Credit Transaction Document or any investigation made by or on behalf of the Collateral Agent or any other Secured Party. All amounts due under this Section shall be payable on written demand therefor and shall bear interest at the Alternate Base Rate (as defined in the Credit Agreement) plus 2%.

               SECTION 6.08. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

               SECTION 6.09. WAIVERS; AMENDMENT. (a) No failure or delay of the Collateral Agent or any other Secured Party in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent hereunder and of the other Secured Parties under the other Credit Transaction Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provisions of this Agreement or any other Credit Transaction Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall entitle it to any other or further notice or demand in similar or other circumstances.

               (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Borrower and the Collateral Agent, with the prior written consent of the Required Lenders and the Required Holders; PROVIDED, HOWEVER, that except as provided herein or in the other Credit Transaction Documents, no such agreement shall amend, modify, waive or otherwise adversely affect a Secured Party's rights and interests in any material amount of the Collateral without the prior written consent of such Secured Party.

               SECTION 6.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER CREDIT TRANSACTION DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER CREDIT TRANSACTION DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.10.

               SECTION 6.11. SEVERABILITY. In the event any one or more of the provisions contained in this Agreement or in any other Credit Transaction Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

               SECTION 6.12. JURISDICTION; CONSENT TO SERVICE OF PROCESS. (a) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Credit Transaction Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Collateral Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or the other Credit Transaction Documents against the Borrower or its properties in the courts of any jurisdiction.

               (b) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Credit Transaction Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

               (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 6.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

               SECTION 6.13. TERMINATION. This Agreement and the Security Interest shall terminate when (a) all the Obligations having been indefeasibly paid in full and the Lenders and the Swingline Lender having no further commitment to lend under the Credit Agreement, no Letters of Credit are outstanding and the Fronting Bank has no further obligation to issue Letters of Credit under the Credit Agreement or (b) no funds remain in the Collateral Account and the Borrower has given the Collateral Agent written notice that there will not be any future Collateral Account Deposits (the "TERMINATION DATE"), at which time the Collateral Agent shall (i) execute and deliver to the Borrower a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement, prepared by the Borrower at its expense, that the Borrower shall reasonably request to evidence such termination and (ii) deliver any Account Collateral remaining in the Collateral Account to the Borrower. Any execution and delivery of termination statements, documents or Account Collateral pursuant to this Section 6.13 shall be without recourse to or warranty by the Collateral Agent.

               SECTION 6.14. HEADINGS. Article and Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

               SECTION 6.15. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 6.04.

               SECTION 6.16. INTERCREDITOR AGREEMENT. (a) The Collateral Agent agrees, for itself and for each other Secured Party, that it and each other Secured Party shall be bound by the terms of the Intercreditor Agreement in connection with the administration of this Agreement.

               (b) The Borrower hereby acknowledges receipt of a copy of and agrees to be bound by the terms of the Intercreditor Agreement.

               SECTION 6.17. REFERENCES TO CREDIT AGREEMENT. Upon the payment and discharge in full of all outstanding Credit Agreement Obligations or all outstanding Tranche A Exchange Note Obligations, all references herein to the terms of the Credit Agreement or the Tranche A Exchange Note Documents, as the case may be, shall become null and void (other than references for the purposes of incorporating herein definitions of terms used therein, which terms will continue to have the meanings assigned thereto immediately prior to such payment and discharge, subject to subsequent amendment or modifications in accordance with the terms hereof).

               IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.



                                 TRAVELCENTERS OF AMERICA, INC.,

                                   by
                                      ----------------------------
                                      Name:
                                      Title:


                                 THE CHASE MANHATTAN BANK, as
                                 Collateral Agent,

                                    by
                                      ----------------------------
                                      Name:
                                      Title:

                                                               EXHIBIT E



            COLLATERAL ASSIGNMENT (the "COLLATERAL ASSIGNMENT") dated as of March 27, 1997, from TRAVELCENTERS OF AMERICA, INC., a Delaware corporation (the "BORROWER"), TA OPERATING CORPORATION, a Delaware corporation ("TA"), NATIONAL AUTO/TRUCKSTOPS, INC., a Delaware corporation ("NATIONAL") and TA FRANCHISE SYSTEMS, INC., a Delaware corporation ("TAFSI" and, together with TA, National and the Borrower, the "GRANTORS"), to THE CHASE MANHATTAN BANK, a New York banking corporation ("CHASE"), as collateral agent (in such capacity, the "COLLATERAL AGENT") for the Secured Parties (as defined in the Security Agreement).


      Reference is made to (a) the Master Collateral and Intercreditor Agreement dated as of March 27, 1997 (as amended or modified from time to time, the "Intercreditor Agreement"), among the Participating Creditors (as defined therein) and the Collateral Agent and countersigned by the Grantors; (b) the Credit Agreement dated as of March 21, 1997 (as amended or modified from time to time, the "CREDIT AGREEMENT"), among the Borrower, the financial institutions party thereto, as lenders (the "LENDERS"), and Chase, as agent (in such capacity, the "AGENT"), as fronting bank (in such capacity, the "Fronting BANK") and as swingline lender (in such capacity, the "SWINGLINE LENDER"; and (c) the Senior Secured Note Exchange Agreements, each dated as of March 21, 1997 (as amended or modified from time to time, the "SENIOR SECURED NOTE AGREEMENTS"), among the Borrower and the Tranche A Exchange Note Purchasers named therein.

      The Lenders, the Fronting Bank and the Swingline Lender, respectively, have agreed to make Loans to the Borrower, to issue Letters of Credit for the account of the Borrower and to make Swingline Loans to the Borrower pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. The Tranche A Exchange Note Purchasers have agreed to accept $35,500,000 aggregate principal amount of the Borrower's 8.94% Series I Senior Secured Notes due 2002 (the "SERIES I TRANCHE A EXCHANGE NOTES") and $50,000,000 aggregate principal amount of the Borrower's Series II Senior Secured Notes due 2005 (the "SERIES II TRANCHE A EXCHANGE NOTES" and, together with the Series I Tranche A Exchange Notes, the "TRANCHE A EXCHANGE NOTES") in exchange for (i) $65,000,000 aggregate principal amount of the outstanding 8.76% Senior Secured Notes due 2002 of National (the "NATIONAL SENIOR NOTES") and (ii) $20,500,000 aggregate principal amount of the outstanding 8.63% Senior Secured Notes due 2002 of TA (the "TA SENIOR NOTES" and, together with the National Senior Notes, the "EXISTING SENIOR NOTES") held by them pursuant to, and upon the terms and subject to the conditions specified in, the Tranche A Exchange Note Purchase Agreements.

      The obligations of the Lenders to make Loans, of the Fronting Bank to issue Letters of Credit and of the Swingline Lender to make Swingline Loans under the Credit Agreement and the obligations of the Tranche A Exchange Note Purchasers to accept the Tranche A Exchange Notes in exchange for the Existing Senior Notes held by them pursuant to the Tranche A Exchange Note Purchase Agreements are conditioned upon, among other things, the execution and delivery by the Grantors of a security agreement in the form hereof to secure (a) the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, the Swingline Loans and the Tranche A Exchange Notes, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral and
(iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise, (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) of the Borrower to the Secured Parties under the Credit Agreement, the Tranche A Exchange Note Purchase Agreements, this Agreement and the other Credit Transaction Documents, (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrower under or pursuant to the Credit

Agreement, the Tranche A Exchange Note Purchase Agreements and the other Credit Transaction Documents, (c) the due and punctual payment and performance of all the covenants, agreements, obligations and liabilities of each Grantor under or pursuant to the Credit Transaction Documents to which such Grantor is a party and (d) the due and punctual payment and performance of all obligations of the Borrower, monetary or otherwise, under each Rate Protection Agreement entered into with a counterparty that was a Lender (or an Affiliate of a Lender) at the time such Rate Protection Agreement was entered into (all the obligations referred to in the preceding clauses (a) through (d) being referred to collectively as the "OBLIGATIONS").

      Accordingly, the Grantors and the Collateral Agent, on behalf of itself, and each other Secured Party (and each of their successors and assigns), hereby agree as follows:

      SECTION 1. DEFINITION OF TERMS USED HEREIN. All capitalized terms used but not defined herein shall have the meanings set forth in the other Credit Transaction Documents.

      SECTION 2. COLLATERAL ASSIGNMENT. As collateral security for the Obligations, each Grantor hereby assigns to the Collateral Agent (for the ratable benefit of the Secured Parties), and hereby grants to the Collateral Agent (for the ratable benefit of the Secured Parties) a security interest in, all of such Grantor's right, title and interest in, to and under the following contracts and instruments, as the same may be modified, amended or supplemented from time to time:

            (a) the Asset Purchase Agreements;

            (b) the Environmental Agreements;

            (c) the Ancillary Agreements;

            (d) the Franchise Agreements;

            (e) the Rate Protection Agreements; and

            (f) such other contracts and instruments of the Grantors as the Collateral Agent shall designate from time to time to the Grantors in writing.

The contracts and instruments listed in clauses (a) through (f), as amended and in effect from time to time, are referred to collectively as the "Assigned Contracts". The foregoing assignment shall include (a) any and all rights to receive and demand payments under any and all Assigned Contracts, (b) any and all rights to receive and compel performance under any and all Assigned Contracts, (c) the right to make all waivers, amendments, determinations and agreements of or under any and all Assigned Contracts, (d) the right to take such action, including commencement, conduct and consummation of legal, administrative or other proceedings, as shall be permitted by the Assigned Contracts or by law and (e) any and all other rights, interests and claims now existing or hereafter arising under or in connection with any and all Assigned Contracts.

      SECTION 3. GRANTORS TO REMAIN LIABLE. Notwithstanding any other provision contained in this Collateral Assignment, (a) each Grantor shall at all times remain liable under the Assigned Contracts to perform, at its own cost and expense, all its duties and obligations thereunder to the same extent as if this Collateral Assignment had not been executed; (b) the exercise by the Collateral Agent of any of the rights assigned hereunder shall not release either Grantor from any of its duties or obligations under any Assigned Contract; and (c) neither the Collateral Agent nor any other Secured Party shall have any obligation or liability under any Assigned Contract by reason of, or arising out of, this Collateral Assignment, and neither the Collateral Agent nor any other Secured Party shall be obligated to perform any of the obligations or duties of the Grantors under any of the Assigned Contracts or to make any payment or to present or file any claim or to take any other action to collect or enforce any right or payment assigned under this Collateral Assignment. Subject to the covenants and limitations of the Grantors contained in the Credit Transaction Documents (including Section 7(b) hereof), so long as no Default or Event of Default (both terms as defined in the Credit Agreement and the Tranche A Exchange Note Purchase Agreements) shall have commenced and be continuing, the Grantors may exercise all rights under or with respect to the Assigned Contracts, including the right to require payment of all moneys due or to become due under, and otherwise demand or compel performance under, the Assigned Contracts and the right to enforce all rights and exercise all remedies under the Assigned Contracts.

      SECTION 4. DEFAULT AND EVENT OF DEFAULT. Upon the commencement and during the continuance of a Default or Event of Default, the Collateral Agent may, at its option, without notice to or demand upon either Grantor (both of which are hereby waived for the purpose of this Section 4), in addition to all other rights and remedies provided under any of other Credit Transaction Documents, in its own name or the name of either Grantor, demand, sue upon or otherwise enforce the Assigned Contracts to the same extent as if the Collateral Agent were the party named in the Assigned Contracts, and exercise all other rights of either Grantor under the Assigned Contracts in such manner as it may determine. Any moneys actually received by the Collateral Agent pursuant to the exercise of any of the rights and remedies granted in this Collateral Assignment shall be applied as provided in the Intercreditor Agreement.

      SECTION 5. NO LIABILITY. Neither the Collateral Agent nor any other Secured Party shall be liable for any loss sustained by any Grantor resulting from the Collateral Agent's failure to enforce the Assigned Contracts (whether before or during a Default or an Event of Default) or from any other act or omission of the Collateral Agent except to the extent that it is finally determined by a court of competent jurisdiction that such loss resulted from the Collateral Agent's gross negligence or wilful misconduct. Neither the Collateral Agent nor any other Secured Party shall be obligated to perform or discharge any obligation, duty or liability under the Assigned Contracts under or by reason of this Collateral Assignment.

      SECTION 6. IRREVOCABLE AUTHORIZATION. Except as otherwise expressly provided herein, each Grantor hereby irrevocably authorizes and directs each person who shall be a party to or liable for the performance of any of the Assigned Contracts, upon receipt of written notice from the Collateral Agent to the effect that a Default or Event of Default exists and is continuing, to attorn to or otherwise recognize the Collateral Agent as owner under the Assigned Contracts and to pay, observe and otherwise perform the obligations under the Assigned Contracts to or for the Collateral Agent or the Collateral Agent's designee as though the Collateral Agent or such designee were the Grantors named in the Assigned Contracts, and to continue to do so until otherwise notified by the Collateral Agent. The Collateral Agent shall provide the Grantors with a copy of any such notification; PROVIDED, HOWEVER, that the failure to do so shall not affect the Collateral Agent's rights under this Collateral Assignment.

      SECTION 7. REPRESENTATIONS, WARRANTIES AND COVENANTS RELATING TO THIS COLLATERAL ASSIGNMENT. (a) The Grantors represent and warrant to and with the Collateral Agent and each other Secured Party that no Grantor has assigned, pledged, charged or otherwise encumbered the Assigned Contracts other than the assignment made hereby and by the Security Agreement. Each Grantor hereby covenants that so long as this Collateral Assignment shall remain in effect it will not assign or pledge the whole or any part of the right, title and interest hereby assigned to anyone other than the Collateral Agent. In addition, each Grantor covenants that it shall use reasonable efforts to deliver to the Collateral Agent all such written consents and acknowledgements, in form and substance satisfactory to the Collateral Agent, as the Collateral Agent shall reasonably request in connection with this Collateral Assignment (including the consents of the Union Oil Company of California, a California Corporation, and BP Exploration & Oil Inc., an Ohio corporation, respectively, of the assignment of the Assigned Contracts to which each is a party, substantially in the form of Annex 1 hereto).

      (b) The Grantors jointly and severally agree, represent and warrant that the Assigned Contracts (other than Franchise Agreements entered into after the date hereof) have not been modified, amended, altered or changed in any manner since December 9, 1993, that is adverse to the interests of the Secured Parties, and are in full force and effect, there being no material default thereunder by any Grantor. No Grantor will permit any waiver, amendment, change or modification that is adverse in any respect to the interests of the Secured Parties to be made to the Assigned Contracts without the written consent of the Collateral Agent.

      SECTION 8. FURTHER ASSURANCES. Each Grantor agrees that at any time and from time to time, upon the written request of the Collateral Agent, the Grantors will promptly and duly execute and take such further actions as the Collateral Agent may reasonably deem desirable in obtaining and protecting the full benefits of this Collateral Assignment and of the rights and powers herein granted and in order to carry out more effectively the intent and purpose of this Collateral Assignment, including, without limitation, if reasonably requested by the Collateral Agent, at the expense of the Grantors, the recording, filing, re-recording or re-filing of any Uniform Commercial Code financing statements or of such other documents with respect hereto, in accordance with the laws of such jurisdictions, as the Collateral Agent may from time to time reasonably request.

      SECTION 9. NOTICES. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in
Section 10.01 of the Credit Agreement and Section 16.6 of the Tranche A Exchange Note Purchase Agreements. All communications and notices hereunder to the Collateral Agent shall be given to it at its address set forth in Annex 2 hereto.

      SECTION 10. SURVIVAL OF AGREEMENT. All covenants, agreements, representations and warranties made by the Grantors herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Collateral Assignment or any other Credit Transaction Document shall be considered to have been relied upon by the Secured Parties and shall survive the making by the Lenders of the Loans, the making by the Swingline Lender of the Swingline Loans and the acceptance by the Tranche A Exchange Note Purchasers of the Tranche A Exchange Notes, the execution and delivery to the Tranche A Exchange Note Purchasers of the Tranche A Exchange Notes, and the issuance by the Issuing Bank of any Letter of Credit, regardless of any investigation made by the Secured Parties or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on, or any other fee or amount payable under or in respect of, any Loan, Swingline Loan, Tranche A Exchange Note or Letter of Credit, or this Collateral Assignment or, without duplication of the foregoing, under any of the other Credit Transaction Documents, is outstanding and unpaid and so long as the Commitments and the LC Commitment have not been terminated.

      SECTION 11. BINDING EFFECT; ASSIGNMENTS. This Collateral Assignment shall become effective as to each Grantor when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Grantor and the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of such Grantor, the Collateral Agent and the other Secured Parties and their respective successors and assigns, except that no Grantor shall have the right to assign its rights hereunder or any interest herein or in the Collateral (and any such attempted assignment shall be void) except as expressly contemplated by this Collateral Assignment or the other Credit Transaction Documents.

      SECTION 12. SUCCESSORS AND ASSIGNS. Whenever in this Collateral Assignment any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party, and all covenants, promises and agreements by or on behalf of the Grantors or the Collateral Agent that are contained in this Collateral Assignment shall bind and inure to the benefit of their respective successors and assigns.

      SECTION 13. POWER OF ATTORNEY. The Collateral Agent is hereby appointed by the Grantors, as the true and lawful agent and attorney-in-fact of each Grantor, and in such capacity the Collateral Agent shall have the right, with power of substitution for the Grantors and in each Grantor's name or otherwise, for the use and benefit of the Collateral Agent and the other Secured Parties, upon the occurrence and during the continuance of a Default or an Event of Default, (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Assigned Contracts or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Assigned Contracts; (c) to sign the name of either Grantor on any invoice or bill of lading relating to any of the Assigned Contracts; (d) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Assigned Contracts or to enforce any rights in respect of any Assigned Contracts; (e) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Assigned Contracts; and (f) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Assigned Contracts, and to do all other acts and things necessary to carry out the purposes of this Collateral Assignment, as fully and completely as though the Collateral Agent were the Grantors named in the Assigned Contracts; PROVIDED, HOWEVER, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent or any other Secured Party to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent or any other Secured Party, or to present or file any claim or notice, or to take any action with respect to the Assigned Contracts or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby, and no action taken or omitted to be taken by the Collateral Agent or any other Secured Party with respect to the Assigned Contracts or any part thereof shall give rise to any defense, counterclaim or offset in favor of any Grantor or to any claim or action against the Collateral Agent or any other Secured Party. It is understood and agreed that the appointment of the Collateral Agent as the agent and attorney-in-fact of the Grantors for the purposes set forth above is coupled with an interest and is irrevocable. The provisions of this Section 13 shall in no event relieve any Grantor of any of its obligations hereunder or under the other Credit Transaction Documents with respect to the Assigned Contracts or any part thereof or impose any obligation on the Collateral Agent or any other Secured Party to proceed in any particular manner with respect to the Assigned Contracts or any part thereof, or in any way limit the exercise by the Collateral Agent or any other Secured Party of any other or further right that it may have on the date of this Collateral Assignment or hereafter, whether hereunder, under any other Credit Transaction Document, by law or otherwise. Any sale pursuant to the provisions of this Section 13 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-504(3) of the Uniform Commercial Code as in effect in the State of New York or its equivalent in other jurisdictions.

      SECTION 14. COLLATERAL AGENT'S FEES AND EXPENSES; INDEMNIFICATION. (a) Each Grantor jointly and severally agrees to pay upon demand to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts or agents, that the Collateral Agent may incur in connection with (i) the administration of this Collateral Assignment, (ii) the custody or preservation of, or the sale of, collection from or other realization upon any of the Assigned Contracts, (iii) the exercise, enforcement or protection of any of the rights of the Collateral Agent hereunder or (iv) the failure of the Grantors to perform or observe any of the provisions hereof. If any Grantor shall fail to do any act or thing that it has covenanted to do hereunder or any representation or warranty of any Grantor hereunder shall be breached, the Collateral Agent may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach and there shall be added to the Obligations the cost or expense incurred by the Collateral Agent in so doing.

      (b) Without limitation of its indemnification obligations under the other Credit Transaction Documents, each Grantor jointly and severally agrees to indemnify the Collateral Agent and the other Indemnitees against, and hold each of them harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees and expenses, incurred by or asserted against any of them arising out of, in any way connected with, or as a result of, the execution, delivery or performance of this Collateral Assignment or any claim, litigation, investigation or proceeding relating hereto or to the Assigned Contracts, whether or not any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

      (c) Any amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents. The provisions of this Section 14 shall remain operative and in full force and effect regardless of the termination of this Collateral Assignment, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Collateral Assignment or any other Credit Transaction Document or any investigation made by or on behalf of the Collateral Agent or any other Secured Party. All amounts due under this Section 14 shall be payable on written demand therefor and shall bear interest at the Alternate Base Rate (as defined in the Credit Agreement) plus 2%.

      SECTION 15. GOVERNING LAW. THIS COLLATERAL ASSIGNMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

      SECTION 16. WAIVERS; AMENDMENT. (a) No failure or delay of the Collateral Agent or any other Secured Party in exercising any power or right hereunder and no course of dealing between the parties thereto shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent hereunder and of the other Secured Parties under the other Credit Transaction Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provisions of this Collateral Assignment or any other Credit Transaction Document or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Grantor in any case shall entitle such Grantor or any other Grantor to any other or further notice or demand in similar or other circumstances.

      (b) Subject to the provisions of the Intercreditor Agreement, neither this Collateral Assignment nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into by a Grantor or the Grantors and the Collateral Agent, with the prior written consent of the Required Lenders and the Required Holders; PROVIDED, HOWEVER, that except as provided herein or in the other Credit Transaction Documents, no such agreement shall amend, modify, waive or otherwise adversely affect a Secured Party's rights and interests in any material amount of the Collateral without the prior written consent of such Secured Party.

      SECTION 17. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS COLLATERAL ASSIGNMENT OR ANY OF THE OTHER CREDIT TRANSACTION DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS COLLATERAL ASSIGNMENT AND THE OTHER CREDIT TRANSACTION DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 17.

      SECTION 18. SEVERABILITY. In the event any one or more of the provisions contained in this Collateral Assignment or in any other Credit Transaction Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

      SECTION 19. JURISDICTION; CONSENT TO SERVICE OF PROCESS. (a) Each Grantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Collateral Assignment or the other Credit Transaction Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Collateral Assignment shall affect any right that the Collateral Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Collateral Assignment or the other Credit Transaction Documents against either Grantor or its properties in the courts of any jurisdiction.

      (b) Each Grantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Collateral Assignment or the other Credit Transaction Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

      (c) Each party to this Collateral Assignment irrevocably consents to service of process in the manner provided for notices in Section 9. Nothing in this Collateral Assignment will affect the right of any party to this Collateral Assignment to serve process in any other manner permitted by law.

      SECTION 20. TERMINATION; RELEASE. (a) This Collateral Assignment shall terminate when all the Obligations have been indefeasibly paid in full and the Lenders and the Swingline Lender have no further commitment to lend under the Credit Agreement, no Letters of Credit are outstanding and the Fronting Bank has no further obligation to issue Letters of Credit under the Credit Agreement, at which time the Collateral Agent shall take such actions as the Grantors shall reasonably request at the expense of the Grantors to reassign and deliver to the Grantors, without recourse or warranty, the Assigned Contracts and related documents, if any, in which the Collateral Agent shall have any interest under this Collateral Assignment and which shall then be held by the Collateral Agent or be in its possession and the security interest of the Collateral Agent in the Assigned Contracts shall terminate.

      (b) Upon any assignment or conveyance by any Grantor of any Assigned Contract or any of such Grantor's rights, title or interest therein that is permitted under the Credit Agreement, the Guarantee Agreement and the Tranche A Exchange Note Purchase Agreements (including releases in connection with any disposition of assets pursuant to Sections 7.03 and 7.05 of the Credit Agreement, Sections 9 and 10 of the Guarantee Agreement and Sections 7.3 and 7.5 of the Tranche A Exchange Note Purchase Agreements), or, subject to the terms of the Intercreditor Agreement, upon the effectiveness of any written consent to the release of the Collateral Agent's security interest in any Assigned Contract pursuant to Section 10.08 of the Credit Agreement and Section 13 of the Tranche A Exchange Note Purchase Agreements, the Collateral Agent's security interest in such Assigned Contract shall be automatically released.

      (c) In connection with any termination or release pursuant to paragraph
(a) or (b), the Collateral Agent shall execute and deliver to such Grantor, at such Grantor's expense, all Uniform Commercial Code termination statements and similar documents that such Grantor shall reasonably request to evidence such termination or release. Any execution and delivery of termination statements or documents pursuant to this Section 20 shall be without recourse to or warranty by the Collateral Agent.

      SECTION 21. HEADINGS. Article and Section headings used herein are for convenience of reference only, are not part of this Collateral Assignment and are not to affect the construction of, or to be taken into consideration in interpreting, this Collateral Assignment.

      SECTION 22. COUNTERPARTS. This Collateral Assignment may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 11.

      SECTION 23. INTERCREDITOR AGREEMENT. (a) The Collateral Agent agrees, for itself and for each other Secured Party, that it and each other Secured Party shall be bound by the terms of the Intercreditor Agreement in connection with the administration of this Collateral Assignment.

      (b) Each Grantor hereby acknowledges receipt of a copy of and agrees to be bound by the terms of the Intercreditor Agreement.

      SECTION 24. REFERENCES TO CREDIT AGREEMENT. Upon the payment and discharge in full of all outstanding Credit Agreement Obligations or all outstanding Tranche A Exchange Notes, all references herein to the terms of the Credit Agreement or the Tranche A Exchange Note Purchase Agreements, as the case may be, shall become null and void (other than references for the purpose of incorporating herein definitions of terms used therein, which terms will continue to have the meanings assigned thereto immediately prior to such payment and discharge, subject to subsequent amendment or modifications in accordance with the terms hereof).

      IN WITNESS WHEREOF, the parties hereto have caused this Collateral Assignment to be duly executed by their respective officers thereunto duly authorized as of the date first above written.



                                   TRAVELCENTERS OF AMERICA, INC.,

                                     by
                                       ------------------------------
                                       Name:
                                       Title:



                                   TA OPERATING CORPORATION,

                                     by
                                       ------------------------------
                                       Name:
                                       Title:

                                   NATIONAL AUTO/TRUCKSTOPS, INC.,

                                    by
                                       ------------------------------
                                       Name:
                                       Title:

                                   TA FRANCHISE SYSTEMS INC.,

                                     by
                                       ------------------------------
                                       Name:
                                       Title:

                                   THE CHASE MANHATTAN BANK, as Collateral
                                   Agent,

                                     by
                                       ------------------------------
                                       Name:
                                       Title:

                                                                         Annex 1
                                                    to the Collateral Assignment




                                                    March [ ], 1997



      Reference is hereby made to (i) the Collateral Assignment dated as of March [ ], 1997 (the "COLLATERAL ASSIGNMENT"), among The Chase Manhattan Bank ("CHASE"), as collateral agent (the "COLLATERAL AGENT"), TravelCenters of America, Inc., a Delaware Corporation (the "BORROWER"), TA Operating Corporation, a Delaware corporation ("TA"), National Auto/Truckstops, Inc., a Delaware corporation ("NATIONAL") and TA Franchise Systems, Inc., a Delaware corporation, (ii) the Asset Purchase Agreement dated as of [ ], 1993 (as amended or modified from time to time, the "ASSET PURCHASE AGREEMENT"), between [Seller] (the "SELLER") and [TA or National], (iii) the Environmental Agreement entered into as of [ ] , 1993 (as amended or modified from time to time, (the "ENVIRONMENTAL AGREEMENT"), between the Seller and [TA or National], (iv) the Credit Agreement dated as of March [ ], 1997 (the "CREDIT AGREEMENT"), among the Borrower and the financial institutions party thereto (the "LENDERS"), and Chase, as agent, as fronting bank and as swingline lender, and (v) the Senior Secured Exchange Note Agreements each dated as of March [ ], 1997 (the "TRANCHE A EXCHANGE NOTE PURCHASE AGREEMENTS"), among the Borrower and the Tranche A Exchange Note Purchasers party thereto. Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Credit Agreement and the Tranche A Exchange Note Purchase Agreements.

      In connection with the foregoing, the undersigned hereby consents and agrees as follows:

            (a) the undersigned hereby consents to the assignment to the Collateral Agent, pursuant to the Collateral Assignment, of the Asset Purchase Agreement, the Ancillary Agreements and the Environmental Agreement and each of the undersigned hereby agrees that the Collateral Agent may enforce such agreements against each of the undersigned in accordance with the terms of such agreements and the terms of the Collateral Assignment, subject to any defenses or rights of offset or termination which the Seller may have under the Assigned Contracts;

            (b) the undersigned agrees that Section 19 of the Environmental Agreement permits the Collateral Agent to reassign, in whole or in part, the rights assigned to it under the Collateral Assignment to:

                  (1) any successor to the rights and obligations of Chase, as
            "Collateral Agent";

                  (2) any "Lender" or "Tranche A Exchange Note Purchaser" and
            any of their respective successors and assigns;

                  (3) any purchaser or transferee (including Chase or any other
            Lender or Tranche A Exchange Note Purchaser) of any Real Property at a judicial or non-judicial sale or other foreclosure proceeding or by deed or assignment in lieu of foreclosure and to any such purchaser's or transferee's purchasers, transferees, successors or assigns; and

            (c) the undersigned agrees that the Environmental Agreement and the other agreements referred to therein constitute the entire contract between the parties relative to the subject matter of the Environmental Agreement.

                              [SELLER]

                                     by
                                       ----------------------------
                                       Name:
                                       Title:






Acknowledged and Accepted as of the date first above written:

THE CHASE MANHATTAN BANK, as
Collateral Agent,

  by
    --------------------------------
    Name:
    Title:

                                                               EXHIBIT F



                  GUARANTEE AGREEMENT dated as of March 27, 1997, among
            TRAVELCENTERS OF AMERICA, INC., a Delaware corporation (the "BORROWER"), TA OPERATING CORPORATION, a Delaware corporation ("TA"), NATIONAL AUTO/TRUCKSTOPS, INC., a Delaware corporation ("NATIONAL" and, together with TA, the "GUARANTORS"), and THE CHASE MANHATTAN BANK, a New York banking corporation ("CHASE"), as collateral agent (in such capacity, the "COLLATERAL AGENT") for the Secured Parties (as defined in the Credit Agreement referred to below).

      Reference is made to (a) the Master Collateral and Intercreditor Agreement dated as of March 27, 1997 (as amended or modified from time to time, the "INTERCREDITOR AGREEMENT"), among the Participating Creditors (as defined therein) and the Collateral Agent and countersigned by the Borrower and the Guarantors; (b) the Credit Agreement dated as of March 21, 1997 (as amended or modified from time to time, the "CREDIT AGREEMENT"), among the Borrower, the financial institutions party thereto, as lenders (the "LENDERS"), and Chase, as agent (in such capacity, the "AGENT"), as fronting bank (in such capacity, the ("FRONTING BANK") and as swingline lender (in such capacity, the "SWINGLINE LENDER") and (c) the Senior Secured Note Exchange Agreements, each dated as of March 21, 1997 (as amended or modified from time to time, the "TRANCHE A EXCHANGE NOTE PURCHASE AGREEMENTS"), among the Borrower and the Tranche A Exchange Note Purchasers named therein.

      The Lenders, the Fronting Bank and the Swingline Lender, respectively, have agreed to make Loans to the Borrower, to issue Letters of Credit for the account of the Borrower and to make Swingline Loans to the Borrower pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. The Tranche A Exchange Note Purchasers have agreed to accept $35,500,000 aggregate principal amount of the Borrower's 8.94% Series I Senior Secured Notes due 2002 (the "SERIES I TRANCHE A EXCHANGE NOTES") and $50,000,000 aggregate principal amount of the Borrower's Series II Senior Secured Notes due 2005 (the "SERIES II TRANCHE A EXCHANGE NOTES" and, together with the Series I Tranche A Exchange Notes, the "TRANCHE A EXCHANGE NOTES") in exchange for (i) $65,000,000 aggregate principal amount of the outstanding 8.76% Senior Secured Notes due 2002 of National (the "NATIONAL SENIOR NOTES") and (ii) $20,500,000 aggregate principal amount of the outstanding 8.63% Senior Secured Notes due 2002 of TA (the "TA SENIOR NOTES" and, together with the National Senior Notes, the "EXISTING SENIOR NOTES") held by them pursuant to, and upon the terms and subject to the conditions specified in, the Tranche A Exchange Note Purchase Agreements.

      The obligations of the Lenders to make Loans and of the Fronting Bank to issue Letters of Credit and of the Swingline Lender to make Swingline Loans under the Credit Agreement and the obligations of the Tranche A Exchange Note Purchasers to accept the Tranche A Exchange Notes in exchange for the Existing Senior Notes held by them pursuant to the Tranche A Exchange Note Purchase Agreements are conditioned upon, among other things, the execution and delivery by each Guarantor of a guarantee agreement in the form hereof. In order to induce the Lenders to make Loans, the Swingline Lender to make Swingline Loans, the Fronting Bank to issue Letters of Credit and the Tranche A Exchange Note Purchasers to accept the Tranche A Exchange Notes in exchange for the Existing Senior Notes held by them, the Guarantors are willing to execute and deliver this Agreement.

      Accordingly, the Guarantors and the Collateral Agent, on behalf of itself, and each other Secured Party (and each of their successors and assigns), hereby agree as follows:

      SECTION 1. DEFINITION OF TERMS USED HEREIN. All capitalized terms used but not defined herein shall have the meanings set forth in the other Transaction Documents.

      SECTION 2. DEFINITION OF CERTAIN TERMS USED HEREIN. As used herein, the following terms shall have the following meanings:

      "CREDIT TRANSACTION DOCUMENTS" shall mean the Loan Documents (as defined in the Credit Agreement) and the Financing Documents (as defined in the Tranche A Exchange Note Purchase Agreements).

      SECTION 3. GUARANTEE. Each Guarantor absolutely and unconditionally guarantees, jointly with the other Guarantor and severally, as a primary obligor and not merely as a surety, (a) the due and punctual payment by the Borrower of
(i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, the Swingline Loans and the Tranche A Exchange Notes, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise, (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceedings, regardless of whether allowed or allowable in such proceeding) of the Borrower to the Secured Parties under the Credit Agreement, the Tranche A Exchange Note Purchase Agreements and the other Credit Transaction Documents to which the Borrower is or is to be a party, (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrower under or pursuant to the Credit Agreement, the Tranche A Exchange Note Purchase Agreements, and the other Credit Transaction Documents and (c) the due and punctual payment and performance of all obligations of the Borrower, monetary or otherwise, under each Rate Protection Agreement entered into with a counterparty that was a Lender (or an Affiliate of a Lender) at the time such Rate Protection Agreement was entered into (all the obligations referred to in the preceding clauses (a) through (c) above being referred to collectively as the "OBLIGATIONS"). Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligation.

      Anything contained in this Agreement to the contrary notwithstanding, the obligations of each Guarantor hereunder shall be limited to a maximum aggregate amount equal to the greatest amount that would not render such Guarantor's obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any provisions of applicable state law (collectively, the "FRAUDULENT TRANSFER LAWS"), in each case after giving effect to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of each Guarantor (a) in respect of intercompany indebtedness to the Borrower or Affiliates of the Borrower to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder and
(b) under any Guarantee of senior unsecured Indebtedness or Indebtedness subordinated in right of payment to the Obligations which Guarantee contains a limitation as to maximum amount similar to that set forth in this paragraph, pursuant to which the liability of such Guarantor hereunder is included in the liabilities taken into account in determining such maximum amount) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, contribution, reimbursement, indemnity or similar rights of such Guarantor pursuant to (i) applicable law or (ii) any agreement providing for an equitable allocation among such Guarantor and other Affiliates of the Borrower of obligations arising under Guarantees by such parties.

      SECTION 4. OBLIGATIONS NOT WAIVED. Each Guarantor waives presentment to, demand of payment from and protest to the Borrower of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. The obligations of each Guarantor hereunder shall not be affected by
(a) the failure of the Collateral Agent or any other Secured Party to assert any claim or demand or to enforce any right or remedy against the Borrower under the provisions of any Credit Transaction Document or otherwise; (b) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Credit Transaction Document, any guarantee or any other agreement; (c) the release of any security held by the Collateral Agent or any other Secured Party for the Obligations or any of them; or (d) the failure of the Collateral Agent or any other Secured Party to exercise any right or remedy against any other guarantor of the Obligations.

      SECTION 5. GUARANTEE OF PAYMENT. Each Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Collateral Agent or any other Secured Party to any security held for payment of the Obligations or to any balance of any deposit account or credit on the books of the Collateral Agent or any other Secured Party in favor of the Borrower or any other person.

      SECTION 6. NO DISCHARGE OR DIMINISHMENT OF GUARANTEE. The obligations of each Guarantor hereunder shall be absolute and unconditional and shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any setoff, counterclaim, deduction, diminution, abatement, suspension deferment, reduction, recoupment, termination or defense (other than full and strict indefeasible satisfaction of the Obligations) whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, no obligation of either Guarantor hereunder shall be released, discharged or impaired or otherwise affected by any circumstance or condition whatsoever (whether or not the Borrower, either Guarantor, the Collateral Agent or any other Secured Party has knowledge thereof) that may or might in any manner or to any extent vary the risk of either Guarantor or otherwise operate as a discharge of either Guarantor as a matter of law or equity (other than the indefeasible payment in full of all the Obligations), including, without limitation:

            (a) any termination, amendment, modification, addition, deletion or supplement to or other change to any of the terms of any Credit Transaction Document or any other instrument or agreement applicable to any of the parties hereto or thereto, or any assignment or transfer of any thereof, or any furnishing or acceptance of security, or any release of any security, for any Obligations of the Borrower or either Guarantor hereunder or thereunder, or the failure of any security or the failure of any person to perfect any interest in any collateral;

            (b) any failure, forbearance, omission or delay on the part of the Borrower or either Guarantor or the Collateral Agent or any other Secured Party to conform or comply with any term of any Credit Transaction Document or any other instrument or agreement, or any failure to give notice to the Borrower or either Guarantor of the occurrence of an Event of Default or any Default occurring under the Credit Agreement or the Tranche A Exchange Note Purchase Agreements;

            (c) any waiver of the payment, performance or observance of any of the obligations, conditions, covenants or agreements contained in any Credit Transaction Document, or any other waiver, consent, extension, renewal, indulgence, compromise, release, settlement, refunding or other action or inaction under or in respect of any Credit Transaction Document or any other instrument or agreement, or under or in respect of any obligation or liability of the Borrower or either Guarantor or the Collateral Agent or any other Secured Party or any exercise or non-exercise of any right, remedy, power or privilege under or in respect of any such instrument of agreement or any such obligation or liability;

            (d) any extension of the time for payment of the principal of or interest on any Obligation, or of the time for performance of any other obligations, covenants or agreements under or arising out of any Credit Transaction Document, or the extension or the renewal of any thereof;

            (e) the exchange, surrender, substitution or modification of, or the furnishing of any additional, collateral security for the Obligations under any Credit Transaction Document;

            (f) any failure, omission or delay on the part of the Collateral Agent or any other Secured Party to enforce, assert or exercise any right, power or remedy conferred on it in any Credit Transaction Document, or any such failure, omission or delay on the part of the Collateral Agent or any other Secured Party in connection with any Credit Transaction Document or any other action or inaction on the part of the Collateral Agent or any other Secured Party;

            (g) to the extent permitted by applicable law, any voluntary or involuntary bankruptcy, insolvency, reorganization, moratorium, arrangement, adjustment, readjustment, composition, assignment for the benefit of creditors, receivership, conservatorship, custodianship, liquidation, marshalling of assets and liabilities or similar proceedings with respect to the Borrower or either Guarantor or any other person or any of their respective properties or creditors, or any action taken by any trustee or receiver or by any court in any such proceeding (including, without limitation, any automatic stay incident to any such proceeding);

            (h) any limitation on the liability or obligations of the Borrower or either Guarantor under any Credit Transaction Document or any other instrument or agreement, which may now or hereafter be imposed by any statute, regulation, rule of law or otherwise, or any discharge, termination, cancellation, frustration, irregularity, invalidity or unenforceability, in whole or in part, of any thereof;

            (i) any merger, consolidation or amalgamation of the Borrower or either Guarantor into or with any other person, or any sale, lease or transfer of any of the assets of the Borrower or the Guarantor to any other person;

            (j) any change in the ownership of any shares of capital stock of the Borrower or either Guarantor;

            (k) to the extent permitted by applicable law, any release or discharge, by operation of law, of the Borrower or either Guarantor from the performance or observance of any obligation, covenant or agreement contained in any Credit Transaction Document; or

            (l) any other occurrence, circumstance, happening or event whatsoever, whether similar or dissimilar to the foregoing, whether foreseen or unforeseen and any other circumstance which might otherwise constitute a legal or equitable defense, release or discharge (including the release or discharge of the liabilities of a guarantor or surety or which might otherwise limit recourse against the Borrower or either Guarantor, whether or not the Borrower or either Guarantor shall have notice or knowledge of the foregoing).

      SECTION 7. CONTINUED EFFECTIVENESS. Each Guarantor further agrees that its guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded, invalidated, declared to be fraudulent or preferential, or must otherwise be returned, refunded, repaid or restored by the Collateral Agent or any other Secured Party for any reason whatsoever, including, without limitation, upon the bankruptcy or reorganization of the Borrower, such Guarantor or otherwise.

      SECTION 8. WAIVER OF SUBROGATION. In furtherance of the foregoing and not in limitation of any other right that the Collateral Agent or any other Secured Party has at law or in equity against either Guarantor by virtue hereof, upon the failure of the Borrower or either Guarantor to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will, upon receipt of written demand by the Collateral Agent or any other Secured Party, forthwith pay, to the Collateral Agent for distribution to the Secured Parties in accordance with the Intercreditor Agreement in cash the amount of such unpaid Obligation. Each Guarantor hereby waives any claim, right or remedy which it may now have or hereafter acquire against the Borrower that arises hereunder and/or from the performance by such Guarantor hereunder including any claim, right or remedy of the Collateral Agent or any Secured Party or any security which the Collateral Agent or any Secured Party now has or hereafter acquires, regardless of whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise.

      Each Guarantor agrees that, as between such Guarantor, on the one hand, and the Collateral Agent and the other Secured Parties, on the other hand, (a) the maturity of the Obligations guaranteed hereby may be accelerated as provided in the Intercreditor Agreement, the Credit Agreement or the Tranche A Exchange Note Purchase Agreements for the purposes of such Guarantor's guaranty herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby and (b) in the event of any declaration of acceleration of such Obligations as provided in the Credit Agreement or the Tranche A Exchange Note Purchase Agreements, such Obligations (whether or not due and payable) shall forthwith become due and payable in full by such Guarantor for purposes of this Agreement.

      SECTION 9. MORTGAGED PROPERTY CASUALTY AND CONDEMNATION. (a) Notwithstanding any provision of the Credit Transactions Documents, the Collateral Agent is authorized at its option (for the benefit of the Secured Parties), to collect and receive, to the extent payable to either Guarantor, all insurance proceeds, damages, claims and rights of action and the right thereto under any insurance policies with respect to any casualty or other insured damage ("CASUALTY") to any portion of any Mortgaged Property (collectively, "INSURANCE PROCEEDs"), unless the amount of the related Insurance Proceeds is less than [$100,000] and an Event of Default shall not have occurred and be continuing. Each Guarantor agrees to notify the Collateral Agent, the holders of the Tranche A Exchange Notes and the Agent, in writing, promptly after such Guarantor obtains notice or knowledge of any Casualty to a Mortgaged Property, which notice shall set forth a description of such Casualty and such Guarantor's good faith estimate of the amount of related damages. If any Guarantor shall receive any Insurance Proceeds, such Guarantor agrees, subject to the foregoing limitations, to endorse and transfer any Insurance Proceeds it receives to the Collateral Agent.

            (b) Each Guarantor will notify the Collateral Agent, the holders of the Tranche A Exchange Notes and the Agent immediately upon obtaining knowledge of the institution of any action or proceeding for the taking of any Mortgaged Property, or any part thereof or interest therein, for public or quasi-public use under the power of eminent domain, by reason of any public improvement or condemnation proceeding, or in any other manner (a "CONDEMNATION"). No settlement or compromise of any claim in connection with any such action or proceeding shall be made without the consent of the Collateral Agent, which consent shall not be unreasonably withheld. The Collateral Agent is authorized, at its option (for the benefit of the Secured Parties), to collect and receive all proceeds of any such Condemnation (in each case, the "CONDEMNATION PROCEEDS"). Each Guarantor agrees to execute such further assignment of any Condemnation Proceeds as the Collateral Agent may reasonably require.

            (c) In the event of a Condemnation of all or substantially all of any Mortgaged Property (which determination shall be made by the Collateral Agent in its reasonable discretion), unless the applicable Guarantor shall have notified the Collateral Agent in writing promptly after such Condemnation that it intends to replace the related Mortgaged Property (and no Default or Event of Default shall have occurred and be continuing at the time of such election), the Collateral Agent may deem such event to be a Prepayment Event, and shall apply the Condemnation Proceeds received as a result of such Condemnation (less the reasonable costs, if any, incurred by the Collateral Agent or such Guarantor in the recovery of such Condemnation Proceeds, including reasonable attorneys' fees, other charges and disbursements (the Collateral Agent having agreed to reimburse such Guarantor from such Condemnation Proceeds such costs incurred by such Guarantor)) to prepay obligations outstanding under the Credit Agreement and outstanding Tranche A Exchange Notes to the extent required under Section 2.13(b) of the Credit Agreement and Section 5.3 of the Tranche A Exchange Note Purchase Agreements, with any remaining Condemnation Proceeds being returned to such Guarantor. If the applicable Guarantor shall elect to replace a Mortgaged Property as contemplated above, (i) the replacement property shall be of utility comparable to that of the replaced Mortgaged Property and (ii) the insufficiency of any Condemnation Proceeds to defray the entire expense of the related location, acquisition and replacement of such replacement property shall in no way relieve such Guarantor of its obligation to complete the construction of any replacement property if such Guarantor shall have made such election and shall have acquired the related real property.

             (d) In the event of any Condemnation of the Mortgaged Property, or any part thereof (other than any Condemnation described in paragraph (c) above (unless such Condemnation shall not be deemed to be a Prepayment Event or the applicable Guarantor shall be permitted and shall have elected to replace the related Mortgaged Property, in each case, as provided in paragraph (c) above) and subject to the provisions of paragraph (f) below) the Collateral Agent shall apply the Condemnation Proceeds, FIRST, in the case of a partial Condemnation, to the repair or restoration of any integrated structure subject to such Condemnation or, in the case of a total or "substantially all" Condemnation, to the location of a replacement property, acquisition of such replacement property and construction of the replacement structures, in each case, under the conditions specified in paragraph (f) below, and, SECOND, shall apply the remainder of such Condemnation Proceeds (less the reasonable costs, if any, incurred by the Collateral Agent or such Guarantor in the recovery of such Condemnation Proceeds, including reasonable attorneys fees (the Collateral Agent having agreed to reimburse such Guarantor from such Condemnation Proceeds such costs incurred by such Guarantor)) to prepay obligations outstanding under the Credit Agreement and outstanding Tranche A Exchange Notes to the extent required under Section 2.13(b) of the Credit Agreement and Section 5.3 of the Tranche A Exchange Note Purchase Agreements with any remaining Condemnation Proceeds being returned to such Guarantor.

            (e) In the event of any Casualty of less than 50% of the useable square footage of the improvements of any Mortgaged Property, the applicable Guarantor shall, subject to the conditions contained in clause (f), restore the Mortgaged Property to substantially its same condition immediately prior to such Casualty. In the event of any Casualty of greater than 50% of the useable square footage of the improvements of any Mortgaged Property and so long as no Default or Event of Default has occurred and is continuing, the applicable Guarantor shall have the option to either:

            (i) restore the Mortgaged Property to a condition substantially similar to its condition immediately prior to such Casualty and to invest the balance, if any, of any Insurance Proceeds, in equipment, vehicles or other assets used in such Guarantor's principal lines of business within 180 days after the receipt thereof, PROVIDED that such Guarantor, pending such reinvestment, promptly deposits such excess Insurance Proceeds in a cash collateral account established with the Collateral Agent for the benefit of the Secured Parties, or

            (ii) direct the Collateral Agent to apply the related Insurance Proceeds to prepay obligations outstanding under the Credit Agreement and outstanding Tranche A Exchange Notes to the extent required under Section 2.13(b) of the Credit Agreement and Section 5.3 of the Tranche A Exchange Note Purchase Agreements, with any remaining Insurance Proceeds being returned to such Guarantor.

It is understood that any excess Insurance Proceeds that are not reinvested in such Guarantor's principal lines of business contemplated above will be applied to prepay obligations outstanding under the Credit Agreement and outstanding Tranche A Exchange Notes to the extent required under Section 2.13(b) of the Credit Agreement and Section 5.3 of the Tranche A Exchange Note Purchase Agreements.

            If required to do so, the applicable Guarantor shall make the election contemplated by the immediately preceding paragraph by notifying the Collateral Agent, the holders of Tranche A Exchange Notes and the Agent promptly after the later to occur of (A) five days after such Guarantor and its insurance carrier reach a final determination of the amount of any Insurance Proceeds and (B) 30 days after the occurrence of the Casualty. If the applicable Guarantor shall be required or shall elect to restore the Mortgaged Property, the insufficiency of any Insurance Proceeds or Condemnation Proceeds to defray the entire expense of such restoration shall in no way relieve such Guarantor of such obligation to so restore if it is so required or once such election has been made. In the event such Guarantor shall be required to restore or shall notify the Collateral Agent, the holders of Tranche A Exchange Notes and the Agent of its election to restore, such Guarantor shall diligently and continuously prosecute the restoration of the Mortgaged Property to completion. In the circumstance where the applicable Guarantor shall be required to restore or shall so elect to restore and no Default or Event of Default has occurred and is continuing such Guarantor shall not be required to comply with the requirements of paragraph (f) below in connection with such restoration (except as required by clauses (f)(i) and (ii)), so long as the cost of such restoration shall be less than $400,000. In the event of a Casualty where the applicable Guarantor is required to make the election set forth above and such Guarantor either shall fail to notify the Collateral Agent, the holders of Tranche A Exchange Notes and the Agent of its election within the period set forth above or shall elect not to restore the Mortgaged Property, the Collateral Agent shall (after being reimbursed for all reasonable costs of recovery of such Insurance Proceeds including reasonable attorneys' fees and after reimbursing such Guarantor for all such reasonable costs incurred by such Guarantor) apply such Insurance Proceeds to prepay obligations outstanding under the Credit Agreement and outstanding Tranche A Exchange Notes to the extent required under
Section 2.13(b) of the Credit Agreement and Section 5.3 of the Tranche A Exchange Note Purchase Agreements. In addition, upon such prepayment, the applicable Guarantor shall be obligated to place the remaining portion, if any, of the Mortgaged Property in a safe condition that is otherwise in compliance with the requirements of applicable Governmental Authorities and the provisions of the Credit Agreement and the applicable Mortgage.

            (f) Except as otherwise specifically provided in this Section 9, all Insurance Proceeds and all Condemnation Proceeds recovered by the Collateral Agent (A) are to be applied to the restoration of the applicable Mortgaged Property (or, if permitted in the event of total or "substantially all" Condemnation as contemplated in paragraph (c) above, to the location, acquisition and construction of a replacement for the applicable Mortgaged Property) (less the reasonable cost, if any, to the Collateral Agent of such recovery and of paying out such proceeds, including reasonable attorneys' fees, other charges and disbursements and costs allocable to inspecting the Work (as defined below)) and (B) shall be applied by the Collateral Agent to the payment of the cost of restoring or replacing the Mortgaged Property so damaged, destroyed or taken or of the portion or portions of the Mortgaged Property not so taken (the "WORK") and (C) shall be paid out from time to time to the applicable Guarantor as and to the extent the Work (or the location and acquisition of any replacement of any Mortgaged Property) progresses for the payment thereof, but subject to each of the following conditions:

            (i) such Guarantor must promptly commence the restoration process or the location, acquisition and replacement process (in the case of a total or "substantially all" Condemnation) in connection with the Mortgaged Property;

            (ii) the Work shall be in the charge of an architect or engineer and before such Guarantor commences any Work, other than temporary work to protect property or prevent interference with business, the Collateral Agent shall have received the plans and specifications and the general contract for the Work from such Guarantor. Said plans and specifications shall provide for such Work that, upon completion thereof, the improvements shall (A) be in compliance with all requirements of applicable Governmental Authorities such that all representations or warranties of such Guarantor relating to the compliance of such Mortgaged Property with applicable laws, rules or regulations in the Credit Transaction Documents will be correct in all respects and (B) be at least equal in value and general utility to the improvements that were on such Mortgaged Property (or that were on the

      Mortgaged Property that has been replaced, if applicable) prior to the Casualty or taking, and in the case of a taking, subject to the affect of such taking;

            (iii) except as provided in (iv) below, each request for payment shall be made on seven days' prior notice to the Collateral Agent and shall be accompanied by a certificate to be made by such architect or engineer, stating (A) that all the Work completed has been done in substantial compliance with the plans and specifications, (B) that the sum requested is justly required to reimburse such Guarantor for payments by such Guarantor to, or is justly due to, the contractor, subcontractors, materialmen, laborers, engineers, architects or other Persons rendering services or materials for the Work (giving a brief description of such services and materials) and that, when added to all sums previously paid out by the Collateral Agent, does not exceed the value of the Work done to the date of such certificate;

            (iv) each request for payment in connection with the acquisition of a replacement Mortgaged Property (in the case of a total or "substantially all" Condemnation) shall be made on 30 days' prior notice to the Collateral Agent and, in connection therewith, (A) each such request shall be accompanied by a copy of the sales contract or other document governing the acquisition of the replacement property by such Guarantor and a certificate of such Guarantor stating that the sum requested represents the sales price under such contract or document and the related reasonable transaction fees and expenses (including brokerage fees) and setting forth in sufficient detail the various components of such requested sum and (B) such Guarantor shall (1) in addition to any other items required to be delivered under this Section 9, provide the Agent, the holders of Tranche A Exchange Notes and the Collateral Agent with such opinions, documents, certificates, title insurance policies (as required by Section 5.02(l) of the Credit Agreement and Section 3.14 of the Tranche A Exchange Note Purchase Agreements), surveys and other insurance policies as they may reasonably request and (2) take such other actions as the Agent and the Collateral Agent may reasonable deem necessary or appropriate (including actions with respect to the delivery to the Collateral Agent of a first priority Mortgage as required by Section 5.02(l) of the Credit Agreement and Section 3.14 of the Tranche A Exchange Note Purchase Agreements and assignment with respect to such real property for the ratable benefit of the Secured Parties);

            (v) each request shall be accompanied by waivers of liens satisfactory to the Collateral Agent covering that part of the Work for which payment or reimbursement is being requested and, if required by the Collateral Agent, by a search prepared by a title company or licensed abstractor or by other evidence satisfactory to the Collateral Agent, that there has not been filed with respect to such Mortgaged Property any mechanics' or other lien or instrument for the retention of title in respect of any part of the Work not discharged of record or bonded to the reasonable satisfaction of the Collateral Agent;

            (vi) there shall be no Default or Event of Default that has occurred and is continuing;

            (vii) the request for any payment after the Work has been completed shall be accompanied by a copy of any certificate or certificates required by law to render occupancy of the improvements being rebuilt, repaired or restored legal; and

            (viii) after commencing the Work, such Guarantor shall continue to perform the Work diligently and in good faith to completion in accordance with the approved plans and specifications.

Upon completion of the Work and payment in full therefor, the Collateral Agent will disburse to such Guarantor the amount of any Insurance Proceeds or Condemnation Proceeds then or thereafter in the hands of the Collateral Agent on account of the Casualty or Taking that necessitated such Work, together with all undisbursed accrued interest thereon to be applied (x) to prepay obligations outstanding under the Credit Agreement and outstanding Tranche A Exchange Notes to the extent required under Section 2.13(b) of the Credit Agreement and Section 5.3 of the Tranche A Exchange Note Purchase Agreements, with any excess being returned to such Guarantor, or (y) to be reinvested in such Guarantor's principal lines of business within 180 days after the receipt thereof, PROVIDED that such Guarantor, pending such reinvestment, promptly deposits such amounts in a cash collateral account established with the Collateral Agent for the benefit of the Secured Parties.

            (g) Notwithstanding any other provisions of this Section 9, if the applicable Guarantor shall have elected to replace a Mortgaged Property in connection with a total or "substantially all" Condemnation as contemplated in paragraph (c) above, all Condemnation Proceeds held by the Collateral Agent in connection therewith shall be applied to prepay obligations outstanding under the Credit Agreement and outstanding Tranche A Exchange Notes to the extent required under Section 2.13(b) of the Credit Agreement and Section 5.3 of the Tranche A Exchange Note Purchase Agreements if (i) such Guarantor notifies the Collateral Agent, the holders of the Tranche A Exchange Notes and the Agent that it does not intend to replace the related Mortgaged Property, (ii) an officer of such Guarantor shall not have notified the Agent, the holders of the Tranche A Exchange Notes and the Collateral Agent in writing that such Guarantor has acquired or has entered into a binding contract to acquire land upon which it will construct the replacement property within six months after the related Condemnation or (iii) such Guarantor shall have not notified the Agent, the holders of the Tranche A Exchange Notes and the Collateral Agent in writing that it has begun construction of the replacement structures within one year after the related Condemnation. Any funds not required to be applied in accordance with Section 2.13(b) of the Credit Agreement and Section 5.3 of the Tranche A Exchange Note Purchase Agreements shall be returned to the applicable Guarantor.

            (h) Nothing in this Section 9 shall prevent the Collateral Agent from applying at any time all or any part of the Insurance Proceeds or Condemnation Proceeds to the curing of any Event of Default under any Credit Transaction Document. The provisions of this Section 9 are subject to the provisions of the Intercreditor Agreement so long as any Tranche A Exchange Notes are or any Indebtedness under the Credit Agreement is outstanding.

            SECTION 10. REAL ESTATE DEVELOPMENT ACTIVITIES. (a) Notwithstanding any provision of the Credit Transaction Document or any other provision of this Agreement, but subject to the provisions of this Section 10, either Guarantor may convey with respect to a contribution or sale (with the related Net Cash Proceeds, in the case of a sale, being applied in accordance with the provisions of Section 2.13(b) of the Credit Agreement and Section 5.3 of the Tranche A Exchange Note Purchase Agreements) a portion of the Land (as defined in the related Mortgage) that has no significant improvements on it in respect of any Mortgaged Property to a Permitted Development Entity for the purpose of developing such conveyed Land, and the Lenders hereby consent to the release by the Collateral Agent of its Lien on such Land if the following conditions are satisfied:

            (i) such Guarantor shall make no conveyance, contribution, loan or other investment (other than the conveyance of the Land) to the Permitted Development Entity in exchange for such Guarantor's ownership interest, if any, in such Permitted Development Entity;

            (ii) the Permitted Development Entity shall have a principal owner or principal participant (other than such Guarantor) that is the managing general partner or shareholder of the Permitted Development Entity (A) whose primary business is the development of real estate projects of the kind and nature of the proposed development of the Land and who possesses a minimum of 10 years related experience in such area, (B) who shall have sufficient net worth at the time the project is proposed and at all times thereafter in an amount sufficient to lead a reasonable Person to conclude that such Person is sufficiently capitalized to construct and complete the proposed project and to comply with the conditions set forth herein and
      (C) who shall be directly responsible for all aspects of the development, financing, construction and operation of the proposed project (the "PERMITTED DEVELOPER") and such

      Permitted Developer shall not assign its interest in the Permitted Development Entity prior to the completion of the proposed project and the passage of one year;

            (iii) such Guarantor shall not be obligated in any respect (including by way of guarantee) for the obligations of the Permitted Development Entity or the Permitted Developer (PROVIDED, HOWEVER, that such Guarantor may indemnify, defend and hold harmless the Permitted Developer with respect to liabilities and obligations arising under Environmental and Safety Laws as a result of or in connection with conditions existing or actions, occurring on or prior to the date of conveyance of the Land to the Permitted Developer), such Guarantor shall not make or agree to make any further conveyance, contribution, investment, loan or guarantee in connection with development of the conveyed Land or the operation of such Land after the development thereof and, in that regard, if the Permitted Development Entity is other than a corporation and such Guarantor is to be an owner in such Permitted Development Entity, such Guarantor shall be a limited partner in such entity and not a general partner;

            (iv) if the Permitted Development Entity shall be a limited partnership and such Guarantor is to be an owner in such entity, (A) such Guarantor shall deliver to the Collateral Agent an opinion of counsel in form and substance and from counsel reasonably satisfactory to the Collateral Agent to the effect that such Guarantor is a limited partner in such Permitted Development Entity and as such is afforded the benefits of limited liability under the laws of the state of such entity's organization and (B) such Guarantor shall use its best efforts to secure indemnities from the Permitted Developer (and/or the other participants in the proposed project) to such Guarantor, in such form as shall be satisfactory to the Collateral Agent, in respect of liabilities (including contingent liabilities) that such Guarantor may incur in the event that its limited liability status as the holder of a limited partnership interest is not available to such Guarantor at any time during such Guarantor's involvement in the Permitted Development;

            (v) such Guarantor shall have given the Agent, the holders of the Tranche A Exchange Notes and the Collateral Agent not less than 60 days' prior written notice of any such proposed contribution setting forth (A) the identity of the Permitted Developer and the proposed type of Permitted Development Entity, (B) a survey of the Land proposed to be conveyed and its relationship to the remaining Land, which survey shall show, among other things, the location of the improvements proposed to be constructed thereon, the location of or access to the conveyed Land and the location of any easements that will benefit the conveyed land and burden the remaining Land, (C) the development plans with respect to such conveyed Land along with a description of the proposed project, (D) information (including financial information and "track record" information) with respect to the Permitted Developer and (E) such other information as shall be necessary or appropriate for the Collateral Agent, the Agent, the holders of the Tranche A Exchange Notes and the Lenders to evaluate the proposed development and operation of such conveyed Land, the Permitted Developer and the Land ownership structure of the related Permitted Development Entity;

            (vi) the Land proposed to be conveyed to the Permitted Development Entity shall be, after giving effect to such conveyance, unnecessary to the Mortgaged Property's (including the remaining Land's) use, operation or continued compliance with all approvals, permits, variances, orders, licenses or other similar actions of applicable Governmental Authorities as well as its continued compliance with all material laws, rules, regulations or statutes of applicable Governmental Authorities (including any zoning, building, Environmental and Safety Laws, ordinances, codes) or any restrictions of record or agreement affecting the Mortgaged Property (including the remaining Land);

            (vii) the conveyance of such Land to the Permitted Development Entity for development, the development of such Land and the proposed operation of such Land as proposed to be developed:

                  (A) shall not result in the representations and warranties contained in the related Mortgage, in this Agreement or in any other Credit Transaction Documents to be untrue;

                  (B) shall not result in any material adverse effect on the value or operations of the related Mortgaged Property as a
            Truckstop:

                  (C) shall have no effect on the Collateral Agent's Lien in the remaining Land under the related Mortgage;

                  (D) shall not restrict ingress and egress to, the operation of or in anyway interfere with the business currently conducted on the Mortgaged Property; and

                  (E) shall be done and conducted, as applicable, in accordance with all material laws, rules, regulations or statutes (including any zoning, building, Environmental and Safety Laws, ordinances, codes or approvals or any building permits) or any restrictions of record or agreements affecting the Mortgaged Property;

            (viii) the Permitted Developer or the Permitted Development Entity shall cause, at its cost and expense, the Land to be conveyed to the Permitted Development Entity to be (A) subdivided as a separate legal lot or lots pursuant to applicable zoning laws and (B) to be classified as a tax lot separate and apart from the Mortgaged Property that is not to be conveyed with such Land;

            (ix) prior to each of the conveyance of the Land and the commencement of the development of any conveyed Land, such Guarantor shall deliver to the Collateral Agent such agreements, certificates (including a certificate of a Financial Officer of such Guarantor as to the compliance with the provisions of this paragraph (a)), including opinions of counsel and endorsements to the mortgagee's title insurance policy and such other information as the Collateral Agent may deem necessary or appropriate in connection with such activities; and

            (x) such Guarantor shall assign to the Collateral Agent, as collateral for the benefit of the Secured Parties, all shares, certificates or the like evidencing its ownership interest, if any, in the Permitted Development Entity and the proceeds and rights thereto to be held as Collateral in accordance with the terms of the Pledge Agreement.

            (b) In connection with each permitted conveyance of real property and the development thereof permitted pursuant to paragraph (a) above, the applicable Guarantor agrees to use its best efforts (but consistent, if applicable, with its status as a limited partner):

            (i) to take or cause to be taken such actions as shall be necessary or appropriate to continue to comply with the conditions set forth in paragraph (a) above;

            (ii) promptly to deliver to the Agent, the holders of the Tranche A Exchange Notes and the Collateral Agent written notice if any of the conditions of this Section 10 shall not be satisfied describing in reasonable detail which condition shall not be satisfied and setting forth such Guarantor's proposed actions with respect thereto; and

            (iii) not to permit the contributed real property to be used in a manner inconsistent with the use for which the related property was contributed.

            (c) In connection with the conveyance of any Land to a Permitted Development Entity otherwise permitted pursuant to this Section 10, the applicable Guarantor may also convey to the related Permitted Development Entity an easement on the remaining Land, PROVIDED that after giving effect to any such conveyance the condition, set forth in paragraphs (a)(vi) and (vii) above would be satisfied.

            (d) The provisions of this Section 10 are subject to the provisions of the Intercreditor Agreement so long as any Tranche A Exchange Notes are or any Indebtedness under the Credit Agreement is outstanding.

      SECTION 11. REPRESENTATIONS AND WARRANTIES. Each Guarantor represents and warrants to and with the Collateral Agent and each other Secured Party that all representations and warranties contained in the Credit Transaction Documents that relate to such Guarantor are true and correct.

      SECTION 12. NOTICES. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 10.01 of the Credit Agreement and Section 16.6 of the Tranche A Exchange Note Purchase Agreements. All communications and notices hereunder to the Collateral Agent shall be given to it at its address set forth in Annex I hereto.

      SECTION 13. SURVIVAL OF AGREEMENT. All covenants, agreements, representations, warranties and guarantees made by each Guarantor hereunder and in any certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Credit Transaction Document shall be considered to have been relied upon by the Secured Parties and shall survive the making by the Lenders of the Loans, the making by the Swingline Lender of the Swingline Loans and the acceptance by the Tranche A Exchange Note Purchasers of the Tranche A Exchange Notes, the execution and delivery to the Tranche A Exchange Note Purchasers of the Tranche A Exchange Notes, and the issuance by the Fronting Bank of any Letter of Credit, regardless of any investigation made by the Secured Parties or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on, or any other fee or amount payable under or in respect of, any Loan, Swingline Loan, Tranche A Exchange Note or Letter of Credit, or this Agreement or, without duplication of the foregoing, under any of the other Credit Transaction Documents is outstanding and unpaid and so long as the Commitments and the LC Commitment have not been terminated.

      SECTION 14. BINDING EFFECT; ASSIGNMENTS. This Agreement shall become effective as to either Guarantor when a counterpart hereof executed on behalf of such Guarantor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Guarantor and the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of such Guarantor, the Collateral Agent and the other Secured Parties and their respective successors and assigns, except that neither Guarantor shall have the right to assign its rights hereunder or any interest herein or in the Collateral (and any such attempted assignment shall be void) except as expressly contemplated by this Agreement or the other Credit Transaction Documents.

      SECTION 15. SUCCESSORS AND ASSIGNS. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of each Guarantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

      SECTION 16. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

      SECTION 17. WAIVERS; AMENDMENT. (a) No failure or delay of the Collateral Agent or any other Secured Party in exercising any power or right hereunder and no course of dealing between the parties hereto shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent hereunder and of the other Secured Parties under the other Credit Transaction Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provisions of this Agreement or any other Credit Transaction Document or consent to any departure by either Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Guarantor in any case shall entitle the Guarantor to any other or further notice or demand in similar or other circumstances.

      (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between each Guarantor and the Collateral Agent, with the prior written consent of the Required Lenders and the Required Holders; PROVIDED, HOWEVER, that except as provided herein or in the other Credit Transaction Documents, no such agreement shall amend, modify, waive or otherwise adversely affect a Secured Party's rights and interests in any material amount of the Collateral without the prior written consent of such Secured Party.

      SECTION 18. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER CREDIT TRANSACTION DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER CREDIT TRANSACTION DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 18.

      SECTION 19. SEVERABILITY. In case any one or more of the provisions contained in this Agreement or in any other Credit Transaction Document should be held invalid, illegal or unenforceable in any respect with respect to either Guarantor, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

      SECTION 20. RIGHT OF SETOFF. Subject to the terms of the Intercreditor Agreement, if an Event of Default shall have occurred and be continuing under the Credit Agreement or the Tranche A Exchange Note Purchase Agreements, each Secured Party is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Secured Party to or for the credit or the account of either Guarantor against any of and all the obligations of such Guarantor now or hereafter existing under this Agreement irrespective of whether or not such Secured Party shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Secured Party under this Section 20 are in addition to other rights and remedies (including other rights of setoff) that such Secured Party may have and are subject to the terms of the Intercreditor Agreement.

      SECTION 21. JURISDICTION; CONSENT TO SERVICE OF PROCESS. (a) Each Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Credit Transaction Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Collateral Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or the other Credit Transaction Documents against either Guarantor or its properties in the courts of any jurisdiction.

      (b) Each Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Credit Transaction Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

      (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 12. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

      SECTION 22. TERMINATION. This Agreement and the security interests granted hereby shall terminate when all the Obligations have been indefeasibly paid in full and the Lenders and the Swingline Lender have no further commitment to lend under the Credit Agreement, no Letters of Credit are outstanding and the Fronting Bank has no further obligation to issue Letters of Credit under the Credit Agreement.

      SECTION 23. HEADINGS. Article and Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

      SECTION 24. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument.

      SECTION 25. INTERCREDITOR AGREEMENT. (a) The Collateral Agent agrees, for itself and for each other Secured Party, that it and each other Secured Party shall be bound by the terms of the Intercreditor Agreement in connection with the administration of this Agreement.

      (b) Each Guarantor hereby acknowledges receipt of a copy of and agrees to be bound by the terms of the Intercreditor Agreement.

      SECTION 26. REFERENCES TO CREDIT AGREEMENT. Upon the payment and discharge in full of all outstanding Credit Agreement Obligations or all outstanding Tranche A Exchange Note Obligations, all references herein to the terms of the Credit Agreement or the Tranche A Exchange Note Purchase Agreements, as the case may be, shall become null and void (other than references for the purpose of incorporating herein definitions of terms used therein, which terms will continue to have the meanings assigned thereto immediately prior to such payment and discharge, subject to subsequent amendment or modifications in accordance with the terms hereof).

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                         TA OPERATING CORPORATION,

                           by
                             --------------------------------
                             Name:
                             Title:

                         NATIONAL AUTO/TRUCKSTOPS, INC.,

                           by
                             --------------------------------
                             Name:
                             Title:


                         THE CHASE MANHATTAN BANK, as Collateral
                         Agent,

                           by
                             --------------------------------
                             Name:
                             Title:

                                                               EXHIBIT G




                        INDEMNITY AND SUBROGATION AGREEMENT dated as of March
                  27, 1997, among TRAVELCENTERS OF AMERICA, INC., a Delaware corporation (the "BORROWER"), TA OPERATING CORPORATION, a Delaware corporation ("TA"), NATIONAL AUTO/TRUCKSTOPS, INC., a Delaware corporation ("NATIONAL" and, together with TA, the "GUARANTORS"), and THE CHASE MANHATTAN BANK, a New York banking corporation ("CHASE"), as collateral agent (in such capacity, the "COLLATERAL AGENT") for the Secured Parties (as defined in the Credit Agreement referred to below).

            Reference is made to (a) the Master Collateral and Intercreditor Agreement dated as of March 27, 1997 (as amended or modified from time to time, the "INTERCREDITOR AGREEMENT"), among the Participating Creditors (as defined therein) and the Collateral Agent and countersigned by the Borrower and the Guarantors, (b) the Credit Agreement dated as of March 21, 1997 (as amended or modified from time to time, the "CREDIT AGREEMENT"), among the Borrower, the financial institutions party thereto, as lenders (the "LENDERS"), and Chase, as agent (in such capacity, the "AGENT"), as fronting bank (in such capacity, the "FRONTING BANK") and as swingline lender (in such capacity, the "SWINGLINE LENDER"); and (c) the Senior Secured Note Exchange Agreements, each dated as of March 21, 1997 (as amended or modified from time to time, the "TRANCHE A EXCHANGE NOTE PURCHASE AGREEMENTS"), among the Borrower and the Tranche A Exchange Note Purchasers named therein.

            The Lenders, the Fronting Bank and the Swingline Lender, respectively, have agreed to make Loans to the Borrower, to issue letters of Credit for the account of the Borrower and to make Swingline Loans to the Borrower pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. The Tranche A Exchange Note Purchasers have agreed to accept $35,500,000 aggregate principal amount of the Borrower's 8.94% Series I Senior Secured Notes due 2002 (the "SERIES I TRANCHE A EXCHANGE NOTES") and $50,000,000 aggregate principal amount of the Borrower's Series II Senior Secured Notes due 2005 (the "SERIES II TRANCHE A EXCHANGE NOTES" and, together with the Series I Tranche A Exchange Notes, the "TRANCHE A EXCHANGE NOTES") in exchange for (i) $65,000,000 aggregate principal amount of the outstanding 8.76% Senior Secured Notes due 2002 of National (the "NATIONAL SENIOR NOTES") and (ii) $20,500,000 aggregate principal amount of the outstanding 8.63% Senior Secured Notes due 2002 of TA (the "TA SENIOR NOTES" and, together with the National Senior Notes, the "EXISTING SENIOR NOTES") held by them pursuant to, and upon the terms and subject to the conditions specified in, the Tranche A Exchange Note Purchase Agreements.

            The obligations of the Lenders to make Loans and of the Fronting Bank to issue Letters of Credit and of the Swingline Lender to make Swingline Loans under the Credit Agreement and the obligations of the Tranche A Exchange Note Purchasers to accept the Tranche A Exchange Notes in exchange for the Existing Senior Notes held by them pursuant to the Tranche A Exchange Note Purchase Agreements are conditioned upon, among other things, the execution and delivery by the Guarantors of a guarantee agreement (the "GUARANTEE") and the execution and delivery, by the Borrower and the Guarantors of an agreement in the form hereof. Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Credit Agreement, the Tranche A Exchange Note Purchase Agreements and the other Loan Documents.

            Accordingly, the Borrower, the Guarantors and the Collateral Agent agree as follow:

            SECTION 1. INDEMNITY AND SUBROGATION. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 3), the Borrower agrees that (a) in the event a payment shall be made by any Guarantor under the Guarantee, the Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the person to whom such payment shall have been made to the extent of such payment and (b) in the event any asset of any Guarantor shall be sold pursuant to any Security Document to satisfy a claim of any Secured Party, the Borrower shall indemnify such Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

            SECTION 2. CONTRIBUTION AND SUBROGATION. Each Guarantor (a "CONTRIBUTING GUARANTOR") agrees (subject to Section 3) that, in the event a payment shall be made by any other Guarantor under the Guarantee or assets of any other Guarantor shall be sold pursuant to any Security Document to satisfy a claim of any Secured Party and such other Guarantor (the "CLAIMING GUARANTOR") shall not have been fully indemnified by the Borrower as provided in Section 1, the Contributing Guarantor shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Guarantor on the date hereof and the denominator shall be the aggregate net worth of all the Guarantors on the date hereof. Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Section 2 shall be subrogated to the rights of such Claiming Guarantor under Section 1 to the extent of such payment.

            SECTION 3. SUBORDINATION. Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantor under Sections 1 and 2 and all other rights or indemnity, contribution or subrogation under applicable law, or otherwise shall be fully subordinated to the indefeasible payment in full of the Obligations; PROVIDED, HOWEVER, that to the extent any right of indemnity or subrogation that any Guarantor might have pursuant to this Agreement or otherwise would render such Guarantor a "creditor" of the Borrower within the meaning of Section 547 of Title II of the United States Code as now in effect or hereafter amended or any comparable provision of any successor statute, such Guarantor hereby irrevocably waives such right of indemnity or subrogation. No failure on the part of the Borrower or any Guarantor to make the payments required by Sections 1 and 2 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to the Guarantee, and each Guarantor shall remain liable for the full amount of the obligations of such Guarantor under the Guarantee.

            SECTION 4. TERMINATION. This Agreement shall survive and be in full force and effect so long as any Obligation is outstanding and has not been indefeasibly paid in full in cash, and so long as the LC Exposure has not been reduced to zero or any of the Commitments or the LC Commitment under the Credit Agreement have not been terminated, and shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on an), Obligation is rescinded or must otherwise be restored by the Secured Party or any Guarantor upon the bankruptcy or reorganization of the Borrower, any Guarantor or otherwise.

            SECTION 5. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

            SECTION 6. NO WAIVER. No failure on the part of the Collateral Agent or the right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by the Collateral Agent or any Guarantor preclude any other to further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law. None the Collateral Agent and the Guarantors shall be deemed to have exercised any rights hereunder unless such waiver shall be in writing and signed by such parties.

            SECTION 7. NOTICES. All communications, and notices hereunder shall be in writing and given as provided in Section 12 of the Guarantee and addressed as specified in Section 12.

            SECTION 8. BINDING AGREEMENT; ASSIGNMENTS. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successor and assigns of such party; and all covenants, promises and agreements by or on behalf of the parties that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns. Neither the Borrower nor any Guarantor may assign or transfer any of its rights or obligations hereunder (and any such attempted assignment or transfer shall be void) without the prior written consent of the Required Lenders and the Required Holders.

            SECTION 9. SURVIVAL OF AGREEMENT; SEVERABILITY. (a) All covenants, agreements, representations, warranties and guarantees made by the Borrower and each Guarantor hereunder and in any certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Secured Parties and shall survive the making by the Lenders of the Loans, the making by the Swingline Lender of the Swingline Loans and the purchase by the Tranche A Exchange Note Purchasers of the Tranche A Exchange Notes, the execution and delivery to the Tranche A Exchange Note Purchasers of the Tranche A Exchange Notes, and the issuance by the Fronting Bank of any Letter of Credit, regardless of any investigation made by the Secured Parties or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on, or any other fee or amount payable under or in respect of, any Loan, Swingline Loan, Tranche A Exchange Note or Letter of Credit, or this Agreement or, without duplication of the foregoing, under any of the other Loan Documents, is outstanding and unpaid and so long as the Commitments and the LC Commitment have not been terminated.

            (b) In case any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein shall not in any be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

            SECTION 10. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument. This Agreement shall be effective with respect to any Guarantor when a counterpart bearing the signature of such Guarantor shall have been delivered to the Collateral Agent.

            SECTION 11. RULES OF INTERPRETATION. The rules of interpretation specified in Section 1.02 of the Credit Agreement shall be applicable to this Agreement.

            SECTION 12. JURISDICTION; CONSENT TO SERVICE OF PROCESS. (a) Each of the Borrower and the Guarantors hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the parties hereto agrees that it will not institute or seek to institute any action or proceeding arising out of or relating to this Agreement (other than an action or proceeding seeking enforcement of a judgment) in any forum other than a New York State court or Federal court of the United States of America sitting in New York City.

            (b) Each of the Borrower and the Guarantors hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or Federal court of the United States of America sitting in New York. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

            (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 7. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

            SECTION 13. WAIVER OF JURY TRIAL. Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by, jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement. Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section.

            SECTION 14. REFERENCE TO CREDIT AGREEMENT. Upon the payment and discharge in full of all outstanding Credit Agreement Obligations or all outstanding Tranche A Exchange Note Obligations, all references herein to the terms of the Credit Agreement or the Tranche A Exchange Note Agreements, as the case may be, shall become null and void (other than references for the purpose of incorporating herein definitions of terms used therein, which terms will continue to have the meanings assigned thereto immediately prior to such payment and discharge, subject to subsequent amendment or modifications in accordance with the terms hereof).

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first appearing above.


                                    TRAVELCENTERS OF AMERICA, INC.,

                                     by
                                      ----------------------------
                                      Name:
                                      Title:


                                    TA OPERATING CORPORATION,

                                     by
                                      ----------------------------
                                      Name:
                                      Title:


                                    NATIONAL AUTO/TRUCKSTOPS, INC.,

                                     by
                                      ----------------------------
                                      Name:
                                      Title:


                                     THE CHASE MANHATTAN BANK, as Collateral
                                     Agent,

                                     by
                                      ----------------------------
                                      Name:
                                      Title:

                                                               EXHIBIT H



                        MASTER COLLATERAL AND INTERCREDITOR AGREEMENT dated
                  as of March 27, 1997, among the Participating Creditors (as defined below) and The Chase Manhattan Bank, a New York banking corporation ("CHASE"), as collateral agent (the "COLLATERAL AGENT") for the Participating Creditors.


      A. The Lenders (as defined below) have agreed to extend credit in an aggregate principal amount of up to $120,000,000 to TravelCenters of America, Inc., a Delaware corporation (the "COMPANY"), pursuant to the Credit Agreement dated as of March 21, 1997 (as amended and in effect from time to time, the "CREDIT AGREEMENT"), among the Company, the financial institutions party thereto as lenders (the "LENDERS"), and Chase, as agent for the Lenders (in such capacity the "AGENT"), as fronting bank (in such capacity, the "FRONTING BANK") and as swingline lender (in such capacity, the "SWINGLINE LENDEr" and, together with the Lenders, the Agent and the Fronting Bank, the "CREDIT AGREEMENT CREDITORS").

      B. The Tranche A Exchange Note Purchasers (as defined below) have agreed to accept $35,500,000 aggregate principal amount of the Company's 8.94% Series I Senior Secured Notes due 2002 (the "SERIES I TRANCHE A EXCHANGE NOTES") and $50,000,000 aggregate principal amount of the Company's Series II Senior Secured Notes due 2005 (the "SERIES II TRANCHE A EXCHANGE NOTES" and, together with the Series I Tranche A Exchange Notes, the "TRANCHE A EXCHANGE NOTES") in exchange for (i) $65,000,000 aggregate principal amount of the outstanding 8.76% Senior Secured Notes due 2002 (the "NATIONAL SENIOR NOTES") of National Auto/Truckstops, Inc., a Delaware corporation ("NATIONAL"), and (ii) $20,500,000 aggregate principal amount of the outstanding 8.63% Senior Secured Notes due 2002 (the "TA SENIOR NOTES" and together with the National Senior Notes, the "EXISTING SENIOR NOTES") of TA Operating Corporation, a Delaware corporation ("TA"), pursuant to the Senior Secured Note Exchange Agreements, each dated as of March 21, 1997 (as amended and in effect from time to time, the "TRANCHE A EXCHANGE NOTE PURCHASE AGREEMENTS"), among the Company and the respective financial institutional investors party thereto (collectively, the "TRANCHE A EXCHANGE NOTE PURCHASERS").

      C. Pursuant to the Credit Agreement and the Tranche A Exchange Note Purchase Agreements, (i) the Company, TA, National and TA Franchise Systems Inc., a Delaware corporation ("TAFSI"), are entering into certain Security Documents (as defined below), under which they are granting to the Collateral Agent a lien on and security interest in certain of their properties and assets to secure the Obligations (as defined below), and (ii) TA and National are entering into a Guarantee Agreement (as defined below) under which each is guaranteeing the Obligations.

      D. To induce the Tranche A Exchange Note Purchasers to accept the Tranche A Exchange Notes in exchange for the Existing Senior Notes held by them pursuant to the Tranche A Exchange Note Purchase Agreements, each of the Credit Agreement Creditors is willing to enter into this Agreement. To induce each of the Lenders, the Swingline Lender and the Fronting Bank to extend credit to the Company pursuant to the Credit Agreement, each of the Tranche A Exchange Note Purchasers is willing to enter into this Agreement. In extending credit to the Company and in entering into this Agreement, each of the Credit Agreement Creditors is relying on the undertakings of each of the Tranche A Exchange Note Purchasers as set forth herein. In acquiring the Tranche A Exchange Notes and in entering into this Agreement, each of the Tranche A Exchange Note Purchasers is relying on the undertakings of each of the Credit Agreement Creditors as set forth herein.

      E. Each of the Participating Creditors (as defined below) desires to provide for their respective rights in respect of the Collateral and certain collections from the Company, TA, National and TAFSI and to make certain other commitments and undertakings in connection with the Credit Agreement, the Tranche A Exchange Note Purchase Agreements, the Security Documents, the Guarantee Agreement, the obligations incurred by the Company, TA, National and TAFSI under such agreements and the rights of the Participating Creditors under such agreements.

      Accordingly, each of the Participating Creditors and the Collateral Agent hereby agrees as follows:


                               ARTICLE I

                              DEFINITIONS


      SECTION 1.01. DEFINITIONS OF CERTAIN TERMS. As used herein, the following terms shall have the meanings set forth below:

      "ACTIONABLE DEFAULT" shall mean any Event of Default under and as defined in the Credit Agreement or any Event of Default under and as defined in the Tranche A Exchange Note Purchase Agreements.

      "AFFILIATE" shall have the meaning set forth in the Credit Agreement and the Tranche A Exchange Note Purchase Agreements.

      "BUSINESS DAY" shall mean any day (other than a day that is a Saturday, a Sunday or a legal holiday in the State of New York) on which banks are open for business in New York City.

      "COLLATERAL" shall mean all the properties and assets of whatever nature, tangible or intangible, now owned or existing or hereafter acquired or arising, of the Company, TA, National and TAFSI on or in which the Collateral Agent has been granted a Lien or security interest pursuant to any of the Security Documents.

      "COLLATERAL ACCOUNTS" shall have the meaning set forth in Section 4.01.

      "COMMITMENT" shall have the meaning set forth in the Credit Agreement.

      "CREDIT AGREEMENT CREDITORS" shall have the meaning assigned in the preamble to this Agreement.

      "CREDIT AGREEMENT REFINANCING Indebtedness" shall have the meaning assigned to such term in the Tranche A Exchange Note Purchase Agreements.

      "CREDIT TRANSACTION DOCUMENTS" shall mean the Loan Documents (as defined in the Credit Agreement) and the Financing Documents (as defined in the Tranche A Exchange Note Purchase Agreements).

      "GUARANTEE AGREEMENT" shall mean the Guarantee Agreement dated as of the date hereof entered into by TA and National pursuant to the Credit Agreement and the Tranche A Exchange Note Purchase Agreements, as amended and in effect from time to time.

      "LETTER OF CREDIT" shall mean any letter of credit issued by the Fronting Bank pursuant to the Credit Agreement.

      "LETTER OF CREDIT COLLATERAL ACCOUNT" shall have the meaning set forth in
Section 4.01.

      "LC DISBURSEMENT" shall mean a payment or disbursement made by the Fronting Bank pursuant to a Letter of Credit.

      "LIEN" shall have the meaning set forth in the Credit Agreement and the Tranche A Exchange Note Purchase Agreements.

      "LOANS" shall have the meaning set forth in the Credit Agreement.

      "LOC CREDITORS" shall mean the Fronting Bank and the Lenders that hold participations in Letters of Credit.

      "MAJORITY CREDITORS" shall mean Participating Creditors holding Voting Obligations representing a majority of the Voting Obligations.

      "NOTICE OF ACTIONABLE DEFAULT" shall mean a notice delivered by any Participating Creditor to the Collateral Agent, stating that an Actionable Default has occurred. A Notice of Actionable Default shall be deemed to have been given when the notice referred to in the preceding sentence has actually been received by the Collateral Agent and to have been rescinded when the Collateral Agent has received satisfactory evidence that such Actionable Default has been cured or when such Actionable Default has been effectively waived for purposes of this Agreement. A Notice of Actionable Default shall be deemed to be outstanding at all times after such Notice has been given until such time, if any, as such Notice has been rescinded.

      "OBLIGATIONS" shall mean all obligations defined as "Obligations" in the Support Documents.

      "OUTSTANDING CREDIT AGREEMENT OBLIGATIONS" shall mean, at any time, the sum (without duplication) of Outstanding Revolving Credit Facility Obligations and Outstanding Term Facility Obligations.

      "OUTSTANDING REVOLVING CREDIT FACILITY OBLIGATIONS" shall mean, at any time, the sum (without duplication) of (a) the aggregate principal amount of the Revolving Credit Loans and the Swingline Loans outstanding at such time and the aggregate amount of accrued and unpaid interest thereon at such time, (b) the aggregate amount of all LC Disbursements not yet reimbursed to the LOC Creditors and accrued and unpaid interest thereon at such time, (c) the aggregate amount of accrued and unpaid fees payable to the Credit Agreement Creditors, or any of them, under or in connection with the obligations set forth in clauses (a) and
(b) under the Credit Agreement and (d) the pro rata share (determined as provided below) of the aggregate amount of all other monetary obligations of the Company, TA, National and TAFSI that are accrued and owing at such time to the Credit Agreement Creditors or any of them under the Credit Agreement and the Support Documents, including indemnification and expense reimbursement obligations (but excluding any Unfunded LOC Exposure). For purposes of determining the pro rata share of the aggregate amount of monetary obligations owed to the Lenders pursuant to clause (d) above, such amount shall be determined on the basis of the ratio of (i) the amount owed to the Lenders pursuant to clauses (a), (b) and (c) of this definition to (ii) the sum of (A) the amount owed to the Lenders pursuant to clauses (a), (b) and (c) of this definition and (B) the amounts owed to the Lenders pursuant to clauses (a) and
(b) of the definition of the term "OUTSTANDING TERM FACILITY OBLIGATIONs".

      "OUTSTANDING TERM FACILITY OBLIGATIONS" shall mean, at any time, the sum (without duplication) of (a) the aggregate principal amount of the Term Loans outstanding at such time and the aggregate amount of accrued and unpaid interest thereon at such time, (b) the aggregate amount of accrued and unpaid fees payable to the Credit Agreement Creditors, or any of them, under or in connection with the obligations set forth in clause (a) under the Credit Agreement and (c) the pro rata share (determined as provided below) of the aggregate amount of all other monetary obligations of the Company, TA, National and TAFSI that are accrued and owing at such time to the Credit Agreement Creditors or any of them under the Credit Agreement and the Support Documents, including indemnification and expense reimbursement obligations. For purposes of determining the pro rata share of the aggregate amount of monetary obligations owed to the Lenders pursuant to clause (c) above, such amount shall be determined on the basis of the ratio of (i) the amount owed to the Lenders pursuant to clauses (a) and (b) of this definition to (ii) the sum of (A) the amount owed to the Lenders pursuant to clauses (a) and (b) of this definition and (B) the amounts owed to the Lenders pursuant to clauses (a), (b) and (c) of the definition of the term "Outstanding Revolving Credit Facility Obligations".

      "OUTSTANDING OBLIGATIONS" shall mean, at any time, the sum of (a) the Outstanding Credit Agreement Obligations at such time, (b) the Outstanding Tranche A Exchange Note Purchase Agreement Obligations at such time and (c) the Unfunded LOC Exposure at such time.

      "OUTSTANDING TRANCHE A EXCHANGE NOTE PURCHASE AGREEMENT OBLIGATIONS" shall mean, at any time, the sum (without duplication) of (a) the aggregate principal amount of the outstanding Tranche A Exchange Notes at such time and the aggregate amount of accrued and unpaid interest thereon at such time and (b) the aggregate amount of all other monetary obligations of the Company, TA, National and TAFSI that are accrued and owing at such time to the Tranche A Exchange Note Purchasers or any of them under the Tranche A Exchange Note Purchase Agreements and the Support Documents, including indemnification and expense reimbursement obligations and premium and any break funding cost, if any.

      "PARTIAL MORTGAGE" shall have the meaning set forth in Section 4.01(h).

      "PARTICIPATING CREDITORS" shall mean the Credit Agreement Creditors and the Tranche A Exchange Note Purchasers and their respective successors and permitted assigns under the Credit Agreement or the Tranche A Exchange Note Purchase Agreements (including the holders from time to time of the Tranche A Exchange Notes), as the case may be.

      "PAYMENT DEFAULT" shall mean any Actionable Default arising from a failure to pay any of the Outstanding Credit Agreement Obligations or Outstanding Tranche A Exchange Note Purchase Agreement Obligations when and as due, but only if such Obligations that have not been paid include principal, interest, premium, fees or unreimbursed LC Disbursements.

      "PERMITTED INVESTMENTS" shall mean:

            (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within three months from the date of acquisition thereof;

            (b) without limiting the provisions of paragraph (d) below, investments in commercial paper maturing within three months from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from Standard & Poor's and from Moody's Investors Service, Inc.;

            (c) investments in certificates of deposit, banker's acceptances and time deposits (including eurodollar time deposits) maturing within three months from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, (i) any domestic office of the Collateral Agent or (ii) any domestic office of any other commercial bank of recognized standing organized under the laws of the United States of America or any state thereof that (A) has a combined capital and surplus and undivided profits of not less than $250,000,000 and (B) is rated (or the senior debt securities of the holding company of such commercial bank are rated) A or better by Standard & Poor's or A2 by Moody's Investors Service, Inc., or carry an equivalent rating by another nationally recognized rating agency if neither of the two named rating agencies shall rate such commercial bank (or the holding company of such commercial bank);

            (d) investments in commercial paper maturing within three months from the date of acquisition thereof and issued by (i) the holding company of the Collateral Agent or (ii) the holding company of any other commercial bank of recognized standing organized under the laws of the United States of America or any state thereof that has (A) a combined capital and surplus in excess of $250,000,000 and (B) commercial paper rated at least A-1 or the equivalent thereof by Standard & Poor's or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc., or carrying an equivalent rating by another nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments;

            (e) repurchase agreements having a term of seven days or less with
      (i) any domestic office of the Agent or (ii) any domestic office of any other commercial bank of recognized standing organized under the laws of the United States of America or any state thereof that has a combined capital and surplus and undivided profits of not less than $250,000,000 and which is rated (or the senior debt securities of the holding company of such commercial bank are rated) A or better by Standard & Poor's or A2 by Moody's Investors Service, Inc., or carrying an equivalent rating by another nationally recognized rating agency if neither of the two named rating agencies shall rate such bank relating to marketable direct obligations issued or unconditionally guaranteed by the United States but only if the securities collateralizing such repurchase agreements are delivered to or on the order of the Collateral Agent; and

            (f) other investment instruments approved in writing by the Required Creditors and offered by financial institutions which have a combined capital and surplus and undivided profits of not less than $250,000,000.

      "REQUIRED CREDIT AGREEMENT CREDITORS" shall mean the Credit Agreement Creditors holding a majority of the Voting Credit Agreement Obligations.

      "REQUIRED CREDITORS" shall mean the Majority Creditors, so long as at the time of determination such Majority Creditors shall include (a) Voting Credit Agreement Obligations representing at least 33-1/3% of the Voting Credit Agreement Obligations (excluding Voting Credit Agreement Obligations owed to any Tranche A Exchange Note Purchaser or any Affiliate thereof) and (b) Voting Tranche A Exchange Note Purchase Agreement Obligations representing at least 33-1/3% of the Voting Tranche A Exchange Note Purchase Agreement

Obligations (excluding Voting Tranche A Exchange Note Purchase Agreement Obligations owed to any Credit Agreement Creditor or any Affiliate thereof).

      "REVOLVING CREDIT FACILITY COLLATERAL ACCOUNT" shall have the meaning set forth in Section 4.01.

      "SECURITY DOCUMENTS" shall mean each of the documents and agreements defined as a "Security Document" in the Tranche A Exchange Note Purchase Agreements and the Credit Agreement.

      "SPECIAL COLLATERAL ACCOUNT" shall have the meaning set forth in Section 7.02(b).

      "SUBORDINATED NOTE INDENTURE" shall have the meaning set forth in the Credit Agreement and the Tranche A Exchange Note Purchase Agreements.

      "SUBORDINATED NOTE REFINANCING INDEBTEDNESS" shall have the meaning assigned to such term in the Credit Agreement.

      "SUPPORT DOCUMENTS" shall mean the Security Documents and the Guarantee Agreement.

      "TERM FACILITY COLLATERAL ACCOUNT" shall have the meaning set forth in
Section 4.01.

      "TRANCHE A EXCHANGE NOTE PURCHASE AGREEMENT COLLATERAL ACCOUNT" shall have the meaning set forth in Section 4.01.

      "TRANCHE A EXCHANGE NOTE REFINANCING INDEBTEDNESS" shall have the meaning assigned to such term in the Credit Agreement.

      "UNFUNDED LOC EXPOSURE" shall mean, at any time, the aggregate undrawn amount of all outstanding Letters of Credit at such time.

      "VOTING ACTIONS" shall mean (a) all amendments and modifications to, and waivers of any provisions of, and consents granted under, any of the Support Documents and (b) any delivery of a notice, determination or any other action whatsoever permitted to be taken or withheld by the Collateral Agent pursuant to
Section 7.08.

      "VOTING CREDIT AGREEMENT OBLIGATIONS" shall mean, at any time, (a) the aggregate principal amount of the Loans and the Swingline Loans outstanding at such time, (b) the Unfunded LOC Exposure at such time, (c) the aggregate amount of unreimbursed LC Disbursements at such time and (d) the aggregate unused amount of the Commitments in effect at such time, PROVIDED that any of the foregoing obligations owed to the Company, any Subsidiary or any Affiliate of the Company at such time shall be deemed not to be outstanding for purposes of this definition.

      "VOTING OBLIGATIONS" shall mean the Voting Credit Agreement Obligations and the Voting Tranche A Exchange Note Purchase Agreement Obligations.

      "VOTING TRANCHE A EXCHANGE NOTE PURCHASE AGREEMENT OBLIGATIONS" shall mean, at any time, the aggregate principal amount of the outstanding Tranche A Exchange Notes at such time, PROVIDED that any Tranche A Exchange Notes owned by the Company, any Subsidiary or any Affiliate of the Company at such time shall be deemed not to be outstanding for the purposes of this definition.

      SECTION 1.02. TERMS GENERALLY. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles and Sections shall be deemed references to Articles and Sections of this Agreement unless the context shall otherwise require.

                               ARTICLE II

                    ACTS OF PARTICIPATING CREDITORS;
                         AMOUNTS OF OBLIGATIONS

      SECTION 2.01. ACTS OF PARTICIPATING CREDITORS. Any request, demand, authorization, direction, notice, consent, waiver or other action permitted or required by this Agreement to be given or taken by the Participating Creditors or any portion thereof (including the Required Creditors or the Majority Creditors) may be and, at the request of the Collateral Agent, shall be embodied in and evidenced by one or more instruments satisfactory in form to the Collateral Agent and signed by or on behalf of such persons and, except as otherwise expressly provided in any such instrument, any such action shall become effective when such instrument or instruments shall have been delivered to the Collateral Agent. The instrument or instruments evidencing any action (and the action embodied therein and evidenced thereby) are sometimes referred to herein as an "ACT" of the persons signing such instrument or instruments. The Collateral Agent shall be entitled to rely absolutely upon an Act of any Participating Creditor if such Act purports to be taken by or on behalf of such Participating Creditor, and nothing in this Section 2.01 or elsewhere in this Agreement shall be construed to require any Participating Creditor to demonstrate that it has been authorized to take any action that it purports to be taking, the Collateral Agent being entitled to rely conclusively, and being fully protected in so relying, on any Act of such Participating Creditor.

      SECTION 2.02. DETERMINATION OF AMOUNTS OF OBLIGATIONS. Whenever the Collateral Agent is required to determine the existence or amount of any of the Outstanding Obligations or Voting Obligations or any portion thereof or the existence of any Actionable Default for any purposes of this Agreement, it shall be entitled to make such determination on the basis of one or more certificates of any Participating Creditor (with respect to the Obligations owed to such Participating Creditor) or the Agent (with respect to the Obligations owed to the Credit Agreement Creditors, or any of them); PROVIDED, HOWEVER, that if, notwithstanding the request of the Collateral Agent, any Participating Creditor shall fail or refuse within five business days of such request to certify as to the existence or amount of any Outstanding Obligations or Voting Obligations or any portion thereof owed to it or the existence of any Actionable Default, the Collateral Agent shall be entitled to determine such existence or amount by such method as the Collateral Agent may, in its sole discretion, determine, including by reliance upon a certificate of the Company, TA, National or TAFSI; PROVIDED FURTHER, HOWEVER, that, promptly following determination of any such amount, the Collateral Agent shall notify such Participating Creditor of such determination and thereafter shall correct any error that such Participating Creditor brings to the attention of the Collateral Agent. In addition, the Collateral Agent may rely on any certificate of the Company with respect to the amount of Notes considered not outstanding for purposes of the definition of the terms "Voting Tranche A Exchange Note Purchase Agreement Obligations" and "Voting Obligations" as a result of such notes being owned by the Company, any Subsidiary or any Affiliate of the Company. The Collateral Agent may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to the Company, TA, National or TAFSI, any Participating Creditor or any other person as a result of any action taken by the Collateral Agent based upon such determination prior to receipt of notice of any error in such determination. Upon any request of the Collateral Agent, the Company will, and by countersigning this Agreement the Company agrees to, as promptly as practicable furnish a certificate to the Collateral Agent as to the existence or amount of any Outstanding Obligation or Voting Obligation or as to the existence of any Actionable Default. For all purposes of this Agreement to the extent any Outstanding Obligation has been taken into account for purposes of determining the amount to which any Participating Creditor is entitled in any distribution hereunder, any guarantee of such Outstanding Obligation that is itself an Outstanding Obligation shall not be taken into account for such purpose.

      SECTION 2.03. RESTRICTIONS ON ACTIONS. Each Participating Creditor agrees that, as long as any Outstanding Obligations exist, the provisions of this Agreement shall provide the exclusive method by which any Participating Creditor may exercise rights and remedies under the Support Documents. Therefore, each Participating Creditor shall, for the mutual benefit of all Participating Creditors, except as permitted under this Agreement:

            (a) refrain from taking or filing any action, judicial or otherwise, to enforce any rights or pursue any remedies under the Support Documents, except for delivering notices hereunder; and

            (b) refrain from exercising any rights or remedies under the Support Documents that may be exercisable as a result of an Actionable Default;

PROVIDED, HOWEVER, that the foregoing shall not prevent (i) any Participating Creditor from imposing a default rate of interest in accordance with the Credit Agreement or the Tranche A Exchange Note Purchase Agreements, as applicable,
(ii) a Participating Creditor from raising any defenses in any action in which it has been made a party defendant or has been joined as a third party, except that the Collateral Agent may direct and control any defense to the extent directly relating to the Collateral or any one or more of the Support Documents, subject to and in accordance with the provisions of this Agreement, or (iii) a Participating Creditor from exercising its rights and remedies as a general creditor in accordance with the Credit Transaction Documents and applicable law, including the right to commence legal proceedings to collect any Outstanding Obligation due and payable to such Participating Creditor and remaining unpaid, to obtain a judgment and to enforce such judgment, in each case to the same extent as if such Participating Creditor were an unsecured creditor.


                              ARTICLE III

                       DUTIES OF COLLATERAL AGENT


      SECTION 3.01. NOTICES TO PARTICIPATING CREDITORS. The Collateral Agent shall promptly notify each Participating Creditor listed on Schedules I and II in the event it shall receive any Notice of Actionable Default or certificate rescinding a Notice of Actionable Default or any request by any party hereto or by the Company, TA, National or TAFSI for any consent, waiver or amendment with respect hereto or any other Credit Transaction Document.

      SECTION 3.02. ACTIONS UNDER SUPPORT DOCUMENTS. (a) The Collateral Agent shall not be obligated to take any action under this Agreement or any of the Support Documents except for the performance of such duties as are specifically set forth herein or therein. Subject to the provisions of Article V and Section 7.05, the Collateral Agent shall take any action under or with respect to the Support Documents that is requested by the Required Creditors and which is not inconsistent with or contrary to the provisions of this Agreement or the Support Documents. The Collateral Agent may take, but shall have no obligation to take, any and all such actions under the Support Documents or any of them or otherwise as it shall deem to be in the best interests of the Participating Creditors in order to maintain the Collateral and protect and preserve the Collateral and the rights of the Participating Creditors; PROVIDED, HOWEVER, that, except as provided in paragraph (b) below or the last sentence of Section 5.03(d), in the absence of written instructions (which may relate to the exercise of specific remedies or to the exercise of remedies in general) from the Required Creditors, the Collateral Agent shall not foreclose any Lien on the Collateral or exercise any other remedies available to it under any Support Documents with respect to the Collateral or any part thereof.

      (b) If the Collateral Agent has requested instructions from the Required Creditors at a time when a Notice of Actionable Default shall be outstanding and the Required Creditors have not responded to such request within 30 days thereafter, the Collateral Agent may take, but shall have no obligation to take, any and all actions under the Support Documents or any of them or otherwise, including foreclosure of any Lien or any other exercise of remedies, as the Collateral Agent, in good faith, shall determine to be in the interests of the Participating Creditors and to maximize both the value of the Collateral and the present value of the recovery by each of the Participating Creditors on the Outstanding Obligations; PROVIDED, HOWEVER, that, if instructions are thereafter received from the Required Creditors, then the actions of the Collateral Agent shall be subject to paragraph (a) above.

      SECTION 3.03. MEETINGS; VOTING. (a) When the Collateral Agent receives a Notice of Actionable Default, the Collateral Agent shall give prompt notice thereof to the Participating Creditors and, upon the request of any Participating Creditor, shall schedule a meeting of all Participating Creditors to be held at the offices of the Collateral Agent, or another mutually convenient place, PROVIDED that any Participating Creditor may participate via telephone. At such meeting the Participating Creditors shall consult with one another in an attempt to determine a mutually acceptable course of conduct regarding the Company, TA, National, TAFSI, the collection of the Outstanding Obligations and the exercise of rights and remedies under the Support Documents.

      (b) Whenever it is necessary to take any Voting Action, the Collateral Agent shall notify each Participating Creditor entitled to participate therein of the proposed Voting Action, shall collect instructions from the Participating Creditors regarding such Voting Action and shall notify all Participating Creditors entitled to participate in such Voting Action of the results thereof.

      SECTION 3.04. RECORDS. The Collateral Agent shall maintain records regarding Voting Actions, determinations of the amounts of the Outstanding Obligations and Voting Obligations for any purpose, the allocation of deposits to the Collateral Accounts and any distributions therefrom. The information contained in such records shall be made available to any Participating Creditor upon request.


                               ARTICLE IV

               PROCEEDS RECEIVED UNDER SUPPORT DOCUMENTS


      SECTION 4.01. COLLATERAL ACCOUNTS. (a) The Collateral Agent shall establish and maintain at its principal banking office in New York City four accounts into which it shall (except as otherwise explicitly provided in any Support Document) deposit all amounts received by it in its capacity as Collateral Agent (and not in any other capacity) in respect of the Collateral or pursuant to enforcement of the Guarantee Agreement upon an Actionable Default, including all monies received on account of any sale of or other realization upon any of the Collateral pursuant to any Security Document; PROVIDED, HOWEVER, that notwithstanding any other provision of this Agreement, amounts that Chase shall receive on account of the Outstanding Credit Agreement Obligations in its capacity as Agent, and not through enforcement of the Guarantee Agreement upon an Actionable Default or through the sale of or other realization upon any Collateral as provided herein and in the Security Documents, shall be distributed by it in accordance with the provisions of the Credit Agreement and shall not be deposited in the Collateral Accounts. One of the four accounts referred to in the preceding sentence shall be established and maintained for the benefit of the Credit Agreement Creditors in respect of the Outstanding Revolving Credit Facility Obligations (the "REVOLVING CREDIT FACILITY COLLATERAL ACCOUNT"), the second shall be established and maintained for the benefit of the Credit Agreement Creditors in respect of the Outstanding Term Facility Obligations (the "TERM FACILITY COLLATERAL ACCOUNT"), the third account shall be established and maintained for the benefit of the Tranche A Exchange Note Purchasers (the "TRANCHE A EXCHANGE NOTE PURCHASE AGREEMENT COLLATERAL ACCOUNT") and the fourth shall be established and maintained for the benefit of the LOC Creditors (the "LETTER OF CREDIT COLLATERAL ACCOUNT" and, together with the Revolving Credit Facility Collateral Account, the Term Facility Collateral Account and the Tranche A Exchange Note Purchase Agreement Collateral Account, the "COLLATERAL ACCOUNTS"). All amounts deposited in the respective Collateral Accounts shall be held by the Collateral Agent subject to the terms hereof and of the Support Documents, it being understood that any such amounts may be released to the Company to the extent required by any of the Security Documents (any amounts so released to be released from the respective Collateral Accounts pro rata in accordance with the aggregate amounts deposited in such accounts during the term of this Agreement; PROVIDED, HOWEVER, that the aggregate amounts deposited in the Letter of Credit Collateral Account shall be deemed to have been reduced by any amounts released from such Account pursuant to paragraph (d) below). The Company, TA, National and TAFSI shall have no rights with respect to, and the Collateral Agent shall have exclusive dominion and control over, the Collateral Accounts.

      (b) Except as set forth in paragraphs (d), (g) and (h) below, and subject to the provisions of paragraph (h) below, all amounts that the Collateral Agent is required at any time to deposit in the respective Collateral Accounts pursuant to paragraph (a) above shall be allocated between, and deposited in, the Revolving Credit Facility Collateral Account, the Term Facility Collateral Account, the Tranche A Exchange Note Purchase Agreement Collateral Account and the Letter of Credit Collateral Account pro rata in accordance with the aggregate amount of Outstanding Revolving Credit Facility Obligations, Outstanding Term Facility Obligations, Outstanding Tranche A Exchange Note Purchase Agreement Obligations and Unfunded LOC Exposure, respectively, at such time.

      (c) The Collateral Agent shall establish sub-accounts in the Letter of Credit Collateral Account with respect to each outstanding Letter of Credit. All amounts deposited in the Letter of Credit Collateral Account shall be allocated between, and deposited in, the respective sub-accounts therein pro rata in accordance with the Unfunded LOC Exposure with respect to the related Letters of Credit. If, on or after the date on which any funds are deposited in the Letter of Credit Collateral Account pursuant to paragraph (b) above, any Letter of Credit is drawn upon by the beneficiary thereof, the Collateral Agent shall, upon the written request of the Agent, apply any funds in the sub-account with respect to such Letter of Credit to the reimbursement of such LC Disbursement as if such reimbursement were being made by the Company pursuant to the Credit Agreement (but not in an amount in excess of the amount of such drawing).

      (d) At the time of any expiration or cancellation of any outstanding Letter of Credit, or any other reduction in the amount of Unfunded LOC Exposure thereunder (other than as a result of an LC Disbursement), the amount of funds in the sub-account with respect to such Letter of Credit (or, in the case of any partial reduction in the amount of Unfunded LOC Exposure thereunder, a pro rata portion of such funds) shall be released from such sub-account, and the funds so released shall be allocated between, and deposited in, the Revolving Credit Facility Collateral Account, the Term Facility Collateral Account, the Tranche A Exchange Note Purchase Agreement Collateral Account and the Letter of Credit Collateral Account pro rata in accordance with the aggregate amount of the Outstanding Revolving Credit Facility Obligations, Outstanding Term Facility Obligations, Outstanding Tranche A Exchange Note Purchase Agreement Obligations and Unfunded LOC Exposure, respectively, at such time.

      (e) The Collateral Agent shall have the right at any time and from time to time to apply any amounts in the Collateral Accounts to the payment of the out-of-pocket costs and expenses (including reasonable attorney fees and disbursements) incurred by the Collateral Agent in administering and carrying out its obligations under this Agreement or any of the Support Documents, in exercising or attempting to exercise any right or remedy hereunder or thereunder or in taking possession of, protecting, preserving or disposing of any item of Collateral, and all amounts against or for which the Collateral Agent is to be indemnified or reimbursed hereunder (excluding any such costs, expenses or amounts which have theretofore been reimbursed) until all of such costs, expenses and amounts have been paid in full; PROVIDED, HOWEVER, that any such application shall be allocated as between the Revolving Credit Facility Collateral Account, Term Facility Collateral Account, the Letter of Credit Collateral Account (provided that the aggregate amounts deposited in the Letter of Credit Collateral Account shall be deemed to have been reduced by any amounts released from such Account pursuant to paragraph (d) above) and the Tranche A Exchange Note Purchase Agreement Collateral Account ratably in accordance with the aggregate amounts deposited in such Accounts during the term of this Agreement. The Collateral Agent shall reimburse any Credit Agreement Creditor or Tranche A Exchange Note Purchaser, as the case may be, prior to applying any amounts in the Collateral Accounts pursuant to Section 4.02 for any and all losses with respect to any amounts expended with respect to any indemnity provided in accordance with Section 5.03(e) by such Credit Agreement Creditor or Tranche A Exchange Note Purchaser by application of funds in the Collateral Accounts in the same manner as provided in the proviso to the preceding sentence.

      (f) For purposes of determining allocations and deposits of funds (but not distributions of funds) pursuant to this Section 4.01 and Section 4.02, any Outstanding Obligations shall be deemed to be reduced by the amount, if any, held by the Collateral Agent in the Collateral Account (or sub-account therein) from which distributions are to be paid in respect of such Outstanding Obligations.

      (g) If, at any time that the Collateral Agent receives any amounts to be deposited in the Collateral Accounts, any portion of the Outstanding Obligations consists of out-of-pocket costs and expenses (including attorney fees and disbursements) or other claims in respect of any indemnification or expense reimbursement obligations of the Company, TA, National or TAFSI under any of the Credit Transaction Documents (collectively, "REIMBURSEMENT OBLIGATIONS"), then, prior to allocating such amounts among the Collateral Accounts, the Collateral Agent shall, to the extent it shall have received notice of such Reimbursement Obligations, apply such amounts to pay such Reimbursement Obligations (pro rata among such Reimbursement Obligations, in the event that the amount to be so applied is insufficient to pay all such Reimbursement Obligations in full); PROVIDED, HOWEVER, that the aggregate cumulative amount applied pursuant to this paragraph (g) to pay Reimbursement Obligations to Participating Creditors (other than the Collateral Agent or otherwise in respect of amounts referred to in paragraph (e) above) shall not exceed $4,000,000.

      (h) (i) If, at any time that the Collateral Agent receives any amounts to be deposited in the Collateral Accounts in respect of any Mortgaged Property and the related Mortgage omits as a secured obligation the Outstanding Revolving Credit Facility Obligations (including Letters of Credit) (each such Mortgage being a "PARTIAL MORTGAGE"), then, (A) all such amounts that the Collateral Agent is required to deposit in the respective Collateral Accounts pursuant to paragraph (a) above shall be allocated between, and deposited in, the Term Facility Collateral Account and the Tranche A Exchange Note Purchase Agreement Collateral Account pro rata in accordance with the aggregate amount of the Outstanding Term Facility Obligations and the Outstanding Tranche A Exchange Note Purchase Agreement Obligations and (B) none of the amounts so deposited in the Term Facility Collateral Account and the Tranche A Exchange Note Purchase Agreement Collateral Account shall be deposited in the Revolving Credit Facility Collateral Account or the Letter of Credit Collateral Account pursuant to
Section 4.02(b) or 4.02(c), respectively.

      (ii)It is the intent of the parties hereto that each of the Participating Creditors shall share in all proceeds of the Collateral required to be deposited in the Collateral Accounts pursuant to Section 4.01 on a pro rata basis. Accordingly, on each occasion that proceeds in respect of Mortgaged Property subject to a Partial Mortgage are not allocated to Outstanding Revolving Credit Facility Obligations due to their omission as secured obligations under the related Partial Mortgage, (i) each of the Participating Creditors agrees (A) that the Collateral Agent shall be permitted to reallocate FROM (I) the Term Facility Collateral Account and the Tranche A Exchange Note Purchaser Collateral Account (on a pro rata basis based on the aggregate amounts deposited in such accounts during the term of this Agreement (excluding Collateral proceeds in respect of any Partial Mortgages)) TO (II) the Revolving Credit Facility Collateral Account and the Letter of Credit Collateral Account Collateral amounts then on deposit in the Term Facility Collateral Account and the Tranche A Exchange Note Purchase Agreement Account (excluding Collateral proceeds in respect of any Partial Mortgage) in an amount equal to the amounts in respect of the Mortgaged Property subject to such Partial Mortgage that would have been allocated to the Revolving Credit Facility Collateral Account and the Letter of Credit Collateral Account but for the omission of Outstanding Revolving Credit Facility Obligations as secured obligations under such Partial Mortgage and (B) in allocating and depositing amounts to the respective Collateral Accounts pursuant to paragraph (b) of this Section 4.01, the Collateral Agent may give effect to and consider (I) any amounts that were previously permitted to be reallocated to the Revolving Credit Facility Collateral Account and the Letter of Credit Collateral Account pursuant to clause (A) above but which have not theretofore been so reallocated and (II) if the Collateral Agent deems it appropriate given the amount and nature of all the remaining Collateral at such time, the number of and the expected proceeds in respect of any remaining Partial Mortgages.

       (iii)Consistent with the general intent that each of the Participating Creditors shall share in the Collateral on a pro rata basis, if the aggregate proceeds in respect of the Collateral shall be insufficient to satisfy all the Outstanding Obligations, each of the Participating Creditors (other than the Lenders in respect of the Outstanding Revolving Credit Facility Obligations) agrees that they shall reimburse the Lenders in respect of the Outstanding Revolving Credit Facility Obligations on a pro rata basis (based on the aggregate amounts deposited in the Collateral Accounts during the term of this Agreement for the benefit of such Participating Creditors) to the extent that such Lenders shall have not received (after giving effect to the other provisions of this paragraph (h)) their pro rata share of such aggregate proceeds due to the omission of the Outstanding Revolving Credit Facility Obligations as secured obligations under the Partial Mortgages.

       (iv)In connection with the provisions of this paragraph (h), the Collateral Agent agrees that it shall properly account for and keep accurate and complete records of all amounts received in respect of the Partial Mortgages and allocations and reallocations of Collateral proceeds pursuant to this paragraph
(h).

      SECTION 4.02. APPLICATION OF PROCEEDS. (a) Amounts deposited in the Revolving Credit Facility Collateral Account shall be applied in the following order of priority:

            FIRST, to the payment of all Outstanding Revolving Credit Facility Obligations that consist of costs and expenses incurred in connection with the enforcement or protection of the rights of the Credit Agreement Creditors;

            SECOND, to the Credit Agreement Creditors in respect of the Outstanding Revolving Credit Facility Obligations pro rata in accordance with the aggregate amounts of the Outstanding Revolving Credit Facility Obligations at such time, until the Outstanding Revolving Credit Facility Obligations shall have been paid in full;

            THIRD, if there are any Outstanding Term Facility Obligations, or if there are any Outstanding Tranche A Exchange Note Purchase Agreement Obligations or if there is any Unfunded LOC Exposure, to the Term Facility Collateral Account, the Tranche A Exchange Note Purchase Agreement Collateral Account and the Letter of Credit Collateral Account pro rata in accordance with the respective amounts of such Outstanding Obligations; and

            FOURTH, the balance, if any, to the Company or such other person or persons as shall be entitled thereto.

      (b) Subject to the provisions of Section 4.01(h) and paragraph (f) of this
Section 4.02 in respect of amounts in respect of Partial Mortgages, Amounts deposited in the Term Facility Collateral Account shall be applied in the following order of priority:

            FIRST, to the payment of all Outstanding Term Facility Obligations that consist of costs and expenses incurred in connection with the enforcement or protection of the rights of the Credit Agreement Creditors;

            SECOND, to the Credit Agreement Creditors in respect of the Outstanding Term Facility Obligations pro rata in accordance with the aggregate amounts of the Outstanding Term Facility Obligations at such time, until the Outstanding Term Facility Obligations shall have been paid in full;

            THIRD, if there are any Outstanding Revolving Credit Facility Obligations, or if there are any Outstanding Tranche A Exchange Note Purchase Agreement Obligations or if there is any Unfunded LOC Exposure, to the Revolving Credit Facility Collateral Account, the Tranche A Exchange Note Purchase Agreement Collateral Account and the Letter of Credit Collateral Account pro rata in accordance with the respective amounts of such Outstanding Obligations; and

            FOURTH, the balance, if any, to the Company or such other person or persons as shall be entitled thereto.

      (c) Subject to the provisions of Section 4.01(h) and paragraph (f) of this
Section 4.02 in respect of amounts in respect of Partial Mortgages, all amounts deposited in the Tranche A Exchange Note Purchase Agreement Collateral Account shall be applied in the following order of priority:

            FIRST, to the payment of all Outstanding Tranche A Exchange Note Purchase Agreement Obligations that consist of costs and expenses incurred in connection with the enforcement or protection of the rights of the Tranche A Exchange Note Purchasers;

            SECOND, to the Tranche A Exchange Note Purchasers pro rata in accordance with the aggregate amounts of the Outstanding Tranche A Exchange Note Purchase Agreement Obligations at such time, until the Outstanding Tranche A Exchange Note Purchase Agreement Obligations shall have been paid in full;

            THIRD, if there are any Outstanding Revolving Credit Facility Obligations (or if the Lenders shall have any remaining commitments to lend under the Credit Agreement), or if there are any Outstanding Term Facility Obligations or if there is any Unfunded LOC Exposure (or if the Lenders shall have any remaining commitments to participate in the issuance of Letters of Credit), to the Revolving Credit Facility Collateral Account, the Term Facility Collateral Account and the Letter of Credit Collateral Account pro rata in accordance with the respective amounts of such Outstanding Obligations; and

            FOURTH, the balance, if any, to the Company or such other person or persons as shall be entitled thereto.

      (d) All amounts deposited in any sub-account in the Letter of Credit Collateral Account shall be applied as provided in Sections 4.01(c) and (d).

      (e) Each Participating Creditor agrees that, notwithstanding any provision of this Agreement or the other Credit Transaction Documents, any sums and amounts received by such Participating Creditor pursuant to this Section 4.02 shall be applied to the payment of its Outstanding Obligations as follows:
FIRST, to the payment of all Outstanding Obligations owed to such Participating Creditor, other than principal, interest and obligations in respect of reimbursement of LC Disbursements; SECOND, to the payment of all Outstanding Obligations owed to such Participating Creditor consisting of accrued interest; and THIRD, to the payment of all Outstanding Obligations owed to such Participating Creditor consisting of principal and obligations in respect of reimbursement of LC Disbursements.

      (f) Each Lender in respect of the Outstanding Term Facility Obligations and each Tranche A Exchange Note Purchaser agrees that, notwithstanding any provision of this Agreement or the other Credit Transaction Documents, any sums and amounts received by such Participating Creditor pursuant to this Section
4.02 in respect of any Mortgaged Property that is subject to a Partial Mortgage shall be applied before the application of all other amounts received by such Participating Creditor to the payment of its Outstanding Obligations in the manner set forth in paragraph (e) above.

      SECTION 4.03. TIME OF PAYMENTS. Unless the Collateral Agent shall have received written instructions from the Majority Creditors as to the times at which any amounts are to be distributed pursuant to Section 4.02, all distributions under Section 4.02 shall be made at such times as the Collateral Agent shall in its sole discretion determine, subject to Section 4.04; PROVIDED that any distributions from the Revolving Credit Facility Collateral

Account, the Term Facility Collateral Account and the Tranche A Exchange Note Purchase Agreement Collateral Account shall be made substantially simultaneously.

      SECTION 4.04. APPLICATION OF AMOUNTS NOT DISTRIBUTABLE. If any Participating Creditor shall inform the Collateral Agent that there is no provision under the Credit Agreement or the Tranche A Exchange Note Purchase Agreements, as the case may be, for the application of amounts that are to be distributed to the parties to such Agreement pursuant to Section 4.02 (whether by virtue of the applicable Outstanding Obligations thereunder not being then due and payable or otherwise) or for the holding of such amounts by or on behalf of such parties pending application thereof, then the Collateral Agent shall invest the amounts in the applicable Collateral Account in investments permitted by Section 4.05 and shall hold such amounts and all proceeds of such investments in such Collateral Account for the benefit of such Participating Creditor until such Participating Creditor shall request the delivery thereof by the Collateral Agent for application against such Outstanding Obligations or shall notify the Collateral Agent that such Outstanding Obligations have been paid.

      SECTION 4.05. INVESTMENT OF AMOUNTS IN COLLATERAL ACCOUNTS. Pending the disbursement thereof pursuant to the terms of this Agreement, all amounts in the Collateral Accounts shall (to the extent the Collateral Agent deems practical) be invested by the Collateral Agent in Permitted Investments. The Collateral Agent shall, to the extent that the timing of distributions to be made from any Collateral Account is known or can be reasonably anticipated, select Permitted Investments for such Collateral Account that mature prior to the anticipated date of any distribution to be made from such Collateral Account. The Collateral Agent shall not discriminate between Collateral Accounts in the selection of Permitted Investments; PROVIDED that the foregoing shall not be construed to prevent the selection of longer-term investments for the Letter of Credit Collateral Account if distributions from such Account are expected to be made at a later date than distributions from the other Collateral Accounts.


                               ARTICLE V

                    CONCERNING THE COLLATERAL AGENT

      SECTION 5.01. APPOINTMENT OF COLLATERAL AGENT. Each of the Participating Creditors appoints Chase to act as Collateral Agent pursuant to the terms of the Support Documents and this Agreement and authorizes the Collateral Agent to execute and perfect the Support Documents in the name of and for the benefit of the Secured Parties, and Chase agrees to act as Collateral Agent for such Participating Creditors, pursuant to the terms of the Support Documents and this Agreement.

      SECTION 5.02. LIMITATIONS ON RESPONSIBILITY OF COLLATERAL AGENT. The Collateral Agent shall not be responsible in any manner whatsoever for the correctness of any recitals, statements, representations or warranties contained herein or in any other Credit Transaction Document, except for those expressly made by it herein. The Collateral Agent makes no representation as to the value or condition of the Collateral or any part thereof, as to the title of the Company, TA, National or TAFSI to the Collateral, as to the security afforded by this Agreement or any Support Document or, except as expressly set forth in
Article VI, as to the validity, execution, enforceability, legality or sufficiency of this Agreement or any other Credit Transaction Document, and the Collateral Agent shall incur no liability or responsibility in respect of any such matters. The Collateral Agent shall not be responsible for insuring the Collateral, for the payment of taxes, charges, assessments or liens upon the Collateral or otherwise as to the maintenance of the Collateral, except as provided in the immediately following sentence when the Collateral Agent has possession of the Collateral. The Collateral Agent shall have no duty to the Company, TA, National or TAFSI or to the Participating Creditors as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Collateral Agent or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto, except the duty to accord such of the Collateral as may be in its possession substantially the same care as it accords its own assets and the duty to account for monies received by it. The Collateral Agent shall not be required to ascertain or inquire as to the performance by the Company, TA, National or TAFSI of any of the covenants or agreements contained herein or in the other Credit Transaction Documents. Neither the Collateral Agent nor any officer, agent or representative thereof shall be personally liable for any action taken or omitted to be taken by any such person in connection with this Agreement or any other Credit Transaction Document except for its or such person's own gross negligence or wilful misconduct. Neither the Collateral Agent nor any officer, agent or representative thereof shall be personally liable for any action taken by it or any such person in accordance with any notice given by the requisite number of Participating Creditors hereunder entitled to give such notice, even if, at the time such action is taken by it or any such person, the Participating Creditors that gave the notice to take such action are no longer Participating Creditors and if the Collateral Agent has not received written notice of such fact. The Collateral Agent may execute any of the powers granted under this Agreement or any of the Support Documents and perform any duty hereunder or thereunder either directly or by or through agents or attorneys-in-fact, and shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care and without gross negligence or wilful misconduct.

      SECTION 5.03. RELIANCE BY COLLATERAL AGENT; INDEMNITY AGAINST LIABILITIES; ETC. (a) Whenever in the performance of its duties under this Agreement the Collateral Agent shall deem it necessary or desirable that a matter be proved or established with respect to the Company, TA, National, TAFSI or any other person in connection with the taking, suffering or omitting of any action hereunder by the Collateral Agent, such matter may be conclusively deemed to be proved or established by a certificate purporting to be executed by an officer of such person, and the Collateral Agent shall have no liability with respect to any action taken, suffered or omitted in reliance thereon.

      (b) The Collateral Agent may consult with counsel and shall be fully protected in taking any action hereunder in accordance with any advice of such counsel. The Collateral Agent shall have the right but not the obligation at any time to seek instructions concerning the administration of this Agreement, the duties created hereunder or the Collateral from any court of competent jurisdiction.

      (c) The Collateral Agent shall be fully protected in relying upon any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order or other paper or document that it believes to be genuine and to have been signed or presented by the proper party or parties. In the absence of its gross negligence or wilful misconduct or actual notice to the contrary, the Collateral Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificate or opinions furnished to the Collateral Agent in connection with this Agreement.

      (d) The Collateral Agent shall not be deemed to have actual, constructive, direct or indirect notice or knowledge of the occurrence of any Actionable Default unless and until the Collateral Agent shall have received a Notice of Actionable Default or a notice from the Company, TA, National or TAFSI to the Collateral Agent in its capacity as Collateral Agent indicating that an Actionable Default has occurred. The Collateral Agent shall have no obligation whatsoever either prior to or after receiving such a notice to inquire whether an Actionable Default has, in fact, occurred and shall be entitled to rely conclusively, and shall be fully protected in so relying, on any notice so furnished to it. The Collateral Agent may (but shall not be obligated to) take action hereunder on the basis of an Actionable Default of the type specified in clause (g) or (h) of Article VIII of the Credit Agreement or Section 10.01(g) or
(h) of the Tranche A Exchange Note Purchase Agreements regardless of whether the Collateral Agent has received any Notice of Actionable Default stating that such Actionable Default has occurred, PROVIDED that any such action taken by the Collateral Agent without direction from the Required Creditors shall be limited to actions that the Collateral Agent determines to be necessary to protect and preserve the Collateral and the rights of the Participating Creditors.

      (e) If the Collateral Agent has been requested to take any specific action pursuant to any provision of this Agreement, the Collateral Agent shall not be under any obligation to exercise any of the rights or powers vested in it by this Agreement in the manner so requested unless it shall have been provided indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by it in compliance with such request or direction.

      SECTION 5.04. RESIGNATION OF THE COLLATERAL AGENT. The Collateral Agent may at any time, by giving 30 days' prior written notice to the Company and each Participating Creditor, resign and be discharged from the responsibilities hereby created, such resignation to become effective upon the earlier of (a) the acceptance of the appointment of a successor pursuant to the next sentence of this Section or (b) the appointment of a successor by the Required Creditors (or, if a Co-Collateral Agent has been appointed pursuant to Section 5.07, then by the Required Lenders, as defined in the Credit Agreement) and the acceptance of such appointment by such successor. If no successor shall be appointed and approved pursuant to clause (b) above within 30 days after the date of any such resignation, the Collateral Agent may apply to any court of competent jurisdiction to appoint a successor to act until a successor shall have been appointed by the Required Creditors (or the Required Lenders, as applicable) as above provided or may, on behalf of the Participating Creditors, appoint a successor Collateral Agent. Any successor Collateral Agent shall be a bank with an office in New York, New York, having a combined capital and surplus of at least $500,000,000 that is authorized to perform the functions of the Collateral Agent hereunder.

      SECTION 5.05. EXPENSES AND INDEMNIFICATION BY COMPANY. By countersigning this Agreement, the Company agrees (a) to reimburse the Collateral Agent, on demand, for any expenses incurred by the Collateral

Agent, including counsel fees, other charges and disbursements and compensation of agents, arising out of, in any way connected with, or as a result of, the execution or delivery of this Agreement or any Support Document or any agreement or instrument contemplated hereby or thereby or the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or in connection with the enforcement or protection of the rights of the Collateral Agent and the Participating Creditors under this Agreement and the Support Documents and (b) to indemnify and hold harmless the Collateral Agent and its directors, officers, employees and agents, on demand, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Collateral Agent in its capacity as the Collateral Agent or any of them in any way relating to or arising out of this Agreement or any Support Document or any action taken or omitted by them under this Agreement or any Support Document, PROVIDED that the Company shall not be liable to the Collateral Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or wilful misconduct of the Collateral Agent or any of its directors, officers, employees or agents.

      SECTION 5.06. EXPENSES AND INDEMNIFICATION BY LENDERS AND TRANCHE A EXCHANGE NOTE PURCHASERS. Each Lender and Tranche A Exchange Note Purchaser agrees (a) to reimburse the Collateral Agent, on demand, in the amount of its pro rata share (based on the amount of its Voting Obligations), for any expenses referred to in Section 5.05 that shall not have been reimbursed by the Company, TA, National or TAFSI or paid from the proceeds of Collateral as provided herein and (b) to indemnify and hold harmless the Collateral Agent and its directors, officers, employees and agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements referred to in Section 5.05, to the extent the same shall not have been reimbursed by the Company, TA, National or TAFSI or paid from the proceeds of Collateral as provided herein; PROVIDED that no Lender or Tranche A Exchange Note Purchaser shall be liable to the Collateral Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or wilful misconduct of the Collateral Agent or any of its directors, officers, employees or agents.

      SECTION 5.07. CO-COLLATERAL AGENT. (a) If an Actionable Default has occurred and remains continuing for a period in excess of 30 days, then Tranche A Exchange Note Purchasers holding 66-2/3% of the Voting Tranche A Exchange Note Purchase Agreement Obligations may, by notice to the Collateral Agent, appoint a co-collateral agent (a "CO-COLLATERAL AGENT"), which shall be an institution that would otherwise qualify as a successor Collateral Agent. Except as set forth below, any Co-Collateral Agent so appointed shall have all the rights, powers, duties and obligations of the Collateral Agent. Upon the appointment of a Co-Collateral Agent, except as expressly provided below, all rights, powers, duties and obligations of the Collateral Agent hereunder shall be exercised and performed jointly by the Collateral Agent and the Co-Collateral Agent (or by one of such Agents with the consent of the other). The Collateral Agent shall execute and deliver all such instruments and agreements as shall be necessary or proper to provide to any Co-Collateral Agent joint rights and powers with respect to the Collateral.

      (b) Any Co-Collateral Agent shall, to the extent permitted by law, be appointed and act as such, subject to the following provisions and conditions:

               (i)all rights, powers, duties and obligations conferred upon the Collateral Agent in respect of the custody, control and management of moneys, papers or securities shall be exercised solely by the Collateral Agent; and

               (ii)all other rights, powers, duties and obligations conferred upon the Collateral Agent or the Co-Collateral Agent shall be exercised jointly by the Co-Collateral Agent and the Collateral Agent (or by one of such Agents with the consent of the other).

      (c) Neither the Collateral Agent nor the Co-Collateral Agent shall be liable by reason of any act or omission of the other.

      (d) If a Co-Collateral Agent is appointed, each reference to the "COLLATERAL AGENT" in any Credit Transaction Document shall be deemed to refer to the Collateral Agent and the Co-Collateral Agent jointly, unless the context clearly indicates otherwise.

                               ARTICLE VI

                     REPRESENTATIONS AND WARRANTIES

      The Collateral Agent and each Participating Creditor represents and warrants to the other parties hereto that (a) the execution, delivery and performance of this Agreement (i) have been duly authorized by all requisite corporate action on its part and (ii) will not contravene any provision of its charter or by-laws or any order of any court or other Governmental Authority having applicability to it or any applicable law and (b) this Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligation.

                              ARTICLE VII

                       INTERCREDITOR ARRANGEMENTS

      SECTION 7.01. SECURITY INTERESTS. The Collateral Agent and each of the Participating Creditors hereby agrees that the liens and security interests granted to the Collateral Agent under the Security Documents, and the guarantees provided under the Guarantee Agreement, shall be treated, as among the Participating Creditors, as having equal priority and shall at all times be shared by the Participating Creditors as provided herein. Any and all amounts required to be provided as cash collateral for Unfunded LOC Exposure pursuant to
Section 3.06 of the Credit Agreement shall be deemed to be Collateral for purposes of this Agreement. In addition, amounts held in escrow with the Collateral Agent as contemplated by Section 10.16 of the Credit Agreement and
Section 8 of the Tranche A Exchange Note Purchase Agreements shall be deemed to be Collateral for purposes of this Agreement.

      SECTION 7.02. TURNOVER OF COLLATERAL AND CERTAIN PAYMENTS. (a) If any Participating Creditor (i) acquires custody, control or possession of any Collateral or proceeds therefrom or (ii) receives any payment at any time that an Actionable Default has occurred and is continuing pursuant to enforcement of the Guarantee Agreement or the Subordinated Note Indenture (or any agreement governing any Subordinated Note Refinancing Indebtedness), in each case other than pursuant to the terms of this Agreement, then such Participating Creditor shall promptly cause such Collateral, proceeds or payments to be delivered to or put in the custody, possession or control of the Collateral Agent for disposition or distribution in accordance with the provisions of Sections 4.01 and 4.02. Until such time as the provisions of the immediately preceding sentence have been complied with, such Participating Creditor shall be deemed to hold such Collateral, proceeds or payments in trust for the parties entitled thereto hereunder. Notwithstanding the foregoing, subject to paragraph (b) below, no Participating Creditor shall be required to deliver to or put in the custody, possession or control of the Collateral Agent or to hold in trust as specified in the preceding sentence any amount of any Outstanding Obligation paid or prepaid by the Company to it (and not obtained by it through any sale of or other realization upon any Collateral or by enforcement of its rights under the Guarantee Agreement or the Subordinated Note Indenture (or any agreement governing any Subordinated Note Refinancing Indebtedness) as provided herein and in the Support Documents) in accordance with the terms of the Credit Agreement or the Tranche A Exchange Note Purchase Agreements, as applicable.

      (b) In the event that any Payment Default occurs and continues unremedied for three Business Days, the Collateral Agent shall, promptly following receipt of notice or actual knowledge thereof, notify all Participating Creditors of (i) such Payment Default, (ii) the amount and nature thereof, (iii) the date on which the payment was due that is the subject of such Payment Default and (iv) their obligations under this paragraph (b). Each Participating Creditor agrees that, in the event that it receives any payment (other than pursuant to this Agreement) in respect of its Outstanding Obligations at any time that any other Participating Creditor's Outstanding Obligations, or any part thereof, are due and payable but have not been paid (any such payment so received being referred to as a "NON-PRO-RATA PAYMENT"), then, promptly following receipt of any notice pursuant to the preceding sentence (and thereafter promptly following any receipt of a Non-Pro-Rata Payment), such Participating Creditor will deliver such payment to the Collateral Agent for deposit in a special collateral account (the "SPECIAL COLLATERAL ACCOUNT"), and such amounts shall be retained in the Special Collateral Account until distributed as described below. In the event that all Payment Defaults are cured, the Collateral Agent shall return all amounts on deposit in the Special Collateral Account to the Participating Creditors from which such amounts were received, together with their pro rata share of any earnings thereon from the investment of such amounts. In the event that, prior to the return of amounts on deposit in the Special Collateral Account to the applicable Participating Creditors as provided herein, all the Outstanding Credit Agreement Obligations or all the Outstanding Tranche A Exchange Note Purchase Agreement Obligations are declared due and payable as provided in Section 7.06, all amounts on deposit in the Special Collateral Account shall be allocated and applied as Collateral pursuant to Article IV. In the event that any Payment Default occurs and remains continuing for more than 30 days without all the Outstanding Credit Agreement Obligations and Outstanding Tranche A Exchange Note Purchase Agreement Obligations having been declared due and payable, then the Collateral Agent shall apply the amounts then on deposit in the Special Collateral Account to pay (and shall continue to apply Non-Pro-Rata Payments thereafter received by it to pay) Outstanding Obligations that are then due and payable pro rata in accordance with the amounts so due and payable, PROVIDED that the foregoing shall not relieve any Participating Creditor from its obligation to deliver to the Collateral Agent any Non-Pro-Rata Payment received by it while any Payment Default remains continuing. By its execution hereof, the Company agrees that any amounts paid to a Participating Creditor in respect of any Outstanding Obligation shall not relieve the Company from liability in respect of such Outstanding Obligation to the extent that such amounts are distributed to other Participating Creditors pursuant to this paragraph.

      SECTION 7.03. SETOFFS. If any Participating Creditor exercises any right of setoff or similar right with respect to any assets (regardless of whether such assets shall constitute Collateral) of the Company, TA, National or TAFSI for payment of any Outstanding Obligations at any time that an Actionable Default has occurred and is continuing, the amounts so set off shall constitute Collateral for purposes of this Agreement and such Participating Creditor shall promptly cause such amounts to be delivered to or put in the custody, possession or control of the Collateral Agent for disposition or distribution in accordance with the provisions of Sections 4.01 and 4.02. Until such time as the provisions of the immediately preceding sentence have been complied with, such Participating Creditor shall be deemed to hold such Collateral in trust for the parties hereto entitled thereto hereunder.

      SECTION 7.04. AMENDMENT OF CERTAIN PROVISIONS OF THE CREDIT AGREEMENT AND THE TRANCHE A EXCHANGE NOTE PURCHASE AGREEMENTS. (a) The Lenders agree that, after the date hereof, they shall not, without prior notice to the Tranche A Exchange Note Purchasers and without the prior written consent of Tranche A Exchange Note Purchasers holding Voting Tranche A Exchange Note Purchase Agreement Obligations representing at least 51% of the Voting Tranche A Exchange Note Purchase Agreement Obligations, amend or revise the Credit Agreement in any manner that would:

               (i)change the date or amount of any scheduled principal payment or prepayment;

               (ii)alter the provisions of Section 2.13 of the Credit Agreement to provide for (A) any additional mandatory principal prepayment or (B) the payment of any premium in connection with any mandatory prepayment;

               (iii)adjust the method or formula by which the interest due on the Loans is determined so as to increase the effective interest rate, except for adjustments made pursuant to Sections 2.06, 2.07, 2.08, 2.14 and 2.15 of the Credit Agreement;

               (iv)adjust the method of calculating any Commitment Fee or other fee provided for in the Credit Agreement in any manner that would have the effect of increasing the amount thereof;

               (v)alter any of the covenants set forth in Article VI or Article VII of the Credit Agreement in a manner that would make it materially more difficult for the Company to comply with or remain in compliance with those covenants, or add additional financial covenants in Article VII to the Credit Agreement;

               (vi)place restrictions upon the Company's making any payment or prepayment on the Tranche A Exchange Notes, other than the restrictions currently set forth in Sections 2.12 and 2.13 of the Credit Agreement;

               (vii)alter the definition of the term "Pro Rata Share";

               (viii)alter Article VIII of the Credit Agreement (or any defined term used in such Article VIII) in a manner that would (A) make it materially more likely that any of the events set forth therein will occur, (B) add additional events thereto or (C) add additional rights or remedies that would result from the occurrence of any of the events set forth therein; or

               (ix)alter the definition of the term "Required Lenders"; or

               (x)alter the provisions of Section 2.13 of the Credit Agreement in any manner adverse to the interests of the Tranche A Exchange Note Purchasers including any amendment to lengthen the offering period, if any, in respect of a Prepayment Event set forth therein or any amendment to the treatment of rejected or deemed rejected offers contemplated therein.

      (b) The Tranche A Exchange Note Purchasers agree that, after the date hereof, they shall not, without prior notice to the Lenders and without the prior written consent of Lenders holding Voting Credit Agreement Obligations representing at least 51% of the Voting Credit Agreement Obligations, amend or revise any Tranche A Exchange Note Purchase Agreement in any manner that would:

               (i) change the date or amount of any scheduled principal payment or prepayment;

               (ii) alter the provisions of Section 5 of the Tranche A Exchange Note Purchase Agreements to provide for (A) any additional mandatory principal prepayment or (B) the payment of any premium (including a Make-Whole Premium or Break Funding Cost) in connection with any mandatory prepayment;

               (iii) increase the stated interest rate or default interest rate borne by the Tranche A Exchange Notes except for adjustments made pursuant to Section 1.4 of the Tranche A Exchange Note Purchase Agreements;

               (iv) alter the definition of the term of "Make-Whole" Premium, Break Funding Cost or "Additional Amount" provided for in the Tranche A Exchange Note Purchase Agreements in any manner that would have the effect of increasing the amount thereof;

               (v) alter any of the covenants set forth in Section 6 or 7 of the Tranche A Exchange Note Purchase Agreements in a manner that would make it materially more difficult for the Company to comply with or remain in compliance with those covenants or add additional financial covenants in
      Section 7 of the Tranche A Exchange Note Purchase Agreements;

               (vi) place restrictions upon the Company making any payment or prepayment on the Loans or the Swingline Loans other than the restrictions currently set forth in Section 7.9 of the Tranche A Exchange Note Purchase Agreements;

               (vii) alter the definition of the term "Pro Rata Share";

            (viii) alter Section 10 of the Tranche A Exchange Note Purchase Agreements (or any defined terms used in such section) in a manner that would (A) make it materially more likely that any of the events set forth therein will occur, (B) add additional events thereto or (C) add additional rights or remedies that would result from the occurrence of any of the events set forth therein;

               (ix) alter the definition of the term "Required Holders";

               (x) alter Section 5.3 of the Tranche A Exchange Note Purchase Agreement in any manner adverse to the interests of the Credit Agreement Creditors including any amendment to lengthen the offering period in respect of a Prepayment Event set forth therein or any amendment to the treatment of rejected or deemed rejected offers contemplated therein; or

               (xi) alter Section 5.4 of the Tranche A Exchange Note Purchase Agreements or the definition of the term "Change in Control" (or any defined terms used in Section 5.4 or such definition) in a manner that would make it materially more likely that any Change in Control or Change in Control Prepayment Date will occur or that would add additional rights or remedies that would result from the occurrence of any Change in Control.

      SECTION 7.05. RELEASE OF COLLATERAL. (a) In connection with any sale, transfer or disposition of any Collateral that is permitted by the Credit Agreement and the Tranche A Exchange Note Purchase Agreements (or is contemplated in Section 7.12 of the Security Agreement and Section 3.05 of the Mortgages), or approved by the Required Creditors, the Participating Creditors agree that any Liens on such Collateral created pursuant to the Security Documents will be released upon the delivery of evidence satisfactory to the Collateral Agent that such sale, transfer or disposition is in compliance with the requirements of such agreements (or the terms of any such approval by the Required Creditors) and the proceeds of such transaction have been or will be applied to the extent required as set forth in Section 2.13(b) of the Credit Agreement and Section 5.3 of the Tranche A Exchange Note Purchase Agreements (or any applicable terms of any such approval).

      (b) Collateral may be released in connection with the exercise of any rights, powers or remedies by the Collateral Agent pursuant to and in accordance with Section 3.02 and such release shall not require any approval under this
Section 7.05.

      (c) The Participating Creditors hereby authorize the Collateral Agent to execute releases and other documents in form and substance satisfactory to the Collateral Agent in respect of any release of Collateral permitted under this
Section 7.05.

      SECTION 7.06. ACCELERATION. The Credit Agreement Creditors and the Tranche A Exchange Note Purchasers hereby covenant and agree that, notwithstanding any contrary provisions of the Credit Transaction Documents, as long as this Agreement is in effect, (a) the Loans and the Swingline Loans may not be declared to be due and payable and the Commitments may not be terminated pursuant to Article VIII of the Credit Agreement unless (i) the Agent or the Required Lenders shall notify the Company and the Collateral Agent of such declaration and termination in writing at any time that an Actionable Default under the Credit Agreement has occurred and is continuing and (ii) at least 10 days shall have passed since the time of the giving of such notice and (b) the Tranche A Exchange Notes may not be declared to be due and payable pursuant to
Section 10.1 of the Tranche A Exchange Note Purchase Agreements unless (i) the Required Holders (as defined in the Tranche A Exchange Note Purchase Agreements) shall notify the Company, the Collateral Agent and the Agent of such declaration in writing at any time that an Actionable Default under the Tranche A Exchange Note Purchase Agreements has occurred and is continuing and (ii) at least 10 days shall have passed since the giving of such notice; PROVIDED, HOWEVER, that
(i) the foregoing shall not affect the consequences specified under the Credit Agreement and the Tranche A Exchange Note Purchase Agreements in respect of an Actionable Default with respect to the Company described in paragraph (g) or (h) of Article VIII of the Credit Agreement or Section 10.1(g) or (h) of the Tranche A Exchange Note Purchase Agreements, (ii) the foregoing shall not affect the rights of any Tranche A Exchange Note Purchaser to declare its Tranche A Exchange Notes to be due and payable in accordance with the Tranche A Exchange Note Purchase Agreements in the event of a Payment Default in respect of such Tranche A Exchange Notes or the obligation of the Company to purchase Tranche A Exchange Notes in the event of a Change in Control, as defined in the Tranche A Exchange Note Purchase Agreements, (iii) the foregoing shall not affect the rights of the Agent to declare the Loans and the Swingline Loans or any of them to be due and payable and to terminate the Commitments and the LC Commitment in accordance with Article VIII of the Credit Agreement in the event of a Payment Default in respect of any of the Outstanding Credit Agreement Obligations or in the event of a Change in Control, as defined in the Credit Agreement, (iv) if the Tranche A Exchange Notes, or any of them, or the Loans and the Swingline Loans, or any of them, are declared to be due and payable in accordance herewith as a result of any Actionable Default, then the foregoing shall not affect the rights of any Tranche A Exchange Note Purchaser or the Agent to declare the balance of the Tranche A Exchange Notes or any of them or the balance of the Loans and the Swingline Loans or any of them to be due and payable and to terminate the Commitments and the LC Commitment, (v) the Commitments and the LC Commitment shall automatically terminate if and when the Loans and the Swingline Loans are declared to be due and payable in accordance with this Section 7.06,
(vi) solely for purposes of an action under this Section 7.06 to declare the Loans and the Tranche A Exchange Notes to be due and payable, the aggregate unused amount of the Commitments shall not constitute Voting Credit Agreement Obligations and (vii) the provisions of this Section 7.06 may be waived with the consent of each Lender and Tranche A Exchange Note Purchaser.

      SECTION 7.07. ADDITIONAL COLLATERAL. Each of the Participating Creditors hereby covenants and agrees that it (a) will not accept any guarantee of any of the Obligations by TA or National unless such guarantee is provided pursuant to the Guarantee Agreement or otherwise guarantees the payment of all the Obligations on a PARI PASSU basis and (b) will not take any security interest in or Lien on any assets of TA, National or TAFSI or the Company to secure any of the Obligations unless such security interest or Lien secures the payment of all the Obligations on a PARI PASSU basis pursuant to the Security Documents.

      SECTION 7.08. SUBORDINATED DEBT DOCUMENTS. (a) Each of the Participating Creditors hereby covenants and agrees that the Collateral Agent shall be the authorized representative of such Participating Creditor in respect of the Subordinated Notes and Subordinated Note Refinancing Indebtedness.

      (b) Each of the Participating Creditors covenants and agrees that the Collateral Agent shall have the sole right (i) to give any notice under the Subordinated Note Indenture and under any contract or agreement governing any Subordinated Note Refinancing Indebtedness and (ii) to file proofs of claims under the Subordi-nated Note Indenture or any contract or agreement governing any Subordinated Note Refinancing Indebtedness. The Collateral Agent agrees that it will not take any action in respect of the Subordinated Note Indenture or any contract or agreement governing any Subordinated Note Refinancing Indebtedness in an aggregate unpaid principal amount of $[1,000,000], except in accordance with instructions from the Required Creditors.

      SECTION 7.09. PURCHASE OF COLLATERAL. Any Participating Creditor may purchase Collateral at any public sale of such Collateral pursuant to any of the Security Documents and may make payment on account thereof by using any Outstanding Obligation then due and payable to such Participating Creditor from the person that granted a security interest in such Collateral as a credit against the purchase price to the extent, but only to the extent, approved by the Required Creditors.

      SECTION 7.10. FURTHER ASSURANCES, ETC. Each party hereto shall execute and deliver such other documents and instruments, in form and substance reasonably satisfactory to the other parties hereto, and shall take such other action, in each case as any other party hereto may reasonably have requested (at the cost and expense of the Company which, by countersigning this Agreement, agrees to pay such costs and expenses), to effectuate and carry out the provisions of this Agreement, including by recording or filing in such places as the requesting party may deem desirable, this Agreement or such other documents or instruments.

      SECTION 7.11. SOLICITATIONS. By countersigning this Agreement, the Company agrees that it will not, and will not permit any person acting on its behalf to, solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement or any other Credit Transaction Document (other than in connection with matters not requiring the consent or approval of any particular class or group of Participating Creditors, in which case this sentence shall not apply to such class or group) unless each Participating Creditor shall be informed thereof by the Company and shall be afforded the opportunity of considering the same and shall be supplied by the Company with sufficient information to enable it to make an informed decision with respect thereto. Executed or true and correct copies of any amendment, waiver or consent effected pursuant to the provisions of this Agreement shall be delivered by the Company to each Participating Creditor forthwith following the date on which the same shall have been executed and delivered by the required percentage of the Participating Creditors. By countersigning this Agreement, the Company agrees that it will not, and will not permit any person acting on its behalf to, directly or indirectly, pay or cause to be paid any remuneration, whether by way of purchase of all or any part of any Tranche A Exchange Note or Loan or Swingline Loan or payment of any supplemental or additional interest, fee or otherwise, to any Participating Creditor as consideration for or as an inducement to the entering into by any Participating Creditor of any waiver or amendment of any of the terms and provisions of this Agreement or any other Credit Transaction Document (other than in connection with matters not requiring the consent or approval of any particular class or group of Participating Creditors, in which case this sentence shall not apply to such class or group) unless such remuneration is concurrently paid, on the same terms, ratably to each Participating Creditor that shall consent to such waiver or amendment.


                              ARTICLE VIII

            APPROVAL BY THE COMPANY, TA, NATIONAL AND TAFSI


      By entering into the Support Documents, each of the Company, TA, National and TAFSI, although not a party hereto, acknowledges and consents to and agrees to perform and be bound by the provisions hereof.


                               ARTICLE IX

                             MISCELLANEOUS


      SECTION 9.01. NO INDIVIDUAL ACTION. No Participating Creditor may require the Collateral Agent to take or refrain from taking any action hereunder or under any of the Support Documents or with respect to any of the Collateral except as and to the extent expressly set forth in this Agreement.

      SECTION 9.02. SUCCESSORS AND ASSIGNS. (a) This Agreement shall be binding on and inure to the benefit of the Collateral Agent, each of the Participating Creditors and their respective successors and permitted assigns (including any assignee of any Lender in accordance with the Credit Agreement and the holders from time to time of the Tranche A Exchange Notes); PROVIDED, HOWEVER, that, except as provided in the next sentence, no Credit Agreement Creditor or Tranche A Exchange Note Purchaser may assign its rights or obligations hereunder. The rights and obligations of any Credit Agreement Creditor or Tranche A Exchange Note Purchaser under this Agreement shall be assigned automatically, without the need for the execution of any document or any other action, to, and the term "CREDIT AGREEMENT CREDITOR" or "TRANCHE A EXCHANGE NOTE PURCHASER" as used in this Agreement shall include, any assignee, transferee or successor of such Participating Creditor under the Credit Agreement or any Tranche A Exchange Note Purchase Agreement, as the case may be, in accordance with the terms of and upon the effectiveness of an assignment pursuant to Section 10.04 of the Credit Agreement (in the case of a Lender), Article IX of the Credit Agreement (in the case of the Agent), Section 3.09 of the Credit Agreement (in the case of the Fronting Bank) or Section 2.21 of the Credit Agreement (in the case of the Swingline Lender) or a transfer of Tranche A Exchange Notes pursuant to Section 11 of any Tranche A Exchange Note Purchase Agreement, as the case may be, and any such assignee, transferee or successor shall automatically become a party to this Agreement. In addition to the foregoing, the lender(s) or purchaser(s) in respect of any Tranche A Exchange Note Refinancing Indebtedness or Credit Agreement Refinancing Indebtedness shall be considered to be an assignee or successor of the Tranche A Exchange Note Purchasers or the Credit Agreement Creditors, as the case may be, in the event that such refinancing creditors agree with the Credit Agreement Creditors or Tranche A Exchange Note Purchasers, as the case may be, to continue the effectiveness of this Agreement in connection with the issuance of any such refinancing Indebtedness. If required by any party to this Agreement (including in connection with the issuance of any refinancing Indebtedness as contemplated above), such assignee, transferee or successor shall execute and deliver to the other parties to this Agreement a written confirmation of its assumption of the obligations of the assignor or transferor hereunder. Each of the Credit Agreement Creditors and the Tranche A Exchange Note Purchasers agrees that it shall deliver a complete copy of this Agreement to any potential assignee, transferee or successor of such Credit Agreement Creditor or Tranche A Exchange Note Purchaser prior to the execution of any such assignment or transfer. Any Lender or Tranche A Exchange Note Purchaser may, without the consent of the other Credit Agreement Creditors and Tranche A Exchange Note Purchasers, sell one or more participations in the Loans, the Swingline Loans or Letters of Credit or the Tranche A Exchange Notes, as the case may be, held by it or issued pursuant to the terms and conditions of the Credit Agreement or the Tranche A Exchange Note Purchase Agreement, as the case may be; PROVIDED, HOWEVER, that (except as otherwise specified herein) each of the Credit Agreement Creditors and the Tranche A Exchange Note Purchasers shall remain liable to each other for the full performance of their obligations hereunder with the same effect as though no such participation had been sold and as though any and all amounts, payments or security received by a participant with whom it dealt in respect of the loan or note participation were received by such party and shall continue to deal solely and directly with each other with respect to their respective rights and obligations under this Agreement. Except as specifically set forth above and in paragraph (b) below, this Agreement is not intended to confer any benefit on, or create any obligation of the Collateral Agent or any Participating Creditor to, the Company, TA, National, TAFSI or any third party.

      (b) The provisions of Sections 7.04, 7.05 and 7.06 (and the provisions of this paragraph (b) and clause (iii) of Section 9.06) are intended to confer a benefit upon the Company and shall be enforceable by the Company.

      SECTION 9.03. NOTICES. Notices and other communications provided for herein or in any Support Document shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telex, graphic scanning or other telegraphic communications equipment of the sending party, as follows:

            (a) if to any Credit Agreement Creditor, to it as set forth on
      Schedule I;

            (b) if to any Tranche A Exchange Note Purchaser, to it as set forth on Schedule II;

            (c) if to the Collateral Agent, to it as set forth with respect to the Agent on Schedule I; and

            (d) if to the Company, TA, National or TAFSI, to it as specified in the Credit Agreement or the Tranche A Exchange Note Purchase Agreement.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telex, graphic scanning or other telegraphic communications equipment of the sender, or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.03 or in accordance with the latest unrevoked direction from such party given in accordance with this
Section 9.03 (each such unrevoked direction from any Credit Agreement Creditor or Tranche A Exchange Note Purchaser or any assignee or successor of either shall be deemed to be an amendment of and to be listed on Schedule I or II, as the case may be).

      SECTION 9.04. TERMINATION. (a) This Agreement shall terminate automatically upon the indefeasible payment in full of the Outstanding Credit Agreement Obligations or the Outstanding Tranche A Exchange Note Purchase Agreement Obligations; PROVIDED, HOWEVER, that (a) Articles I, II, III, IV, V, VIII and IX, and Sections 7.01, 7.02, 7.03, 7.05, 7.07, 7.08 and 7.10, shall survive, and remain operative and in full force and effect, as long as there are any Outstanding Obligations that are secured by any of the Security Documents or guaranteed pursuant to the Guarantee Agreement and (b) this Section 9.04 and Sections 5.05, 5.06 and 9.05 of this Agreement shall survive, and remain operative and in full force and effect, regardless of the termination of this Agreement.

      (b) Notwithstanding the provisions of paragraph (a) above, this Agreement shall not terminate if (i) the Company shall have in connection with the indefeasible payment in full of the Outstanding Credit Agreement Obligations or the Outstanding Tranche A Exchange Note Purchase Agreement Obligations, as the case may be, issued Credit Agreement Refinancing Indebtedness or Tranche A Exchange Note Refinancing Indebtedness and (ii) the Company, TA, National, TAFSI, the Tranche A Exchange Note Purchasers or the Credit Agreement Creditors, as applicable, and such refinancing creditors shall have elected to continue the effectiveness of this Agreement. For purposes of this Agreement, such refinancing creditors as contemplated in Section 9.02(a) shall be considered to be assignees or successors to the exiting creditors and all references herein to the exiting creditors and the Obligations owed thereto shall be deemed to constitute references to the related refinancing creditors and the Obligations owed thereto.

      SECTION 9.05. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

      SECTION 9.06. MODIFICATION OF AGREEMENT. No modification or amendment of any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed by the Required Lenders (as defined in the Credit Agreement) and the Required Holders (as defined in the Tranche A Exchange Note Purchase Agreements); PROVIDED, HOWEVER, that (a) no such modification or amendment shall adversely affect any of the Collateral Agent's rights, immunities or rights to indemnification hereunder or under any Support Document or expand its duties hereunder or under any Support Document, without the prior written consent of the Collateral Agent, (b) no such modification or amendment shall modify any provision hereof that is intended to provide for the equal and ratable security of all Outstanding Obligations without the prior written consent of all Participating Creditors, (c) no such modification or amendment shall be made to Section 7.04, 7.05 or 7.06, or to the definition of the term "Required Creditors" or "Majority Creditors" for purposes of such Sections, or to Section 9.02(b) or to this clause (c), without the prior written consent of the Company and (d) no such modification or amendment shall change the definition of the term "Required Creditors" or "Majority Creditors" or this Section or Section 3.02, 7.02, 7.03, 7.04, 7.05 or 7.06 without the prior written consent of each Lender and Tranche A Exchange Note Purchaser. No waiver of any provision of this Agreement and no consent to any departure by any party hereto from the provisions hereof shall be effective unless such waiver or consent shall be set forth in a written instrument executed by the party against which it is sought to be enforced, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in the same, similar or other circumstances.

      SECTION 9.07. WAIVER OF RIGHTS. Neither any failure nor any delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, and a single or partial exercise thereof shall not preclude any other or further exercise or the exercise of any other right, power or privilege.

      SECTION 9.08. SEVERABILITY. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

      SECTION 9.09. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument.

      SECTION 9.10. SECTION HEADINGS. The Article and Section headings used herein are for convenience of reference only and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

      SECTION 9.11 INCORPORATION BY REFERENCE. Section 2.13(g) of the Credit Agreement and Section 5.3(e) of the Tranche A Exchange Note Purchase Agreements are hereby incorporated by reference and the Collateral Agent and the Participating Creditors hereby agree to be bound by such provisions as if such provisions were included herein.

      SECTION 9.12. COMPLETE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior representations, negotiations, writings, memoranda and agreements. To the extent any provision of this Agreement conflicts with any other Credit Transaction Document, the provisions of this Agreement shall be controlling.

      IN WITNESS WHEREOF, the Collateral Agent, the Credit Agreement Creditors and the Tranche A Exchange Note Purchasers have caused this Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.



                              THE CHASE MANHATTAN BANK, as Agent,
                              Collateral Agent, Fronting Bank and a Lender,

                                by
                                  ---------------------------------
                                  Name:
                                  Title:




Countersigned by:

TRAVELCENTERS OF AMERICA, INC.,

  by
    ------------------------------
    Name:
    Title:


TA OPERATING CORPORATION,

  by
    ------------------------------
    Name:
    Title:


NATIONAL AUTO/TRUCKSTOPS, INC.,

  by
    ------------------------------
    Name:
    Title:


TA FRANCHISE SYSTEMS INC.,

  by
    ------------------------------
    Name:
    Title:

                                                               EXHIBIT I





                      MORTGAGE, SECURITY AGREEMENT
                   AND ASSIGNMENT OF LEASES AND RENTS


                        THIS MORTGAGE, SECURITY AGREEMENT AND ASSIGNMENT OF
                  LEASES AND RENTS dated as of March 27, 1997 (this "Mortgage"), by [MORTGAGOR], a Delaware corporation, having an office at
                  [                 ] (the "Mortgagor"), to THE CHASE MANHATTAN
                  BANK ("Chase"), as Collateral Agent for the Agent, the Lenders, the Swingline Lender, the Fronting Bank and the Tranche A Exchange Note Purchasers (all such terms as defined herein), having an office at 270 Park Avenue, New York, New York 10017 (the "Mortgagee");


                            WITNESSETH THAT:

            A. Pursuant to the Credit Agreement among TravelCenters of America, Inc. (the "Borrower"), the Lenders and Chase, as Agent, as Swingline Lender and as Fronting Bank, dated as of March 21, 1997 (the "Credit Agreement"), and pursuant to the several Senior Secured Note Exchange Agreements, each dated as of March 21, 1997, among the Borrower and the Tranche A Exchange Note Purchasers listed on Schedule I thereto (the "Tranche A Exchange Note Purchase Agreements"), (a) Mortgagee, the Lenders, the Swingline Lender and the Fronting Bank, respectively, have loaned or agreed to loan or issue to the Borrower (i) on a term basis by the Lenders, Term Loans in an aggregate principal amount not to exceed $80,000,000, (ii) on a revolving basis by the Lenders, Revolving Loans at any time and from time to time prior to the seventh anniversary of the date hereof, an aggregate principal amount (subject to reduction pursuant to the terms and provisions of the Credit Agreement) not in excess of $40,000,000 (less the amount of any Swingline Loans and Letters of Credit), (iii) on a revolving basis by the Swingline Lender, Swingline Loans in an aggregate principal amount at any time not in excess of $5,000,000 and (iv) Letters of Credit by the Fronting Bank, upon terms and subject to the conditions of the Credit Agreement, in an aggregate face amount at any time outstanding not in excess of $20,000,000, and (b) said Tranche A Exchange Note Purchasers have agreed to accept $85,500,000 in aggregate principal amount of the Tranche A Exchange Notes in exchange for (i) $65,000,000 aggregate principal amount of the outstanding National Senior Notes and (ii) $20,500,000 aggregate principal amount of the outstanding TA Senior Notes. Capitalized terms used herein and not defined herein shall have the meanings set forth in the Credit Agreement.

            B. Mortgagor is a wholly owned Subsidiary of the Borrower and will derive substantial benefit from the making of the Loans by the Lenders, the making of the Swingline Loans by the Swingline Lender, the issuance of Letters of Credit by the Fronting Bank and the acceptance of the Tranche A Exchange Notes by the Tranche A Exchange Note Purchasers. In order to induce the Lenders to make Loans, the Swingline Lender to make Swingline Loans, the Fronting Bank to issue Letters of Credit and the Tranche A Exchange Note Purchasers to accept the Tranche A Exchange Notes, the Mortgagor has agreed to guarantee pursuant to the Guarantee Agreement the Obligations (as defined in the Credit Agreement)(the due and punctual payment and performance of the covenants, agreements, obligations and liabilities of the Mortgagor under the Guarantee Agreement, this Mortgage and the other Loan Documents are herein referred to as the "Guarantee Obligations").

            C. The proceeds of the Term Loans will be used by the Borrower (a) to repay in full the Existing Indebtedness, including accrued interest, (b) to fund certain operator lease repurchase costs (including the repurchase of all shares of the Borrower's Class A Common Stock held by such operators), inventory purchases and anticipated capital expenditures of the Borrower and its Subsidiaries and (c) to pay the fees and expenses incurred in connection with the Transactions and to pay certain other related expenses. The proceeds of the Revolving Loans and the Swingline Loans will be used for the general corporate purposes of the Borrower. Letters of Credit will be used by the Borrower for general corporate purposes in the ordinary course of the Borrower's business. The Tranche A Exchange Notes will be issued in exchange for (a) $65,000,000 aggregate principal amount of the outstanding National Senior Notes and (b) $20,500,000 aggregate principal amount of the outstanding TA Senior Notes.

            D. The obligations of the Lenders to make Loans, of the Fronting Bank to issue Letters of Credit and of the Swingline Lender to make Swingline Loans under the Credit Agreement and the obligations of the Tranche A Exchange Note Purchasers to accept the Tranche A Exchange Notes under the Tranche A Exchange Note Purchase Agreements are conditioned upon, among other things, the execution and delivery by the Mortgagor of this Mortgage, in the form hereof, to secure (a) the due and punctual payment of (i) the principal of, premium, if any, and interest on the Loans and the Tranche A Exchange Notes, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral and (iii) all other monetary obligations of the Mortgagor (including the Guarantee Obligations) and the Borrower to the Lenders, the Swingline Lender, the Fronting Bank, the Agent, the Tranche A Exchange Note Purchasers or the Collateral Agent under the Credit Agreement, the Tranche A Exchange Note Purchase Agreements, this Mortgage and the other Loan Documents and Tranche A Exchange Note Documents to which the Mortgagor or the Borrower is or is to be a party and (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Mortgagor and the Borrower under or pursuant to the Credit Agreement, the Tranche A Exchange Note Purchase Agreements, this Mortgage and the other Loan Documents and Tranche A Exchange

Note Documents and (c) the due and punctual payment and performance of all obligations of the Borrower, monetary or otherwise, under each Rate Protection Agreement entered into with a counterparty that was a Lender (or an Affiliate of a Lender) at the time such Rate Protection Agreement was entered into (all the obligations referred to in the preceding clauses (a) through (c) being referred to, collectively, as the "Secured Obligations").

            E. Pursuant to the requirements of the Credit Agreement and the Tranche A Exchange Note Purchase Agreements, the Mortgagor is entering into this Mortgage to create a security interest in the Mortgaged Property (as defined herein) to secure the performance and payment by the Mortgagor of the Secured Obligations. The Credit Agreement and Tranche A Exchange Note Purchase Agreements also require the granting by the Mortgagor and the other Grantors under the Security Agreement of mortgages (the "Other Mortgages") that create security interests in certain Mortgaged Properties other than the Mortgaged Property to secure the performance of the Obligations.


                            GRANTING CLAUSES


            NOW, THEREFORE, IN CONSIDERATION OF the foregoing and in order to secure (A) the due and punctual payment and performance of the Secured Obligations by the Mortgagor, (B) the due and punctual payment by the Mortgagor of all taxes, common area charges and insurance premiums relating to the Mortgaged Property and (C) all disbursements made by Mortgagee for the payment of taxes, common area charges or insurance premiums, all fees, expenses or advances in connection with or relating to the Mortgaged Property, and interest on such disbursements and other amounts not timely paid in accordance with the terms of the Credit Agreement, the Tranche A Exchange Note Purchase Agreements, this Mortgage, the Loan Documents and the Tranche A Exchange Note Documents, Mortgagor hereby assigns and conveys as security, grants a security interest in, hypothecates, mortgages, pledges and sets over unto Mortgagee, with mortgage covenants, all the following described property (the "Mortgaged Property") whether now owned or held or hereafter acquired:

            (1) all of Mortgagor's right, title and interest in all the fee estate in the land more particularly described on Exhibit A hereto (the "Land"), together with all rights appurtenant thereto, including the easements over certain other adjoining land granted by any easement agreements, covenant or restrictive agreements and all air rights, mineral rights, water rights, oil and gas rights and development rights, if any, relating thereto, and also together with all of the other easements, rights, privileges, interests, permits, hereditaments and appurtenances thereunto belonging or in any wise appertaining and all of the estate, right, title, interest, claim or demand whatsoever of Mortgagor therein and in the streets and ways adjacent thereto, either in law or in equity, in possession or expectancy, now or hereafter acquired (the "Premises");

            (2) all of Mortgagor's right, title and interest in all buildings, improvements, structures, paving, parking areas, walkways and landscaping now or hereafter erected or located upon the Land, and all legal fixtures of every kind and type affixed to the Premises or attached to or forming part of any structures, buildings or improvements and replacements thereof now or hereafter erected or located upon the Land (the "Improvements");

            (3) all of Mortgagor's right, title and interest in all apparatus, movable appliances, building materials, equipment, fittings, furnishings, furniture, machinery and other articles of tangible personal property of every kind and nature, and replacements thereof, now or at any time hereafter placed upon or used in any way in connection with the use, enjoyment, occupancy or operation of the Improvements or the Premises, including all of Mortgagor's books and records relating thereto and including all pumps, tanks, goods, machinery, tools, equipment, lifts (including fire sprinklers and alarm systems, fire prevention or control systems, cleaning rigs, air conditioning, heating, boilers, refrigerating, electronic monitoring, water, loading, unloading, lighting, power, sanitation, waste removal, entertainment, communications, computers, recreational, window or structural, maintenance, truck or car repair and all other equipment of every kind), restaurant, bar and all other indoor or outdoor furniture (including tables, chairs, booths, serving stands, planters, desks, sofas, racks, shelves, lockers and cabinets), bar equipment, glasses, cutlery, uniforms, linens, memorabilia and other decorative items, furnishings, appliances, supplies, inventory, rugs, carpets and other floor coverings, draperies, drapery rods and brackets, awnings, venetian blinds, partitions, chandeliers and other lighting fixtures, freezers, refrigerators, walk-in coolers, signs (indoor and outdoor), computer systems, cash registers and inventory control systems, and all other apparatus, equipment, furniture, furnishings, and articles used in connection with the use or operation of the Improvements or the Premises, it being understood that the enumeration of any specific articles of property shall in no way result in or be held to exclude any items of property not specifically mentioned (the property referred to in this paragraph (3) being hereinafter called the "Personal Property");

            (4) all of Mortgagor's right, title and interest in all general intangibles relating to design, development, operation, management and use of the Premises or the Improvements, all certificates of occupancy, zoning variances, building, use or other permits, approvals, authorizations and consents obtained from and all materials prepared for filing or filed with any governmental agency in connection with the development, use, operation or management of the Premises and improvements, all construction, service, engineering, consulting, leasing, architectural and other similar contracts concerning the design, construction, management, operation, occupancy and/or use of the Premises and Improvements, all architectural drawings, plans, specifications, soil tests, feasibility studies, appraisals, environmental studies, engineering reports and similar materials relating to any portion of or all of the Premises and Improvements, and all payment and performance bonds or warranties or guarantees relating to the Premises or the Improvements, all to the extent assignable (the "Permits, Plans and Warranties");

            (5) Mortgagor's interest in and rights under each Operating Lease (as hereinafter defined), if any, all other leases or licenses (under which Mortgagor is landlord or licensor) and subleases (under which Mortgagor is sublandlord), concession, management, mineral or other agreements of a similar kind that permit the use or occupancy of the Premises or the Improvements for any purpose in return for any payment, or the extraction or taking of any gas, oil, water or other minerals from the Premises in return for payment of any fee, rent or royalty (collectively, "Leases"), and all agreements or contracts for the sale or other disposition of all or any part of the Premises or the Improvements, now or hereafter entered into by Mortgagor, together with all charges, fees, income, issues, profits, receipts, rents, revenues or royalties payable thereunder ("Rents");

            (6) all of Mortgagor's right, title and interest in and to all real estate tax refunds and all proceeds of the conversion, voluntary or involuntary, of any of the Mortgaged Property into cash or liquidated claims ("Proceeds"), including Proceeds of insurance maintained by the Mortgagor or caused by the Mortgagor to be maintained by any operator (as hereinafter defined) and condemnation awards, any awards which may become due by reason of the taking by eminent domain or any transfer in lieu thereof of the whole or any part of the Premises or Improvements or any rights appurtenant thereto, and any awards for change of grade of streets, together with any and all moneys now or hereafter on deposit for the payment of real estate taxes, assessments or common area charges levied against the Mortgaged Property, unearned premiums on policies of fire and other insurance maintained by the Mortgagor or caused by the Mortgagor to be maintained by any Operator covering any interest in the Mortgaged Property or required by the Credit Agreement; and

            (7) all right, title and interest of the Mortgagor in and to all extensions, improvements, betterments, renewals, substitutes and replacements of and all additions and appurtenances to, the Land, the Premises, the Improvements, the Personal Property, the Permits, Plans and Warranties and the Leases, hereinafter acquired by or released to the Mortgagor or constructed, assembled or placed by the Mortgagor on the Land, the Premises or the Improvements, and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case, without any further mortgage, deed of trust, conveyance, assignment or other act by the Mortgagor, all of which shall become subject to the lien of this Mortgage as fully and completely, and with the same effect, as though now owned by the Mortgagor and specifically described herein.

            TO HAVE AND TO HOLD by Mortgagee and its successors and assigns forever, subject only to the Permitted Encumbrances (as hereinafter defined) and to satisfaction and cancelation as provided in Section 3.05.

                                ARTICLE I

         REPRESENTATIONS, WARRANTIES AND COVENANTS OF MORTGAGOR

            Mortgagor agrees, covenants, represents and/or warrants as follows:

            SECTION 1.01. TITLE; OPERATING LEASES. (a) Mortgagor has good and marketable title to an indefeasible fee estate in the Land and Improvements subject to no lien, charge or encumbrance except for, and this Mortgage is and will remain a valid and enforceable first and prior lien on the Premises, Improvements and the Rents subject only to, in each case, Liens permitted by
Section 7.02 of the Credit Agreement and Section 7.02 of the Tranche A Exchange Note Purchase Agreements and the exceptions and encumbrances referred to in SCHEDULE A annexed hereto (collectively, the "Permitted Encumbrances").

            (b) Mortgagor has good and marketable title to all the Personal Property subject to no lien, charge or encumbrance other than this Mortgage and the Permitted Encumbrances. The Personal Property constitutes and will constitute all of such items as are necessary for the use of the Premises and Improvements as a full service truckstop facility (or truckstop facilities in the case where the Mortgaged Property is comprised of more than one independent, fully integrated truckstop facility) of the type there conducted on the date hereof (each a "Truckstop"). The Personal Property is not and will not (except as expressly permitted by Section 7.08 of the Credit Agreement and Section 7.08 of the Tranche A Exchange Note Purchase Agreements) become the subject matter of any lease or other arrangement that is not a Permitted Encumbrance whereby the ownership of any Personal Property will be held by any person or entity other than Mortgagor; except as expressly permitted by Section 7.05 of the Credit Agreement and Section 7.05 of the Tranche A Exchange Note Purchase Agreements, none of the Personal Property will be removed from the Premises or the Improvements unless the same is no longer needed for the continued operation of the Premises and the Improvements as currently operated (or as then operated, to the extent that any change from the current manner of operation was permitted by the Credit Agreement and the Tranche A Exchange Note Purchase Agreements) or is replaced by other Personal Property of substantially equal or greater utility and value; and, except as expressly permitted by Section 7.05 of the Credit Agreement and Section 7.05 of the Tranche A Exchange Note Purchase Agreements, Mortgagor will not create or cause to be created (other than Permitted Encumbrances) any security interest covering any of the Personal Property other than the security interest in the Personal Property created in favor of Mortgagee by this Mortgage or any other agreement collateral hereto.

            (c) Except as set forth on Schedule B hereto, there are no Leases affecting a material portion of the Mortgaged Property. Each Lease is in full force and effect, and, except as set forth on SCHEDULE B hereto, Mortgagor has not given, nor has it received, any notice of default with respect to any material obligation under any Lease. Each Lease is subject to no lien, charge or encumbrance other than this Mortgage and the Permitted Encumbrances.

            (d) All easement agreements, covenant or restrictive agreements, supplemental agreements and any other instruments hereinabove referred to and mortgaged hereby are and will remain valid, subsisting and in full force and effect, unless the failure to remain valid, subsisting and in full force and effect, individually or in the aggregate, would not have a material adverse effect on the Mortgaged Property, and Mortgagor is not in default thereunder and has fully performed the material terms thereof required to be performed through the date hereof, and has no knowledge of any default thereunder or failure to fully perform the terms thereof by any other party, nor of the occurrence of any event which after notice or the passage of time or both will constitute a default thereunder. Each Truckstop on the Mortgaged Property is fully served by water, gas, electric, storm and sanitary sewage facilities, such utilities serving the Premises and the Improvements are located in and in the future will be located in, and adequate vehicular access to the Premises and the Improvements is provided by, either a public right-of-way abutting and contiguous with the Land or valid recorded unsubordinated easements.

            (e) Mortgagor has good and lawful right and full power and authority to mortgage the Mortgaged Property and will forever warrant and defend its title to the Mortgaged Property, the rights of Mortgagee therein under this Mortgage and the validity and priority of the lien of this Mortgage thereon against the claims of all persons and parties except those having rights under Permitted Encumbrances to the extent of those rights.

            (f) This Mortgage, when duly recorded in the appropriate public records and when financing statements are duly filed in the appropriate public records, will create a valid, perfected and enforceable lien upon and security interest in all the Mortgaged Property and there will be no defenses or offsets to this Mortgage or to any of the Secured Obligations.

            SECTION 1.02. CREDIT AGREEMENT AND TRANCHE A EXCHANGE NOTE PURCHASE AGREEMENTS; CERTAIN AMOUNTS. (a) This Mortgage is given pursuant to the Credit Agreement and Tranche A Exchange Note Purchase Agreements. Each and every term and provision of the Credit Agreement and Tranche A Exchange Note Purchase Agreements, including the rights, remedies, obligations, covenants, conditions, agreements, indemnities, representations and warranties of the parties thereto shall be considered as if a part of this Mortgage. Not in limitation of the foregoing, Sections 9 and 10 of the Guarantee Agreement and Section 10.16 of the Credit Agreement are hereby incorporated by reference and the Mortgagor hereby agrees to be bound by such provisions as if such provisions were included herein.

            (b) If any remedy or right of Mortgagee pursuant hereto is acted upon by Mortgagee or if any actions or proceedings (including any bankruptcy, insolvency or reorganization proceedings) are commenced in which Mortgagee is made a party and is obliged to defend or uphold or enforce this Mortgage or the rights of Mortgagee hereunder or the terms of any Lease, or if a condemnation proceeding is instituted affecting the Mortgaged Property, Mortgagor will pay all sums, including reasonable attorneys' fees and disbursements, incurred by Mortgagee related to the exercise of any remedy or right of Mortgagee pursuant hereto or for the expense of any such action or proceeding together with all statutory or other costs, disbursements and allowances, interest thereon from the date of demand for payment thereof at the Default Rate, and such sums and the interest thereon shall, to the extent permissible by law, be a lien on the Mortgaged Property prior to any right, title to, interest in or claim upon the Mortgaged Property attaching or accruing subsequent to the recording of this Mortgage and shall be secured by this Mortgage to the extent permitted by law. Any payment of amounts due under this Mortgage not made on or before the due date for such payments shall accrue interest daily without notice from the due date until paid at the Default Rate, and such interest at the Default Rate shall be immediately due upon demand by Mortgagee.

            SECTION 1.03. PAYMENT OF TAXES, LIENS AND CHARGES. (a) Except as may be permitted by Section 6.03 of the Credit Agreement and by Section 6.03 of the Tranche A Exchange Note Purchase Agreements, Mortgagor will pay and discharge from time to time when the same shall become due and payable, and before any interest or penalty accrues thereon or attaches thereto, all taxes of every kind and nature, all general and special assessments, levies, permits, inspection and license fees, all water and sewer rents, all vault charges, and all other public charges, and all service charges, common area charges, private maintenance charges, utility charges and all other private charges, whether of a like or different nature, imposed upon or assessed against the Mortgaged Property or any part thereof or upon the Rents from the Mortgaged Property or arising in respect of the occupancy, use or possession thereof. At Mortgagee's option, Mortgagee will enter into a contract, at Mortgagor's reasonable expense, with a tax service firm who will provide to Mortgagee on or about the same times each year, receipts evidencing the payment of all such taxes, assessments, levies, fees and other public charges imposed upon or assessed against the Mortgaged Property.

            (b) In the event of the passage of any state, Federal, municipal or other governmental law, order, rule or regulation subsequent to the date hereof
(i) deducting from the value of real property for the purpose of taxation any lien or encumbrance thereon or in any manner changing or modifying the laws now in force governing the taxation of this Mortgage or debts secured by mortgages (other than laws governing income, franchise and similar taxes generally) or the manner of collecting taxes thereon and (ii) imposing a tax to be paid by Mortgagee, either directly or indirectly, on this Mortgage, the Notes, the Tranche A Exchange Notes or any of the Loan Documents or Tranche A Exchange Note Documents or to require an amount of taxes to be withheld or deducted therefrom, Mortgagor will promptly notify Mortgagee of such event. In such event Mortgagor shall (i) agree to enter into such further instruments, including but not limited to new notes or new senior notes to be issued in exchange for the Notes or the Tranche A Exchange Notes theretofore issued, as may be reasonably necessary or desirable to obligate Mortgagor to make any applicable additional payments, and (ii) Mortgagor shall make such additional payments under the Notes or the Tranche A Exchange Notes. If Mortgagor is not permitted by law to do that which is required by the preceding sentence, Mortgagee shall be entitled to exercise any or all of its rights and remedies under the Loan Documents and/or the Tranche A Exchange Note Documents, including the right to accelerate the Obligations.

            (c) At any time that an Event of Default shall occur hereunder, or if required by any law applicable to Mortgagor or to Mortgagee, Mortgagee shall have the right to direct Mortgagor to make an initial deposit on account of real estate taxes and assessments, insurance premiums and common area charges, levied against or payable in respect of the Mortgaged Property in advance and thereafter semiannually, each such deposit to be equal to one-half of any such annual charges estimated by Mortgagee in order to accumulate with Mortgagee sufficient funds to pay such taxes, assessments, insurance premiums and charges.

            SECTION 1.04. PAYMENT OF CLOSING COSTS. Mortgagor shall pay all costs in connection with, relating to or arising out of the preparation, execution and recording of this Mortgage, including title company premiums and charges, inspection costs, survey costs, recording fees and taxes, attorneys', engineers', appraisers' and consultants' fees and disbursements and all other similar expenses of every kind.

            SECTION 1.05. ALTERATIONS AND WASTE; PLANS. (a) No Improvements will be materially altered or demolished or removed in whole or in part by Mortgagor or any Operator except as provided by Section 7.05 of the Credit Agreement and by Section 7.05 of the Tranche A Exchange Note Purchase Agreements. Mortgagor will not erect any additions to the existing Improvements or other structures on the Premises which will materially interfere with the Truckstop operation conducted thereon on the date hereof, without the prior written consent of Mortgagee. Mortgagor will not commit any waste on the Mortgaged Property or make any alteration to, or change in the use of, the Mortgaged Property which will diminish the fair market value thereof or materially increase any ordinary fire or other hazard arising out of construction or operation, but in no event shall any such alteration or change be contrary to the terms of any insurance policy required to be kept pursuant to paragraph 1.06. Mortgagor will maintain and operate (or cause each Operator, if any, to maintain and operate) the Improvements and Personal Property in good repair, working order and condition, reasonable wear and tear excepted.

            (b) Mortgagor shall maintain a complete set of final plans, specifications, blueprints and drawings for the Mortgaged Property either at the Mortgaged Property or in a particular office at the headquarters of Mortgagor to which Mortgagee shall have access upon reasonable advance notice.

            SECTION 1.06. INSURANCE. Mortgagor will keep or cause to be kept the Improvements and Personal Property insured against such risks, and in the manner, required by Section 6.02 of the Credit Agreement and Section 6.02 of the Tranche A Exchange Note Purchase Agreements.

            SECTION 1.07. CASUALTY; RESTORATION OF CASUALTY DAMAGE. (a) Mortgagor, in accordance with Section 9 of the Guarantee Agreement and Section
8.01 of the Tranche A Exchange Note Purchase Agreements, shall give Mortgagee prompt written notice of any Casualty to the Mortgaged Property. Subject to the provisions of Section 9 of the Guarantee Agreement and Section 8.01 of the Tranche A Exchange Note Purchase Agreements, payment of any loss will be made directly in its entirety to Mortgagee and any such proceeds relating to a Casualty shall be held or applied by Mortgagee in accordance with Section 9 of the Guarantee Agreement and Section 8.01 of the Tranche A Exchange Note Purchase Agreements.

            SECTION 1.08. CONDEMNATION/EMINENT DOMAIN. The Mortgagor shall, in accordance with Section 9 of the Guarantee Agreement and Section 8.01 of the Tranche A Exchange Note Purchase Agreements, notify the Mortgagee promptly upon obtaining knowledge of any pending or threatened Condemnation of the Mortgaged Property. All Condemnation Proceeds shall be held and applied by Mortgagee in accordance with Section 9 of the Guarantee Agreement and Section 8.01 of the Tranche A Exchange Note Purchase Agreements.

            SECTION 1.09. ASSIGNMENT OF LEASES AND RENTS. (a) Mortgagor hereby irrevocably and absolutely grants, transfers and assigns all of its right, title and interest in each Operating Lease, if any, and all other Leases, together with any and all extensions and renewals thereof for purposes of securing and discharging the performance by Mortgagor of the Secured Obligations. Mortgagor has not assigned or executed any assignment of, and will not assign or execute any assignment of, any Operating Lease or any other Lease or their respective Rents to anyone other than Mortgagee.

            (b) Without Mortgagee's prior written consent, Mortgagor will not
(1) modify, amend, terminate or consent to the cancelation or surrender of any Operating Lease or any other Lease if such modification, amendment, termination or consent would, in the reasonable judgment of the Mortgagee, be adverse in any material respect to the Lenders, the value of the Mortgaged Property or the lien created by this Mortgage or (2) consent to an assignment of any Operator's interest in any Operating Lease or to a subletting thereof covering a material portion of any Truckstop comprising a portion of the Mortgaged Property, except as may be permitted by this Mortgage, the Credit Agreement or the Tranche A Exchange Note Purchase Agreements.

            (c) Subject to paragraph 1.09(d), Mortgagor has assigned and transferred to Mortgagee all of Mortgagor's right, title and interest in and to the Rents now or hereafter arising from each Operating Lease, if any, and all other Leases heretofore or hereafter made or agreed to by Mortgagor, it being intended that this assignment establish, subject to paragraph 1.09(d), an absolute transfer and assignment of all Rents and each such Operating Lease, if any, and all other Leases to Mortgagee and not merely to grant a security interest therein. Subject to paragraph 1.09(d), Mortgagee may in Mortgagor's name and stead (with or without first taking possession of any of the Mortgaged Property personally or by receiver as provided herein) operate the Mortgaged Property and rent, lease or let all or any portion of any of the Mortgaged Property to any party or parties at such rental and upon such terms as Mortgagee shall, in its sole discretion, determine, and may collect and have the benefit of all of said Rents arising from or accruing at any time thereafter or that may thereafter become due under each Lease.

            (d) Until an Event of Default occurs or after an Event of Default has occurred but is no longer continuing, Mortgagee will not exercise any of its rights under paragraph 1.09(c), and Mortgagor shall receive and collect the Rents accruing under any Operating Lease or any other Lease; but after the happening of any Event of Default (but only while such Event of Default continues), Mortgagee may, at its option, receive and collect all Rents and enter upon the Premises and Improvements through its officers, agents, employees or attorneys for such purpose and for the operation and maintenance thereof. Upon the happening of an Event of Default, Mortgagor hereby irrevocably authorizes and directs each operator, if any, each other tenant, if any, and each successor, if any, to the interest of any Operator or tenant under each Operating Lease, if any, or any other Lease, respectively, to rely upon any notice of a claimed Event of Default sent by Mortgagee to any such Operator, if any, or tenant or any of their successors in interest, and thereafter to pay Rents to Mortgagee without any obligation or right to inquire as to whether an Event of Default actually exists and even if some notice to the contrary is received from the Mortgagor, who shall have no right or claim against any such Operator, if any, or tenant or successor in interest for any such Rents so paid to Mortgagee. Each Operator, if any, or tenant or any of their successors in interest from whom Mortgagee or any officer, agent, attorney or employee of Mortgagee shall have collected any Rents, shall be authorized to pay Rents to Mortgagor only after such Operator, if any, or tenant or any of their successors in interest shall have received written notice from Mortgagee that the Event of Default is no longer continuing, which notice Mortgagee shall be obligated to give if Mortgagee agrees that such Event of Default is no longer continuing, unless and until a further notice of an Event of Default is given by Mortgagee to such tenant or any of their successors in interest.

            (e) Mortgagee will not become a mortgagee in possession so long as it does not enter or take actual possession of the Mortgaged Property. In addition, Mortgagee shall not be responsible or liable for performing any of the obligations of the landlord under any Operating Lease or any other Lease, for any waste by any Operator or any tenant, or others, for any dangerous or defective conditions of any of the Mortgaged Property, for negligence in the management, upkeep, repair or control of any of the Mortgaged Property or any other act or omission by any other person.

            (f) Mortgagor shall furnish to Mortgagee, within 30 days after a request by Mortgagee to do so, a written statement containing the names of each Operator, if any, all tenants, subtenants and concessionaires of the Premises or Improvements, the terms of each Operating Lease, if any, or any other Lease, the space occupied and the rentals or license fees payable thereunder.

            SECTION 1.10. RESTRICTIONS ON TRANSFERS AND ENCUMBRANCES. (a) Except as permitted hereby, by the Credit Agreement or by the Tranche A Exchange Note Purchase Agreements, Mortgagor shall not directly or indirectly sell, convey, alienate, assign, lease, sublease, license, mortgage, pledge, encumber or otherwise transfer, create, consent to or suffer the creation of any lien, charges or any form of encumbrance upon any interest in or any part of the Mortgaged Property, or be divested of its title to the Mortgaged Property or any interest therein in any manner or way, whether voluntarily or involuntarily (other than resulting from a taking), or engage in any common, cooperative, joint, time-sharing or other congregate ownership of all or part thereof; PROVIDED, HOWEVER, that Mortgagor may in the ordinary course of business within reasonable commercial standards, enter into easement or covenant agreements which relate to and/or benefit the operation of the Mortgaged Property and which do not materially or adversely affect the use and operation of the same (except for customary utility easements which service the Mortgaged Property).

            SECTION 1.11. SECURITY AGREEMENT. This Mortgage is both a mortgage of real property and a grant of a security interest in personal property, and shall constitute and serve as a "Security Agreement" within the meaning of the uniform commercial code as adopted in the state wherein the Premises are located. Mortgagor has hereby granted unto Mortgagee a security interest in and to all the Mortgaged Property described in this Mortgage that is not real property, and simultaneously with the recording of this Mortgage, Mortgagor has filed or will file UCC financing statements, and will file continuation statements prior to the lapse thereof, at the appropriate offices in the state in which the Premises are located to perfect the security interest granted by this Mortgage in all the Mortgaged Property that is not real property. Mortgagor hereby appoints Mortgagee as its true and lawful attorney-in-fact and agent, for Mortgagor and in its name, place and stead, in any and all capacities, to execute any document and to file the same in the appropriate offices (to the extent it may lawfully do so), and to perform each and every act and thing requisite and necessary to be done to perfect the security interest contemplated by the preceding sentence. Mortgagee shall have all rights with respect to the part of the Mortgaged Property that is the subject of a security interest afforded by the uniform commercial code as adopted in the state wherein the Premises are located in addition to, but not in limitation of, the other rights afforded Mortgagee hereunder.

           SECTION 1.12. FILING AND RECORDING. Mortgagor will cause this Mortgage, any other security instrument creating a security interest in or evidencing the lien hereof upon the Mortgaged Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the lien hereof upon, and the security interest of Mortgagee in, the Mortgaged Property. Mortgagor will pay all filing, registration or recording fees, and all expenses incidental to the execution and acknowledgment of this Mortgage, any mortgage supplemental hereto, any security instrument with respect to the Personal Property, and any instrument of further assurance and all Federal, state, county and municipal recording, documentary or intangible taxes and other taxes, duties, imposts, assessments and charges arising out of or in connection with the execution, delivery and recording of this Mortgage, any mortgage supplemental hereto, any security instrument with respect to the Personal Property or any instrument of further assurance.

            SECTION 1.13. FURTHER ASSURANCES. Upon demand by Mortgagee, Mortgagor will, at the cost of Mortgagor and without expense to Mortgagee, do, execute, acknowledge and deliver all such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, transfers and assurances as Mortgagee shall from time to time reasonably require for the better assuring, conveying, assigning, transferring and confirming unto Mortgagee the property and rights hereby conveyed or assigned or intended now or hereafter so to be, or which Mortgagor may be or may hereafter become bound to convey or assign to Mortgagee, or for carrying out the intention or facilitating the performance of the terms of this Mortgage, or for filing, registering or recording this Mortgage, and on demand, Mortgagor will also execute and deliver and hereby appoints Mortgagee as its true and lawful attorney-in-fact and agent, for Mortgagor and in its name, place and stead, in any and all capacities, to execute and file to the extent it may lawfully do so, one or more financing statements, chattel mortgages or comparable security instruments reasonably requested by Mortgagee to evidence more effectively the lien hereof upon the Personal Property and to perform each and every act and thing requisite and necessary to be done to accomplish the same.

            SECTION 1.14. ADDITIONS TO MORTGAGED PROPERTY. All right, title and interest of Mortgagor in and to all extensions, improvements, betterments, renewals, substitutes and replacements of, and all additions and appurtenances to, the Mortgaged Property hereafter acquired by or released to Mortgagor or constructed, assembled or placed by Mortgagor upon the Premises or the Improvements, and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case without any further mortgage, conveyance, assignment or other act by Mortgagor, shall become subject to the lien and security interest of this Mortgage as fully and completely and with the same effect as though now owned by Mortgagor and specifically described in the grant of the Mortgaged Property above, but at any and all times Mortgagor will execute and deliver to Mortgagee any and all such further assurances, mortgages, conveyances or assignments thereof as Mortgagee may reasonably require for the purpose of expressly and specifically subjecting the same to the lien and security interest of this Mortgage.

            SECTION 1.15. NO CLAIMS AGAINST MORTGAGEE. Nothing contained in this Mortgage shall constitute any consent or request by Mortgagee, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Mortgaged Property or any part thereof, nor as giving Mortgagor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Mortgagee in respect thereof.


                               ARTICLE II

                          DEFAULTS AND REMEDIES

            SECTION 2.01. EVENTS OF DEFAULT. It shall be an Event of Default under this Mortgage if any Event of Default (as therein defined) shall exist pursuant to (1) the Credit Agreement, (2) the Tranche A Exchange Note Purchase Agreements or (3) any Other Mortgage.

            SECTION 2.02. DEMAND FOR PAYMENT. If an Event of Default as set forth herein shall occur and be continuing, then, upon written demand of Mortgagee, Mortgagor will pay to Mortgagee upon demand all amounts due hereunder and such further amount as shall be sufficient to cover the costs and expenses of collection, including attorneys' fees, disbursements and expenses incurred by Mortgagee. In case Mortgagor shall fail forthwith to pay such amounts or any amounts due under any other Section of this Mortgage upon Mortgagee's demand, Mortgagee shall be entitled and empowered to institute an action or proceedings at law or in equity as advised by counsel for the collection of the sums so due and unpaid, to prosecute any such action or proceedings to judgment or final decree, to enforce any such judgment or final decree against

Mortgagor and to collect, in any manner provided by law, all moneys adjudged or decreed to be payable.

            SECTION 2.03. RIGHTS TO TAKE POSSESSION, OPERATE AND APPLY REVENUES.
(a) If an Event of Default shall occur and be continuing, Mortgagor shall, upon demand of Mortgagee, forthwith surrender to Mortgagee actual possession of the Mortgaged Property and, if and to the extent permitted by law, Mortgagee itself, or by such officers or agents as it may appoint, may then enter and take possession of all the Mortgaged Property without the appointment of a receiver or an application therefor, exclude Mortgagor and its agents and employees wholly therefrom, and have access (with Mortgagor) to the books, papers and accounts of Mortgagor.

            (b) If Mortgagor shall for any reason fail to surrender or deliver the Mortgaged Property or any part thereof after such demand by Mortgagee, Mortgagee may obtain a judgment or decree conferring upon Mortgagee the right to immediate possession or requiring Mortgagor to deliver immediate possession of the Mortgaged Property to Mortgagee, to the entry of which judgment or decree Mortgagor hereby specifically consents. Mortgagor will pay to Mortgagee, upon demand, all expenses of obtaining such judgment or decree, including compensation to Mortgagee's attorneys and agents with interest thereon at the Default Rate, and all such expenses and compensation shall, until paid, be secured by this Mortgage.

            (c) Upon every such entry or taking of possession, Mortgagee may hold, store, use, operate, manage and control the Mortgaged Property, conduct the business thereof and, from time to time, (1) make all necessary and proper maintenance, repairs, renewals, replacements, additions, betterments and improvements thereto and thereon, (2) purchase or otherwise acquire additional fixtures, personalty and other property, (3) insure or keep the Mortgaged Property insured, (4) manage and operate the Mortgaged Property and exercise all the rights and powers of Mortgagor to the same extent as Mortgagor could in its own name or otherwise with respect to the same, or (5) enter into any and all agreements with respect to the exercise by others of any of the powers herein granted Mortgagee, all as may from time to time be directed or determined by Mortgagee to be in its best interest and Mortgagor hereby appoints Mortgagee as its true and lawful attorney-in-fact and agent, for Mortgagor and in its name, place and stead, in any and all capacities, to perform any of the foregoing acts. Mortgagee may collect and receive all the Rents, issues, profits and revenues from the Mortgaged Property, including those past due as well as those accruing thereafter, and, after deducting (i) all expenses of taking, holding, managing and operating the Mortgaged Property (including compensation for the services of all persons employed for such purposes), (ii) the costs of all such maintenance, repairs, renewals, replacements, additions, betterments, improvements, purchases and acquisitions, (iii) the costs of insurance, (iv) such taxes, assessments and other similar charges as Mortgagee may at its option pay, (v) other proper charges upon the Mortgaged Property or any part thereof and (vi) the compensation, expenses and disbursements of the attorneys and agents of Mortgagee, Mortgagee shall apply the remainder of the moneys and proceeds so received first to the payment of the Mortgagee for the payment in full of Indebtedness and satisfaction of the Secured Obligations, and second, if there is any surplus, to Mortgagor, subject to the entitlement of others thereto under applicable law.

            (d) Whenever, before any sale of the Mortgaged Property under
Section 2.06, all Secured Obligations which are then due shall have been paid and all Events of Default fully cured, Mortgagee will surrender possession of the Mortgaged Property back to Mortgagor, its successors or assigns. The same right of taking possession shall, however, arise again if any subsequent Event of Default shall occur and be continuing.

            SECTION 2.04. RIGHT TO CURE MORTGAGOR'S FAILURE TO PERFORM. Prior to the occurrence of an Event of Default upon five days' notice to Mortgagor (except in the case of an emergency), or after the occurrence of an Event of Default at any time and without notice, should Mortgagor fail in the payment, performance or observance of any term, covenant or condition required by this Mortgage, the Credit Agreement or the Tranche A Exchange Note Purchase Agreements (with respect to the Mortgaged Property), Mortgagee may pay, perform or observe the same, and all payments made or costs or expenses incurred by Mortgagee in connection therewith shall be secured hereby and shall be, without demand, immediately repaid by Mortgagor to Mortgagee with interest thereon at the Default Rate. Mortgagee shall be the judge of the necessity for any such actions and of the amounts to be paid. Subject to the notice provisions of the first sentence of this paragraph 2.04, Mortgagee is hereby empowered to enter and to authorize others to enter upon the Premises or the Improvements or any part thereof for the purpose of performing or observing any such defaulted term, covenant or condition without having any obligation to so perform or observe and without thereby becoming liable to Mortgagor, to any person in possession holding under Mortgagor or to any other person.

            SECTION 2.05. RIGHT TO A RECEIVER. If an Event of Default shall occur and be continuing, Mortgagee, upon application to a court of competent jurisdiction, shall be entitled as a matter of right to the appointment of a receiver to take possession of and to operate the Mortgaged Property and to collect and apply the Rents. The receiver shall have all of the rights and powers permitted under the laws of the state wherein the Mortgaged Property is located. Mortgagor will pay to Mortgagee upon demand all expenses, including receiver's fees, attorney's fees and disbursements, costs and agent's compensation incurred pursuant to the provisions of this Section 2.05; and all such expenses shall be secured by this Mortgage and shall be, without demand, immediately repaid by Mortgagor to Mortgagee with interest thereon at the Default Rate.

            SECTION 2.06. FORECLOSURE AND SALE. (a) If an Event of Default shall occur and be continuing, Mortgagee may elect to sell the Mortgaged Property or any part of the Mortgaged Property by exercise of the power of foreclosure or of sale granted to Mortgagee by applicable law or this Mortgage. In such case, Mortgagee may commence a civil action to foreclose this Mortgage, or it may proceed and sell the Mortgaged Property to satisfy any Secured Obligation. Mortgagee or an officer appointed by a judgment of foreclosure to sell the Mortgaged Property, may sell all or such parts of the Mortgaged Property as may be chosen by Mortgagee at the time and place of sale fixed by it in a notice of sale, either as a whole or in separate lots, parcels or items as Mortgagee shall deem expedient, and in such order as it may determine, at public auction to the highest bidder. Mortgagee or an officer appointed by a judgment of foreclosure to sell the Mortgaged Property may postpone any foreclosure or other sale of all or any portion of the Mortgaged Property by public announcement at such time and place of sale, and from time to time thereafter may postpone such sale by public announcement or subsequently noticed sale. Without further notice, Mortgagee or an officer appointed to sell the Mortgaged Property may make such sale at the time fixed by the last postponement, or may, in its discretion, give a new notice of sale. Any person, including Mortgagor or Mortgagee or any designee or affiliate thereof, may purchase at such sale.

            (b) The Mortgaged Property may be sold subject to unpaid taxes and Permitted Encumbrances, and after deducting all costs, fees and expenses of Mortgagee, including costs of evidence of title in connection with the sale, Mortgagee or an officer that makes any sale shall apply the proceeds of sale in the manner set forth in Section 2.08.

            (c) Any foreclosure or other sale of less than the whole of the Mortgaged Property or any defective or irregular sale made hereunder shall not exhaust the power of foreclosure provided for herein; and subsequent sales may be made hereunder until the Secured Obligations have been satisfied, or the entirety of the Mortgaged Property has been sold.

            (d) Mortgagor waives, to the extent not prohibited by law, (1) the benefit of all laws now existing or hereafter may be enacted providing for any appraisement before sale of any portion of the Mortgaged Property, (2) the benefit of all laws now existing or that may be hereafter enacted in any way extending the time for the enforcement or the collection of amounts due under any of the Secured Obligations or creating or extending a period of redemption from any sale made in collecting said debt or any other amounts due Mortgagee,
(3) any right to at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, extension or redemption, or sale of the Mortgaged Property as separate tracts, units or estates or as a single parcel in the event of foreclosure, and (4) all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature or declare due the whole of or each of the Secured Obligations and marshalling in the event of foreclosure of this Mortgage.

            (e) To the extent not prohibited by law, the right of Mortgagee to foreclose on and sell all or any part of the Mortgaged Property shall not be affected or impaired by the cure of any Event of Default after the publication of notice of or the commencement of any legal proceeding for such sale.

            (f) If an Event of Default shall occur and be continuing, Mortgagee may instead of, or in addition to, exercising the rights described in paragraph 2.06(a) above and either with or without entry or taking possession as herein permitted, proceed by a suit or suits in law or in equity or by any other appropriate proceeding or remedy (1) to specifically enforce payment of some or all of the terms of the Loan Documents or the Tranche A Exchange Note Documents, or the performance of any term, covenant, condition or agreement of this Mortgage or any other right, or (2) to pursue any other remedy available to it, all as Mortgagee shall determine most effectual for such purposes.

            SECTION 2.07. OTHER REMEDIES. (a) In case an Event of Default shall occur and be continuing, Mortgagee may also exercise, to the extent not prohibited by law, any or all of the remedies available to a secured party under the uniform commercial code of the State wherein the Premises are located, including, to the extent not prohibited by applicable law, the following:

            (1) Either personally or by means of a court appointed receiver, to take possession of all or any of the Personal Property and exclude therefrom Mortgagor and all others claiming under Mortgagor, and thereafter to hold, store, use, operate, manage, maintain and control, make repairs, replacements, alterations, additions and improvements to and exercise all rights and powers of Mortgagor with respect to the Personal Property or any part thereof.

            (2) To make such payments and do such acts as Mortgagee may deem necessary to protect its security interest in the Personal Property including paying, purchasing, contesting or compromising any encumbrance, charge or lien which is prior or superior to the security interest granted hereunder, and, in exercising any such powers or authority, paying all expenses incurred in connection therewith.

            (3) To assemble the Personal Property or any portion thereof at a place designated by Mortgagee and reasonably convenient to both parties, to demand prompt delivery of the Personal Property to Mortgagee or an agent or representative designated by it, and to enter upon any or all of the Premises or Improvements to exercise Mortgagee's rights hereunder.

            (4) To sell or otherwise dispose of or purchase the Personal Property at public sale, with or without having the Personal Property at the place of sale, upon such terms and in such manner as Mortgagee may determine, after Mortgagee shall have given Mortgagor at least ten days' prior written notice of the time and place of any public sale or other intended disposition of the Personal Property by mailing a copy to Mortgagor at the address set forth in Section 3.02.

            (b) In connection with a sale of the Mortgaged Property or any Personal Property and the application of the proceeds of sale as provided in
Section 2.08 of this Mort gage, Mortgagee shall be entitled to enforce payment of and to receive up to the principal amount of the Secured Obligations, plus all other charges, payments and costs due under this Mortgage, and to recover a deficiency judgment for any portion of the aggregate principal amount of the Secured Obligations remaining unpaid, with interest.

            SECTION 2.08. APPLICATION OF SALE PROCEEDS AND RENTS. After any foreclosure sale of all or any of the Mortgaged Property, Mortgagee shall receive the proceeds of sale, no purchaser shall be required to see to the application of the proceeds and Mortgagee shall apply the proceeds of the sale together with any Rents that may have been collected and any other sums which then may be held by Mortgagee under this Mortgage as follows:

            FIRST: to the payment of the costs and expenses of such sale, including compensation to Mortgagee's attorneys and agents, and of any judicial proceedings wherein the same may be made, and of all expenses, liabilities and advances made or incurred by Mortgagee under this Mortgage, together with interest at the Default Rate on all advances made by Mortgagee, including all taxes or assessments (except any taxes, assessments or other charges subject to which the Mortgaged Property shall have been sold) and the cost of removing any Permitted Encumbrance (except any Permitted Encumbrance subject to which the Mortgaged Property was sold);

            SECOND: to the Mortgagee for the payment in full of Indebtedness and satisfaction of the Secured Obligations; and

            THIRD: to the Mortgagor, its successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Mortgagee shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Mortgage. Upon any sale of the Mortgaged Property by the Mortgagee (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Mortgagee or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Mortgaged Property so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Mortgagee or such officer or be answerable in any way for the misapplication thereof.

            SECTION 2.09. MORTGAGOR AS TENANT HOLDING OVER. If Mortgagor remains in possession of any of the Mortgaged Property after any foreclosure sale by Mortgagee, at Mortgagee's election Mortgagor shall be deemed a tenant holding over and shall forthwith surrender possession to the purchaser or purchasers at such sale or be summarily dispossessed or evicted according to provisions of law applicable to tenants holding over.

            SECTION 2.10. WAIVER OF APPRAISEMENT, VALUATION, STAY, EXTENSION AND REDEMPTION LAWS. (a) Mortgagor will not object to any sale of the Mortgaged Property in its entirety pursuant to Section 2.06, and for itself and all who may claim under it, Mortgagor waives, to the extent that it lawfully may, all right to have the Mortgaged Property marshalled or to have the Mortgaged Property sold as separate estates, parcels, tracts or units in the event of any foreclosure of this Mortgage.

            (b) To the full extent permitted by the law of the state wherein the Mortgaged Property is located or other applicable law, neither Mortgagor nor anyone claiming through or under it shall or will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension, homestead-exemption or redemption laws now or hereafter in force in order to prevent or hinder the enforcement or foreclosure of this Mortgage, the absolute sale of the Mortgaged

Property or the final and absolute putting of the purchasers into possession thereof immediately after any sale; and Mortgagor, for itself and all who may at any time claim through or under it, hereby waives to the full extent that it may lawfully do so, the benefit of all such laws and any and all right to have the assets covered by the security interest created hereby marshalled upon any foreclosure of this Mortgage.

            SECTION 2.11. DISCONTINUANCE OF PROCEEDINGS. In case Mortgagee shall proceed to enforce any right, power or remedy under this Mortgage by foreclosure, entry or otherwise, and such proceedings shall be discontinued or abandoned for any reason, or shall be determined adversely to Mortgagee, then and in every such case Mortgagor and Mortgagee shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of Mortgagee shall continue as if no such proceeding had been taken.

            SECTION 2.12. SUITS TO PROTECT THE MORTGAGED PROPERTY. Mortgagee shall have power (a) to institute and maintain suits and proceedings to prevent any impairment of the Mortgaged Property by any acts which may be unlawful or in violation of this Mortgage, (b) to preserve or protect its interest in the Mortgaged Property and in the Rents arising therefrom and (c) to restrain the enforcement of or compliance with any legislation or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of or compliance with such enactment, rule or order would impair the security or be prejudicial to the interest of Mortgagee hereunder.

            SECTION 2.13. FILING PROOFS OF CLAIM. In case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other proceedings affecting Mortgagor, Mortgagee shall, to the extent permitted by law, be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of Mortgagee allowed in such proceedings for the Secured Obligations secured by this Mortgage at the date of the institution of such proceedings and for any interest accrued, late charges and additional interest or other amounts due or which may become due and payable hereunder after such date.

            SECTION 2.14. POSSESSION BY MORTGAGEE. Notwithstanding the appointment of any receiver, liquidator or trustee of Mortgagor, any of its property or the Mortgaged Property, Mortgagee shall be entitled, to the extent not prohibited by law, to remain in possession and control of all parts of the Mortgaged Property now or hereafter granted under this Mortgage to Mortgagee in accordance with the terms hereof and applicable law.

            SECTION 2.15. WAIVER. (a) No delay or failure by Mortgagee to exercise any right, power or remedy accruing upon any breach or Event of Default shall exhaust or impair any such right, power or remedy or be construed to be a waiver of any such breach or Event of Default or acquiescence therein; and every right, power and remedy given by this Mortgage to Mortgagee may be exercised from time to time and as often as may be deemed expedient by Mortgagee. No consent or waiver by Mortgagee to or of any breach or default by Mortgagor in the performance of the Secured Obligations shall be deemed or construed to be a consent or waiver to or of any other breach or Event of Default in the performance of the same or any other

Secured Obligations by Mortgagor hereunder. No failure on the part of Mortgagee to complain of any act or failure to act or to declare an Event of Default, irrespective of how long such failure continues, shall constitute a waiver by Mortgagee of its rights hereunder or impair any rights, powers or remedies consequent on any future Event of Default by Mortgagor.

            (b) Even if Mortgagee (1) grants some forbearance or an extension of time for the payment of any sums secured hereby, (2) takes other or additional security for the payment of any sums secured hereby, (3) waives or does not exercise some right granted herein or under the Loan Documents or Tranche A Exchange Note Documents, (4) releases a part of the Mortgaged Property from this Mortgage, (5) agrees to change some of the terms, covenants, conditions or agreements of any of the Loan Documents or Tranche A Exchange Note Documents,
(6) consents to the filing of a map, plat or replat affecting the Premises, (7) consents to the granting of an easement or other right affecting the Premises or
(8) makes or consents to an agreement subordinating Mortgagee's lien on the Mortgaged Property hereunder; no such act or omission shall preclude Mortgagee from exercising any other right, power or privilege herein granted or intended to be granted in the event of any breach or Event of Default then made or of any subsequent default; nor, except as otherwise expressly provided in an instrument executed by Mortgagee, shall this Mortgage be altered thereby. In the event of the sale or transfer by operation of law or otherwise of all or part of the Mortgaged Property, Mortgagee is hereby authorized and empowered to deal with any vendee or transferee with reference to the Mortgaged Property secured hereby, or with reference to any of the terms, covenants, conditions or agreements hereof, as fully and to the same extent as it might deal with the original parties hereto and without in any way releasing or discharging any liabilities, obligations or undertakings.

            SECTION 2.16. REMEDIES CUMULATIVE. No right, power or remedy conferred upon or reserved to Mortgagee by this Mortgage is intended to be exclusive of any other right, power or remedy, and each and every such right, power and remedy shall be cumulative and concurrent and in addition to any other right, power and remedy given hereunder or now or hereafter existing at law or in equity or by statute.


                               ARTICLE III

                              MISCELLANEOUS

            SECTION 3.01. PARTIAL INVALIDITY. In the event any one or more of the provisions contained in this Mortgage shall for any reason be held to be invalid, illegal or unenforceable in any respect, such validity, illegality or unenforceability shall, at the option of Mortgagee, not affect any other provision of this Mortgage, and this Mortgage shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein.

            SECTION 3.02. NOTICES. All notices to be sent and all documents to be delivered hereunder shall be in writing, shall be delivered by hand or overnight courier service, mailed or sent by telex, graphic scanning or other telegraphic communications equipment of the sending party and shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telex, telecopy or other telegraphic communications equipment of the sender, or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to any party hereto at the address or addresses specified in Section 10.01 of the Credit Agreement or at such other address or addresses of which it shall have notified the party giving such notice in accordance with said Section 10.01.

            SECTION 3.03. SUCCESSORS AND ASSIGNS. All of the grants, covenants, terms, provisions and conditions herein shall run with the Premises and the Improvements and shall apply to, bind and inure to, the benefit of the permitted successors and assigns of Mortgagor and the successors and assigns of Mortgagee.

            SECTION 3.04. COUNTERPARTS. This Mortgage may be executed in any number of counterparts and all such counterparts shall together constitute but one and the same mortgage.

            SECTION 3.05. SATISFACTION AND CANCELATION. (a) The conveyance to Mortgagee created and consummated by this Mortgage shall be null and void when all the Obligations have been indefeasibly paid in full in accordance with the terms of the Loan Documents and the Tranche A Exchange Note Documents and the Lenders and the Swingline Lender have no further commitment to lend under the Credit Agreement, no Letters of Credit are outstanding and the Fronting Bank has no further obligation to issue Letters of Credit under the Credit Agreement.

            (b) The lien of this conveyance shall be released from such portion of the Mortgaged Property as is required by, pursuant to and in accordance with the operative provisions of (i) Section 7.05 of the Credit Agreement and Section
7.05 of the Tranche A Exchange Note Purchase Agreements or (ii) Section 10 of the Guarantee Agreement and Section 8.02 of the Tranche A Exchange Note Purchase Agreements.

            (c) In connection with any termination or release pursuant to paragraph (a), the Mortgage shall be marked "satisfied" by the Mortgagee, and this Mortgage may be canceled of record at the request and at the expense of the Mortgagor. Mortgagee shall execute any documents reasonably requested by Mortgagor to accomplish the foregoing or to accomplish any release contemplated by paragraph (a) or (b) and Mortgagor will pay all costs and expenses, including attorneys' fees and disbursements, incurred by Mortgagee in connection with the preparation and execution of such documents.

            SECTION 3.06. DEFINITIONS. As used in this Mortgage, the singular shall include the plural as the context requires and the following words and phrases shall have the following meanings: (a) "including" shall mean "including but not limited to"; (b) "provisions" shall mean "provisions, terms, covenants and/or conditions"; (c) "lien" shall mean "lien, charge, encumbrance, security interest, mortgage or deed of trust"; (d) "obligation" shall mean "obligation, duty, covenant and/or condition"; and (e) "any of the Mortgaged Property" shall mean "the Mortgaged

Property or any part thereof or interest therein". "Operating Lease" shall mean each lease relating to the Truckstop hereafter entered into as permitted by
Section 7.08 of the Credit Agreement and Section 7.08 of the Tranche A Exchange Note Purchase Agreements, as each such lease may be modified, supplemented, amended and/or restated by the parties thereto. "Operator" shall mean each operator who operates the Truckstop under an Operating Lease. Any act which Mortgagee is permitted to perform hereunder may be performed at any time and from time to time by Mortgagee or any person or entity designated by Mortgagee. Any act which is prohibited to Mortgagor hereunder is also prohibited to all lessees of any of the Mortgaged Property. Each appointment of Mortgagee as attorney-in-fact for Mortgagor under the Mortgage is irrevocable, with power of substitution and coupled with an interest. Subject to the applicable provisions hereof, Mortgagee has the right to refuse to grant its consent, approval or acceptance or to indicate its satisfaction, in its sole discretion, whenever such consent, approval, acceptance or satisfaction is required hereunder.

            SECTION 3.07. MULTISITE REAL ESTATE TRANSACTION. Mortgagor acknowledges that this Mortgage is one of a number of Other Mortgages and Security Documents which secure the Obligations. Mortgagor agrees that the lien of this Mortgage shall be absolute and unconditional and shall not in any manner be affected or impaired by any acts or omissions whatsoever of Mortgagee and without limiting the generality of the foregoing, the lien hereof shall not be impaired by any acceptance by the Mortgagee of any security for or guarantees of any of the Secured Obligations hereby secured, or by any failure, neglect or omission on the part of Mortgagee to realize upon or protect any Secured Obligation or indebtedness hereby secured or any collateral security therefor including the Other Mortgages and other Security Documents. The lien hereof shall not in any manner be impaired or affected by any release (except as to the property released), sale, pledge, surrender, compromise, settlement, renewal, extension, indulgence, alteration, changing, modification or disposition of any of the obligations secured or of any of the collateral security therefor, including the Other Mortgages and other Security Documents or of any guarantee thereof, and Mortgagee may at its discretion foreclose, exercise any power of sale, or exercise any other remedy available to it under any or all of the Other Mortgages and other Security Documents without first exercising or enforcing any of its rights and remedies hereunder. Such exercise of Mortgagee's rights and remedies under any or all of the Other Mortgages and other Security Documents shall not in any manner impair the indebtedness hereby secured or the lien of this Mortgage and any exercise of the rights or remedies of Mortgagee hereunder shall not impair the lien of any of the Other Mortgages and other Security Documents or any of Mortgagee's rights and remedies thereunder. The undersigned specifically consents and agrees that Mortgagee may exercise its rights and remedies hereunder and under the Other Mortgages and other Security Documents separately or concurrently and in any order that it may deem appropriate and the undersigned waives any rights of subrogation.

            SECTION 3.08. REFERENCES TO CREDIT AGREEMENT. Upon the payment and discharge in full of all outstanding Credit Agreement Obligations or Tranche A Exchange Note Obligations (each such term as defined in the Intercreditor Agreement), all references herein to the Credit Agreement or the Tranche A Exchange Note Purchase Agreements, as the case may be, shall become null and void (other than references for the purposes of incorporating herein definitions of terms used therein which terms will continue to have the meanings assigned thereto immediately prior to such payment and discharge, subject to subsequent amendment or modification in accordance with the terms hereof).


                               ARTICLE IV

                          PARTICULAR PROVISIONS

            This Mortgage is subject to the following provisions relating to the particular laws of the state wherein the Premises are located:

            SECTION 4.01. APPLICABLE LAW; CERTAIN PARTICULAR PROVISIONS. This Mortgage shall be governed by and construed in accordance with the internal law of the State of New York; PROVIDED, HOWEVER, that the provisions of this Mortgage relating to the creation, perfection and enforcement of the lien and security interest created by this Mortgage in respect of the Mortgaged Property and the exercise of each remedy provided hereby, including the power of foreclosure or power of sale procedures set forth in this Mortgage, shall be governed by and construed in accordance with the internal law of the state where the Mortgaged Property is located, and Mortgagor and Mortgagee will submit to jurisdiction and the laying of venue for any suit on this Mortgage in such state. The terms and provisions set forth in Appendix A attached hereto are hereby incorporated by reference as though fully set forth herein. In the event of any conflict between the terms and provisions contained in the body of this Mortgage and the terms and provisions set forth in Appendix A, the terms and provisions set forth in Appendix A shall govern and control.


            IN WITNESS WHEREOF, this Mortgage has been duly authorized and has been executed and delivered to Mortgagee by Mortgagor on the date first written above.

                                    [MORTGAGOR], a Delaware corporation,

Witnesses:
                                      By:
---------------------------              ----------------------------------
                                          Name:
                                          Title:
---------------------------

                                                               EXHIBIT J


                  PLEDGE AGREEMENT dated as of March 27, 1997, among
            TRAVELCENTERS OF AMERICA, INC., a Delaware corporation (the "BORROWER"), TA OPERATING CORPORATION, a Delaware corporation ("TA"), NATIONAL AUTO/TRUCKSTOPS, INC., a Delaware corporation ("NATIONAL"), TA Franchise Systems Inc., a Delaware corporation ("TAFSI" and, together with the Borrower TA and National, the "PLEDGORS"), and THE CHASE MANHATTAN BANK, a New York banking corporation ("CHASE"), as collateral agent (in such capacity, the "COLLATERAL AGENT") for the Secured Parties (as defined herein.)


      Reference is made to (a) the Master Collateral and Intercreditor Agreement dated as of March 27, 1997 (as amended or modified from time to time, the "INTERCREDITOR AGREEMENt"), among the Participating Creditors (as defined therein) and the Collateral Agent and countersigned by the Borrower and TA, National and TAFSI (as defined therein); (b) the Credit Agreement dated as of March 21, 1997 (as amended or modified from time to time, the "CREDIT AGREEMENT"), among the Borrower, the financial institutions party thereto, as lenders (the "LENDERS"), and Chase, as agent (in such capacity, the "AGENT"), as fronting bank (in such capacity, the "FRONTING BANK"); and as swingline lender (in such capacity, the "SWINGLINE LENDER"); (c) the Senior Secured Note Exchange Agreements, each dated as of March 21, 1997 (as amended or modified from time to time, the "TRANCHE A EXCHANGE NOTE PURCHASE AGREEMENTs"), among the Borrower and the Tranche A Exchange Note Purchasers named therein.

      The Lenders, the Fronting Bank and the Swingline Lender, respectively, have agreed to make Loans to the Borrower to issue Letters of Credit for the account of the Borrower and to make Swingline Loans to the Borrower pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. The Tranche A Exchange Note Purchasers have agreed to accept $35,500,000 aggregate principal amount of the Borrower's 8.94% Series I Senior Secured Notes due 2002 (the "SERIES I TRANCHE A EXCHANGE NOTES") and $50,000,000 aggregate principal amount of the Borrower's Series II Senior Secured Notes due 2005 (the "SERIES II TRANCHE A EXCHANGE NOTES" and, together with the Series I Tranche A Exchange Notes, the "TRANCHE A EXCHANGE NOTES") in exchange for (i) $65,000,000 aggregate principal amount of the outstanding 8.76% Senior Secured Notes due 2002 of National (the "NATIONAL SENIOR NOTES") and (ii) $20,500,000 aggregate principal amount of the outstanding 8.63% Senior Secured Notes due 2002 of TA (the "TA SENIOR NOTES" and, together with the National Senior Notes, the "EXISTING SENIOR NOTES") held by them pursuant to, and upon the terms and subject to the conditions specified in, the Tranche A Exchange Note Purchase Agreements.

      The obligations of the Lenders to make Loans, of the Fronting Bank to issue Letters of Credit and of the Swingline Lender to make Swingline Loans under the Credit Agreement and the obligations of the Tranche A Exchange Note Purchasers to accept the Tranche A Exchange Notes in exchange for the Existing Senior Notes held by them pursuant to the Tranche A Exchange Note Purchase Agreements are conditioned upon, among other things, the execution and delivery by the Pledgor of a pledge agreement in the form hereof to secure (a) the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, the Swingline Loans and the Tranche A Exchange Notes, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral and
(iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise, (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) of the Borrower to the Secured Parties under the Credit Agreement, the Tranche A Exchange Note Purchase Agreements, this Agreement and the other Credit Transaction Documents, (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrower under or pursuant to the Credit Agreement, the Tranche A Exchange Note Purchase Agreements and the other Credit Transaction Documents,
(c) the due and punctual payment and performance of all the covenants, agreements, obligations and liabilities of each Grantor under or pursuant to the Credit Transaction Documents to which such Grantor is a party and (d) the due and punctual payment and performance of all obligations of the Borrower, monetary or otherwise, under each Rate Protection Agreement entered into with a counterparty that was a Lender (or an Affiliate of a Lender) at the time such Rate Protection Agreement was entered into (all the obligations referred to in the preceding clauses (a) through (d) being referred to collectively as the "OBLIGATIONS"). All capitalized terms used but not defined herein shall have the meanings set forth in the other Transaction Documents.

      Accordingly, the Pledgors and the Collateral Agent, on behalf of itself, and each other Secured Party (and each of their successors or assigns), hereby agree as follows:


                         ARTICLE I.  DEFINITIONS

      SECTION 1.01. DEFINITION OF CERTAIN TERMS USED HEREIN. As used herein, the following terms shall have the following meanings:

      "COLLATERAL" shall have the meaning assigned to such term in Section 2.01.

      "CREDIT AGREEMENT" shall have the meaning assigned to such term in the preliminary statement of this Agreement.

      "CREDIT TRANSACTION DOCUMENTS" shall mean the Loan Documents (as defined in the Credit Agreement) and the Financing Documents (as defined in the Tranche A Exchange Note Purchase Agreements).

      "EVENT OF DEFAULT" shall mean any "Event of Default" as defined in the Credit Agreement and any "Event of Default" as defined in the Tranche A Exchange Note Purchase Agreements.

      "FEDERAL SECURITIES LAWS" shall have the meaning assigned to such term in
Section 4.03.

      "GUARANTORS" shall have the meaning assigned to such term in the Credit Agreement.

      "INDEMNITEE" shall mean any "Indemnitee" as defined in the Credit Agreement and any "Indemnitee" as defined in the Tranche A Exchange Note Purchase Agreements.

      "OBLIGATIONS" shall have the meaning assigned to such term in the preliminary statement of this Agreement.

      "PLEDGED DEBT SECURITIES" shall have the meaning assigned to such term in
Section 2.01.

      "PLEDGED SECURITIES" shall mean the Pledged Stock, the Pledged Debt Securities, all other shares of capital stock, debt securities and other securities (including warrants, options and similar rights to acquire securities) now or hereafter included in the Collateral and all stock certificates, promissory notes and other instruments evidencing any such securities.

      "PLEDGED STOCK" shall have the meaning assigned to such term in Section 2.01.

      "SECURED PARTIES" shall mean (a) the Lenders, (b) the Fronting Bank, (c) the Agent, (d) the Collateral Agent, (e) the Tranche A Exchange Note Purchasers,
(f) the Swingline Lender and (g) the successors and assigns of each of the foregoing.

      SECTION 1.02. RULES OF INTERPRETATION. The rules of interpretation specified in Section 1.02 of the Credit Agreement shall be applicable to this Agreement.


                           ARTICLE II.  PLEDGE

      SECTION 2.01. PLEDGE. As security for the payment or performance, as the case may be, in full of the Obligations, the Pledgors hereby bargain, sell, convey, assign, set over, mortgage, pledge, hypothecate and transfer to the Collateral Agent, its successors and its assigns, for the benefit of the Secured Parties, and hereby grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in (a) the shares of capital stock owned by the Pledgor and listed on Schedule I hereto and the certificates representing or evidencing all such shares and (b)(i) in the case of Guarantors, all of the interest of such Guarantor in any Permitted Development Entity (as such term is defined in the Credit Agreement and the Tranche A Exchange Note Purchase Agreements) and (ii) in the case of the Guarantors and TAFSI, all of the interest of such Guarantor or TAFSI, as the case may be, in any Permitted Joint Venture, including, in each case, (A) if such entity is a corporation, all shares, certificates or the like evidencing of such Guarantor's ownership therein, and (B) if such entity is a partnership, (I) all of such Guarantor's rights as a partner in such entity, (II) all documents and certificates representing or evidencing such Guarantor's partnership interest in the entity, (III) all of such Guarantor's interest in and to the profits and losses of the entity and the right of such Guarantor as a partner of the entity to receive distributions from the entity in respect of interests therein, (IV) all distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, or in exchange for, such Guarantor's interest in the entity and (V) any other right, title, interest, privilege, authority and power of such Guarantor Borrower in or relating to the entity (the items referred to in this clause (b) and in the preceding clause (a) being collectively called the "PLEDGED STOCK"), (c) the debt securities listed on Schedule I hereto and the instruments representing or evidencing such securities and any debt securities hereafter obtained in the future that are payable to any Pledgor and the instruments representing or evidencing such securities (other than debt securities or instruments representing investments, loans or advances to employees and members of management of either Guarantor or TAFSI pursuant to Section 7.04(d) or (e) of the Credit Agreement and Section 7.04(d) or (e) of the Tranche A Exchange Note Purchase Agreements) (the "PLEDGED DEBT SECURITIES"), (d) all other property that may be delivered to and held by the Collateral Agent pursuant to the terms hereof, (e) subject to Section 2.04, all payments of principal or interest, dividends, cash, instruments, shares of stock resulting from stock splits, warrants, options, non-cash dividends and other property from time to time received, receivable or otherwise distributed, in respect of, in exchange for or upon the conversion of the securities and instruments referred to in clauses (a), (b), (c) and (d) above and (f) all proceeds of any of the foregoing (the items referred to in clauses (a) through (f) being collectively called the "COLLATERAL").

      TO HAVE AND TO HOLD the Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and its assigns, for the benefit of the Secured Parties, forever, SUBJECT, HOWEVER, to the terms, covenants and conditions hereinafter set forth.

      SECTION 2.02. DELIVERY OF THE COLLATERAL. (a) Each Pledgor agrees to promptly deliver or cause to be delivered to the Collateral Agent any and all Pledged Securities, and any and all certificates or other instruments or documents representing the Collateral.

      (b) Upon delivery to the Collateral Agent, (i) the Pledged Securities shall be accompanied by stock powers duly executed in blank or other instruments of transfer satisfactory to the Collateral Agent and by such other instruments and documents as the Collateral Agent may reasonably request and (ii) all other property comprising part of the Collateral, including uncertificated Pledge Securities, shall be accompanied by proper instruments of assignment duly executed by the applicable Pledgor and such other instruments or documents as the Collateral Agent may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing the securities theretofore and then being pledged hereunder, which schedule shall be attached hereto as
Schedule I and made a part hereof. Each schedule so delivered shall supersede any prior schedules so delivered.

      SECTION 2.03. REGISTRATION IN NOMINEE NAME; DENOMINATIONS. The Collateral Agent shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in its own name as pledgee, the name of its nominee or the name of the applicable Pledgor, endorsed or assigned in blank or in favor of the Collateral Agent. Each Pledgor will promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Pledgor. The Collateral Agent shall at all times have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

      SECTION 2.04. VOTING RIGHTS; DIVIDENDS AND INTEREST, ETC. (a) Unless and until an Event of Default shall have occurred and be continuing:

            (i) Each Pledgor shall be entitled to exercise any and all voting and/or other consensual rights and powers accruing to an owner of Pledged Securities or any part thereof for any purpose consistent with the terms of this Agreement and the other Credit Transaction Documents; PROVIDED, HOWEVER, that no such action shall be permitted (regardless of whether an Event of Default has occurred and is continuing under the Credit Agreement or the Tranche A Exchange Note Purchase Agreements) if such action would materially and adversely affect the rights inuring to a holder of the Pledged Securities or the rights and remedies of the Collateral Agent or the other Secured Parties under this Agreement or any other Credit Transaction Document or the ability of the Collateral Agent or the other Secured Parties to exercise the same.

            (ii) The Collateral Agent shall execute and deliver to each Pledgor, or cause to be executed and delivered to such Pledgor, all such proxies, powers of attorney and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and/or consensual rights and powers that it is entitled to exercise pursuant to subparagraph (i) above.

            (iii) Each Pledgor shall be entitled to receive and retain any and all dividends, interest and prin cipal paid in cash on the Pledged Securities pledged by it to the extent and only to the extent that such cash dividends, interest and principal are permitted by, and otherwise paid in accordance with, the terms and conditions of the Credit Transaction Documents and applicable laws. Other than pursuant to the first sentence of this paragraph (a)(iii), all principal, all noncash dividends, interest and principal, and all dividends, interest and principal paid or payable in cash or otherwise in connection with a partial or total liquidation or dissolution, return of capital, capital surplus or paid-in surplus, and all other distributions made on or in respect of Pledged Securities, whether paid or payable in cash or otherwise, whether resulting from a subdivision, combination or reclassification of the outstanding capital stock of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Collateral, and, if received by a Pledgor, shall not be commingled by such Pledgor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent and shall be forthwith delivered to the Collateral Agent in the same form as so received (with any necessary endorsement).

      (b) Upon the occurrence and during the continuance of an Event of Default, all rights of any Pledgor to dividends, interest and principal payments that such Pledgor is authorized to receive pursuant to paragraph (a)(iii) above shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividend, interest and principal payments. All divi dends, interest and principal that are received by any Pledgor contrary to the provisions of this Section 2.04 shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of such Pledgor and shall be forthwith delivered to the Collateral Agent in the same form as so received (with any necessary endorsement). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section
4.02. After all Events of Default under the Credit Agreement and the Tranche A Exchange Note Purchase Agreements have been cured or waived, the Collateral Agent shall, within five Business Days after all such Events of Default have been cured or waived, repay to the Pledgors all cash dividends, interest or principal that such Pledgors would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) above, but only to the extent such cash dividends, interest or principal remain in such account.

      (c) Upon the occurrence and during the continuance of an Event of Default, all rights of the Pledgors to exercise the voting and consensual rights and powers that they are entitled to exercise pursuant to paragraph (a)(i) of this
Section 2.04, and the obligations of the Collateral Agent under paragraph
(a)(ii) of this Section 2.04, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers.


         ARTICLE III.  REPRESENTATIONS, WARRANTIES AND COVENANTS

      The Pledgors jointly and severally represent, warrant and covenant to and with the Collateral Agent and each other Secured Party that:

            (a) the Pledged Stock set forth on Schedule I hereto represents all the issued and outstanding shares of each class of the capital stock of each Guarantor and TAFSI;

            (b) the Pledged Securities have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Stock, are fully paid and nonassessable and (ii) in the case of Pledged Debt Securities, are legal, valid and binding obligations of the issuers thereof;

            (c) except for the security interest granted hereunder, each Pledgor
      (i) is and will at all times continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Sched ule I to be owned by such Pledgor, (ii) holds the same free and clear of all Liens,
      (iii) will make no assign ment, pledge, hypothecation or transfer of, or create any security interest in, the Collateral, other than pursuant hereto and (iv) subject to Section 2.04, will cause any and all Collateral, whether for value paid by either Pledgor or otherwise, to be forthwith deposited with the Collateral Agent and pledged or assigned hereunder;

            (d) except for restrictions and limitations imposed by securities laws generally, the Collateral pledged hereunder is and will be freely transferable and assignable, and no portion of such Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provision or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Collateral hereunder, the sale or disposition of the Collateral pursuant hereto after the occurrence of an Event of Default or the exercise by the Collateral Agent of its rights and remedies hereunder;

            (e) each Pledgor (i) has the power and authority to pledge the Collateral pledged by it hereunder in the manner hereby done or contemplated and (ii) will defend its and the Collateral Agent's title or interest thereto or therein (and in the proceeds thereof) against any and all Liens (other than the Lien of this Agreement), however arising, of all persons whomsoever;

            (f) no consent or approval of any Governmental Authority or any securities exchange was or is necessary to the validity of the pledge effected hereby;

            (g) by virtue of the execution and delivery by the Pledgors of this Agreement, when the Pledged Securities, certificates, instruments or other documents representing or evidencing the Collateral are delivered to the Collateral Agent in accordance with this Agreement, the Collateral Agent will obtain a legal, valid and perfected first priority security interest in the Pledged Securities and the proceeds thereof, as security for the payment and performance of the Obligations; and

            (h) the pledge effected hereby is effective to vest in the Collateral Agent, on behalf of the Secured Parties, the rights of the Collateral Agent in the Collateral as set forth herein.


                          ARTICLE IV.  REMEDIES

      SECTION 4.01. REMEDIES UPON DEFAULT. If an Event of Default shall have occurred and be continuing, the Collateral Agent may exercise, to the extent permitted by law, all the rights of a secured party under the Uniform Commercial Code of the State of New York (whether or not the Code is in effect in the jurisdiction where such rights are exercised) and, in addition, the Collateral Agent may, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, sell the Collateral, or any part thereof, at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of either Pledgor, and each Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay, valuation and appraisal that such Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

      The Collateral Agent shall give each Pledgor at least 10 days' prior written notice (which each Pledgor agrees is reasonable notice within the meaning of Section 9-504(3) of the Uniform Commercial Code as in effect in the State of New York or its equivalent in other jurisdictions) of the Collateral Agent's intention to make any sale of Collateral owned by such Pledgor. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange and, in the case of a private sale, shall state the time after which any such sale is to be made. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid in full by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the

Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. Subject to the terms of the Intercreditor Agreement, at any public sale made pursuant to this Section 4.01, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of either Pledgor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to it from any Pledgor as a credit against the purchase price, and the Collateral Agent may, upon compliance with the terms of sale, hold, retain and dispose of such property without further account ability to any Pledgor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement, and none of the Pledgors shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full; PROVIDED, HOWEVER, that in the event the Obligations shall have been paid in full, the Pledgors shall be entitled to the return of the proceeds of the sale of any such Collateral to the extent not applied to payment of the Obligations. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 4.01 shall be deemed to conform to the commercially reasonable standards as provided in
Section 9-504(3) of the Uniform Commercial Code as in effect in the State of New York or its equivalent in other jurisdictions.

      SECTION 4.02. APPLICATION OF PROCEEDS OF SALE. The proceeds of any sale of Collateral pursuant to Section 4.01, as well as any Collateral consisting of cash, shall be applied by the Collateral Agent as follows:

            FIRST, to the payment of all costs and expenses incurred by the Agent or the Collateral Agent (in its capacity as such hereunder or under any other Credit Transaction Document) in connection with such sale or otherwise in connection with this Agreement, any other Credit Transaction Document or any of the Obligations, including all court costs and the fees, other charges and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent hereunder or under any other Credit Transaction Document on behalf of either of the Pledgors and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Credit Transaction Document;

            SECOND, subject to the provisions of the Intercreditor Agreement, to the Collateral Agent for distribution to the Participating Creditors as provided in Article IV of the Intercreditor Agreement for the payment in full of Indebtedness and satisfaction of the Obligations owed to the Participating Creditors; and

            THIRD, to the Pledgors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

Subject to the terms of the Intercreditor Agreement, the Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of the Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

      SECTION 4.03. SECURITIES ACT, ETC. In view of the position of the Pledgors in relation to the Pledged Securities, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the "Federal Securities Laws") with respect to any disposition of the Pledged Securities permitted hereunder. The Pledgors understand that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Pledged Securities, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Securities could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Pledged Securities under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. The Pledgors recognize that in light of the foregoing restrictions and limitations the Collateral Agent may, with respect to any sale of Pledged Securities, limit the purchasers to those who will agree, among other things, to acquire Pledged Securities for their own account, for investment, and not with a view to the distribution or resale thereof. The Pledgors acknowledge and agree that, in light of the foregoing restrictions and limitations, the Collateral Agent, in its sole and absolute discretion, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering the Pledged Securities or part thereof shall have been filed under the Federal Securities Laws and (b) may approach and negotiate with a single possible purchaser to effect such sale. The Pledgors acknowledge and agree that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Securities at a price that the Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section
4.03 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells.

      SECTION 4.04. REGISTRATION, ETC. Each Pledgor agrees that, upon the occurrence and during the continuance of an Event of Default, if for any reason the Collateral Agent desires to sell any of the Pledged Securities at a public sale, it will, at any time and from time to time, upon the written request of the Collateral Agent, take or cause the issuer of such Pledged Securities to take such action and prepare, distrib ute and/or file such documents, as are required or advisable in the reasonable opinion of counsel for the Collateral Agent, to permit the public sale of such Pledged Securities. Each Pledgor jointly and severally agrees to (a) indemnify, defend and hold harmless the Collateral Agent, the other Secured Parties and their respective officers, directors, affiliates and controlling persons from and against all losses, liabilities, expenses, costs (including the reasonable fees and expenses of legal counsel to the Collateral Agent and the Agent) and claims (including the costs of investigation) that they may incur insofar as any such loss, liability, expense, cost or claim arises out of or is based upon any alleged untrue statement of a material fact contained in any prospectus, offering circular or similar document (or any amendment or supplement thereto), or arises out of or is based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements in any thereof not misleading, except insofar as the same may have been caused by any untrue statement or omission based upon information furnished in writing to any Pledgor or the issuer of such Pledged Securities by the Collateral Agent or any other Secured Party expressly for use therein, and (b) enter into an indemnification agreement with any underwriter of or placement agent for any Pledged Securities, on its standard form, to substantially the same effect. Each Pledgor further agrees to use all reasonable efforts to qualify, file or register, or cause the issuer of such Pledged Securities to qualify, file or register, any of the Pledged Securities under the Blue Sky or other securities laws of such states as may be requested by the Collateral Agent and keep effective, or cause to be kept effective, all such qualifications, filings or registrations. The Pledgors will jointly and severally bear all costs and expenses of carrying out their obligations under this Section 4.04. The Pledgors acknowledge that there is no adequate remedy at law for failure by them to comply with the provisions of this
Section 4.04 and that such failure would not be adequately compensable in damages, and therefore agree that their agreements contained in this Section 4.04 may be specifically enforced.


                        ARTICLE V.  MISCELLANEOUS

      SECTION 5.01. NOTICES. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 10.01 of the Credit Agreement and Section 16.06 of the Tranche A Exchange Note Purchase Agreements. All communications and notices hereunder to the Collateral Agent shall be given to it at the address set forth in Schedule II hereto.

      SECTION 5.02. SECURITY INTEREST ABSOLUTE. All rights of the Collateral Agent hereunder, the security interests granted hereunder and all obligations of the Pledgors hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of any Credit Transaction Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from any Credit Transaction Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations or (d) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Pledgor in respect of the Obligations or in respect of this Agreement (other than the indefeasible payment in full of all the Obligations by any of the Pledgors).

      SECTION 5.03. SURVIVAL OF AGREEMENT. All covenants, agreements, representations and warranties made by any Pledgor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Credit Transaction Document shall be considered to have been relied upon by the Secured Parties and shall survive the making by the Lenders of the Loans, the making by the Swingline Lender of the Swingline Loans and the acceptance by the Tranche A Exchange Note Purchasers of the Tranche A Exchange Notes, and the execution and delivery to the Tranche A Exchange Note Purchasers of the Tranche A Exchange Notes, and the issuance by the Fronting Bank of any Letter of Credit, regardless of any investigation made by the Secured Parties or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on, or any other fee or amount payable under or in respect of any Loan, Swingline Loan, Tranche A Exchange Note or Letter of Credit, or this Agreement or, without duplication of the foregoing, under any of the other Credit Transaction Documents is outstanding and unpaid and so long as the Commitments and the LC Commitment have not been terminated.

      SECTION 5.04. BINDING EFFECT; ASSIGNMENTS. This Agreement shall become effective as to any Pledgor when a counterpart hereof executed on behalf of any Pledgor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Pledgor and the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of the parties hereto, and their respective successors and assigns, except that the Pledgors shall not have the right to assign their rights hereunder or any interest herein or in the Collateral, or any part thereof (and any such attempted assignment shall be void), or otherwise pledge, encumber or grant any option with respect to the Collateral, or any part thereof, or any cash or property held by the Collateral Agent as Collateral under this Agreement except as expressly contemplated by this Agreement or the other Credit Transaction Documents.

      SECTION 5.05. SUCCESSORS AND ASSIGNS. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Pledgor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

      SECTION 5.06. POWER OF ATTORNEY. The Collateral Agent is hereby appointed by the Pledgors, as the true and lawful agent and attorney-in-fact of each Pledgor, and in such capacity the Collateral Agent shall have the right, with power of substitution for the Pledgors and in each Pledgor's name or otherwise, for the use and benefit of the Collateral Agent and the other Secured Parties, upon the occurrence and during the continuance of an Event of Default, (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment representing any interest or dividend or other distribution payable in respect of the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (d) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (e) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; PROVIDED, HOWEVER, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent or any other Secured Party to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent or any other Secured Party, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby, and no action taken or omitted to be taken by the Collateral Agent or any other Secured Party with respect to the Collateral or any part thereof shall give rise to any defense, counterclaim or offset in favor of any Pledgor or to any claim or action against the Collateral Agent or any other Secured Party.

      SECTION 5.07. COLLATERAL AGENT'S FEES AND EXPENSES; INDEMNIFICATION. (a) Each Pledgor jointly and severally agrees to pay upon demand to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts or agents, that the Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from or other realization upon any of the Collateral, (iii) the exercise, enforcement or protection of any of the rights of the Collateral Agent hereunder or (iv) the failure of the Pledgors to perform or observe any of the provisions hereof. If the Pledgors shall fail to do any act or thing that they have covenanted to do hereunder or any representation or warranty of the Pledgors hereunder shall be breached, the Collateral Agent may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach and there shall be added to the Obligations the cost or expense incurred by the Collateral Agent in so doing.

      (b) Without limitation of their indemnification obligations under the other Credit Transaction Documents, each Pledgor jointly and severally agrees to indemnify the Collateral Agent and the other Indemnities against, and hold each of them harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees and expenses, incurred by or asserted against any of them arising out of, in any way connected with, or as a result of, the execution, delivery or performance of this Agreement or any claim, litigation, investigation or proceeding relating hereto or to the Collateral, whether or not any Indemnitee is a party thereto, PROVIDED that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

      (c) Any amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents. The provisions of this Section 5.07 shall remain operative and in full force and effect regardless of the termination of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Credit Transaction Document or any investigation made by or on behalf of the Collateral Agent or any other Secured Party. All amounts due under this Section shall be payable on written demand therefor and shall bear interest at the Alternate Base Rate (as defined in the Credit Agreement) plus 2%.

      SECTION 5.08. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

      SECTION 5.09. WAIVERS; AMENDMENT. (a) No failure or delay of the Collateral Agent or any other Secured Party in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent hereunder and of the other Secured Parties under the other Credit Transaction Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provisions of this Agreement or any other Credit

Transaction Document or consent to any departure by any Pledgor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Pledgor in any case shall entitle such Pledgor or any other Pledgor to any other or further notice or demand in similar or other circumstances.

      (b) Subject to the provisions of the Intercreditor Agreement, neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into among the Pledgors and the Collateral Agent, with the prior written consent of the Required Lenders and the Required Holders; PROVIDED, HOWEVER, that except as provided herein or in the other Credit Transaction Documents, no such agreement shall amend, modify, waive or otherwise adversely affect a Secured Party's rights and interests in any material amount of the Collateral without the prior written consent of such Secured Party.

      SECTION 5.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER CREDIT TRANSACTION DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER CREDIT TRANSACTION DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.10.

      SECTION 5.11. SEVERABILITY. In the event any one or more of the provisions contained in this Agreement or in any other Credit Transaction Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

      SECTION 5.12. JURISDICTION; CONSENT TO SERVICE OF PROCESS. (a) Each Pledgor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Credit Transaction Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Collateral Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or the other Credit Transaction Documents against any Pledgor or its properties in the courts of any jurisdiction.

      (b) Each Pledgor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Credit Transaction Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

      (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 5.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

      SECTION 5.13. TERMINATION. This Agreement and the security interests granted hereby shall terminate when all the Obligations have been indefeasibly paid in full and the Lenders and the Swingline Lender have no further commitment to lend under the Credit Agreement, no Letters of Credit are outstanding and the Fronting Bank has no further obligation to issue Letters of Credit under the Credit Agreement.

      SECTION 5.14. HEADINGS. Article and Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

      SECTION 5.15. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 5.04.

      SECTION 5.16. INTERCREDITOR AGREEMENT. (a) The Collateral Agent agrees, for itself and for each other Secured Party, that it and each other Secured Party shall be bound by the terms of the Intercreditor Agreement in connection with the administration of this Agreement.

      (b) Each Pledgor hereby acknowledges receipt of a copy of and agrees to be bound by the terms of the Intercreditor Agreement.

      SECTION 5.17. REFERENCES TO CREDIT AGREEMENT. Upon the payment and discharge in full of all outstanding Credit Agreement Obligations or all outstanding Tranche A Exchange Note Purchase Obligations, all references herein to the terms of the Credit Agreement or the Tranche A Exchange Note Purchase Agreements, as the case may be, shall become null and void (other than references for the purposes of incorporating herein definitions of terms used therein, which terms will continue to have the meanings assigned thereto immediately prior to such payment and discharge, subject to subsequent amendment or modifications in accordance with the terms hereof).

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.



                                   TRAVELCENTERS OF AMERICA, INC.

                                     by
                                       -----------------------------
                                       Name:
                                       Title:

                                   TA OPERATING CORPORATION,

                                     by
                                       -----------------------------
                                       Name:
                                       Title:

                                   NATIONAL AUTO/TRUCKSTOPS, INC.,

                                     by
                                       -----------------------------
                                       Name:
                                       Title:

                                   TA FRANCHISE SYSTEMS INC.,

                                     by
                                       -----------------------------
                                       Name:
                                       Title:

                                   THE CHASE MANHATTAN BANK, as Collateral
                                   Agent,

                                     by
                                       -----------------------------
                                       Name:
                                       Title:

                                                               EXHIBIT K



                  SECURITY AGREEMENT dated as of March 27, 1997, among
            TRAVELCENTERS OF AMERICA, INC., a Delaware corporation (the "BORROWER"), TA OPERATING CORPORATION, a Delaware corporation ("TA"), NATIONAL AUTO/TRUCKSTOPS, INC., a Delaware corporation ("NATIONAL"), and TA FRANCHISE SYSTEMS, INC., a Delaware corporation ("TAFSI", and, together with TA, National and the Borrower, the "GRANTORS"), and THE CHASE MANHATTAN BANK, a New York banking corporation ("CHASE"), as collateral agent (in such capacity, the "COLLATERAL AGENT") for the Secured Parties (as defined herein).

      Reference is made to (a) the Master Collateral and Intercreditor Agreement dated as of March 27, 1997 (as amended or modified from time to time, the "INTERCREDITOR AGREEMENT"), among the Participating Creditors (as defined in the Intercreditor Agreement) and the Collateral Agent and countersigned by the Grantors; (b) the Credit Agreement dated as of March 21, 1997 (as amended or modified from time to time, the "CREDIT AGREEMENT"), among the Borrower, the financial institutions party thereto, as lenders (the "LENDERS"), and Chase, as agent (in such capacity, the "AGENT"), and as fronting bank (in such capacity, the "FRONTING BANK") and as swingline lender (in such capacity, the "SWINGLINE LENDER"; and (c) the Senior Secured Note Exchange Agreements, each dated as of March 21, 1997 (as amended or modified from time to time, the "TRANCHE A EXCHANGE NOTE PURCHASE AGREEMENTS"), among the Borrower and the Tranche A Exchange Note Purchasers named therein.

      The Lenders, the Fronting Bank and the Swingline Lender, respectively, have agreed to make Loans to the Borrower, to issue Letters of Credit for the account of the Borrower and to make Swingline Loans to the Borrower pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. The Tranche A Exchange Note Purchasers have agreed to accept $35,500,000 aggregate principal amount of the Borrower's 8.94% Series I Senior Secured Notes due 2002 (the "SERIES I TRANCHE A EXCHANGE NOTES") and $50,000,000 aggregate principal amount of the Borrower's Series II Senior Secured Notes due 2005 (the "SERIES II TRANCHE A EXCHANGE NOTES" and, together with the Series I Tranche A Exchange Notes, the "TRANCHE A EXCHANGE NOTES") in exchange for (i) $65,000,000 aggregate principal amount of the outstanding 8.76% Senior Secured Notes due 2002 of National (the "NATIONAL SENIOR NOTES") and (ii) $20,500,000 aggregate principal amount of the outstanding 8.63% Senior Secured Notes due 2002 of TA (the "TA SENIOR NOTES" and, together with the National Senior Notes, the "EXISTING SENIOR NOTES") held by them pursuant to, and upon the terms and conditions specified in, the Tranche A Exchange Note Purchase Agreements.

      The obligations of the Lenders to make Loans, of the Fronting Bank to issue Letters of Credit and of the Swingline Lender to make Swingline Loans under the Credit Agreement and the obligations of the Tranche A Exchange Note Purchasers to accept the Tranche A Exchange Notes in exchange for the Existing Senior Notes held by them pursuant to the Tranche A Exchange Note Purchase Agreements are conditioned upon, among other things, the execution and delivery by the Grantors of a security agreement in the form hereof to secure (a) the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, the Swingline Loans and the Tranche A Exchange Notes, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral and
(iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise, (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) of the Borrower to the Secured Parties under the Credit Agreement, the Tranche A Exchange Note Purchase Agreements, this Agreement and the other Credit Transaction Documents, (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrower under or pursuant to the Credit Agreement, the Tranche A Exchange Note Purchase Agreements and the other Credit Transaction Documents,
(c) the due and punctual payment and performance of all the covenants, agreements, obligations and liabilities of each Grantor under or pursuant to the Credit Transaction Documents to which such Grantor is a party and (d) the due and punctual payment and performance of all obligations of the Borrower, monetary or otherwise, under each Rate Protection Agreement entered into with a counterparty that was a Lender (or an Affiliate of a Lender) at the time such Rate Protection Agreement was entered into (all the obligations referred to in the preceding clauses (a) through (d) being referred to collectively as the "OBLIGATIONS"). All capitalized terms used but not defined herein shall have the meanings set forth in the other Transaction Documents.

      Accordingly, the Grantors and the Collateral Agent, on behalf of itself, and each Secured Party (and each of their respective successors or assigns), hereby agree as follows:


                                ARTICLE I

                               DEFINITIONS

      SECTION 1.01. DEFINITION OF CERTAIN TERMS USED HEREIN. As used herein, the following terms shall have the following meanings:

      "ACCOUNT DEBTOR" shall mean any person who is or who may become obligated to the Grantors under, with respect to or on account of an Account.

      "ACCOUNTS" shall mean, with respect to the Grantors, any and all right, title and interest of any Grantor to payment for goods and services sold or leased (exclusive of any liabilities of the Grantors with respect thereto), including any such right evidenced by chattel paper, whether due or to become due, whether or not it has been earned by performance, and whether now or hereafter acquired or arising in the future, including, without limitation, accounts receivable from Affiliates of the Grantors.

      "ACCOUNTS RECEIVABLE" shall mean, with respect to the Grantors, all right, title and interest of any Grantor to Accounts and all of any Grantor's right, title and interest in any returned goods, together with all rights, titles, securities and guaranties with respect thereto, including any rights to stoppage in transit, replevin, reclamation and resales, and all related security interests, liens and pledges, whether voluntary or involuntary and any and all right, title and interest of any Grantor (i) to all payments arising out of the Franchise Agreements and (ii) to rents receivable arising out of the operating leases entered into between Network Operators and any Grantor pursuant to
Section 7.08 of the Credit Agreement and Section 7.8 of the Tranche A Exchange Note Purchase Agreements, whether due or to become due, whether now or hereafter arising in the future.

      "ASSIGNED CONTRACTS" shall have the meaning assigned to such term in the Collateral Assignment.

      "COLLATERAL" shall mean all (a) Accounts Receivable, (b) Documents, (c) Equipment (including, without limitation, Fixtures), (d) General Intangibles,
(e) Inventory, (f) Proceeds and (g) Collection Deposit Accounts and all other cash and cash accounts.

      "COLLATERAL ASSIGNMENT" shall have the meaning assigned to such term in the Credit Agreement.

      "COLLECTION DEPOSIT ACCOUNT" shall mean a lockbox account of any Grantor maintained for the benefit of the Secured Parties with the Collateral Agent pursuant to Article V or with a Sub-Agent pursuant to a Lockbox Agreement.

      "CREDIT AGREEMENT" shall have the meaning assigned to such term in the preliminary statement of this Agreement.

      "CREDIT TRANSACTION DOCUMENTS" shall mean the Loan Documents (as defined in the Credit Agreement) and the Financing Documents (as defined in the Tranche A Exchange Note Purchase Agreements).

      "DEFAULT" shall mean any "Default" as defined in the Credit Agreement and any "Default" as defined in the Tranche A Exchange Note Purchase Agreements.

      "DOCUMENTS" shall mean all instruments, files, records, ledger sheets and documents covering or relating to any of the Collateral.

      "EQUIPMENT" shall mean all equipment, furniture and furnishings, storage and handling equipment, automotive equipment, motor vehicles, trucks, trailers, and parts thereof and all tangible personal property similar to any of the foregoing, including tools, parts and supplies of every kind and description, and all improvements, accessions or appurtenances thereto, that are now or hereafter owned by any Grantor. The term "Equipment" shall include Fixtures.

      "EVENT OF DEFAULT" shall mean any "Event of Default" as defined in the Credit Agreement and any "Event of Default" as defined in the Tranche A Exchange Note Purchase Agreement.

      "FIXTURES" shall mean all items of Equipment, whether now owned or hereafter acquired, of any Grantor that become so related to particular real estate that an interest in them arises under any real estate law applicable thereto.

      "FRANCHISE AGREEMENTS" shall have the meaning assigned to such term in the Credit Agreement and the Tranche A Exchange Note Purchase Agreements.

      "GENERAL INTANGIBLES" shall mean all choses in action and causes of action and all other assignable intangible personal property of any Grantor of every kind and nature (other than Accounts Receivable) now owned or hereafter acquired by any Grantor, including corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Rate Protection Agreements, the Assigned Contracts and other agreements (including the right to deliver any notice required under the Subordinated Note Intercreditor Agreement in the event that the Borrower fails to do so), but excluding rights under any agreement (other than the Assigned Contracts and the Rate Protection Agreements) in existence on the date hereof as to which the granting of the securing interest granted hereby would constitute a breach), Intellectual Property, goodwill, registrations, franchises, tax refund claims and any letter of credit, guarantee, claim, security interest or other security held by or granted to any Grantor to secure payment by an account debtor of any of the Accounts Receivable.

      "INDEMNITEE" shall mean any "Indemnitee" as defined in the Credit Agreement and any "Indemnitee" as defined in the Tranche A Exchange Note Purchase Agreements.

      "INVENTORY" shall mean all goods of any Grantor, whether now owned or hereafter acquired, held for sale or lease, or furnished or to be furnished by any Grantor under contracts of service, or consumed in any Grantor's business, including raw materials, intermediates, work in process, packaging materials, finished goods, semi-finished inventory, scrap inventory, manufacturing supplies and spare parts, and all such goods that have been returned to or repossessed by or on behalf of any Grantor.

      "INTELLECTUAL PROPERTY" shall mean all intellectual and similar property of any Grantor of every kind and nature now owned or hereafter acquired by any Grantor, including inventions, designs, patents, patent applications, copyrights, copyright registrations, applications to register copyrights, Licenses, trademarks (including service marks), trademark or service mark applications, trade names, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

      "LICENSE" shall mean any patent license, copyright license or other license or sublicense to which any Grantor is or becomes a party, including those listed on Schedule I (other than those license agreements in existence as of the date hereof and listed on Schedule I, and those license agreements entered into after the date hereof, that by their terms prohibit assignment or a grant of a security interest by such Grantor as licensee thereun der).

      "LOCKBOX AGREEMENTS" shall mean the lockbox agreements among any Grantor, the Collateral Agent and a Sub-Agent (as defined in each Lockbox Agreement), substantially in the form of Annex 1 hereto or in such other form as the Collateral Agent may specify.

      "NETWORK OPERATORS" shall have the meaning assigned thereto in the Credit Agreement and the Tranche A Exchange Note Purchase Agreements.

      "OBLIGATIONS" shall have the meaning assigned to such term in the preliminary statement of this Agreement.

      "PERFECTION CERTIFICATE" shall mean the Perfection Certificate substantially in the form of Annex 2 hereto, prepared by the Grantors.

      "PROCEEDS" shall mean any consideration received from the sale, exchange, license, lease or other disposition of any asset or property that constitutes Collateral, any value received as a consequence of the possession of any Collateral and any payment received from any insurer or other person or entity as a result of the destruction, loss, theft, damage or other involuntary conversion of whatever nature of any asset or property that constitutes Collateral, and shall include (a) all cash and negotiable instruments received or held on behalf of the Collateral Agent pursuant to the Lockbox Agreements or any other lockbox or similar arrangement relating to the payment of Accounts Receivable and Inventory and (b) any claim of any Grantor against any third party for (and the right to sue and recover for and the rights to damages or profits due or accrued arising out of or in connection with) (i) past, current or future infringement of any patent now or hereafter owned by any Grantor or licensed under a patent license, (ii) past, current or future breach of any License, (iii) past, current or future infringement of any copyright now or hereafter owned by any Grantor or licensed under a copyright license and (iv) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

      "REQUIRED HOLDERS" shall have the meaning set forth in the Tranche A Exchange Note Purchase Agreements.

      "REQUIRED LENDERS" shall have the meaning set forth in the Credit
Agreement.

      "SECURED PARTIES" shall mean (a) the Lenders, (b) the Fronting Bank, (c) the Agent, (d) the Collateral Agent, (e) the Tranche A Exchange Note Purchasers,
(f) the Swingline Lender and (g) the successors and assigns of each of the foregoing.

      "SECURITY INTEREST" shall have the meaning assigned to such term in
Section 2.01.

      "SUB-AGENT" shall mean a financial institution that shall have delivered to the Collateral Agent an executed Lockbox Agreement.

      SECTION 1.02. RULES OF INTERPRETATION. The rules of interpretation specified in Section 1.02 of the Credit Agreement shall be applicable to this Agreement.


                               ARTICLE II

                            SECURITY INTEREST

      SECTION 2.01. SECURITY INTEREST. As security for the payment or performance, as the case may be, of the Obligations, each Grantor hereby bargains, sells, conveys, assigns, sets over, mortgages, pledges, hypothecates and transfers to the Collateral Agent, its successors and its assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in, all of such Grantor's right, title and interest in, to and under the Collateral (the "SECURITY INTEREST"). Without limiting the foregoing, the Collateral Agent is hereby authorized to file one or more financing statements (including fixture filings), continuation statements, filings with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Grantor, without the signature of any Grantor, naming any Grantor or the Grantors as debtors and the Collateral Agent as secured party.

      Each Grantor agrees at all times to keep accurate and complete accounting records with respect to the Collateral, including a record of all payments and Proceeds received in respect thereof.

      SECTION 2.02. NO ASSUMPTION OF LIABILITY. The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of any of the Collateral.

                               ARTICLE III

                     REPRESENTATIONS AND WARRANTIES

      The Grantors jointly and severally represent and warrant to and with the Collateral Agent and each other Secured Party that:

      SECTION 3.01. TITLE AND AUTHORITY. Each Grantor has good and valid rights in and title to the Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Collateral Agent the Security Interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other person other than any consent or approval that has been obtained.

      SECTION 3.02. FILINGS. The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein is correct and complete. Fully executed Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations containing a description of the Collateral have been delivered to the Collateral Agent for filing in each governmental, municipal or other office specified in Schedule 6 to the Perfection Certificate, which are all the filings, recordings and registrations that are necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the benefit of the Secured Parties) in respect of all Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements.

      SECTION 3.03. VALIDITY OF SECURITY INTEREST. The Security Interest constitutes (a) a legal and valid security interest in all the Collateral securing the payment and performance of the Obligations and (b) subject to the filings described in Section 3.02 above, a perfected security interest in all Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code or other applicable law in such jurisdictions. The Security Interest is and shall be prior to any other Lien on any of the Collateral, other than Liens expressly permitted to be prior to the Security Interest pursuant to Section 7.02 of the Credit Agreement and Section 7.2 of the Tranche A Exchange Note Purchase Agreements.

      SECTION 3.04. ABSENCE OF OTHER LIENS. The Collateral is owned by the Grantors free and clear of any Lien, except for Liens expressly permitted pursuant to Section 7.02 of the Credit Agreement and Section 7.2 of the Tranche A Exchange Note Purchase Agreements. Other than as contemplated hereby or by the Trademark Security Agreement, no Grantor has filed or consented to the filing of
(a) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Collateral, (b) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with the United States Patent and Trademark Office or the United States Copyright Office nor (c) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with any foreign governmental, municipal or other office.


                               ARTICLE IV

                                COVENANTS

      SECTION 4.01. CHANGE OF NAME; LOCATION OF COLLATERAL; RECORDS; PLACE OF BUSINESS. (a) Each Grantor agrees promptly to notify the Collateral Agent of any change (i) in its corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) in the location of its chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility) or (iii) in its identity or corporate structure. Each Grantor agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. Each Grantor agrees promptly to notify the Collateral Agent if any material portion of the Collateral is damaged or destroyed.

      (b) Each Grantor agrees to maintain, at its own cost and expense, complete and accurate records with respect to the Collateral owned by it and, at such time or times as the Collateral Agent may request, promptly to prepare and deliver to the Collateral Agent a duly certified schedule or schedules in form and detail satisfactory to the Collateral Agent showing the identity, amount and location of any and all Collateral.

      SECTION 4.02. PERIODIC CERTIFICATION. Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to Section 6.04 of the Credit Agreement and Section 6.4 of the Tranche A Exchange Note Purchase Agreements, each Grantor shall deliver to the Collateral Agent a certificate executed by a Financial Officer and the chief legal officer of such Grantor (a) setting forth the information required pursuant to Section 2 of the Perfection Certificate, (b) certifying that all Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause (a) above to the extent necessary to protect and perfect the Security Interest for a period of not less than 18 months after the date of such certificate, (c) setting forth, with respect to each filing, recording or registration (including each refiling, rerecording or reregistration) made since the date of the Perfection Certificate or the most recent certificate delivered pursuant to this
Section 4.02, the filing office, date and file number thereof and (d) attaching true, correct and complete acknowledgement copies of each such filing, recording or registration not theretofore delivered to the Collateral Agent.

      SECTION 4.03. PROTECTION OF SECURITY. Each Grantor shall, at its own cost and expense, take any and all actions necessary to defend title to the Collateral against all persons and to defend the Security Interest of the Collateral Agent in the Collateral and the priority thereof against any Lien not expressly permitted under the Credit Agreement and the Tranche A Exchange Note Purchase Agreements.

      SECTION 4.04. FURTHER ASSURANCES. Each Grantor agrees, at its expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collat eral Agent or any of the other Secured Parties may from time to time request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note or other instrument, such note or instrument shall (to the extent not previously pledged and delivered pursuant to the Pledge Agreement) be immediately pledged and delivered to the Collateral Agent, duly endorsed in a manner satisfactory to the Collateral Agent.

      SECTION 4.05. INSPECTION AND VERIFICATION. The Collateral Agent and such persons as the Collateral Agent may reasonably designate shall have the right, at any reasonable time or times and at the Grantor's own cost and expense, to inspect the Collateral, all records related thereto (and to make extracts and copies from such records) and the premises upon which any of the Collateral is located, to discuss any of the Grantors' affairs with the officers of such Grantor and its independent accountants and to verify under reasonable procedures the validity, amount, quality, quantity, value, condition and status of or any other matter relating to, the Collateral, including, in the case of Accounts or Collateral in the possession of any third party, by contacting Account Debtors or the third party possessing such Collateral for the purpose of making such a verification. The Collateral Agent shall have the absolute right to share any information it gains from such inspection or verification with any other Secured Party.

      SECTION 4.06. TAXES; ENCUMBRANCES. At its option, the Collateral Agent may discharge past due taxes, assessments, charges, fees, liens, security interests or other encumbrances at any time levied or placed on the Collateral and not permitted under the Credit Transaction Documents, and may pay for the maintenance and preservation of the Collateral to the extent any Grantor fails to do so as required by this Agreement or the other Credit Transaction Documents, and such Grantor agrees to reimburse the Collateral Agent on demand for any payment made or any expense incurred by the Collateral Agent pursuant to the foregoing authorization; PROVIDED, HOWEVER, that nothing in this Section
4.06 shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on, the Collateral Agent or any other Secured Party to cure or perform, any covenants or other promises of the Grantors with respect to taxes, assessments, charges, fees, liens, security interests or other encumbrances and maintenance as set forth herein or in the other Credit Transaction Documents.

      SECTION 4.07. ASSIGNMENT OF SECURITY INTEREST. If at any time any Grantor shall take and perfect a secu rity interest in any property of an Account Debtor or any other person to secure payment and performance of an Account, such Grantor shall promptly assign such security interest to the Collateral Agent. Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other person granting the security interest.

      SECTION 4.08. CONTINUING OBLIGATIONS OF THE GRANTORS. The Grantors shall remain liable to, at their own cost and expense, duly and punctually, observe and perform all the conditions and obligations to be observed and performed by them under each contract, agreement or instrument relating to the Collateral, all in accordance with the terms and conditions thereof, and each Grantor agrees to indemnify and hold harmless the Collateral Agent and the other Secured Parties from and against any and all liability for such performance.

      SECTION 4.09. USE AND DISPOSITION OF COLLATERAL. The Grantors may use but not dispose of the Collateral in any lawful manner not inconsistent with the provisions of this Agreement, the Credit Agreement, the Tranche A Exchange Note Purchase Agreements or any other Credit Transaction Document, except that the Grantors may dispose of Collateral to the extent expressly permitted by provisions of the Credit Transaction Documents. Without limiting the generality of the foregoing, each Grantor agrees that it shall not permit any Inventory to be in the possession or control of any warehouseman, bailee, agent or processor at any time unless such warehouseman, bailee, agent or processor shall have been notified of the Security Interest and shall have agreed in a writing in form and substance reasonably satisfactory to the Collateral Agent to hold the Inventory subject to the Security Interest and the instructions of the Collateral Agent and to waive and release any Lien held by it with respect to such Inventory, whether arising by operation of law or otherwise.

      SECTION 4.10. LIMITATION ON MODIFICATION OF ACCOUNTS. No Grantor will, without the Collateral Agent's prior written consent, grant any extension of the time of payment of any of the Accounts Receivable, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, credits, discounts, compromises or settlements granted or made in the ordinary course of business. After a Default or an Event of Default shall have occurred and during the continuance thereof, the Collateral Agent may notify the Grantors not to grant or make any such extension, credit, discount, compromise, or settlement under any circumstances without its prior written consent.


                                ARTICLE V

                               COLLECTIONS

      SECTION 5.01. COLLECTION DEPOSIT ACCOUNTS. (a) On and after the Closing Date, each Grantor agrees to establish and maintain one or more Collection Deposit Accounts with the Collateral Agent or with any financial institution that (i) is satisfactory to the Collateral Agent and (ii) enters into a Lockbox Agreement.

      (b) Unless and until the Collection Deposit Accounts are converted to closed lockbox accounts pursuant to paragraph (c) below, each Grantor may at any time withdraw any of the funds contained in a Collection Deposit Account of such Grantor for use, subject to the provisions of the Credit Transaction Documents, for general corporate purposes.

      (c) Effective upon notice to the Grantors from the Collateral Agent after the occurrence and during the continuance of an Event of Default (which notice may be given by telephone if promptly confirmed in writing), each Collection Deposit Account will, without any further action on the part of any Grantor, the Collateral Agent or any Sub-Agent, convert into a closed lockbox account under the exclusive dominion and control of the Collateral Agent in which funds are held subject to the rights of the Collateral Agent hereunder. No Grantor shall thereafter have any right or power to withdraw any funds from any Collection Deposit Account without the prior written consent of the Collateral Agent until all Events of Default are cured or waived. The Grantors irrevocably authorize the Collateral Agent to notify each Sub-Agent (i) of the occurrence of an Event of Default and (ii) of the matters referred to in this paragraph (c). Following the occurrence of an Event of Default, the Collateral Agent may instruct each Sub-Agent to transfer immediately all funds held in each Collection Deposit Account to an account maintained with the Collateral Agent.

      SECTION 5.02. COLLECTIONS. (a) From and after the Closing Date, each Grantor agrees to notify and direct promptly each Account Debtor and every other person obligated to make payments with respect to the Accounts Receivable, Inventory and Assigned Contracts to make all such payments to a Collection Deposit Account established by it. Each Grantor shall use all reasonable efforts to cause each Account Debtor and every other person identified in the preceding sentence to make all payments with respect to the Accounts Receivable, Inventory and Assigned Contracts directly to such Collection Deposit Account.

      (b) In the event that any Grantor directly receives any remittances on Accounts Receivable, Inventory, or with respect to the Assigned Contracts, notwithstanding the arrangements for payment directly into the Collection Deposit Accounts, such remittances shall be held in trust for the benefit of the Collateral Agent and the other Secured Parties and shall be segregated from other funds of such Grantor, subject to the Security Interest granted hereby, and such Grantor shall cause such remittances and payments to be deposited into the applicable Collection Deposit Account as soon as practicable after such Grantor's receipt thereof.

      SECTION 5.03. POWER OF ATTORNEY. The Collateral Agent is hereby appointed by the Grantors as the true and lawful agent and attorney-in-fact of each Grantor, and in such capacity the Collateral Agent shall have the right, with power of substitution for the Grantors and in each Grantor's name or otherwise, for the use and benefit of the Collateral Agent and the other Secured Parties, upon the occurrence and during the continuance of an Event of Default, (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (d) to send verifications of Accounts Receivable to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) to notify, or to require the Grantors to notify, Account Debtors to make payment directly to the Collateral Agent; and (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; PROVIDED, HOWEVER, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent or any other Secured Party to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent or any other Secured Party, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby, and no action taken or omitted to be taken by the Collateral Agent or any other Secured Party with respect to the Collateral or any part thereof shall give rise to any defense, counterclaim or offset in favor of any Grantor or to any claim or action against the Collateral Agent or any other Secured Party. It is understood and agreed that the appointment of the Collateral Agent as the agent and attorney-in-fact of the Grantors for the purposes set forth above is coupled with an interest and is irrevocable. The provisions of this Section 5.03 shall in no event relieve any Grantor of any of its obligations hereunder or under the other Credit Transaction Documents with respect to the Collateral or any part thereof or impose any obligation on the Collateral Agent or any other Secured Party to proceed in any particular manner with respect to the Collateral or any part thereof, or in any way limit the exercise by the Collateral Agent or any other Secured Party of any other or further right that it may have on the date of this Agreement or hereafter, whether hereunder, under any other Credit Transaction Document, by law or otherwise. Any sale pursuant to the provisions of this Section 5.03 shall be deemed to conform to the commercially reasonable standards as provided in
Section 9-504(3) of the Uniform Commercial Code as in effect in the State of New York or its equivalent in other jurisdictions.


                               ARTICLE VI

                                REMEDIES

      SECTION 6.01. REMEDIES UPON DEFAULT. Upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to deliver each item of Collateral to the Collateral Agent on demand, and it is agreed that the Collateral Agent shall have the right (subject to applicable law) to take any of or all the following actions at the same or different times: (a) with respect to any Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Collateral by such Grantor to the Collateral Agent, or to license or, to the extent permitted by applicable law, sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any such Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers cannot be obtained), and (b) with or without legal process and with or without previous notice or demand for performance, to take possession of the Collateral (and temporary possession of any non-Collateral in connection with any such repossession, with the right to store, at the Grantors' expense and risk, such non-Collateral) and without liability for trespass to enter any premises where the Collateral may be located for the purpose of taking possession of or removing the Collateral and, generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, each Grantor agrees that the Collateral Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral, at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of such Grantors, and each Grantor hereby waives (to the fullest extent permitted by applicable law) all rights of redemption, stay and appraisal that such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

      The Collateral Agent shall give the Grantors 10 days' written notice (which each Grantor agrees is reason able notice within the meaning of Section 9-504(3) of the Uniform Commercial Code as in effect in the State of New York or its equivalent in other jurisdictions) of the Collateral Agent's intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public sale made pursuant to this Section 6.01, any Secured Party may bid for or purchase, free (to the fullest extent permitted by applicable law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to such Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full; PROVIDED, HOWEVER, that in the event the obligations shall have been paid in full, the Grantors shall be entitled to the return of the proceeds of the sale of any such Collateral to the extent not applied to payment of the Obligations. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 6.01 shall be deemed to conform to the commercially reasonable standards as provided in
Section 9-504(3) of the Uniform Commercial Code as in effect in the State of New York or its equivalent in other jurisdictions.

      SECTION 6.02. APPLICATION OF PROCEEDS. The Collateral Agent shall apply the proceeds of any collection or sale of the Collateral, as well as any Collateral consisting of cash, as follows:

            FIRST, to the payment of all costs and expenses incurred by the Agent or the Collateral Agent (in its capacity as such hereunder or under any other Credit Transaction Document) in connection with such collection or sale or otherwise in connection with this Agreement or any of the Obligations, includ ing all court costs and the fees, other charges and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent hereunder or under any other Credit Transaction Document on behalf of the Grantors and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Credit Transaction Document;

            SECOND, subject to the provisions of the Intercreditor Agreement, to the Collateral Agent for distribution to the Participating Creditors (as defined in the Intercreditor Agreement) as provided in Article IV of the Intercreditor Agreement for the payment in full of Indebtedness and satisfaction of the Obligations owed to the Participating Creditors; and

            THIRD, to the Grantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

Subject to the terms of the Intercreditor Agreement, the Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of the Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt by the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

      SECTION 6.03. GRANT OF LICENSE TO USE INTELLECTUAL PROPERTY. For the purpose of enabling the Collateral Agent to exercise rights and remedies under this Section 6.03 at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, license or sub-license any of the Collateral consisting of Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license by the Collateral Agent shall be exercised, at the option of the Collateral Agent, upon the occurrence and during the continuation of an Event of Default, provided that any license, sub-license or other transaction entered into by the Collateral Agent in accordance herewith shall be binding upon the Grantors notwithstanding any subsequent cure of an Event of Default.


                               ARTICLE VII

                              MISCELLANEOUS

      SECTION 7.01. NOTICES. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 10.01 of the Credit Agreement and Section 16.6 of the Tranche A Exchange Note Purchase Agreements. All communications and notices hereunder to the Collateral Agent shall be given to it at its address set forth in Schedule II hereto.

      SECTION 7.02. SECURITY INTEREST ABSOLUTE. All rights of the Collateral Agent hereunder, the Security Interest and all obligations of the Grantors hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of any Credit Transaction Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations or any other amendment or waiver of or any consent to any departure from any Credit Transaction Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other Collateral, or any release or amendment or waiver of or consent under or departure from any Guarantee, securing or guaranteeing all or any of the Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Obligations or in respect of this Agreement (other than the indefeasible payment in full of all the Obligations by such Grantor).

      SECTION 7.03. SURVIVAL OF AGREEMENT. All covenants, agreements, representations and warranties made by any Grantor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Credit Transaction Document shall be considered to have been relied upon by the Secured Parties and shall survive the making by the Lenders of the Loans, the making by the Swingline Lender of the Swingline Loans and the acceptance by the Tranche A Exchange Note Purchasers of the Tranche A Exchange Notes, the execution and delivery to the Tranche A Exchange Note Purchasers of the Tranche A

Exchange Notes, and the issuance by the Fronting Bank of any Letter of Credit, regardless of any investigation made by the Secured Parties or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on, or any other fee or amount payable under or in respect of, any Loan, Swingline Loan, Tranche A Exchange Note or Letter of Credit, or this Agreement or, without duplication of the foregoing, under any of the other Credit Transaction Documents is outstanding and unpaid and so long as the Commitments and the LC Commitment have not been terminated.

      SECTION 7.04. BINDING EFFECT; ASSIGNMENTS. This Agreement shall become effective as to any Grantor when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Grantor and the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of such Grantor, the Collateral Agent and the other Secured Parties and their respective successors and assigns, except that no Grantor shall have the right to assign its rights hereunder or any interest herein or in the Collateral (and any such attempted assignment shall be void) except as expressly contemplated by this Agreement or the other Credit Transaction Documents.

      SECTION 7.05. SUCCESSORS AND ASSIGNS. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

      SECTION 7.06. COLLATERAL AGENT'S FEES AND EXPENSES; INDEMNIFICATION. (a) Each Grantor jointly and severally agrees to pay upon demand to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts or agents, that the Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from or other realization upon any of the Collateral, (iii) the exercise, enforcement or protection of any of the rights of the Collateral Agent hereunder or (iv) the failure of the Grantors to perform or observe any of the provisions hereof. If any Grantor shall fail to do any act or thing that it has covenanted to do hereunder or any representation or warranty of any Grantor hereunder shall be breached, the Collateral Agent may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach and there shall be added to the Obligations the cost or expense incurred by the Collateral Agent in so doing.

      (b) Without limitation of its indemnification obligations under the other Credit Transaction Documents, each Grantor jointly and severally agrees to indemnify the Collateral Agent and the other Indemnitees against, and hold each of them harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees and expenses, incurred by or asserted against any of them arising out of, in any way connected with, or as a result of, the execution, delivery or performance of this Agreement or any claim, litigation, investigation or proceeding relating hereto or to the Collateral, whether or not any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

      (c) Any amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents. The provisions of this Section 7.06 shall remain operative and in full force and effect regardless of the termination of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Credit Transaction Document or any investigation made by or on behalf of the Collateral Agent or any other Secured Party. All amounts due under this
Section 7.06 shall be payable on written demand therefor and shall bear interest at the Alternate Base Rate (as defined in the Credit Agreement) plus 2%.

      SECTION 7.07. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

      SECTION 7.08. WAIVERS; AMENDMENT. (a) No failure or delay of the Collateral Agent or any other Secured Party in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent hereunder and of the other Secured Parties under the other Credit Transaction Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provisions of this Agreement or any other Credit Transaction Document or consent to any departure by the Grantors therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Grantor in any case shall entitle such Grantor or the any other Grantor to any other or further notice or demand in similar or other circumstances.

      (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into by the Grantors and the Collateral Agent, with the prior written consent of the Required Lenders and the Required Holders; PROVIDED, HOWEVER, that except as provided herein or in the other Credit Transaction Documents, no such agreement shall amend, modify, waive or otherwise adversely affect a Secured Party's rights and interests in any material amount of the Collateral without the prior written consent of such Secured Party.

      SECTION 7.09. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER CREDIT TRANSACTION DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER CREDIT TRANSACTION DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.09.

      SECTION 7.10. SEVERABILITY. In the event any one or more of the provisions contained in this Agreement or in any other Credit Transaction Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

      SECTION 7.11. JURISDICTION; CONSENT TO SERVICE OF PROCESS. (a) Each Grantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Credit Transaction Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Collateral Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or the other Credit Transaction Documents against any Grantor or its properties in the courts of any jurisdiction.

      (b) Each Grantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Credit Transaction Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

      (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 7.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

      SECTION 7.12. TERMINATION OR RELEASE. (a) This Agreement and the Security Interest shall terminate when all the Obligations have been indefeasibly paid in full and the Lenders and the Swingline Lender have no further commitment to lend under the Credit Agreement, no Letters of Credit are outstanding and the Fronting Bank has no further obligation to issue Letters of Credit under the Credit Agreement.

      (b) Upon any sale by any Grantor of any Collateral that is permitted under the Credit Agreement and the Tranche A Exchange Note Purchase Agreements (including releases in connection with any disposition of Collateral pursuant to Sections 7.03 and 7.05 of the Credit Agreement, Sections 9 and 10 of the Guarantee Agreement and Sections 7.3 and 7.5 of the Tranche A Exchange Note Purchase Agreements), or, subject to the terms of the Intercreditor Agreement, upon the effectiveness of any written consent to the release of the Security Interest in any Collateral pursuant to Section 10.08 of the Credit Agreement and
Section 13 of the Tranche A Exchange Note Purchase Agreements, the Security Interest in such Collateral shall be automatically released.

      (c) In connection with any termination or release pursuant to paragraphs
(a) and (b), the Collateral Agent shall execute and deliver to such Grantor, at such Grantor's expense, all Uniform Commercial Code termination statements and similar documents that such Grantor shall reasonably request to evidence such termination or release. Any execution and delivery of termination statements or documents pursuant to this Section 7.12 shall be without recourse to or warranty by the Collateral Agent.

      SECTION 7.13. HEADINGS. Article and Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

      SECTION 7.14. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 7.04.

      SECTION 7.15. INTERCREDITOR AGREEMENT. (a) The Collateral Agent agrees, for itself and for each other Secured Party, that it and each other Secured Party shall be bound by the terms of the Intercreditor Agreement in connection with the administration of this Agreement.

      (b) Each Grantor hereby acknowledges receipt of a copy of and agrees to be bound by the terms of the Intercreditor Agreement.

      SECTION 7.16. REFERENCES TO CREDIT AGREEMENT. Upon the payment and discharge in full of all outstanding Credit Agreement Obligations or all outstanding Tranche A Exchange Note Obligations, all references herein to the terms of the Credit Agreement or the Tranche A Exchange Note Purchase Agreements, as the case may be, shall become null and void (other than references for the purpose of incorporating herein definitions of terms used therein, which terms will continue to have the meanings assigned thereto immediately prior to such payment and discharge, subject to subsequent amendment or modifications in accordance with the terms hereof).

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.



                              TRAVELCENTERS OF AMERICA, INC.,

                                by
                                  ---------------------------------------
                                  Name:
                                  Title:



                              TA OPERATING CORPORATION,

                                by
                                  ---------------------------------------
                                  Name:
                                  Title:



                              NATIONAL AUTO/TRUCKSTOPS, INC.,

                                by
                                  ---------------------------------------
                                  Name:
                                  Title:



                              TA FRANCHISE SYSTEMS INC.,

                                by
                                  ---------------------------------------
                                  Name:
                                  Title:



                              THE CHASE MANHATTAN BANK, as Collateral
                              Agent,

                                by
                                  ---------------------------------------
                                  Name:
                                  Title:

                                                               EXHIBIT L



                        TRADEMARK SECURITY AGREEMENT dated as of March 27, 1997,
                  among TRAVELCENTERS OF AMERICA, INC., a Delaware corporation (the "BORROWER"), TA OPERATING CORPORATION, a Delaware corporation ("TA"), NATIONAL AUTO/TRUCKSTOPS, INC., a Delaware corporation ("NATIONAL"), TA FRANCHISE SYSTEMS, INC., a Delaware corporation ("TAFSI", and, together with the Borrower, TA and National, the "GRANTORS"), and THE CHASE MANHATTAN BANK, a New York banking corporation ("CHASE"), as collateral agent (in such capacity, the ("COLLATERAL AGENT") for the Secured Parties (as defined herein).


            Reference is made to (a) the Master Collateral and Intercreditor Agreement dated as of March 27, 1997 (as amended or modified from time to time, the "INTERCREDITOR AGREEMENT"), among the Participating Creditors (as defined therein) and the Collateral Agent and countersigned by the Grantors; (b) the Credit Agreement dated as of March 21, 1997 (as amended or modified from time to time, the "CREDIT AGREEMENT"), among the Borrower, the financial institutions party thereto, as lenders (the "LENDERS") and Chase, as agent (in such capacity, the "AGENT"), as fronting bank (in such capacity the "FRONTING BANK"), as swingline lender (in such capacity, the "SWINGLINE LENDER"); and (c) the Senior Secured Note Exchange Agreements, each dated as of March 21, 1997 (as amended or modified from time to time, the "TRANCHE A EXCHANGE NOTE PURCHASE AGREEMENTS"), among the Borrower and the Tranche A Exchange Note Purchasers named therein.

            The Lenders, the Fronting Bank and the Swingline Lender, respectively, have agreed to make Loans to the Borrower, to issue Letters of Credit for the account of the Borrower and to make Swingline Loans to the Borrower pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. The Tranche A Exchange Note Purchasers have agreed to accept $35,500,000 aggregate principal amount of the Borrower's 8.94% Series I Senior Secured Notes due 2002 (the "SERIES I TRANCHE A EXCHANGE NOTES") and $50,000,000 aggregate principal amount of the Borrower's Series II Senior Secured Notes due 2005 (the "SERIES II TRANCHE A EXCHANGE NOTES" and, together with the Series I Tranche A Exchange Notes, the "TRANCHE A EXCHANGE NOTES") in exchange for (i) $65,000,000 aggregate principal amount of the outstanding 8.76% Senior Secured Notes due 2002 of National (the "NATIONAL SENIOR NOTES") and (ii) $20,500,000 aggregate principal amount of the outstanding 8.63% Senior Secured Notes due 2002 of TA (the "TA SENIOR NOTES" and, together with the National Senior Notes, the "EXISTING SENIOR NOTES") held by them pursuant to, and upon the terms and subject to the conditions specified in, the Tranche A Exchange Note Purchase Agreements.

      The obligations of the Lenders to make Loans, of the Fronting Bank to issue Letters of Credit and of the Swingline Lender to make Swingline Loans under the Credit Agreement and the obligations of the Tranche A Exchange Note Purchasers to accept the Tranche A Exchange Notes in exchange for the Existing Senior Notes held by them pursuant to the Tranche A Exchange Note Purchase Agreements are conditioned upon, among other things, the execution and delivery by the Grantors of a security agreement in the form hereof to secure (a) the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, the Swingline Loans and the Tranche A Exchange Notes, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral and
(iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise, (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) of the Borrower to the Secured Parties under the Credit Agreement, the Tranche A Exchange Note Purchase Agreements, this Agreement and the other Credit Transaction Documents, (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrower under or pursuant to the Credit Agreement, the Tranche A Exchange Note Purchase Agreements and the other Credit Transaction Documents,
(c) the due and punctual payment and performance of all the covenants, agreements, obligations and liabilities of each Grantor under or pursuant to the Credit Transaction Documents to which such Grantor is a party and (d) the due and punctual payment and performance of all obligations of the Borrower, monetary or otherwise, under each Rate Protection Agreement entered into with a counterparty that was a Lender (or an Affiliate of a Lender) at the time such Rate Protection Agreement was entered into (all the obligations referred to in the preceding clauses (a) through (d) being referred to collectively as the "OBLIGATIONS"). All capitalized terms used but not defined herein shall have the meanings set forth in the other Credit Transaction Documents.

            Accordingly, the Grantors and the Collateral Agent, on behalf of itself, and each other Secured Party (and each of their successors or assigns), hereby agree as follows:

            SECTION 1. DEFINITION OF CERTAIN TERMS USED HEREIN. As used herein, the following terms shall have the following meanings:

            "COLLATERAL" shall mean all the following, whether now owned or hereafter acquired by any Grantor: (a) Trademark Licenses, (b) Trademarks, including registrations, recordings and applications listed on Schedule I attached hereto and (c) all products and Proceeds (including insurance proceeds) of, and additions, improvements and accessions to, and books and records describing or used in connection with, any and all the property described above.

            "CREDIT TRANSACTION DOCUMENTS" shall mean the Loan Documents (as defined in the Credit Agreement) and the Financing Documents (as defined in the Tranche A Exchange Note Purchase Agreements).

            "EVENT OF DEFAULT" shall mean any "Event of Default" as defined in the Credit Agreement and any "Event of Default" as defined in the Tranche A Exchange Note Purchase Agreements.

            "INDEMNITEE" shall mean any "Indemnitee" as defined in the Credit Agreement and any "INDEMNITEE" as defined in the Tranche A Exchange Note Purchase Agreements.

            "PROCEEDS" shall mean any consideration received from the sale, exchange or other disposition of any asset or property that constitutes Collateral, any value received as a consequence of the possession of any Collateral and any payment received from any insurer or other person or entity as a result of the destruction, loss, theft, damage or other involuntary conversion of whatever nature of any asset or property that constitutes Collateral, any claims of any Grantor against third parties for past, current or future infringement or dilution of any Trademark or Trademark License or for injury to the goodwill associated with any Trademark or Trademark licensed under any Trademark License and any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

            "SECURED PARTIES" shall mean (a) the Lenders, (b) the Fronting Bank,
(c) the Agent, (d) the Collateral Agent, (e) the Tranche A Exchange Note Purchasers, (f) the Swingline Lender and (g) the successors and assigns of each of the foregoing.

            "TRADEMARK LICENSES" shall mean any written agreement granting to any third party any right to use any Trademark now or hereafter owned by any Grantor, or granting to any Grantor any right to use any Trademark now or hereafter owned by any third party.

            "TRADEMARKS" shall mean all of the following now or hereafter owned:
(a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office, any State of the United States or any other country or any political subdivision thereof, (b) all goodwill of the business symbolized by and/or associated therewith and (c) all extensions or renewals thereof.

            SECTION 2. RULE OF INTERPRETATION. The rules of interpretation specified in Section 1.02 of the Credit Agreement shall be applicable to this Agreement.

            SECTION 3. SECURITY INTEREST. As security for the payment or performance, as the case may be, of the Obligations, each Grantor hereby bargains, sells, conveys, assigns, sets over, mortgages, pledges, hypothecates and transfers to the Collateral Agent, its successors and its assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in, all of such Grantor's right, title and interest in, to and under the Collateral (the "SECURITY INTEREST"). Without limiting the foregoing, the Collateral Agent is hereby authorized to file one or more financing statements, continuation statements, filings with the United States Patent and Trademark Office, or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest without the signature of any Grantor, naming any Grantor or the Grantors as debtors and the Collateral Agent as secured party.

            Each Grantor at all times to keep accurate and complete accounting records with respect to the Collateral, including a record of all payments and proceeds received in respect thereof.

            SECTION 4. FURTHER ASSURANCES. Each Grantor agrees, at its expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent or the other Secured Parties may from time to time reasonably request for the better assuring and preserving of the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest created hereby and the filing of any financing statements or other documents (including filings with the United States Patent and Trademark Office) in connection herewith, and the execution and delivery of any document required to supplement this Agreement with respect to any Trademarks acquired, registered or issued after the date hereof. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note or other instrument, such note or instrument shall (to the extent not previously pledged and delivered pursuant to the Pledge Agreement) be immediately pledged and delivered to the Collateral Agent, duly endorsed in a manner reasonably satisfactory to the Collateral Agent.

            SECTION 5. INSPECTION AND VERIFICATION. The Collateral Agent and such persons as the Collateral Agent may reasonably designate shall have the right, at any reasonable time or times, to inspect the Collateral, all records related thereto (and to make extracts and copies from such records) and the premises upon which any of the Collateral is located, to discuss any Grantor's affairs with the officers of such Grantor and its independent accountants and to verify under reasonable procedures the validity, amount, quality, quantity, value, conditions and status of, or any other matter relating to, the Collateral, including, in the case of Collateral in the possession of any third party, by contacting such person possessing such Collateral for the purpose of making such a verification. The Collateral Agent shall have the absolute right to share any information it gains from such inspection or verification with any other Secured Party.

            SECTION 6. TAXES; ENCUMBRANCES. At its option, the Collateral Agent may discharge past due taxes, assessments, charges, fees, liens, security interests or other encumbrances at any time levied or placed on the Collateral and not permitted under the Credit Transaction Documents, and may pay for the maintenance and preservation of the Collateral to the extent any Grantor fails to do so as required by this Agreement or the other Credit Transaction Documents, and such Grantor agrees to reimburse the Collateral Agent on demand for any payment made or any expense incurred by it pursuant to the foregoing authorization; PROVIDED, HOWEVER, that nothing in this
Section 6 shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on, the Collateral Agent or any other Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, liens, security interests or other encumbrances and maintenance as set forth herein or in the other Credit Transaction Documents.

            SECTION 7. REPRESENTATIONS AND WARRANTIES. The Grantors jointly and severally represent, warrant and covenant to and with the Collateral Agent and each other Secured Party that:

            (a) TITLE AND AUTHORITY. Each Grantor has rights in such Collateral and good title to the United States registrations of the Trademarks shown on Schedule I with respect to which it has purported to grant the Security Interest hereunder and has full corporate power and authority to grant to the Collateral Agent the Security Interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other person other than any consent or approval that has been obtained.

            (b) FILINGS. Fully executed Uniform Commercial Code financing statements containing a description of the Collateral have been delivered to the Collateral Agent for filing in every governmental, municipal or other office in every jurisdiction in which any portion of the Collateral is located necessary to establish a valid, legal and perfected security interest in favor of the Collateral Agent in respect of the Collateral in which a security interest may be perfected by filing in the United States and its territories and possessions, and, except for the filing of this Agreement with the United States Patent and Trademark Office, no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements and except to record notice of the Security Interest with the United States Patent and Trademark Office with respect to applications for registration and registrations of such Trademarks that are filed or acquired after the date hereof.

            (c) VALIDITY OF SECURITY INTEREST. The Security Interest constitutes a valid, legal and, upon the filing of the Uniform Commercial Code financing statements and the filing in the United States Patent and Trademark Office referred to in paragraph (b) above, perfected security interest in all the Collateral for payment and performance of the Obligations. Such Security Interest constitutes a valid, legal and (upon filing financing statements and filings with the United States Patent and Trademark Office and appropriate state offices with respect to state registered trademarks) perfected first priority security interest in all such Collateral in which a security interest may be perfected by filing in the United States and its territories and possession.

            (d) INFORMATION REGARDING NAMES AND LOCATIONS. Each Grantor has disclosed in writing to the Collateral Agent on Schedule II the material trade names used to identify it in its business or in the ownership of its properties.

            (e) ABSENCE OF OTHER LIENS. Such Collateral is owned by the Grantors free and clear of any Lien of any nature whatsoever (except for Liens expressly permitted by Section 7.02 of the Credit Agreement, Section 7.2 of the Tranche A Exchange Note Purchase Agreements or hereby and any liens or licenses listed on Schedule III). No Grantor has filed a financing statement under the Uniform Commercial Code covering any such Collateral used in the United States, nor has any Grantor filed any assignment in which it assigns such Collateral, any security agreement or any similar instrument covering such Collateral with the United States Patent and Trademark Office, other than as contemplated hereby.

            (f) LICENSES. To each Grantor's best knowledge, on the date hereof, there is no default by any Licensee under the Trademark Licenses listed on
      Schedule III hereto.

            SECTION 8. COVENANTS REGARDING TRADEMARK COLLATERAL. (a) Each Grantor (either itself or through licensees) will, for each Trademark material to the conduct of such Grantor's business, (i) to the extent consistent with past practice, continue to use such Trademark currently in use on each and every trademark class of goods applicable to its current line of products and/or services as currently reflected in order to maintain such Trademark in full force free from any claim of abandonment for nonuse, provided that such Grantor may modify or abandon its logos, change advertising campaign slogan and discontinue or abandon the use of any Trademark, in each case consistent with its ordinary business practice, (ii) maintain as in the past (or as future business requirements may dictate) the quality of products and services offered under such Trademark, (iii) with respect to Trademarks used in the United States or as otherwise required by law, employ such Trademark with the notice of application or Federal registration as the case may be, except where the failure to do so would not materially impair such Grantor's rights to or in such Trademark, (iv) not knowingly use such Trademark in violation of any third party rights (which shall not be construed to include any of the liens listed on Schedule III or expressly permitted by Section 7.02 of the Credit Agreement and
Section 7.2 of the Tranche A Exchange Note Purchase Agreements), (v) not (and not knowingly permit any licensee or sub-licensee thereof to) do any act or omit to do any act whereby such Trademark may become or be deemed to have been abandoned or invalidated except as provided in the proviso to clause (i) above and (vi) comply with all terms and conditions of the Trademark Assignment.

            (b) Each Grantor shall notify the Collateral Agent immediately if it knows or has reason to know that any Trademark material to the conduct of its business may become abandoned or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or any court) regarding the Grantor's ownership of any such material Trademark, its right to register the same, or to keep and maintain the same.

            (c) In no event shall any Grantor, either itself or through any agent, employee, licensee or designee, file an application for any Trademark material to the conduct of its business with the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, unless it promptly informs the Collateral Agent and, upon request of the Collateral Agent, executes and delivers to the Collateral Agent any and all agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence and, in the case of applications for Trademarks with the United States Patent and Trademark Office, perfect the Collateral Agent's security interest in such Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

            (d) Each Grantor will take all necessary steps (except as provided in Section 8(a)(i)) that are consistent with the practice in any proceeding before the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each material application relating to the Trademarks material to the conduct of its business (and to obtain the relevant grant or registration) and to maintain each material registration of the Trademarks that is material to the conduct of such Grantor's business, including, filing of applications for renewal, affidavits of use, affidavits of incontestability and maintenance fees, and, if consistent with good business judgment of such Grantor, to initiate opposition, interference and cancellation proceedings against third parties.

            (e) In the event that any Collateral consisting of a Trademark material to the conduct of such Grantor's business is believed by such Grantor to have been infringed, misappropriated or diluted by a third party in a manner that materially impairs such Grantor's rights in and to the Trademarks, such Grantor shall notify the Collateral Agent within 15 days after it learns thereof and shall, if consistent with good business judgment or, if reasonably requested by the Collateral Agent, promptly sue for infringement, misappropriate or dilution and to cover any and all damages for such infringement, misappropriation or dilution, or take such other actions as are appropriate under the circumstances to protect such Collateral.

            SECTION 9. PROTECTION OF SECURITY. Each Grantor shall, at its own cost and expense, take any and all actions necessary to defend title to the Collateral which is material to the conduct of its business against all persons and to defend the Security Interest of the Collateral Agent in the Collateral and the priority thereof, against any adverse Lien not permitted under the Credit Agreement and the Tranche A Exchange Note Purchase Agreement.

            SECTION 10. CONTINUING OBLIGATIONS OF THE GRANTORS. Each Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement, interest or obligation relating to the Collateral, all in accordance with the terms and conditions thereof, and shall indemnify and hold harmless the Collateral Agent and the other Secured Parties and each of them severally, from any and all such liabilities.

            SECTION 11. GRANT OF LICENSE TO USE TRADEMARK COLLATERAL. For the purpose of enabling the Collateral Agent to exercise rights and remedies under Sections 13 and 14 hereof at such time as the Collateral Agent, without regard to this Section 11, shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor), upon the occurrence and during the continuance of any Event of Default, to use, license or sub-license any Trademark now owned or hereafter acquired by such Grantor to the extent of the interest of such Grantor therein at such time, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licenses items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The Collateral Agent agrees to apply the net proceeds received from any license towards payment of the Obligations as set forth in Section 14.

            SECTION 12. POWER OF ATTORNEY. The Collateral Agent is hereby appointed by the Grantors as the true and lawful agent and attorney in fact of each Grantor, and in such capacity the Collateral Agent shall have the right, with power of substitution for each Grantor and in each Grantor's name or otherwise, for the use and benefit of the Collateral Agent and the other Secured Parties, upon the occurrence and during the continuance of an Event of Default:
(a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral;
(c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (d) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (e) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to or pertaining to all or any of the Collateral; and (f) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; PROVIDED, HOWEVER, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent or any other Secured Party to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent or any other Secured Party, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby, and no action taken or omitted to be taken by the Collateral Agent or any other Secured Party with respect to the Collateral or any part thereof shall give rise to any defense, counterclaim or offset in favor of the Grantors, or to any claim or action against the Collateral Agent or any other Secured Party. It is understood and agreed that the appointment of the Collateral Agent as the agent of each Grantor for the purposes set forth above in this Section 12 is coupled with an interest and is irrevocable. The provisions of this Section 12 shall in no event relieve any Grantor of any of its obligations hereunder or under any other Credit Transaction Document with respect to the Collateral or any part thereof or impose any obligation on the Collateral Agent or any other Secured Party to proceed in any particular manner with respect to the Collateral or any part thereof, or in any way limit the exercise by the Collateral Agent or any other Secured Party of any other or further right that it may have on the date of this Agreement or hereafter, whether hereunder, under any other Credit Transaction Document, by-law or otherwise. Any sale pursuant to the provisions of this
Section 12 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-504(3) of the Uniform Commercial Code as in effect in the State of New York as its equivalent in other jurisdictions.

            SECTION 13. REMEDIES UPON DEFAULT. Upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to deliver each item of Collateral to the Collateral Agent on demand, and it is agreed that the Collateral Agent shall have the right to take any or all of the following actions at the same or different times; with or without legal process and with or without previous notice or demand for performance, to take possession of the Collateral and without liability for trespass to enter any premises where the Collateral may be located for the purposes of taking possession of or removing the Collateral and, generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, each Grantor agrees that the Collateral Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral, at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and such Grantor hereby waives (to the fullest extent permitted by applicable law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

            The Collateral Agent shall give the Grantors 10 days' prior written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-504(3) of the Uniform Commercial Code as in effect in the State of New York or its equivalent in other jurisdictions) of the Collateral Agent's intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public sale made pursuant to this
Section 13, the

Collateral Agent or, subject to the Intercreditor Agreement, any other Secured Party may bid for or purchase, free from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the fullest extent permitted by applicable law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to such Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement, and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 13 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-504(3) of the Uniform Commercial Code as in effect in the State of New York or its equivalent in other jurisdictions.

            SECTION 14. APPLICATION OF PROCEEDS OF SALE. The proceeds of any sale of Collateral pursuant to this Section 14, as well as any Collateral consisting of cash, shall be applied by the Collateral Agent as follows:

            FIRST, to the payment of all costs and expenses incurred by the Agent or the Collateral Agent (in its capacity as such hereunder or under any other Credit Transaction Document) in connection with such sale or otherwise in connection with this Agreement, any other Credit Transaction Document or any of the Obligations, including all court costs and the fees, other charges and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent hereunder or under any other Credit Transaction Document on behalf of any Grantor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Credit Transaction Document;

            SECOND, subject to the provisions of the Intercreditor Agreement as shall be in force and in effect, to the Collateral Agent for distribution to the Participating Creditors as provided in Article IV of the Intercreditor Agreement for the payment in full of Indebtedness and satisfaction of the Obligations owed to the Participating Creditors; and

            THIRD, to the Grantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

Subject to the terms of the Intercreditor Agreement, the Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of the Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

            SECTION 15. LOCATIONS OF COLLATERAL; PLACE OF BUSINESS. (a) Each Grantor agrees, at such time or times as the Collateral Agent may reasonably request, promptly to prepare and deliver to the Collateral Agent a duly certified schedule or schedules in form reasonably satisfactory to the Collateral Agent, showing the identity, amount and location of any and all material Collateral.

            (b) Each Grantor agrees not to change, or permit to be changed, the location of its chief executive office or the name or names used to identify it in its business or in the ownership of its properties unless all filings under the Uniform Commercial Code or otherwise that are required by the Credit Agreement to be made have been made and the Collateral Agent has a valid, legal and perfected security interest in the Collateral subject to no Liens, other than Liens permitted by Section 7.02 of the Credit Agreement and Section 7.02 of the Tranche A Exchange Note Purchase Agreements and any liens or licenses listed on Schedule III.

            SECTION 16. NOTICES. All communications and notices hereunder shall be in writing and given as provided in Section 10.01 of the Credit Agreement and
Section 16.06 of the Tranche A Exchange Note Purchase Agreements. All communications and notices hereunder to the Collateral Agent shall be given to them at the address set forth on Schedule IV hereto.

            SECTION 17. SECURITY INTEREST ABSOLUTE. All rights of the Collateral Agent hereunder, the security interests granted hereunder and all obligations of the Grantors hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, the Tranche A Exchange Note Purchase Agreements or any other Credit Transaction Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Credit Transaction Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other Collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Obligations of this Agreement.

            SECTION 18. SURVIVAL OF AGREEMENT. All covenants, agreements, representations and warranties made by any Grantor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Credit Transaction Document shall be considered to have been relied upon by the Secured Parties and shall survive the making by the Lenders of the Loans, the making by the Swingline Lender of the Swingline Loans and the acceptance by the Tranche A Exchange Note Purchasers of the Tranche A Exchange Notes, and the execution and delivery to the Tranche A Exchange Note Purchasers of the Tranche A Exchange Notes, and the issuance by the Fronting Bank of any Letter of Credit, regardless of any investigation made by the Secured Parties or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on, or any other fee or amount payable under or in respect of, any Loan, Swingline Loan, any Tranche A Exchange Note or any Letter of Credit, or this Agreement or, without duplication of the foregoing, under any of the other Credit Transaction Documents is outstanding and unpaid and so long as the Commitments and the LC Commitment have not been terminated.

            SECTION 19. BINDING AGREEMENT; ASSIGNMENTS. This Agreement shall become effective as to the Grantors when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Grantor and the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of such Grantors, the Collateral Agent and the other Secured Parties, and their respective successors and assigns, except that no Grantor shall have the right to assign its rights hereunder or any interest herein or in the Collateral (and any such attempted assignment shall be void), except as expressly contemplated by this Agreement or the other Credit Transaction Documents.

            SECTION 20. SUCCESSORS AND ASSIGNS. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

            SECTION 21. COLLATERAL AGENT'S FEES AND EXPENSES; INDEMNIFICATION.
(a) Each Grantor jointly and severally agrees to pay upon demand to the Collateral Agent the amount of any and all reasonable expenses and its fully allocated internal costs, including the reasonable fees and expenses of its counsel and of any experts or agents, that the Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from or other realization upon any of the Collateral, (iii) the exercise, enforcement or protection of any of the rights of the Collateral Agent hereunder or (iv) the failure of any Grantor to perform or observe any of the provisions hereof. If the Grantors shall fail to do any act or thing that they have covenanted to do hereunder or any representation or warranty of the Grantors hereunder shall be breached, the Collateral Agent may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach and there shall be added to the Obligations the cost or expense incurred by the Collateral Agent in so doing.

            (b) Without limitation of their indemnification obligations under the other Credit Transaction Documents, each Grantor jointly and severally agrees to indemnify the Collateral Agent and the Indemnitees against, and hold each of them harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees and expenses, incurred by or asserted against any of them arising out of, in any way connected with, or as a result of, of the execution, delivery or performance of this Agreement or any claim, litigation, investigation or proceeding relating hereto or to the Collateral, whether or not any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

            (c) Any amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents. The provisions of this Section 21 shall remain operative and in full force and effect regardless of the termination of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Credit Transaction Document or any investigation made by or on behalf of the Collateral Agent or any other Secured Party. All amounts due under this
Section 21 shall be payable on written demand therefor and shall bear interest at the Alternate Base Rate (as defined in the Credit Agreement) plus 2%.

            SECTION 22. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT FEDERAL LAW OR LAWS OF ANOTHER STATE MAY APPLY TO THE TRADEMARKS.

            SECTION 23. WAIVERS; AMENDMENT. (a) No failure or delay of the Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent hereunder and of the other Secured Parties under the other Credit Transaction Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provisions of this Agreement or any other Credit Transaction Document or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph
(b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Grantor in any case shall entitle such Grantor to any other or further notice or demand in similar or other circumstances.

            (b) Subject to the provisions of the Intercreditor Agreement, neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between any Grantor and the Collateral Agent, with the prior written consent of the Required Lenders and the Required Holders; PROVIDED, HOWEVER, that except as provided herein or in the other Credit Transaction Documents, no such agreement shall amend, modify, waive or otherwise adversely affect a Secured Party's rights and interests in any material amount of the Collateral without the prior written consent of such Secured Party.

            SECTION 24. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER CREDIT TRANSACTION DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER CREDIT TRANSACTION DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS THE MUTUAL WAIVERS AND CERTIFICATIONS OF THIS SECTION 24.

            SECTION 25. SEVERABILITY. In the event any one or more of the provisions contained in this Agreement or in any other Credit Transaction Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

            SECTION 26. JURISDICTION; CONSENT TO SERVICE OF PROCESS. (a) Each Grantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Credit Transaction Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Collateral Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or the other Credit Transaction Documents against any Grantor or its properties in the courts of any jurisdiction.

            (b) Each Grantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Credit Transaction Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

            (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 16. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

            SECTION 27. TERMINATION; RELEASE. (a) This Agreement and the security interests granted hereby shall terminate when all the Obligations have been indefeasibly paid in full and the Lenders and the Swingline Lender have no further commitment to lend under the Credit Agreement, no Letters of Credit are outstanding and the Fronting Bank has no further obligation to issue Letters of Credit under the Credit Agreement.

            (b) Upon any sale by any Grantor of any Collateral that is permitted under the Credit Agreement and the Tranche A Exchange Note Purchase Agreements (including releases in connection with any disposition of Collateral pursuant to Sections 7.03 and 7.05 of the Credit Agreement, Sections 9 and 10 of the Guarantee Agreement and Sections 7.3 and 7.5 of the Tranche A Exchange Note Purchase Agreements), or, subject to the terms of the Intercreditor Agreement, upon the effectiveness of any written consent to the release of the Security Interest in any Collateral pursuant to Section 10.08 of the Credit Agreement and
Section 12 of the Tranche A Exchange Note Purchase Agreements, the Security Interest in such Collateral shall be automatically released.

            (c) In connection with any termination or release pursuant to paragraphs (a) and (b), the Collateral Agent shall execute and deliver to such Grantor, at such Grantor's expense, all Uniform Commercial Code termination statements, documents in order to terminate any United States Patent and Trademark Office filings and similar documents that such Grantor shall reasonably request to evidence such termination or release. Any execution and delivery of termination statements or documents pursuant to this Section 27 shall be without recourse to or warranty by the Collateral Agent.

            SECTION 28. HEADINGS. Article and Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

            SECTION 29. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective as provided in Section 19.

            SECTION 30. INTERCREDITOR AGREEMENT. (a) The Collateral Agent agrees, for itself and for each of the other Secured Parties, that it and each other Secured Party shall be bound by the terms of the Intercreditor Agreement in connection with the administration of this Agreement.

            (b) Each Grantor hereby acknowledges receipt of a copy of and agrees to be bound by the terms of the Intercreditor Agreement.

            SECTION 31. REFERENCES TO CREDIT AGREEMENT. Upon the payment and discharge in full of all outstanding Credit Agreement Obligations or all outstanding Tranche A Exchange Note Obligations, all references herein to the terms of the Credit Agreement or the Tranche A Exchange Note Purchase Agreements, as the case may be, shall become null and void (other than references for the purposes of incorporating herein definitions of terms used therein, which terms will continue to have the meanings assigned thereto immediately prior to such payment and discharge, subject to subsequent amendment or modifications in accordance with the terms hereof).


            IN WITNESS WHEREOF, the parties hereto have duly executed this Trademark Security Agreement as of the day and year first above written.



                                   TRAVELCENTERS OF AMERICA, INC.,

                                   by  /s/ James W. George
                                   ----------------------------------
                                   Name:  James W. George
                                   Title: Senior Vice President and
                                          Assistant Secretary



                                   THE CHASE MANHATTAN BANK,


                                   by  /s/ Peter C. Eckstein
                                   ----------------------------------
                                   Name:  Peter C. Eckstein
                                   Title: Vice President



                                   CAISSE NATIONALE DE CREDIT AGRICOLE,


                                   by  /s/ David Bouhl
                                   ----------------------------------
                                   Name:  David Bouhl
                                   Title: Head of Corporate Banking
                                          Chicago



                                   KEYPORT LIFE INSURANCE COMPANY,


                                   by  /s/ Daniel T. H. Yin
                                   ----------------------------------
                                   Name:  Daniel T. H. Yin
                                   Title: Assistant Vice President

                                   CRESCENT/MACH I PARTNERS, L.P.,
                                   By TCW Asset Management Company
                                   its Investment Manager


                                   by  /s/ Mark L. Gold
                                   ----------------------------------
                                   Name:  Mark L. Gold
                                   Title: Managing Director



                                   TCW Asset Management Company,
                                   as Attorney-in-Fact for
                                   Integon Life Insurance Corporation


                                   by  /s/ Mark L. Gold
                                   ----------------------------------
                                   Name:  Mark L. Gold
                                   Title: Managing Director



                                   TCW Asset Management Company,
                                   as Attorney-in-Fact for
                                   United Companies Life Insurance Company


                                   by  /s/ Mark L. Gold
                                   ----------------------------------
                                   Name:  Mark L. Gold
                                   Title: Managing Director

                                   KZH HOLDING CORPORATION,


                                   by  /s/ Robert Goodwin
                                   ----------------------------------
                                   Name:  Robert Goodwin
                                   Title: Authorized Agent



                                   THE LONG-TERM CREDIT BANK OF JAPAN
                                   LIMITED, New York Branch

                                   by  /s/ Shuichi Tajima
                                   ----------------------------------
                                   Name:  Shuichi Tajima
                                   Title: Deputy General Manager



                                   MANUFACTURERS AND TRADERS TRUST
                                   COMPANY,

                                   by  /s/ C. Gregory Vogelsang
                                   ----------------------------------
                                   Name:  C. Gregory Vogelsang
                                   Title: Banking Officer



                                   NATIONAL CITY BANK,


                                   by  /s/ Stanley J. Gregorin, Jr.
                                   ----------------------------------
                                   Name:  Stanley J. Gregorin, Jr.
                                   Title: Vice President

                                   PILGRIM AMERICA PRIME RATE TRUST,


                                   by  /s/ Thomas C. Hunt
                                   ----------------------------------
                                   Name:  Thomas C. Hunt
                                   Title: Portfolio Analyst



                                   PROTECTIVE LIFE INSURANCE COMPANY,


                                   by  /s/ James Dondero
                                   ----------------------------------
                                   Name:  James Dondero
                                   Title: Authorized Signator




                                   SOCIETE GENERALE,


                                   by  /s/ Joseph A. Philbin
                                   ----------------------------------
                                   Name:  Joseph A. Philbin
                                   Title: Vice President



                                   VAN KAMPEN AMERICAN CAPITAL PRIME
                                   RATE INCOME TRUST,

                                   by  /s/ Jeffrey W. Maillet
                                   ----------------------------------
                                   Name:  Jeffrey W. Maillet
                                   Title: Senior Vice President & Director

                                   OAK HILL SECURITIES FUND, L.P.,
                                   by   Oak Hill Securities GenPar., L.P.,
                                        its General Partner

                                   by   Oak Hill Securities MGP, Inc.,
                                        its General Partner

                                   by  /s/ Scott D. Krase
                                   ----------------------------------
                                   Name:  Scott D. Krase
                                   Title: Vice President



                                   SENIOR FLOATING RATE FUND, INC.,


                                   by  /s/ Anne McCarthy
                                   ----------------------------------
                                   Name:  Anne McCarthy
                                   Title: Authorized Signatory